1933 Act File No. 333-254817

United States

Securities and Exchange Commission

Washington, D.C. 20549

Form S-1

Registration Statement

Under

The Securities Act of 1933

Pre-Effective Amendment No. 1

Nationwide Life Insurance Company

(Exact name of registrant as specified in its charter)

OHIO	6311	31-4156830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Nationwide Plaza, Columbus, Ohio 43215

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Denise L. Skingle

Vice President – Corporate Governance and Secretary

One Nationwide Plaza

Columbus, Ohio 43215

Telephone: (614) 249-7111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: April 30, 2021

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of ”large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price, including previously registered securities1	Amount of Registration Fee, including fee paid for previously registered securities
Single Purchase Payment Deferred Index-Linked Annuity Contract	N/A	N/A	$1,446,723.002	$168.113

1

The amount to be registered and the proposed maximum offering price per unit are not applicable in that these contracts are not issued in predetermined amounts or units. The proposed maximum aggregate offering price is estimated solely for the purpose of determining the registration fee.

2

This registration statement includes unsold securities previously registered under the Securities Act of 1933 (“Securities Act“)on Form S-1 (File No. 333-203062) filed by the Registrant on March 27, 2015. Pursuant to Rule 415(a)(6) under the Securities Act, unsold securities were added to a registration statement on Form S-1 (File No. 333-223955) filed by the Registrant on March 27, 2018 (“Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, all unsold securities from the Prior Registration Statement will be added to this Registration Statement and the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. As of February 28, 2021, there were $1,446,723 of unsold securities registered pursuant to the Prior Registration Statement.

3

Pursuant to Rule 415(a)(6) under the Securities Act, $168.11 (calculated at the rate in effect at the time the Prior Registration Statement was filed) of filing fees paid in connection with the unsold securities shall continue to apply to the unsold securities, and no additional filing fee is due hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Select Retirement
INDIVIDUAL SUPPLEMENTAL IMMEDIATE FIXED INCOME
ANNUITY CONTRACT
Issued by
NATIONWIDE LIFE INSURANCE COMPANY
The date of this prospectus is April 30, 2021.

This prospectus describes Select Retirement, individual supplemental immediate fixed income annuity contracts (referred to as "Contracts") issued by Nationwide Life Insurance Company ("Nationwide"), which are offered to investors with Morgan Stanley Smith Barney LLC, its affiliates, or any successors (collectively, "MSSB"). The Contract provides for guaranteed income for the life of a designated person based on the Contract Owner's account at MSSB, provided all conditions specified in this prospectus are met, regardless of the actual performance or value of the investments in Your Account.
The Contract has no cash surrender value and does not provide a death benefit.
Please read this prospectus carefully and keep it for future reference. The Contract described in this prospectus is no longer available for purchase.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The Contracts described in this prospectus may not be available in all state jurisdictions and, accordingly, representations made in this prospectus do not constitute an offering in such jurisdictions.
The Contract:
•	Is not a bank deposit
•	Is not FDIC insured
•	Is not insured or endorsed by a bank or any government agency
•	Is not available in every state
A purchase of this Contract is subject to certain risks (see Risk Factors on page 15). The Contract is novel and innovative. To date, the tax consequences of the Contract have not been addressed in binding published legal authorities; however, we understand that the Internal Revenue Service ("IRS") may be considering tax issues associated with products similar to the Contracts, and there is no certainty as to what the IRS will conclude is the proper tax treatment for the Contracts. Consequently, you should consult a tax advisor before purchasing a Contract.
For information on how to contact Nationwide, see Contacting the Service Center.
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Page
Summary of the Contracts	1
Preliminary note regarding terms used in this prospectus:	1
What is the Contract?	1
How does the Contract generally work?	2
How much will the Contract cost?	3
What are the requirements to purchase the Contract?	4
Is this Contract right for you?	4
Who is Morgan Stanley Smith Barney LLC?	5
What are the Eligible Portfolios and how are they managed?	5
Can a Contract be purchased by an Individual Retirement Account?	15
Can the Contract Owner cancel the Contract?	15
Does the Contract contain any type of spousal benefit?	15
Does the Contract contain any kind of Guaranteed Lifetime Withdrawal Base increases?	16
Risk Factors	16
Your Account may perform well enough that you may not receive any Guaranteed Lifetime Income Payments from Nationwide under the Contract.	16
Your investment choices are limited by the Contract.	16
You must remain invested in Your Account at MSSB to maintain your Contract.	16
You may die before receiving payments from us.	16
Early Withdrawals or Excess Withdrawals will reduce or eliminate the Guarantee provided by your Contract.	16
The Contract Fee will reduce the growth of Your Account.	17
Actions of your creditors may reduce or eliminate the Guarantee provided by your Contract.	17
Your Guarantee may terminate if MSSB no longer manages the Eligible Portfolios.	17
Nationwide determines that an Eligible Portfolio is no longer eligible as an investment option under the Contract.	17
Additional deposits that exceed $2,000,000 in Total Gross Deposits could suspend or terminate your Contract.	17
Nationwide's claims paying ability.	17
Risks Associated with COVID-19.	18
Business Continuity Risk.	18
Cyber Security Risk.	18
Tax Consequences.	19
Your Relationship with MSSB and Nationwide	19
The Contract.	19
Management of Your Account.	20
The Accumulation Phase	20
What is the Guaranteed Lifetime Withdrawal Base and how is it calculated?	20
Can the Guaranteed Lifetime Withdrawal Base change during the Accumulation Phase?	20
What if the Account Value falls to the Minimum Account Value before the Withdrawal Start Date but your Guaranteed Lifetime Withdrawal Base is above zero?	21
The Withdrawal Phase	22
What events trigger the Withdrawal Phase?	22
What is the Withdrawal Start Date and what does it mean?	22
What is the Guaranteed Lifetime Withdrawal Amount and how is it calculated?	22
Can the Guaranteed Lifetime Withdrawal Base change during the Withdrawal Phase?	23
Do Early Withdrawals and Excess Withdrawals affect the Guaranteed Lifetime Withdrawal Amount and the Guaranteed Lifetime Withdrawal Base differently?	25
What if the Account Value and the Guaranteed Lifetime Withdrawal Base decline to zero due to Excess Withdrawals during the Withdrawal Phase?	25
Triggering the Income Phase	25
What events will trigger the Income Phase?	25
How is the Contract transitioned into the Income Phase?	25
The Income Phase	26
How much will each Guaranteed Lifetime Income Payment be?	26
Will the Guaranteed Lifetime Income Payment ever increase or decrease?	26
How often are the Guaranteed Lifetime Income Payments paid?	26
How long will the Guaranteed Lifetime Income Payments be paid?	26
Terms and Conditions of the Contract	26
What does it mean to have a change in "terms and conditions" of the Contract?	26
ii

Table of Contents (continued)

Available Information
The SEC maintains a website (www.sec.gov) that contains the prospectus and other information.
iii

Summary of the Contracts
Preliminary note regarding terms used in this prospectus:
Certain terms used in this prospectus have specific and important meanings. Some are explained below. Others are explained as they appear in the prospectus. Additionally, in the back of this prospectus, there is a Definitions provision containing definitions of all of the terms used in the prospectus.
•	"We," "us," "our," "Nationwide" or the "Company" means Nationwide Life Insurance Company.
•	"You" or "yours," "Owner" or "Contract Owner" means the owner of the Contract. If more than one Owner is named, each Owner may also be referred to as a "joint owner." Joint owners are permitted only when they are spouses as recognized by applicable Federal law.
•	"Your Account" means the unified managed account you own. As described further below, "Select UMA" is a unified managed account investment advisory program offered by MSSB. MSSB offers Your Account through registered representatives and investment advisor representatives ("Financial Advisors") of MSSB. You must purchase a Contract with the assistance of these Financial Advisors. Financial Advisors assist clients in analyzing whether the investment options are appropriate for the client. If your Financial Advisor recommends a MSSB account to you, upon your request, MSSB will open Your Account. MSSB acts as introducing broker to Citigroup Global Markets Inc. ("CGMI"), an indirect wholly-owned subsidiary of Citigroup Inc., which acts as clearing broker for Your Account. The assets in Your Account are custodied at CGMI.
The following is a summary of the Contract. Unless otherwise noted, this prospectus assumes that you are the sole Contract Owner. You should read the entire prospectus in addition to this summary.
What is the Contract?
The Contract is an Individual Supplemental Immediate Fixed Income Annuity Contract that is available for you to purchase if you open and own Your Account. If you own Your Account, then you and your Financial Advisor have determined that one or more MSSB investment options available in the Select UMA investment advisory program is appropriate for you. The Contract is an optional feature available on Your Account for those investors who intend to use the assets in their account to provide income payments for retirement or other long-term purposes.
Specifically, the Contract provides for annuity payments ("Guaranteed Lifetime Income Payments") to be paid to you under circumstances outlined below as long as you meet the conditions of the Contract as described in this prospectus. If, or when, you are eligible and elect to take withdrawals ("Guaranteed Lifetime Withdrawals") from Your Account, and if, or when, the value of the assets in Your Account ("Your Account Value") falls below a certain amount or you live to a certain age, you will receive Guaranteed Lifetime Income Payments from us for the rest of your life (the "Guarantee"). The amount of your Guaranteed Lifetime Withdrawals will be based on a percentage of the value of Your Account when you first purchase the Contract (with adjustments for additions and withdrawals, the "Guaranteed Lifetime Withdrawal Base") and will vary based on Your Account Value and other actions you take with regard to Your Account, as described in this prospectus.
The Contract also offers a Spousal Continuation Option available at the time of application and a potential 5% increase (the 5% roll-up) in the Guaranteed Lifetime Withdrawal Base during the Accumulation Phase:
•	The Spousal Continuation Option allows, upon your death, your surviving spouse to continue the Contract and receive all the rights and benefits associated with the Contract (see Spousal Continuation Option).
•	The Contract's potential 5% roll-up is calculated based on your original Guaranteed Lifetime Withdrawal Base and may increase the Guaranteed Lifetime Withdrawal Base. This feature is only available during the Accumulation Phase (see Can the Guaranteed Lifetime Withdrawal Base change during the Accumulation Phase?).
Guaranteed Lifetime Income Payments under your Contract are triggered if the withdrawals (within the permitted limits of the Contract) and/or poor market performance reduce Your Account Value to $10,000 or less. Note: If a triggering event does not occur, you will not receive any payments under this Contract and your Guarantee will have no value.
The Contract Guarantee is based on the age and life of the Annuitant. For Non-Qualified Contracts, the Annuitant is you, the Contract Owner and the Owner of Your Account. If this Contract is issued to a trustee of a trust or a custodian of an Individual Retirement Account ("IRA"), you must be the Annuitant, and if you elect the Spousal Continuation Option (discussed later in this prospectus), you and your spouse must be Co-Annuitants and your spouse must be listed as the beneficiary of Your Account.

It is important to note that the Contract itself has no cash surrender value because there are no assets attributable directly to it. All obligations under the Contract to make Guaranteed Lifetime Income Payments to you are tied to Your Account. If you surrender your interest in or otherwise terminate Your Account, this Contract also terminates and you will not receive any Guaranteed Lifetime Income Payments under this Contract.
The Contract may terminate and you may not receive any Guaranteed Lifetime Income Payments under this Contract if you terminate your Select UMA Account or if for any reason MSSB no longer manages any Eligible Portfolios or Former Eligible Portfolios (as defined below) in the Select UMA program.
Payments under the Contract are backed only by the claims paying ability of Nationwide and are not guaranteed by MSSB or any of its affiliates.
How does the Contract generally work?
The life of the Contract can generally be described as having three phases: an "Accumulation Phase," a "Withdrawal Phase," and an "Income Phase." Your Contract will begin in the Accumulation Phase, and you must affirmatively elect to enter the Withdrawal Phase. After a triggering event (described below) occurs, you can elect to enter the Income Phase.
Accumulation Phase
During the Accumulation Phase, Your Account is just like any other advisory account at MSSB, except that Your Account must be 100% invested in an "Eligible Portfolio" or "Former Eligible Portfolio." Eligible Portfolios are those Select UMA program investment models that contain certain permissible investments under the Contract. A Former Eligible Portfolio is a previously permissible investment model that is no longer available to new Contract Owners. Please see "What are the Eligible Portfolios and how are they managed?," later in this prospectus for more information on the Select UMA program and the Eligible Portfolios currently available for the Guarantee.
The Contract provides an increase in your Guaranteed Lifetime Withdrawal Base each Contract Anniversary (the anniversary of the date we issue your Contract) equal to the greatest of:
(a)	The current Guaranteed Lifetime Withdrawal Base, adjusted for transactions in the previous Contract Year that affected the Guaranteed Lifetime Withdrawal Base;
(b)	Your Account Value as of that Contract Anniversary; or
(c)	The original Guaranteed Lifetime Withdrawal Base with a 5% roll-up. This is equal to the original Guaranteed Lifetime Withdrawal Base plus 5% of the original Guaranteed Lifetime Withdrawal Base for each Contract Anniversary that has been reached. An adjustment will be made to the calculations for transactions that increase or decrease the Guaranteed Lifetime Withdrawal Base.
The greatest of these three amounts will become your new Guaranteed Lifetime Withdrawal Base at your next Contract Anniversary. The review of these three amounts is referred to as the "Annual Benefit Base Review" (see Can the Guaranteed Lifetime Withdrawal Base change during the Accumulation Phase?).
You may make Additional Deposits (payments applied to Your Account after the Contract is issued), which will increase your Guaranteed Lifetime Withdrawal Base. Any withdrawals taken during the Accumulation Phase will reduce your Guaranteed Lifetime Withdrawal Base.
Withdrawal Phase
Anytime after you (and your spouse, if you elected the Spousal Continuation Option), reach the age of 55, you may elect to begin the Withdrawal Phase. You must submit a Withdrawal Phase election form to us to enter the Withdrawal Phase. The day Nationwide receives your Withdrawal Phase election form indicating that you are eligible and affirmatively elect to begin taking annual withdrawals of the Guaranteed Lifetime Withdrawal Amount is considered the "Withdrawal Start Date." Once the Contract is in the Withdrawal Phase, you can take annual withdrawals up to a certain amount, the "Guaranteed Lifetime Withdrawal Amount," from Your Account without reducing your Guaranteed Lifetime Withdrawal Base and any potential Guaranteed Lifetime Income Payments.
Once you elect to begin taking Guaranteed Lifetime Withdrawals, you may withdraw up to 4%, the "Guaranteed Lifetime Withdrawal Percentage," of your Guaranteed Lifetime Withdrawal Base from Your Account without reducing your Guaranteed Lifetime Withdrawal Base and any potential Guaranteed Lifetime Income Payments. When you (and your spouse, if you elected the Spousal Continuation Option) reach age 65, your Guaranteed Lifetime Withdrawal Percentage increases to 5%. At that time, you may withdraw up to 5% of your Guaranteed Lifetime Withdrawal Base from Your Account without reducing your Guaranteed Lifetime Withdrawal Base and any potential Guaranteed Lifetime Income Payments.
Income Phase
If and when any of the following triggering events occur, the Contract will be eligible to begin the Income Phase:
•	Your Account Value, after the Withdrawal Start Date, falls below the greater of $10,000 or the Guaranteed Lifetime Withdrawal Amount (the "Minimum Account Value"); or
•	Your Account Value is invested in the Minimum Account Value Eligible Portfolio, as discussed in the "Suspension and Termination Provisions" section later in this prospectus, and you reach the age of 55; or
•	You, after the Withdrawal Start Date, affirmatively elect to begin the Income Phase by submitting the appropriate administrative forms.
At that time, you will instruct MSSB to transfer the remaining value in Your Account to us, and we will begin making annual guaranteed fixed annuity payments to you for as long as you (or your spouse, if the Spousal Continuation Option, described herein, is elected) live. After this transition into the Income Phase, Your Account is closed and you no longer own interests in the Eligible Portfolio or Former Eligible Portfolio. Rather, your ownership interest lies in the guaranteed stream of annuity payments - the Guaranteed Lifetime Income Payments - which Nationwide is obligated to provide. Note: It is possible that you may never receive Guaranteed Lifetime Income Payments if none of the triggering events occur. If you (and your spouse, if the Spousal Continuation Option is elected) die before any of the triggering events occur, no benefit is payable under this Contract.
How much will the Contract cost?
Accumulation Phase and Withdrawal Phase
During both the Accumulation Phase and Withdrawal Phase, you will pay a fee for the Contract (the "Contract Fee" or "Fee"), which will be deducted from Your Account Value on a quarterly basis. The Fee is calculated as a percentage (the "Contract Fee Percentage") of your Guaranteed Lifetime Withdrawal Base (not Your Account Value) as of the end of the calendar quarter (see The Contract Fee).
The Fee compensates us for the risk we assume in providing you Guaranteed Lifetime Income Payments. We intend to invest the fees as we invest our General Account assets. We take into account the amount of Guaranteed Lifetime Income Payments and anticipated cash-flow requirements when making investments. Nationwide is not obligated to invest in accordance with any particular investment objective, but will generally adhere to our overall investing philosophy.
The Fee is calculated as follows:
Contract Fee Percentage x (# of days in the quarter/365) x Guaranteed Lifetime Withdrawal Base as of quarter end
We reserve the right to increase the Contract Fee Percentage (up to a maximum of 1.45% of your Guaranteed Lifetime Withdrawal Base or 1.75% of your Guaranteed Lifetime Withdrawal Base with the Spousal Continuation Option elected) and will provide written notice to you. We provide a two-year Contract Fee Percentage guarantee, during which time we will not increase the Contract Fee Percentage (if at all) before your second Contract Anniversary (see Terms and Conditions of the Contract).
Note: The Contract Fee is in addition to any charges that are imposed in connection with Your Account including advisory and other charges imposed by your Financial Advisor, MSSB, or any of the investments that comprise Your Account. Any fees you pay that are deducted from Your Account Value, including the Contract Fee, will negatively affect the growth of Your Account Value.
Maximum Recurring Contract Fees
(assessed on the first day of each calendar quarter against the Guaranteed Lifetime Withdrawal Base as of the last day of the previous calendar quarter)
Contract Fee	1.45% [1]
Spousal Continuation Option Fee	0.30% [2]
Total Contract Fee (including the Spousal Continuation Option)	1.75% [3]
[1]	The current Contract Fee is 1.00%.

[2]	The current Spousal Continuation Option Fee is 0.20%.
[3]	The current Total Contract Fee is 1.20%.
Income Phase
During the Income Phase, no Contract Fee is assessed.
Neither MSSB nor your Financial Advisor receives any compensation from Nationwide directly associated with the sale of the Contracts or for administrative services associated with the Contract. In order to maintain your Contract, you must keep Your Account invested in an Eligible Portfolio or Former Eligible Portfolio. MSSB and their Financial Advisors will receive annual advisory fees and other compensation relevant to services provided in connection with the Select UMA program as outlined in your client agreement (the "Client Agreement") and as disclosed in the MSSB ADV (as defined below) during the Accumulation and Withdrawal Phases of the Contract.
What are the requirements to purchase the Contract?
The Contract is only available for purchase by investors who elect and continue to invest, with the help of their Financial Advisor, in the Eligible Portfolios approved by Nationwide and offered by MSSB in the Select UMA program. Upon such election, MSSB will open Your Account.
You, as the Owner of Your Account at MSSB, may purchase a Contract from MSSB, which is also a broker-dealer, when you open Your Account. To purchase the Contract without the Spousal Continuation Option, the Annuitant must be between 45 and 75 at the time of application. To purchase the Contract with the Spousal Continuation Option, the younger Annuitant must be between 45 and 80 and the older Annuitant must be 84 or younger at the time of application.
To purchase a Contract, the value of Your Account on the date of application must equal $50,000 or more. We reserve the right to refuse to accept Additional Deposits made into Your Account for your Guaranteed Lifetime Withdrawal Base, including your initial deposit ("Total Gross Deposits") that exceed $2,000,000. Withdrawals do not impact the limit of $2,000,000 in Total Gross Deposits.
See Risk Factors and Suspension and Termination Provisions later in this prospectus.
Additionally, on the date of application (and continuously thereafter), Your Account must be allocated to one of the Eligible Portfolios as discussed herein. Once you select an Eligible Portfolio, you may switch to another Eligible Portfolio, but Your Account Value must always remain invested in an Eligible Portfolio in order to maintain the benefits and the Guarantee associated with the Contract. If Nationwide determines that an Eligible Portfolio is no longer eligible as an investment option, you may remain in the Former Eligible Portfolio as indicated in the Terms and Conditions of the Contract section.
Note: IF AT ANY TIME 100% OF YOUR ACCOUNT IS NOT INVESTED IN AN ELIGIBLE PORTFOLIO OR FORMER ELIGIBLE PORTFOLIO, YOUR CONTRACT WILL BE SUSPENDED AND MAY TERMINATE (see Suspension and Termination Provisions). Ensuring that you continue to maintain Your Account and that it remains invested according to the terms of the Contract is your responsibility.
Is this Contract right for you?
This Contract is meant to protect your assets in the event market fluctuations bring Your Account Value below the Minimum Account Value or in the event you outlive your assets. This Contract does not protect the actual investments in Your Account. For example, if you initially invest $600,000 in Your Account and the value of Your Account within that year falls to $400,000, we are not required to add $200,000 to Your Account. Instead, we guarantee that you will be able to withdraw, after reaching the age of 55, Guaranteed Lifetime Withdrawal Amounts equal to 4% of $600,000 (instead of 4% of $400,000). We guarantee this even if such withdrawals bring Your Account Value to $0.
It is also important to understand, that even after you have reached age 55 and start taking Guaranteed Lifetime Withdrawals from Your Account, those withdrawals are made from Your Account. We are required to start using our own money to make Guaranteed Lifetime Income Payments only when, and if, Your Account Value reaches the Minimum Account Value because of withdrawals within the limits of this Contract and/or poor investment performance. We limit our risk of having to make Guaranteed Lifetime Income Payments by limiting the amount you may withdraw each year from Your Account without reducing your Guaranteed Lifetime Withdrawal Base. If the investment return on Your Account over time is sufficient to generate gains that can sustain systematic or periodic withdrawals equal to the Guaranteed Lifetime Withdrawal Amount, then Your Account Value will never be reduced to the Minimum Account Value and we will never have to make Guaranteed Lifetime Income Payments to you.

There are many variables, however, other than average annual return on Your Account, that will determine whether the investments in Your Account, without the Contract, would have generated enough gain over time to sustain systematic or periodic withdrawals equal to the Guaranteed Lifetime Withdrawals you would have received if you had purchased the Contract. Your Account Value may have declined over time before beginning the Income Phase, which means that your investments would have to produce an even greater return after the Income Phase to make up for the investment losses before that date. Moreover, studies have shown that individual years of negative annual average investment returns can have a disproportionate impact on the ability of your retirement investments to sustain systematic withdrawals over an extended period, depending on the timing of the poor investment returns.
Who is Morgan Stanley Smith Barney LLC?
Morgan Stanley Smith Barney LLC ("MSSB LLC") is a financial services firm. MSSB LLC's principal activities include retail and institutional private client services, including but not limited to providing advice with respect to financial markets, securities and commodities, and executing securities and commodities transactions as broker or dealer; securities underwriting and investment banking; investment management (including fiduciary and administrative services); and trading and holding securities and commodities for its own account.
MSSB LLC is registered as a securities broker-dealer, investment advisor, and futures commission merchant. Affiliates of MSSB LLC are registered as commodity pool operators and/or commodity trading advisors.
For purposes of this prospectus, "MSSB" refers to MSSB LLC and its affiliates, or any successors. Nationwide is not affiliated with MSSB and does not manage Your Account.
What are the Eligible Portfolios and how are they managed?
Eligible Portfolios are those Select UMA asset allocation investment models ("Models") established by MSSB and approved by Nationwide, which contain certain permissible investments under the Contract. Each of the Models available as an Eligible Portfolio corresponds to a specific investment risk profile. The Models are comprised of asset classes and asset class percentages established by MSSB. You and your Financial Advisor select the actual investments within each asset class from a list of investment products ("Investment Products") created by MSSB and approved by Nationwide. These Investment Products can take the form of Mutual Funds, Exchange Traded Funds and/or Separately Managed Accounts. You and your Financial Advisor may elect any combination of the permitted Investment Products to fulfill each asset class percentage:
Mutual Funds - A mutual fund is a professionally managed type of collective investment that pools money from many investors and invests it in stocks, bonds, short-term money market instruments, and/or other securities. The mutual fund will have a fund manager that trades the pooled money on a regular basis, and is an open end investment company registered under the Investment Company Act of 1940.
Exchange Traded Funds or ETFs - An ETF is an investment vehicle traded on stock exchanges, much like stocks. An ETF holds assets such as stocks or bonds and trades at approximately the same price as the net asset value of its underlying assets over the course of the trading day. Many ETFs track an index, such as the Dow Jones Industrial Average or the S&P 500.
Separately Managed Accounts or SMAs - A SMA is comprised of individual securities which an Overlay Manager will invest in for the client, based on an investment model provided by one or more separately registered investment managers ("sub-managers"), which invests for the client based on their own investment decision. This differs from a mutual fund because the investor directly owns the securities instead of owning a share in a pool of securities. Please see Your Relationship with MSSB and Nationwide, for more information about the Overlay Manager.
MSSB selects the list of Investment Products available to you and your Financial Advisor from among those that MSSB can recommend based on MSSB's due diligence research. MSSB bases its research on factors such as consistency with investment strategy and historical performance. The list of Investment Products that MSSB recommends will change when MSSB identifies additional Investment Products that satisfy MSSB's research, or when MSSB determines that existing Investment Products no longer satisfy MSSB's research. Nationwide also reviews the list of available Investment Products to ensure that it is comfortable with the risk that each Investment Product could generate. MSSB provides the list of available Investment Products to your Financial Advisor.
As the provider of the Guarantee under the Contracts, we maintain sole discretion as to which investment options will be permitted under the Contracts as Eligible Portfolios. We only make available those Eligible Portfolios that we determine carry an acceptable amount of risk for Nationwide to manage the Guarantee. We monitor the risk that investments in Your

Account will not generate sufficient income for you to sustain your Guaranteed Lifetime Withdrawals during your lifetime. If, after making an Eligible Portfolio available, we subsequently determine that such Eligible Portfolio carries too much risk (the risk that we will have to make Guaranteed Lifetime Income Payments), we will adjust the list of Eligible Portfolios, re-characterizing those portfolios that we determine to be too risky to continue offering as "Former Eligible Portfolios." We will notify Contract Owners that originally selected a now Former Eligible Portfolio of their contractual options, which are described in the Terms and Conditions of the Contract section later in this prospectus.
Four Step Investment Process
At or before the time of this Contract application, you and your Financial Advisor will follow the process below to select your Eligible Portfolio:
Step 1: Set Investment Objectives
Your Financial Advisor helps you establish your investment objectives for Your Account.
Step 2: Select Investment Model/Eligible Portfolio
Based on your investment objectives, your Financial Advisor recommends one Model for Your Account from the Models permitted as Eligible Portfolios. The Select UMA program offers Models that are Eligible Portfolios and those that are not Eligible Portfolios. If you wish to receive the benefit of this Contract, you must select an Eligible Portfolio.
Step 3: Select Investment Products
Your Financial Advisor then works with you to select the specific Investment Products that will meet the requirement for each asset class and asset class percentage within the Eligible Portfolio you selected.
Once you have (with the assistance of your Financial Advisor) selected the Investment Products for each asset class in the Model you have chosen, the Overlay Manager will purchase the investments in a manner consistent with the Model and the Investment Products selected.
Step 4: Ongoing Review Process
Your Financial Advisor will contact you to determine whether short-term or long-term changes are needed in the Eligible Portfolio you selected. You may change to a different Model from among the Models permitted as Eligible Portfolios, and you and your Financial Advisor may also change to other Investment Products from the Investment Products that are permitted for Eligible Portfolios.
Additionally, you may remain in a Former Eligible Portfolio as indicated in the Terms and Conditions of the Contract section. If you move Your Account assets to a non-Eligible Portfolio (any Select UMA Model that is not an Eligible Portfolio) at any time, your Contract will be suspended (see Suspension and Termination Provisions). Note: Reallocating Your Account out of the Eligible Portfolio elected at the time of application may have negative tax consequences. Please consult a qualified tax advisor for more information.
Eligible Portfolios Summary
The following tables reflect a summary of each Eligible Portfolio that is currently available for election under the Contract. The Eligible Portfolios are listed from most conservative to least conservative. The target allocations may be changed by MSSB from time to time as provided in the Client Agreement and the MSSB ADV. MSSB monitors each Eligible Portfolio's holdings and will periodically rebalance Your Account as provided in the Client Agreement to realign it with the current asset allocations for your Eligible Portfolio.
The value of your Eligible Portfolio will fluctuate over time. This means it will rise and fall in response to market events. Although past performance is not a guarantee of future results, historically, investments that have had higher fluctuations have provided higher long term returns, along with higher risks of loss. The Return chart below shows that as you move up the risk ladder from conservative investments to aggressive investments, you have the potential to receive higher long term returns but may also experience higher fluctuations in value.

Capital Preservation oriented. Total return oriented, but may have higher current income. Suitable for short time horizon (3 to 5 years).	Capital appreciation oriented. Minimal income needs. Increasing equity exposure. Longer time horizon – at least a market cycle (5 years or more).	Aggressive growth oriented. No current income consideration. Greater volatility than broad stock market. Longest time horizon (10+ years).
The target allocation categories listed below reflect investment asset categories only, and not specific Investment Products. You and your Financial Advisor select the Investment Products to satisfy each Target Allocation. More explanation of each category follows the tables. The percentage ranges shown are target ranges only, and may change if deemed appropriate by MSSB. Additionally, the index percentages used to establish the benchmark as determined by MSSB are provided for each Eligible Portfolio. The indices and percentages provided by MSSB are established by MSSB based on the asset allocation of the selected Model. MSSB has determined that the benchmarks are appropriate for use as a gauge of performance of the associated Eligible Portfolios. The indices work together to provide a blended performance percentage of how your Eligible Portfolio should perform. Your Financial Advisor will discuss how your Eligible Portfolio performed as compared to the benchmark. Not every asset class is represented by a corresponding index. A summary of the referenced asset classes and indices follows the Eligible Portfolio tables.
Eligible Portfolio	Target Allocations
	U.S. Equity
Select UMA Model 1 w/o Municipal Bonds	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0%	0%	0%	0%	0%	0%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Core Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Duration Bond
100% Fixed	0%	0%	40 - 60%	0 - 20%	5 - 25%	20 - 40%
Investment Strategy: Fixed Income- An all fixed income model for a most conservative investor that seeks conservative risk investments with minimal market volatility. This investment strategy is most appropriate for investors with an investment time horizon of 1 to 3 years.
Investment Objective: The investment objective for this Model has a primary emphasis on capital preservation. This Model is classified to have low volatility. It is most suitable for an investor that is comfortable with minimal fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time.
Investment Risk: Fixed income is historically considered less risky than equities. Model 1 has 100% of the assets in fixed income or cash. Therefore, of all of the Eligible Portfolios, this portfolio provides the most conservative investment risk.
Benchmark: 70% BC Aggregate Bond (Fixed Income)/30% 90-Day T-Bills (Cash)

Eligible Portfolio	Target Allocations
U.S. Equity
Select UMA Model 2 w/o Municipal Bonds	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0 - 20%	0 - 20%	0 - 10%	0 - 10%	0 - 10%	0 - 10%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Core Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Duration Bond
25% Equity 75% Fixed	0 - 20%	0 - 10%	30 - 50%	0 - 20%	0 - 20%	5 - 25%
Investment Strategy: Global Balanced- A global balanced model with a higher emphasis on income for a conservative investor that seeks long term growth through achieving a balance between income and capital growth globally. This investment strategy is most appropriate for investors with an investment time horizon of 3 to 5 years.
Investment Objective: The investment objective for this Model has a primary emphasis on income with some capital growth. This Model is classified to have low volatility. It is most suitable for an investor that is comfortable with minimal fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time.
Investment Risk: Fixed income is historically considered less risky than equities. Model 2 has 75% of the assets in fixed income or cash and 25% in equities. Therefore, of all of the Eligible Portfolios, this portfolio provides a more aggressive investment risk than Model 1 and less aggressive than Models 3 and 4.
Benchmark: 18% Russell 1000 (U.S Equity)/7% MSCI EAFE (International Equity)/60% BC Aggregate Bond (U.S. Fixed Income)/15% 90-Day T-Bills (Cash)

Eligible Portfolio	Target Allocations
U.S. Equity
Select UMA Model 3 w/o Municipal Bonds	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0 - 20%	0 - 20%	0 - 15%	0 - 15%	0 - 10%	0 - 10%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Core Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Duration Bond
40% Equity 60% Fixed	0 - 20%	0 - 10%	25 - 45%	0 - 15%	0 - 20%	0 - 20%
Investment Strategy: Global Balanced- A global balanced model utilizing equities, fixed income, and cash seeking some growth and moderate level of income for a moderate investor that seeks long term growth through achieving a balance between income and capital growth globally. This investment strategy is most appropriate for investors with an investment time horizon of 3 to 5 years.
Investment Objective: The investment objective for this Model has a primary emphasis on capital growth and income. This Model is classified to have medium volatility. It is most suitable for an investor that is comfortable with fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time.
Investment Risk: Fixed income is historically considered less risky than equities. Model 3 has 60% of the assets in fixed income or cash and 40% in equities. Therefore, of all of the Eligible Portfolios, this portfolio provides a more aggressive investment risk than Models 1 and 2 and less aggressive than Model 4.
Benchmark: 28% Russell 3000 (U.S Equity)/12% MSCI EAFE (International Equity)/50% BC Aggregate Bond (Fixed Income)/10% 90-Day T-Bills (Cash)

Eligible Portfolio	Target Allocations
U.S. Equity
Select UMA Model 4 w/o Municipal Bonds	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0 - 20%	0 - 20%	0 - 15%	0 - 15%	0 - 15%	0 - 15%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Core Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Duration Bond
50% Equity 50% Fixed	0 - 20%	0 - 15%	25 - 45%	0 - 15%	0 - 20%	0 - 15%
Investment Strategy: Global Balanced- A global balanced model utilizing equities, fixed income, and cash seeking a moderate level of growth and income for a moderate investor that seeks long term growth through achieving a balance between income and capital growth globally. This investment strategy is most appropriate for investors with an investment time horizon of 5 to 7 years.
Investment Objective: The investment objective for this Model has a primary emphasis on capital growth with some focus on income. This Model is classified to have medium volatility. It is most suitable for an investor that is comfortable with fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time.
Investment Risk: Fixed income is historically considered less risky than equities. Model 4 has 50% of the assets in fixed income or cash and 50% in equities. Therefore, of all of the Eligible Portfolios, this portfolio provides the most aggressive investment risk.
Benchmark: 35% Russell 3000 (U.S. Equity)/15% MSCI AC World x U.S. (International Equity)/50% BC Aggregate Bond (U.S. Fixed Income)

Eligible Portfolio	Target Allocations
	U.S. Equity
Select UMA Model 1 w/ Municipal Bonds	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0%	0%	0%	0%	0%	0%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Municipal Bond Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Duration Bond
100% Fixed	0%	0%	40 - 60%	0 - 20%	5 - 25%	20 - 40%
Investment Strategy: Fixed Income- An all fixed income model for a most conservative investor that seeks conservative risk investments, with minimal market volatility. This investment strategy is most appropriate for investors with an investment time horizon of 1 to 3 years.
Investment Objective: The investment objective for this Model has a primary emphasis on capital preservation. This Model is classified to have low volatility. It is most suitable for an investor that is comfortable with minimal fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time. One of the primary reasons municipal bonds are considered separately from other types of bonds is their special ability to provide tax-exempt income. Interest paid by the issuer (i.e., the municipality, state or local government) to bond holders is often exempt from all federal taxes, as well as state or local taxes depending on the state in which the issuer is located, subject to certain restrictions. Therefore, for taxable accounts, it can be a tax advantage to invest in municipal bonds in lieu of core fixed income investments.
Investment Risk: Fixed income is historically considered less risky than equities. Model 1 has 100% of the assets in fixed income or cash. Therefore, of all of the Eligible Portfolios, this portfolio provides the most conservative investment risk.
Benchmark: 70% BC Municipal Bond (U.S. Fixed Income)/30% 90-Day T-Bills (Cash)

Eligible Portfolio	Target Allocations
U.S. Equity
Select UMA Model 2 w/ Municipal Bonds	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0 - 20%	0 - 20%	0 - 10%	0 - 10%	0 - 10%	0 - 10%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Municipal Bond Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Duration Bond
25% Equity 75% Fixed	0 - 20%	0 - 10%	30 - 50%	0 - 20%	0 - 20%	5 - 25%
Investment Strategy: Global Balanced- A global balanced model with a higher emphasis on income for a conservative investor that seeks long term growth through achieving a balance between income and capital growth globally. This investment strategy is most appropriate for investors with an investment time horizon of 3 to 5 years.
Investment Objective: The investment objective for this Model has a primary emphasis on income with some capital growth. This Model is classified to have low volatility. It is most suitable for an investor that is comfortable with minimal fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time. One of the primary reasons municipal bonds are considered separately from other types of bonds is their special ability to provide tax-exempt income. Interest paid by the issuer (i.e., the municipality, state or local government) to bond holders is often exempt from all federal taxes, as well as state or local taxes depending on the state in which the issuer is located, subject to certain restrictions. Therefore, for taxable accounts, it can be a tax advantage to invest in municipal bonds in lieu of core fixed income investments.
Investment Risk: Fixed income is historically considered less risky than equities. Model 2 has 75% of the assets in fixed income or cash and 25% in equities. Therefore, of all of the Eligible Portfolios, this portfolio provides a slightly more aggressive investment risk than Model 1.
Benchmark: 18% Russell 1000 (U.S. Equity)/7% MSCI EAFE (International Equity)/ 60% BC Municipal Bond (U.S. Fixed Income)/15% 90-Day T-Bills (Cash)

Eligible Portfolio	Target Allocations
U.S. Equity
Select UMA Model 3 w/ Municipal Bonds	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0 - 20%	0 - 20%	0 - 15%	0 - 15%	0 - 10%	0 - 10%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Municipal Bond Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Term Bond
40% Equity 60% Fixed	0 - 20%	0 - 10%	25 - 45%	0 - 15%	0 - 20%	0 - 20%
Investment Strategy: Global Balanced- A global balanced model utilizing equities, fixed income, and cash seeking some growth and moderate level of income for a moderate investor that seeks long term growth through achieving a balance between income and capital growth globally. This investment strategy is most appropriate for investors with an investment time horizon of 3 to 5 years.
Investment Objective: The investment objective for this Model has a primary emphasis on capital growth and income. This Model is classified to have medium volatility. It is most suitable for an investor that is comfortable with fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time. One of the primary reasons municipal bonds are considered separately from other types of bonds is their special ability to provide tax-exempt income. Interest paid by the issuer (i.e., the municipality, state or local government) to bond holders is often exempt from all federal taxes, as well as state or local taxes depending on the state in which the issuer is located, subject to certain restrictions. Therefore, for taxable accounts, it can be a tax advantage to invest in municipal bonds in lieu of core fixed income investments.
Investment Risk: Fixed income is historically considered less risky than equities. Model 3 has 60% of the assets in fixed income or cash and 40% in equities. Therefore, of all of the Eligible Portfolios, this portfolio provides a more aggressive investment risk than Models 1 and 2 and less aggressive than Model 4.
Benchmark: 28% Russell 3000 (U.S. Equity)/12% MSCI EAFE (International Equity)/50% BC Municipal Bond (U.S. Fixed Income)/10% 90-Day T-Bills (Cash)

Eligible Portfolio	Target Allocations
U.S. Equity
Select UMA Model 4 w/ Municipal Bonds	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0 - 20%	0 - 20%	0 - 15%	0 - 15%	0 - 15%	0 - 15%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Municipal Bond Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Term Bond
50% Equity 50% Fixed	0 - 20%	0 - 15%	25 - 45%	0 - 15%	0 - 20%	0 - 15%
Investment Strategy: Global Balanced- A global balanced model utilizing equities, fixed income, and cash seeking a moderate level of growth and income for a moderate investor that seeks long term growth through achieving a balance between income and capital growth globally. This investment strategy is most appropriate for investors with an investment time horizon of 5 to 7 years.
Investment Objective: The investment objective for this Model has a primary emphasis on capital growth with some focus on income. This Model is classified to have medium volatility. It is most suitable for an investor that is comfortable with fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time. One of the primary reasons municipal bonds are considered separately from other types of bonds is their special ability to provide tax-exempt income. Interest paid by the issuer (i.e., the municipality, state or local government) to bond holders is often exempt from all federal taxes, as well as state or local taxes depending on the state in which the issuer is located, subject to certain restrictions. Therefore, for taxable accounts, it can be a tax advantage to invest in municipal bonds in lieu of core fixed income investments.
Investment Risk: Fixed income is historically considered less risky than equities. Model 4 has 50% of the assets in fixed income or cash and 50% in equities. Therefore, of all of the Eligible Portfolios, this portfolio provides the most aggressive investment risk.
Benchmark: 35% Russell 3000 (U.S. Equity)/15% MSCI AC World x U.S. (International Equity)/ 50% BC Municipal Bond (U.S. Fixed Income).
The Eligible Portfolios are made up of the following asset classes. Investment Products are then chosen to represent the appropriate asset classes within each Eligible Portfolio. The available Investment Products are mutual funds, exchange traded funds and separately managed accounts.
Asset Classes (listed in order of lowest historical risk to highest historical risk):
U.S. Short Duration Bond – This asset class is generally comprised of securities made up of United States dollar-denominated Treasuries, government-related securities, and investment grade United States corporate securities. The duration of these bonds is typically between less than one year and five years.
U.S. Municipal Bond Fixed Income – This asset class is generally comprised of investment grade municipal bonds.
U.S. Core Fixed Income – An asset class that is generally comprised of securities made up of United States dollar-denominated Treasuries, government-related securities, and investment grade United States corporate securities.
U.S. High Yield Fixed Income – An asset class that is generally comprised of fixed income securities that have below investment grade credit ratings and carry higher risks (e.g., "junk bonds"), but generally offer higher yields than investment-grade bonds.
International Fixed Income – An asset class that is generally comprised of securities made up of non-U.S. dollar denominated Treasuries, international government-related securities, and investment grade international corporate securities.
U.S. Large Cap Value Equity – An asset class that is generally comprised of securities issued by U.S. companies with large market capitalizations (typically $10 billion or more). These securities have the potential for long-term capital appreciation and are generally considered to be undervalued relative to a major unmanaged stock index based on price-to-current earnings, book value, asset value, or other factors. In aggregate, the securities within this asset class will generally have below-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified large-cap asset class.

U.S. Large Cap Growth Equity – An asset class that is generally comprised of securities issued by U.S. companies with large market capitalizations (typically $10 billion or more). These securities have the potential for long-term capital appreciation and are generally defined as companies with expected long-term earnings growth rates significantly higher than the earnings growth rates of the stocks represented in a major unmanaged stock index. In aggregate, the securities within this asset class will generally have above-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified large-cap asset class.
U.S. Mid Cap Value Equity – An asset class that is generally comprised of securities issued by U.S. companies with market capitalizations typically in the $2 - $10 billion range. These securities have the potential for long-term capital appreciation and are generally considered to be undervalued relative to a major unmanaged stock index based on price-to-current earnings, book value, asset value, or other factors. In aggregate, the securities within this asset class will generally have below-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified mid-cap asset class.
U.S. Mid Cap Growth Equity – An asset class that is generally comprised of securities issued by U.S. companies with market capitalizations typically in the $2 - $10 billion range. These securities have the potential for long-term capital appreciation and are generally defined as companies with expected long-term earnings growth rates significantly higher than the earnings growth rates of the stocks represented in a major unmanaged stock index. In aggregate, the securities within this asset class will generally have above-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified mid-cap asset class.
U.S. Small Cap Value Equity – An asset class that is generally comprised of securities issued by U.S. companies with market capitalizations typically below $2 - $3 billion. These securities have the potential for long-term capital appreciation and are generally considered to be undervalued relative to a major unmanaged stock index based on price-to-current earnings, book value, asset value, or other factors. In aggregate, the securities within this asset class will generally have below-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified small-cap asset class.
U.S. Small Cap Growth Equity – An asset class that is generally comprised of securities issued by U.S. companies with market capitalizations typically below $2 - $3 billion. These securities have the potential for long-term capital appreciation and are generally defined as companies with expected long-term earnings growth rates significantly higher than the earnings growth rates of the stocks represented in a major unmanaged stock index. In aggregate, the securities within this asset class will generally have above-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified small-cap asset class.
Developed International Equity – An asset class that is generally comprised of securities with primary trading markets outside of the United States in developed international markets.
Emerging Markets Equity – An asset class that is generally comprised of securities with primary trading markets in developing countries outside of the U. S. that have low standards of democratic governments, free market economies, industrialization, social programs, and human rights guarantees for its citizens.
The following indices are listed from the lowest historical risk to the highest historical risk. Risk is defined as the long term historical standard deviation of each asset class, which measures the degree of volatility.
Benchmark Indices (listed in order of lowest risk to highest risk), which represent various asset classes:
90-Day T- Bills – Index that measures returns of three-month Treasury Bills. (Applicable to: Cash)
BC Municipal Bond – This index is representative of the tax-exempt bond market and is made up of investment grade municipal bonds issued after December 31, 1990, having a remaining maturity of at least one year. (Applicable to: U.S. Fixed Income)
BC Aggregate Bond – This market value-weighted index measures fixed-rate, publicly placed, dollar-denominated, and non-convertible investment grade debt issues. (Applicable to: U.S. Fixed Income)
Russell 1000 – Index that measures the performance of the large-cap segment of the U.S. equity universe. It is a subset of the Russell 3000® Index and includes approximately 1000 of the largest securities based on a combination of their market cap and current index membership. The Russell 1000 represents approximately 92% of the U.S. market. The Russell 1000 Index is constructed to provide a comprehensive and unbiased barometer for the large-cap segment and is completely reconstituted annually to ensure new and growing equities are reflected. (Applicable to: U.S. Equity)

Russell 3000 – This index measures the performance of the largest 3000 U.S. companies representing 98% of the investable U.S. equity market. (Applicable to: U.S. Equity)
MSCI All Country World – A free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. As of June 2007 it consisted of the following 23 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom, and the United States. (Applicable to: International Equity)
MSCI EAFE – The Morgan Stanley Capital International Europe, Australasia and Far East Index is a market-weighted index composed of companies representative of the market structure of 20 developed market countries in Europe, Australasia and the Far East. (Applicable to: International Equity)
The Eligible Portfolios offered by MSSB are subject to the same risks faced by similar investment options available in the market, including, without limitation, market risk (the risk of an overall down market), interest rate risk (the risk that rising or declining interest rates will hurt your investment returns), idiosyncratic risk (the risk that an individual asset will hurt your returns), and concentration risk (the risk that due to concentrations in a certain segment of the market which performs poorly, your returns are lower than the overall market). The Eligible Portfolios may not achieve their respective investment objectives regardless of whether or not you purchase the Contract.
Can a Contract be purchased by an Individual Retirement Account?
You may purchase a Contract for your IRA, Roth IRA, SEP IRA or Simple IRA (collectively, an "IRA"). You must designate yourself as the Annuitant of the IRA if your custodian will be listed as the owner. The Contract is held within the IRA for your benefit. If you elect the Spousal Continuation Option (discussed herein), you and your spouse must be Co-Annuitants, and your spouse must be listed as the sole beneficiary of Your Account.
For Contracts within an IRA, Nationwide makes Guaranteed Lifetime Income Payments to the IRA unless otherwise directed by the trustee. Any IRA payments made to you are considered an IRA distribution and will be taxed as such. Distributions that you receive from your IRA with respect to the Contract will generally be treated as ordinary taxable income. You should refer to your IRA disclosure documents and/or Internal Revenue Service Publication 590 for the rules applicable to IRAs and their distributions.
Can the Contract Owner cancel the Contract?
After you purchase and receive the Contract, you have up to 30 days to cancel your Contract. We call this the "Examination Period." In order to cancel your Contract, you must provide us with the approved cancellation form (which can be obtained from the Service Center) at the Service Center within 30 days after receiving the Contract (or such longer period that your state may require). We will then terminate your Contract and refund to Your Account the full amount of any Fee we have already assessed.
After the Examination Period has expired, you can cancel your Contract by:
•	advising us and MSSB that you want to terminate the Contract; or
•	liquidating all of the investments in Your Account; or
•	terminating Your Account.
If you cancel your Contract, before or after the examination period, a 30-day waiting period may be imposed before you can purchase another Contract for Your Account.
There are other actions or inactions that can cause the Contract to terminate as well (see Suspension and Termination Provisions).
Does the Contract contain any type of spousal benefit?
Yes. At the time of application, you may elect to add the Spousal Continuation Option to your Contract. The Spousal Continuation Option allows a surviving spouse to continue to take withdrawals during the Withdrawal Phase and receive payments during the Income Phase, for the duration of his or her lifetime, provided that the conditions outlined in this prospectus are satisfied. In order to elect the Spousal Continuation Option for Non-Qualified Contracts, you must be the owner of Your Account and list your spouse as Co-Annuitant of the Contract. If Your Account is held by an IRA, the sole beneficiary to the IRA must be your spouse. There is a maximum Spousal Continuation Option Fee Percentage equal to a rate of 0.30% of the Guaranteed Lifetime Withdrawal Base associated with the Spousal Continuation Option. Currently, the Spousal Continuation Option Fee Percentage is equal to a rate of 0.20% of the Guaranteed Lifetime Withdrawal Base.
Does the Contract contain any kind of Guaranteed Lifetime Withdrawal Base increases?
Yes. During both the Accumulation Phase and the Withdrawal Phase, the Contract contains an anniversary step-up feature, the "Annual Benefit Base Review" where if, on any Contract Anniversary, Your Account Value exceeds the Guaranteed Lifetime Withdrawal Base, we will automatically increase your Guaranteed Lifetime Withdrawal Base to equal that Your Account Value (see What is the Guaranteed Lifetime Withdrawal Base and how is it calculated?).
Risk Factors
Your Account may perform well enough that you may not receive any Guaranteed Lifetime Income Payments from Nationwide under the Contract.
The assets in Your Account must be invested in accordance with one of the designated Eligible Portfolios. The Eligible Portfolios, together with the limits on the amount you may withdraw annually without reducing your Guaranteed Lifetime Withdrawal Base, are intended to minimize the risk to us that we will be required to make Guaranteed Lifetime Income Payments to you. Accordingly, the risk against which the Contract protects, i.e., that Your Account Value will be reduced below the Minimum Account Value by withdrawals and/or poor investment performance, or that you will live beyond the age when Your Account Value is reduced below the Minimum Account Value, is likely to be small. In this case, you will have paid us fees for the life of your Contract and received no payments in return.
Your investment choices are limited by the Contract.
The Guarantee associated with the Contract is contingent on your investments being allocated to one of the Eligible Portfolios or a Former Eligible Portfolio. The Eligible Portfolios may be managed in a more conservative fashion than other investments available to you. If you do not purchase the Contract, it is possible that you may invest in other types of investments that experience higher growth or lower losses, depending on the market, than the Eligible Portfolios experience.
You must remain invested in Your Account at MSSB to maintain your Contract.
In order to receive any benefits under the Contract, you must maintain Your Account at MSSB and pay the annual advisory fees and other compensation associated with the Select UMA program. If you terminate Your Account with MSSB or transfer Your Account to another firm, the Contract will automatically terminate and you will not receive any payments or other benefits under the Contract.
You may die before receiving payments from us.
Despite general societal increases in longevity, you may still die prematurely, and thus never receive any payments under the Contract. This Contract is designed to provide protection, in many cases, to clients who live beyond life expectancy. However, you do not have to live beyond life expectancy to receive payments under the Contract, and conversely, living beyond your life expectancy does not guarantee payments from us under the Contract.
Early Withdrawals or Excess Withdrawals will reduce or eliminate the Guarantee provided by your Contract.
Withdrawals can cause you to lose the right to any Guaranteed Lifetime Income Payments under the Contract. If you take withdrawals before the Withdrawal Start Date (an "Early Withdrawal") or if you withdraw more than the Guaranteed Lifetime Withdrawal Amount in a given year after the Withdrawal Start Date (an "Excess Withdrawal"), you will reduce the Guaranteed Lifetime Withdrawal Base and consequently, the amount of any Guaranteed Lifetime Withdrawals. Multiple Early Withdrawals and/or multiple Excess Withdrawals can reduce your Guaranteed Lifetime Withdrawal Base and Your Account Value to zero. If this occurs, any Guaranteed Lifetime Withdrawals could be substantially reduced or eliminated.
Note: The Contract does not require us or MSSB to warn you or provide you with notice regarding potentially adverse consequences that may be associated with any withdrawals or other types of transactions involving Your Account.

The Contract Fee will reduce the growth of Your Account.
The deduction of the Contract Fee each quarter will negatively affect the growth of Your Account. Depending on how long you live and how your investments perform, you may be financially better off without purchasing the Contract.
Actions of your creditors may reduce or eliminate the Guarantee provided by your Contract.
You own Your Account and the assets held in it. We have no ownership or control over Your Account or the assets held in it. The assets in Your Account are not subject to our creditors. However, assets in Your Account may be subject to attachment by your creditors. Moreover, because you may liquidate Your Account at any time, you are also entitled to pledge the assets in Your Account as collateral for a loan. There is a risk that if you pledge the assets in Your Account as collateral for a loan and the value of the assets in Your Account decreases, your creditors may liquidate assets in Your Account to pay the loan. This liquidation will be treated as a withdrawal from Your Account. If it is an Early Withdrawal or an Excess Withdrawal, it could cause you to lose the right to receive Guaranteed Lifetime Income Payments under the Contract. Therefore, using the assets in Your Account as collateral for a loan may cause you to lose the Guarantee available under the Contract.
Your Guarantee may terminate if MSSB no longer manages the Eligible Portfolios.
We will only pay the Guarantee under this Contract if MSSB manages the Eligible Portfolios or Former Eligible Portfolios. If, for any reason, MSSB no longer manages the Eligible Portfolios or Former Eligible Portfolios, we reserve the right to suspend the Contract. If you choose to continue your Contract and the Guarantee, you must transfer Your Account Value to a third party account approved by us or to an annuity contract that we, or one of our affiliates, offer. If you choose not to transfer Your Account Value, this Contract and the Guarantee will terminate.
Nationwide determines that an Eligible Portfolio is no longer eligible as an investment option under the Contract.
As the provider of the Guarantee, we maintain sole discretion as to which investment options will be offered under the Contracts as Eligible Portfolios. We only make available those Eligible Portfolios that we determine carry an acceptable amount of risk for Nationwide to manage the Guarantee. If, after making an Eligible Portfolio available, we subsequently determine that such Eligible Portfolio carries too much risk for Nationwide to manage the Guarantee, we will re-characterize the Eligible Portfolio as a Former Eligible Portfolio. Re-characterizing an Eligible Portfolio as a Former Eligible Portfolio triggers a term and condition change for those Contract Owners invested in the affected Former Eligible Portfolio. Upon any such re-characterization, we will notify affected Contract Owners and explain their contractual options. Please see the "Terms and Conditions of the Contract," for more information about terms and conditions changes.
Additional deposits that exceed $2,000,000 in Total Gross Deposits could suspend or terminate your Contract.
Nationwide does not control the assets in Your Account so it cannot set limits on the amount of Additional Deposits you can add to Your Account. Nationwide does, however, control how the Guaranteed Lifetime Withdrawal Base is calculated which directly impacts Nationwide's obligation to make Guaranteed Payments under the Contract. In order to manage Nationwide's risk of making Guaranteed Payments, Nationwide reserves the right to refuse to accept for your Guaranteed Lifetime Withdrawal Base any Additional Deposit in excess of $2,000,000 in Total Gross Deposits if certain requirements are not met. If such an Additional Deposit is made and the requirements are not met, your Contract may be suspended which could lead to Contract termination. Please see "Suspension and Termination Provisions," for more information.
Nationwide's claims paying ability.
The Contract is not a separate account product. This means that the assets supporting the Contract are not held in a separate account of Nationwide for the exclusive benefit of Contract Owners and are not insulated from the claims of our creditors. Your Guaranteed Lifetime Income Payments will be paid from our General Account and, therefore, are subject to our claims paying ability. Payments under the Contract are not guaranteed by MSSB.

Risks Associated with COVID-19.
In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic, which has resulted in operational disruptions, as well as market volatility and general economic uncertainty. While Nationwide has implemented risk management and contingency plans and taken preventative measures and other precautions so it can continue to provide products and services to its customers, even as many of its employees and the employees of its service providers continue to work remotely, it is not currently possible to accurately estimate the full impact that the COVID-19 pandemic will have on Nationwide’s businesses as Nationwide continues to be subject to certain risks that could negatively impact its operations.
Additionally, prolonged current economic conditions, consumer behavior, economic shutdowns, state and federal legislation intended to ease the impact of the COVID-19 pandemic on consumers and voluntary hardship assistance that Nationwide provides to its customers, among other factors related to COVID-19, could affect the amount of sales and profitability of Nationwide’s businesses and could have a negative impact on its financial condition and operations.
While Nationwide is confident in its ability to manage the financial risks related to COVID-19, the extent and duration or the risks related to the COVID-19 pandemic are unknown at this time. It is possible these risks could impact Nationwide’s financial strength and claims-paying ability. There are many factors beyond Nationwide’s control that cannot be mitigated or foreseen that could have a negative impact on Nationwide and the operation of the contract. Nationwide continues to monitor the economic situation and assess its impact on its business operations closely.
Business Continuity Risk.
Nationwide is exposed to risks related to natural and man-made disasters and catastrophes, such as storms, fires, earthquakes, public health crises and terrorist acts, which could adversely affect Nationwide’s ability to administer the contracts. Natural and man-made disasters may require a significant contingent of Nationwide’s employees to work from remote locations. During these periods, Nationwide could experience decreased productivity, and a significant number of Nationwide’s workforce or certain key personnel may be unable to fulfill their duties if Nationwide’s data or systems are disabled or destroyed. In addition, an extended period of remote work arrangements could introduce operational risk and impair Nationwide’s ability to administer the contract.
Nationwide outsources certain critical business functions to third parties and, in the event of a natural or man-made disaster, relies upon the successful implementation and execution of the business continuity planning of such entities. While Nationwide closely monitors the business continuity activities of these third parties, successful implementation and execution of their business continuity strategies are largely beyond Nationwide’s control. If one or more of the third parties to whom Nationwide outsources such critical business functions experience operational failures, Nationwide’s ability to administer the contract could be impaired.
Cyber Security Risk.
Nationwide’s businesses are highly dependent upon its computer systems and those of its business partners. This makes Nationwide potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include direct risks, such as theft, misuse, corruption and destruction of data maintained by Nationwide, and indirect risks, such as denial of service, attacks on service provider websites and other operational disruptions that impede Nationwide’s ability to electronically interact with service providers. Cyber-attacks affecting Nationwide, intermediaries, and other service providers may adversely affect Nationwide and Contract Values. In connection with any such cyber-attack, Nationwide and/or its service providers and intermediaries may be subject to regulatory fines and financial losses and/or reputational damage. Although Nationwide undertakes substantial efforts to protect its computer systems from cyber-attacks, including internal processes and technological defenses that are preventative or detective, and other controls designed to provide multiple layers of security assurance, there can be no guarantee that Nationwide or its service providers will avoid losses affecting contracts due to cyber-attacks or information security breaches in the future.
In the event that Contract Values are adversely affected as a result of the failure of Nationwide’s cyber-security controls, Nationwide will take reasonable steps to restore Contract Values to the levels that they would have been had the cyber-attack not occurred. Nationwide will not, however, be responsible for any adverse impact to Contract Values that result from the contract owner or its designee’s negligent acts or failure to use reasonably appropriate safeguards to protect against cyber-attacks.

Tax Consequences.
The Contract is novel and innovative. To date, the tax consequences of the Contract have not been addressed in binding published legal authorities. We intend to treat your Contract as an annuity contract in reporting taxable income attributable to the Contract to you and to the Internal Revenue Service. Assuming the Contract is correctly treated as an annuity contract for tax purposes, Guaranteed Lifetime Income Payments you receive in the Income Phase will be ordinary income to you that is taxable to the extent provided under the tax rules for annuities. We believe that, in general, the tax treatment of transactions involving investments in Your Account more likely than not will be the same as it would be in the absence of the Contract. We can provide no assurances, however, that a court would agree with the foregoing interpretations of the law if the Internal Revenue Service were to challenge the foregoing treatment. You should consult a tax advisor before purchasing a Contract (see Federal Income Tax Considerations).
Your Relationship with MSSB and Nationwide
The Contract.
The Contract is an individual supplemental immediate fixed income annuity contract. That means that the Contract you are purchasing entitles you to an immediate fixed income annuity contract if, and only if, one of the triggering events discussed earlier in this prospectus occurs. The Contract is designed for investors in Select UMA Models approved as Eligible Portfolios who intend to use the assets in their Account as the basis for periodic withdrawals to provide income for retirement or for other purposes.
Nationwide is not your investment advisor. Rather, MSSB provides Overlay Manager services for the Eligible Portfolios that your Financial Advisor may recommend. Additionally, MSSB provides the Select UMA services even if you do not purchase a Nationwide Contract or decide to terminate your Nationwide Contract. You and your Financial Advisor determine whether to invest in an Eligible Portfolio. If you decide to invest in an Eligible Portfolio, as a requirement to open Your Account, you will sign the Client Agreement.
The Select UMA program is governed by the Client Agreement that you sign with MSSB. You sign the Client Agreement with MSSB at or before the time MSSB opens Your Account (a requirement for issuance of the Contract). In the Client Agreement, you authorize MSSB to provide investment advisory services to you, including the selection of your Eligible Portfolio. MSSB will act through your Financial Advisor, an employee of MSSB, who serves as an advisor to you. The Overlay Manager is a division of MSSB. The Overlay Manager constructs and maintains your Eligible Portfolio by implementing your choice of Model and Investment Product by arranging for the execution of trades in Your Account, placing orders for the purchase, sale, or redemption of shares of mutual funds and exchange-traded funds in accordance with the Model you have selected, and rebalancing Your Account. Please read the Client Agreement carefully. More information regarding the Select UMA program is provided in the relevant MSSB Form ADV, Schedule H (the "MSSB ADV"), which you may obtain from your MSSB Financial Advisor.
You may apply to purchase a Contract by completing an application. When your application is approved, we provide the Contract's Guarantee to you on the assumption and condition that Your Account remains invested in one of the Eligible Portfolios or a Former Eligible Portfolio. We require MSSB to provide data to us to monitor the Eligible Portfolios or Former Eligible Portfolio and to alert us of any changes to the allocations within them.
Your Financial Advisor is a representative of and is affiliated with MSSB, the broker-dealer that is authorized to offer Your Account with these Contracts. Nationwide has an agreement with MSSB to offer the Contracts. MSSB works with your Financial Advisor to assist you in purchasing a Contract.
While the Contract is in the Accumulation and Withdrawal Phases, MSSB is responsible for administering Your Account, including processing additional payments and withdrawals, deducting and remitting to us the Contract Fee, assessing advisory and any other fees associated with Your Account, and providing you with statements, confirmations and other correspondence. During the Accumulation and Withdrawal Phases, Nationwide is responsible for maintaining your Guaranteed Lifetime Withdrawal information, including your Guaranteed Lifetime Withdrawal Amount and your overall Guaranteed Lifetime Withdrawal Base.
If and when one of the triggering events occurs, you will be contacted to elect to enter the Income Phase. You will close Your Account and transfer any remaining assets to us. We will then issue you an immediate fixed income annuity contract that will result in Guaranteed Lifetime Income Payments from us for the remainder of your (and your spouse's, if the Spousal Continuation Option is elected) lifetime. Once the Income Phase begins, your relationship with MSSB, with respect to Your Account, terminates. All administrative responsibilities undertaken by MSSB during the Accumulation and

Withdrawal Phases will be performed by Nationwide, the issuer of the Contract and the entity obligated to pay you Guaranteed Lifetime Income Payments for the rest of your (or your spouse's, if the Spousal Continuation Option is elected) lifetime.
Management of Your Account.
Management of Your Account is governed by the Client Agreement. The Contract requires that you remain invested in one of the Eligible Portfolios or a Former Eligible Portfolio in order to maintain the Guarantee associated with the Contract. Neither Nationwide nor MSSB is responsible for ensuring that the assets in Your Account remain invested according to the terms of the Contract.
The Accumulation Phase
Once Your Account is opened and you purchase the Contract, you will begin the first phase of the Contract – the Accumulation Phase. During this phase, you will establish your original Guaranteed Lifetime Withdrawal Base, which is equal to Your Account Value when the Contract is issued.
What is the Guaranteed Lifetime Withdrawal Base and how is it calculated?
The Guaranteed Lifetime Withdrawal Base is the amount we use to calculate the Guaranteed Lifetime Withdrawals. On the date we issue the Contract, your original Guaranteed Lifetime Withdrawal Base equals Your Account Value. The anniversary of the date we issue your Contract is known as the "Contract Anniversary" and each one-year period between subsequent Contract Anniversaries is referred to as a "Contract Year."
Can the Guaranteed Lifetime Withdrawal Base change during the Accumulation Phase?
Yes. There are several ways that your Guaranteed Lifetime Withdrawal Base can increase or decrease during the Accumulation Phase:
(1)	The Annual Benefit Base Review. On each Contract Anniversary during the Accumulation Phase, we do an Annual Benefit Base Review to see if you are eligible for an increase to your Guaranteed Lifetime Withdrawal Base. We will examine the following three items and Your Guaranteed Lifetime Withdrawal Base will be set equal to the greatest of:
(a)	the current Guaranteed Lifetime Withdrawal Base, adjusted for transactions in the previous Contract Year that affected the Guaranteed Lifetime Withdrawal Base;
(b)	Your Account Value as of the Contract Anniversary; or
(c)	the original Guaranteed Lifetime Withdrawal Base with a 5% roll-up. This is equal to the original Guaranteed Lifetime Withdrawal Base plus 5% of the original Guaranteed Lifetime Withdrawal Base for each Contract Anniversary that has been reached. An adjustment will be made to the calculations for transactions that increase or decrease the Guaranteed Lifetime Withdrawal Base.
Any increase to the Guaranteed Lifetime Withdrawal Base will be automatic if there are no terms and conditions changes. Otherwise, we require an election to increase the Guaranteed Lifetime Withdrawal Base (see Terms and Conditions of the Contract for an explanation of the impact upon the Guaranteed Lifetime Withdrawal Base if there is a terms and conditions change).
Note: Since the Contract Fee is calculated based on the Guaranteed Lifetime Withdrawal Base, increases to the Guaranteed Lifetime Withdrawal Base will result in higher Contract Fees. Under the automatic Annual Benefit Base Review feature, you agree to pay the larger Fee.
You can cancel the automatic Annual Benefit Base Review by notifying us.
(2)	Additional Deposits to Your Account in the Accumulation Phase. The Contract permits you to make Additional Deposits to Your Account during the Accumulation Phase. Additional Deposits will result in an immediate increase to your Guaranteed Lifetime Withdrawal Base equal to the dollar amount of the Additional Deposit.
Note: We reserve the right to refuse to accept an Additional Deposit made into Your Account for your Guaranteed Lifetime Withdrawal Base that brings your Total Gross Deposits above $2,000,000 (see Suspension and Termination Provisions). Your Account Value may increase above $2,000,000 due to market performance without suspension.

(3)	Early Withdrawals from Your Account. An Early Withdrawal is any withdrawal you take from Your Account prior to your elected Withdrawal Start Date (discussed later in this provision). Early Withdrawals will result in a decrease to your Guaranteed Lifetime Withdrawal Base. The amount of that decrease will be the greater of (a) or (b), where:

(a)	=	the dollar amount of the Early Withdrawal; and
(b)	=	a "proportional amount" derived from the following calculation: (A ÷ B) × C, where:
		A	=	the dollar amount of the Early Withdrawal;
		B	=	Your Account Value on the date of the Early Withdrawal; and
		C	=	your Guaranteed Lifetime Withdrawal Base on the date of the Early Withdrawal.
Note: When an Early Withdrawal occurs at a time when the market is doing well enough that Your Account Value exceeds the Guaranteed Lifetime Withdrawal Base, an Early Withdrawal will result in a dollar for dollar reduction in the Guaranteed Lifetime Withdrawal Base. When an Early Withdrawal occurs at a time when the market has declined so that Your Account Value is less than the Guaranteed Lifetime Withdrawal Base, an Early Withdrawal will result in a proportional reduction to the Guaranteed Lifetime Withdrawal Base. Furthermore, the more the market has declined (i.e., the greater the difference between Your Account Value and the Guaranteed Lifetime Withdrawal Base), the greater impact the proportional reduction will have on the remaining Guaranteed Lifetime Withdrawal Base resulting in a larger decrease to the overall Guaranteed Lifetime Withdrawals.
Example Early Withdrawal Calculations
In this example, the Account Value is greater than the Guaranteed Lifetime Withdrawal Base.			In this example, the Account Value is less than the Guaranteed Lifetime Withdrawal Base:
At the time of the Early Withdrawal:			At the time of the Early Withdrawal:
Account Value	=	$500,000	Account Value	=	$400,000
Guaranteed Lifetime Withdrawal Base	=	$450,000	Guaranteed Lifetime Withdrawal Base	=	$450,000
Withdrawal Amount	=	$15,000	Withdrawal Amount	=	$15,000
Guaranteed Lifetime Withdrawal Base reduction calculations:			Guaranteed Lifetime Withdrawal Base reduction calculations:
Dollar amount	=	$15,000	Dollar amount	=	$15,000
Proportional amount ($15,000 ÷ $500,000) x $450,000	=	$13,500	Proportional amount ($15,000 ÷ $400,000) x $450,000	=	$16,875
After the Early Withdrawal:			After the Early Withdrawal:
Account Value ($500,000 - $15,000)	=	$485,000	Account Value ($400,000 - $15,000)	=	$385,000
Guaranteed Lifetime Withdrawal Base ($450,000 - $15,000)	=	$435,000	Guaranteed Lifetime Withdrawal Base ($450,000 - $16,875)	=	$433,125
In the case of an Early Withdrawal that causes any reduction to your Guaranteed Lifetime Withdrawal Base, we will provide you with the opportunity to restore your Guaranteed Lifetime Withdrawal Base to the amount that was in effect prior to the Early Withdrawal. To do so, within 45 days of the withdrawal, you must make Additional Deposits to Your Account equal to or greater than the Early Withdrawal amount, and submit a request to us in writing to restore your Guaranteed Lifetime Withdrawal Base as of the date of the Early Withdrawal. In the event you restore your Guaranteed Lifetime Withdrawal Base after an Early Withdrawal, we reserve the right to limit this restoration of your Guaranteed Lifetime Withdrawal Base to one time per Contract Year, not to exceed three times during the life of the Contract. We will confirm with you that your Guaranteed Lifetime Withdrawal Base is restored, and will notify you if you reach the limit of withdrawal restorations.
What if the Account Value falls to the Minimum Account Value before the Withdrawal Start Date but your Guaranteed Lifetime Withdrawal Base is above zero?
If Your Account Value falls below the Minimum Account Value before your Withdrawal Start Date, your Contract will be suspended (see Suspension and Termination Provisions).

The Withdrawal Phase
What events trigger the Withdrawal Phase?
Your Account and the Contract will continue in the Accumulation Phase until you (or in the case of Co-Annuitants, the younger Co-Annuitant) reach the age of 55 and affirmatively elect to enter the second phase of the Contract – the Withdrawal Phase. To elect to enter the Withdrawal Phase, you and your Financial Advisor must complete a Withdrawal Phase election form and send the form to the Service Center.
What is the Withdrawal Start Date and what does it mean?
Your Withdrawal Start Date is the date that we receive a completed Withdrawal Phase election form indicating your choice, once you are eligible under the Contract to enter the Withdrawal Phase. The Withdrawal Phase entitles you to begin taking annual withdrawals up to the Guaranteed Lifetime Withdrawal Amount (discussed later in this provision) without reducing your Guaranteed Lifetime Withdrawal Base. To be eligible to enter the Withdrawal Phase, you must reach age 55 or older. In the case of Co-Annuitants, your eligibility to elect to enter the Withdrawal Phase is based on the date the younger Co-Annuitant reaches the age of 55. However, for Contracts owned by an IRA, distributions in an amount necessary to satisfy your minimum required distributions as provided in the Internal Revenue Code will not reduce your Guaranteed Lifetime Withdrawal Base, regardless of the age of your spouse. This means that if you must meet required minimum distributions, you may enter the Withdrawal Phase.
If you are eligible, and you wish to enter the Withdrawal Phase, you must complete a Withdrawal Phase election form. You may request the form through your Financial Advisor or from the Service Center. Your Withdrawal Start Date will be the date we receive your completed Withdrawal Phase election form at the Service Center, even if you do not take an actual withdrawal at that time. We will notify you that we received your completed Withdrawal Phase election form. If you take a withdrawal after the age of 55 and have not completed the Withdrawal Phase election form, you and your Financial Advisor will be notified. Upon notification, if you do not complete a Withdrawal Phase election form within 30 days, your withdrawal will be considered an Early Withdrawal and your Guaranteed Lifetime Withdrawal Base will be reduced as stated in the Early Withdrawals from Your Account section. Note: If your Withdrawal Start Date is in the initial Contract Year or in the year you turn 55, the amount of your initial withdrawals may be prorated based upon the number of days remaining in that calendar year.
If you do not affirmatively elect to enter the Withdrawal Phase, every withdrawal you take will be considered an Early Withdrawal. As described in the Early Withdrawals from Your Account section, Early Withdrawals will reduce your Guaranteed Lifetime Withdrawal Base. If you do not enter the Withdrawal Phase, you will continue to pay for the Guarantee but will not receive the benefit of the Guaranteed Lifetime Withdrawals.
Once you enter the Withdrawal Phase, the Early Withdrawal provisions of this prospectus are inapplicable to your Contract and your potential 5% roll-up to the Guaranteed Lifetime Withdrawal Base that was available in the Accumulation Phase will no longer be available.
What is the Guaranteed Lifetime Withdrawal Amount and how is it calculated?
The Guaranteed Lifetime Withdrawal Amount is the maximum amount you may withdraw each calendar year after your Withdrawal Start Date without reducing your Guaranteed Lifetime Withdrawal Base. The Guaranteed Lifetime Withdrawal Amount is calculated by multiplying your Guaranteed Lifetime Withdrawal Base by your Guaranteed Lifetime Withdrawal Percentage.
Your Guaranteed Lifetime Withdrawal Percentage depends on your age (or in the case of Co-Annuitants, the younger Co-Annuitant's age) at the time of the withdrawal. Your Guaranteed Lifetime Withdrawal Percentage will automatically increase on the calendar year after you (or in the case of Co-Annuitants, the younger Co-Annuitant) turns 65.
Your Age (or in the case of a Co-Annuitant, the age of the younger Co-Annuitant) at the time of the withdrawal	Guaranteed Lifetime Withdrawal Percentage
55 – 64	4%
65 or older	5%

In other words:
Guaranteed Lifetime Withdrawal Amount	=	Guaranteed Lifetime Withdrawal Base	X	Guaranteed Lifetime Withdrawal Percentage
Note: Although withdrawals taken that do not exceed the Guaranteed Lifetime Withdrawal Amount do not reduce the Guaranteed Lifetime Withdrawal Base, they do reduce Your Account Value.
Note: Your Guaranteed Lifetime Withdrawal Amount should be considered when you determine your periodic withdrawal strategy for retirement income or other purposes. Amounts withdrawn in excess of the Guaranteed Lifetime Withdrawal Amount will negatively impact your Guaranteed Lifetime Withdrawal Base and any Guaranteed Lifetime Income Payments that may be payable to you under this Contract in the future.
The Guaranteed Lifetime Withdrawal Amount is not cumulative. In other words, taking less than the Guaranteed Lifetime Withdrawal Amount in one calendar year does not entitle you to withdraw more than the Guaranteed Lifetime Withdrawal Amount in a subsequent calendar year.
Can the Guaranteed Lifetime Withdrawal Base change during the Withdrawal Phase?
Yes. There are several ways that your Guaranteed Lifetime Withdrawal Base can increase or decrease during the Withdrawal Phase:
(1)	The Annual Benefit Base Review. On each Contract Anniversary during the Withdrawal Phase, we do an Annual Benefit Base Review to see if you are eligible for an increase to your Guaranteed Lifetime Withdrawal Base. We will examine the following two items and your Guaranteed Lifetime Withdrawal Base will be set equal to the greater of:
(a)	the current Guaranteed Lifetime Withdrawal Base, adjusted for transactions in the previous Contract Year that affected the Guaranteed Lifetime Withdrawal Base; or
(b)	Your Account Value as of the Contract Anniversary.
Any increase to the Guaranteed Lifetime Withdrawal Base will be automatic if there are no terms and conditions changes. Otherwise, we require an election to increase the Guaranteed Lifetime Withdrawal Base. See Terms and Conditions of the Contract for an explanation of the impact upon the Guaranteed Lifetime Withdrawal Base if there is a terms and conditions change.
Note: Since the Contract Fee is calculated based on the Guaranteed Lifetime Withdrawal Base, increases to the Guaranteed Lifetime Withdrawal Base will result in higher Contract Fees. Under the automatic Annual Benefit Base Review feature, you agree to pay the larger Fee.
You can cancel the automatic Annual Benefit Base Review by notifying us.
(2)	Additional Deposits to Your Account in the Withdrawal Phase. Just as in the Accumulation Phase, the Contract permits you to make Additional Deposits to Your Account during the Withdrawal Phase, which will result in an immediate increase to your Guaranteed Lifetime Withdrawal Base equal to the dollar amount of the Additional Deposit.
Note: We reserve the right to refuse to accept an Additional Deposit made into Your Account for your Guaranteed Lifetime Withdrawal Base that brings your Total Gross Deposits above $2,000,000 (see Suspension and Termination Provisions). Your Account Value may increase above $2,000,000 due to market performance without suspension.

(3)	Excess Withdrawals from Your Account. Excess Withdrawals are any withdrawals taken after your Withdrawal Start Date that, during any calendar year, exceed the Guaranteed Lifetime Withdrawal Amount. Excess Withdrawals will result in a decrease to your Guaranteed Lifetime Withdrawal Base. The amount of that decrease will be the greater of (a) or (b), where:

(a)	=	the dollar amount of the Excess Withdrawal (the amount withdrawn during any calendar year in excess of the Guaranteed Lifetime Withdrawal Amount); and
(b)	=	a "proportional amount" derived from the following calculation: (A ÷ B) × C, where:
		A	=	the dollar amount of the Excess Withdrawal;
		B	=	Your Account Value (which will be reduced by any Guaranteed Lifetime Withdrawal Amount taken) on the date of the Excess Withdrawal; and
		C	=	your Guaranteed Lifetime Withdrawal Base on the date of the Excess Withdrawal
Note: When an Excess Withdrawal occurs at a time when the market is doing well enough that Your Account Value exceeds the Guaranteed Lifetime Withdrawal Base, an Excess Withdrawal will result in a dollar for dollar reduction in the Guaranteed Lifetime Withdrawal Base. When an Excess Withdrawal occurs at a time when the market has declined so that Your Account Value is less than the Guaranteed Lifetime Withdrawal Base, an Excess Withdrawal will result in a proportional reduction to the Guaranteed Lifetime Withdrawal Base. Furthermore, the more the market has declined (i.e., the greater the difference between Your Account Value and the Guaranteed Lifetime Withdrawal Base), the greater impact the proportional reduction will have on the remaining Guaranteed Lifetime Withdrawal Base, resulting in a larger decrease to overall Guaranteed Lifetime Withdrawals.
Example Excess Withdrawal Calculations
In this example, the Account Value is greater than the Guaranteed Lifetime Withdrawal Base:			In this example, the Account Value is less than the Guaranteed Lifetime Withdrawal Base:
At the time of the Excess Withdrawal:			At the time of the Excess Withdrawal:
Account Value	=	$500,000	Account Value	=	$400,000
Guaranteed Lifetime Withdrawal Base	=	$450,000	Guaranteed Lifetime Withdrawal Base	=	$450,000
Guaranteed Lifetime Withdrawal Amount	=	$22,500	Guaranteed Lifetime Withdrawal Amount	=	$22,500
Withdrawal Amount	=	$30,000	Withdrawal Amount	=	$30,000
Excess Withdrawal Amount ($30,000 - $22,500)	=	$7,500	Excess Withdrawal Amount ($30,000 - $22,500)	=	$7,500
Guaranteed Lifetime Withdrawal Base reduction calculations:			Guaranteed Lifetime Withdrawal Base reduction calculations:
Dollar amount	=	$7,500	Dollar amount	=	$7,500
Proportional amount ($7,500 ÷ $477,500) x $450,000	=	$7,068	Proportional amount ($7,500 ÷ $377,500) x $450,000	=	$8,940
After the Excess Withdrawal:			After the Excess Withdrawal:
Account Value ($500,000 - $30,000)	=	$470,000	Account Value ($400,000 - $30,000)	=	$370,000
Guaranteed Lifetime Withdrawal Base ($450,000 - $7,500)	=	$442,500	Guaranteed Lifetime Withdrawal Base ($450,000 - $8,940)	=	$441,060
If your Contract is issued as an asset in an IRA, and the only withdrawals you take from the assets in Your Account are those taken to meet required minimum distributions for that account under the Internal Revenue Code, those withdrawals will not be considered Excess Withdrawals, even if the withdrawal exceeds the Guaranteed Lifetime Withdrawal Amount.
In the case of an Excess Withdrawal that causes any reduction to your Guaranteed Lifetime Withdrawal Base, we will provide you with the opportunity to restore your Guaranteed Lifetime Withdrawal Base to the amount that was in effect prior to the Excess Withdrawal. To do so, within 45 days of the withdrawal, you must make Additional Deposits to Your Account equal to or greater than the Excess Withdrawal amount, and submit a request to us in writing to restore your Guaranteed Lifetime Withdrawal Base as of the date of the Excess Withdrawal. In the event you restore your Guaranteed Lifetime Withdrawal Base after an Excess Withdrawal, we reserve the right to limit this restoration of your Guaranteed Lifetime Withdrawal Base to one time per Contract Year, not to exceed three times during the life of the Contract. We will confirm with you that your Guaranteed Lifetime Withdrawal Base is restored, and will notify you if you reach the limit of withdrawal restorations.
Note: The Guaranteed Lifetime Withdrawal Base will never decrease due to market performance, even if Your Account Value goes down.

Do Early Withdrawals and Excess Withdrawals affect the Guaranteed Lifetime Withdrawal Amount and the Guaranteed Lifetime Withdrawal Base differently?
Yes. Early Withdrawals are considered "early" because they are taken before your Withdrawal Start Date, when your Guaranteed Lifetime Withdrawal Amount has not yet been established. If you take Early Withdrawals, your Guaranteed Lifetime Withdrawal Base will be reduced by the greater of the dollar amount of the Early Withdrawal or the proportional amount calculation. The proportional amount calculation for Early Withdrawals (as described above) uses Your Account Value at the time of the Early Withdrawal.
Excess Withdrawals are in "excess" of your Guaranteed Lifetime Withdrawal Amount, an amount established after your Withdrawal Start Date. If you take withdrawals in excess of your Guaranteed Lifetime Withdrawal Amount, your Guaranteed Lifetime Withdrawal Base will be reduced by the greater of the dollar amount of the Excess Withdrawal or the proportional amount calculation. The proportional amount calculation for Excess Withdrawals (as described above) will apply to Your Account Value on the date of the Excess Withdrawal (minus any Guaranteed Lifetime Withdrawal Amount taken on that day). Thus, Your Account Value is reduced by the Guaranteed Lifetime Withdrawal Amount and any Excess Withdrawal Amount.
What if the Account Value and the Guaranteed Lifetime Withdrawal Base decline to zero due to Excess Withdrawals during the Withdrawal Phase?
If both Your Account Value and the Guaranteed Lifetime Withdrawal Base decline to zero, the Contract will automatically terminate without value.
Triggering the Income Phase
What events will trigger the Income Phase?
Your Account will continue in the Withdrawal Phase until any of the following events, referred to as "triggering events," occurs:
•	Your Account Value, after your Withdrawal Start Date, falls below the greater of $10,000 or the Guaranteed Lifetime Withdrawal Amount (the "Minimum Account Value");
•	Your Account Value is invested in the Minimum Account Value Eligible Portfolio, as discussed in the Suspension and Termination Provisions section, and you reach your Withdrawal Start Date; or
•	You, after your Withdrawal Start Date, affirmatively elect to begin the Income Phase by submitting the appropriate administrative forms.
For Contracts owned by an IRA, the Co-Annuitant for whom the IRA was established shall not be precluded from entering the Income Phase if a triggering event occurs, regardless of the age of their spouse.
Note: It is possible that you may never begin the Income Phase. If you (and your spouse, if the Spousal Continuation Option is elected) die before any of the triggering events occurs, no benefit is payable under this Contract.
How is the Contract transitioned into the Income Phase?
If, and when, a triggering event occurs, we will send you a written notice informing you that you have met all of the conditions in order for your Contract to transition from the Withdrawal Phase to the Income Phase. The notice will contain an Income Phase election form.
If you decide to transition your Contract into the Income Phase, you must return the executed Income Phase election form to the Service Center and instruct MSSB to liquidate Your Account and transfer any remaining balance to us. Any unpaid Contract Fee will be charged against Your Account on a pro-rated basis, but will not affect your Guaranteed Lifetime Withdrawal Base. We will accept those assets as a premium payment for your immediate fixed income annuity contract ("Annuity"). Shortly thereafter, we will issue your Annuity, and we will begin making Guaranteed Lifetime Income Payments to you. The date the Annuity is issued is referred to as the "Annuity Commencement Date." The Guaranteed Lifetime Income Payments will continue for as long as you (or your spouse, if the Spousal Continuation Option is elected) live.
If you decide not to transition your Contract into the Income Phase by indicating your choice on the Income Phase election form and returning the form to the Service Center, your Contract will terminate and we will make no payments to you.

If we do not receive an Income Phase election form within 90 days of sending it from the Service Center, we will assume you do not intend to transition your Contract into the Income Phase and you wish to terminate your Contract. The Contract Fees that you have paid us, including the fees that you paid during this 90 day period, will not be refunded. You will not receive any benefits of the Guarantee and will not receive any Guaranteed Lifetime Income Payments from us.
The Income Phase
How much will each Guaranteed Lifetime Income Payment be?
Each Guaranteed Lifetime Income Payment will be the same amount as your most recent Guaranteed Lifetime Withdrawal Amount. However, your first Guaranteed Lifetime Income Payment will be prorated based on the amount previously withdrawn during the calendar year prior to beginning the Income Phase. No Additional Deposits and no Guaranteed Lifetime Withdrawals are permitted.
Will the Guaranteed Lifetime Income Payment ever increase or decrease?
No. The Guaranteed Lifetime Income Payments will always be the same amount.
How often are the Guaranteed Lifetime Income Payments paid?
The Guaranteed Lifetime Income Payments will be paid to you at the frequency you request on your Income Phase election form.
Note: Although you elect the frequency of payment, we reserve the right to decrease the frequency so that each scheduled payment is at least $100.
How long will the Guaranteed Lifetime Income Payments be paid?
Once the Guaranteed Lifetime Income Payments begin, they will continue until the death of the Annuitant (or the Co-Annuitant if the Spousal Continuation Option was elected).
Terms and Conditions of the Contract
What does it mean to have a change in "terms and conditions" of the Contract?
Nationwide can change certain terms and conditions of the Contract after you have purchased the Contract. These terms and conditions are: determination of which Select UMA Models are Eligible Portfolios and changes to the Contract Fee Percentages associated with the Eligible Portfolios.
How will a change to the terms and conditions of the Contract affect an existing Contract?
If Nationwide changes one or more terms and conditions of the Contract after it is issued, the change will not apply to your Contract unless you agree to such change. Your acceptance or rejection of any such change will impact the Annual Benefit Base Review which, as of the effective date of the change of terms and conditions, will no longer be automatic. Rather, in order to take advantage of any Annual Benefit Base Review, you will have to consent to have the Annual Benefit Base Review applied to your Contract. In other words, in order to receive the benefit associated with the Annual Benefit Base Review, you must also accept the new terms and conditions associated with the Contract. At the time of the terms and conditions change, we will provide you with the information necessary to make this determination. Specifically, we will provide: Your Account Value; the current Guaranteed Lifetime Withdrawal Base; the current terms and conditions associated with the Contract; and instructions on how to communicate your election to Nationwide.
If you accept the new terms and conditions associated with the Contract, we will continue with the Annual Benefit Base Review at the time of your next Contract Anniversary.
If you refuse to accept the terms and conditions, or we do not receive your election to accept the terms and conditions change within 60 days after the day we send notification to you (in which case we will assume you do not intend to invoke the Annual Benefit Base Review), the new terms and conditions of the Contract will not apply to your Contract. Your Guaranteed Lifetime Withdrawal Base will stay at the same value as of the most recent Contract Anniversary and you will no longer have an Annual Benefit Base Review. However, if you submit Additional Deposits to Your Account, you will receive a dollar for dollar increase to your Guaranteed Lifetime Withdrawal Base. Once you decline a terms and conditions change, you will no longer be permitted to accept any other terms and conditions change or reinstate your Annual Benefit Base Review.
If we re-characterize an Eligible Portfolio to a Former Eligible Portfolio, you will be notified of this term and condition change as stated in this section. If you choose to switch to another Eligible Portfolio, you may continue your Annual Benefit Base Review. If you choose to remain in the Former Eligible Portfolio, you will no longer be permitted to accept any other terms and conditions change or reinstate your Annual Benefit Base Review, and the cost of the Former Eligible Portfolio will remain the same. If MSSB no longer offers a Former Eligible Portfolio, the terms of the Suspension and Termination Provisions section will apply.
During the first two years of the Contract, we guarantee that the Contract Fee Percentage will not increase from the price that was in effect at the time you purchased the Contract. Other terms and conditions may change upon notice to you as stated above. After your second Contract Anniversary, Contract Fee Percentage changes are considered a term and condition change. Any Contract Fee Percentage increase will not rise above the maximum Contract Fee Percentage provided in the How much will the Contract cost? and The Contract Fee sections of this prospectus, and you will be notified of any terms and conditions change according to this Terms and Conditions of the Contract section.
Spousal Continuation Option
What is the Spousal Continuation Option?
The Spousal Continuation Option allows, upon your death, your surviving spouse to continue the Contract and receive all the rights and benefits associated with the Contract, including Guaranteed Lifetime Withdrawals and, possibly, Guaranteed Lifetime Income Payments.
Election of the Spousal Continuation Option.
The following conditions apply to Contracts electing the Spousal Continuation Option:

(1)	The Spousal Continuation Option must be elected at the time of application, and the younger spouse must be between 45 and 80 and the older spouse must be 84 or younger.
(2)	Both spouses (or a revocable trust of which either or both of the spouses is/are grantor(s)) must be named as owners of Your Account and the Annuitant(s) of Your Contract. For Contracts issued to IRAs and Roth IRAs, you and your spouse must be Co-Annuitants, and the person for whom the IRA or Roth IRA was established must name their spouse the sole beneficiary of Your Account.
(3)	If, prior to the Withdrawal Start Date, your marriage terminates due to divorce, dissolution, or annulment, or a Co-Annuitant dies, we will remove the Spousal Continuation Option from your Contract after you submit to the Service Center a written request and evidence of the marriage termination or death that is satisfactory to Nationwide. After removal of the Spousal Continuation Option, we will not charge you the Spousal Continuation Option Fee Percentage. Once the Spousal Continuation Option is removed from the Contract, the option may not be re-elected or added to cover a subsequent spouse.
(4)	If, on or after the Withdrawal Start Date, your marriage terminates due to divorce, dissolution, or annulment, or a Co-Annuitant dies, you may not remove the Spousal Continuation Option from the Contract. The remaining Owner of the Contract will continue to be charged the Spousal Continuation Option Fee Percentage, and after the remaining Owner of the contract submits to the Service Center a written request in a form acceptable to Nationwide, the remaining Owner of the Contract's former spouse will no longer be eligible to receive withdrawals.
(5)	For Contracts with non-natural owners (other than IRAs), one spouse must be the Annuitant and the other spouse must be the Co-Annuitant.
(6)	Upon either Co-Annuitant's death, the surviving spouse must keep Your Account open and comply with all of the requirements of this Contract.
(7)	If you enter the Income Phase of the Contract, both you and your spouse must be named primary beneficiaries of the Contract at that time to ensure the Guaranteed Lifetime Income Payments will continue for both lives.
How much does the Spousal Continuation Option cost?
The maximum Spousal Continuation Option Fee Percentage is 0.30% of your Guaranteed Lifetime Withdrawal Base. Currently, the Spousal Continuation Option Fee Percentage is 0.20% of your Guaranteed Lifetime Withdrawal Base and is assessed in the same manner and at the same time as the Contract Fee. The Spousal Continuation Fee is in addition to the Contract Fee, resulting in a maximum total of 1.75% and a current total of 1.20%.
Is it possible to pay for the Spousal Continuation Option but not receive a benefit from it?
There are situations where you would not receive the benefit of the Spousal Continuation Option. For example, if on or after the Withdrawal Start Date your spouse dies before you, the benefits associated with the option will not be realized. Also, if withdrawals are taken after the Withdrawal Start Date and your marriage terminates due to death, divorce, dissolution, or annulment, you may not remove the Spousal Continuation Option from the Contract and you must continue to pay the Spousal Continuation Option Fee.
The Contract Fee
How much is the Contract Fee?
The maximum Contract Fee Percentage for the Contract is a rate of 1.45% of the Guaranteed Lifetime Withdrawal Base. The current Contract Fee Percentage is 1.00% of the Guaranteed Lifetime Withdrawal Base. If you choose to elect the Spousal Continuation Option, there is an additional fee (see How much does the Spousal Continuation Option cost?). Once your Contract is issued, the Contract Fee associated with your Contract will not increase, except possibly, if you affirmatively elect the change of any terms and conditions, or if you have to go to the Minimum Account Value Eligible Portfolio and the Contract Fee Percentage is higher (see Terms and Conditions of the Contract).
The Contract Fee is in addition to charges that are imposed in connection with advisory, custodial, platform and other services, or charges imposed by Investment Products comprising Your Account at MSSB.

We provide a price guarantee during the first two years that you own the Contract. During this time, your Contract Fee Percentage will not increase above the Contract Fee Percentage that was in place at the date of issuance of the Contract. After your second Contract Anniversary, a change in the Contract Fee Percentage will be considered a terms and conditions change (see Terms and Conditions of the Contract).
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes to Nationwide. Nationwide will not pass these taxes through to the Contract owner.
When and how is the Contract Fee assessed?
The Contract Fee is only assessed during the Accumulation and Withdrawal Phases of the Contract. It is deducted from Your Account on a calendar quarter basis at the beginning of each quarter in the same manner as MSSB's advisory fees for Your Account. The Fee is paid in advance based on the value of the Guaranteed Lifetime Withdrawal Base as of the last day of the previous calendar quarter. If you make an Additional Deposit or take an Early or Excess Withdrawal during the pre-paid quarter, your Fee will not be impacted for that quarter since the Fee was paid in advance. The Fee for the following quarter will be impacted because the Guaranteed Lifetime Withdrawal Base will reflect any increase from an Additional Deposit or a decrease from an Early or Excess Withdrawal.
The Contract Fee Percentage is assessed at the beginning of the quarter because it corresponds with MSSB's billing, and the quarterly billing will have no other impact other than to reduce Your Account Value. The Contract Fee will be deducted by MSSB and remitted to us. To facilitate this, you must sign the Client Agreement allowing MSSB to deduct the Fee from Your Account. The sale or transfer of investments in Your Account to pay the Contract Fee will not reduce your Guaranteed Lifetime Withdrawal Base, but will reduce Your Account Value.
For example:
Contract Fee Percentage:	1.00%
Number of days in calendar quarter:	90
Number of days in the calendar year:	365
Guaranteed Lifetime Withdrawal Base (as of the end of the previous quarter):	$ 500,000
Contract Fee Calculation: $500,000 x [1.00% x (90 ÷ 365)] =	$1,232.87
If your Contract is issued in the middle of a quarter, we will prorate your Contract Fee for that quarter. Thereafter, the Fee for the next calendar quarter will be calculated based on the Guaranteed Lifetime Withdrawal Base as of the end of the prior calendar quarter. If you terminate your Contract in the middle of a quarter, we will prorate that quarter's Fee and will return the remainder to you.
We will allow you the flexibility to pay the Fees in ways other than through a deduction from Your Account consistent with your Client Agreement.
Will the Contract Fee be the same amount from quarter to quarter?
Since the Fee is based on your Guaranteed Lifetime Withdrawal Base at the end of the previous quarter, any time the Guaranteed Lifetime Withdrawal Base increases (via Additional Deposits or the Annual Benefit Base Review) so does the amount of the Fee for the next quarter. Likewise, any time the Guaranteed Lifetime Withdrawal Base decreases (via Early Withdrawals or Excess Withdrawals), so does the amount of the Fee for the next quarter. Additionally, if you elect an Annual Benefit Base Review when a higher or lower Contract Fee Percentage is in effect, the dollar amount of your Contract Fee will increase or decrease accordingly. Thus, the only way the dollar amount of your Contract Fee will remain the same is if your Guaranteed Lifetime Withdrawal Base and the Contract Fee Percentage associated with your Contract stays the same.
Will advisory and other fees impact the Account Value and the Guarantee under the Contract?
They might. The provisions of your Contract currently allow for a "Withdrawal Exception" whereby withdrawals up to a certain amount can be deducted from Your Account each calendar quarter to pay for MSSB's advisory and other service fees associated with Your Account without being considered Early Withdrawals/Excess Withdrawals, as applicable. Currently, the maximum amount of the Withdrawal Exception is a total of 3.00% of Your Account Value each calendar year.

If MSSB's actual fees for advice and other services exceed 3.00% of Your Account Value, and you withdraw the entire fee amount from Your Account, the amount withdrawn above the 3.00% limit will be considered an Early Withdrawal/Excess Withdrawal, as applicable, and will reduce your Guaranteed Lifetime Withdrawal Base. This means that if you have not yet reached your Withdrawal Start Date and you exceed the Withdrawal Exception, you will have an Early Withdrawal. If you have reached your Withdrawal Start Date and you exceed the Withdrawal Exception, you will have an Excess Withdrawal if you also take the full Guaranteed Lifetime Withdrawal Amount for that year. Both Early Withdrawals and Excess Withdrawals reduce your Guaranteed Lifetime Withdrawal Base.
Managing Withdrawals from Your Account
There are many factors that will influence your decision of when to take withdrawals from Your Account and in what amount. No two investors' situations will be exactly the same. You should carefully weigh your decision to take withdrawals from Your Account, the timing of the withdrawals, and the amounts. You should consult with your Financial Advisor and a tax advisor. In addition to the advice you may receive from your advisor, here are a few things to consider:
First:	Early Withdrawals and Excess Withdrawals will reduce your Guaranteed Lifetime Withdrawal Base. The reduction may be substantial, especially if Your Account Value is significantly lower than it was when the Guaranteed Lifetime Withdrawal Base was last computed or adjusted.
Second:	Once you are ready to begin taking withdrawals of the Guaranteed Lifetime Withdrawal Amount from Your Account, consider setting up a quarterly, monthly or other systematic withdrawal program. Doing so may help limit the risk that you will make an Excess Withdrawal.
Third:	Consider the timing of your withdrawals. Because your Guaranteed Lifetime Withdrawal Base can increase on your Contract Anniversary via the automatic Annual Benefit Base Review, the higher Your Account Value is on your Contract Anniversary, the more likely you will be to receive an increase in your Guaranteed Lifetime Withdrawal Base. You might have a higher Guaranteed Lifetime Withdrawal Base if you defer withdrawals until after your Contract Anniversary.
Fourth:	Consider that the longer you wait to begin taking withdrawals of the Guaranteed Lifetime Withdrawal Amount, the less likely it is that you will receive any Guaranteed Lifetime Income Payments. Taking withdrawals reduces Your Account Value. If you wait to begin taking withdrawals, you are likely to reach the Minimum Account Value later in your life, and at the same time, your remaining life expectancy will be shorter.

Death Provisions
The treatment of the Contract upon the death of an Annuitant depends on a number of factors. Those include whether the Contract Owner is a natural or non-natural person, whether there is a Co-Annuitant, and whether the Contract is in the Accumulation or Withdrawal Phase or the Income Phase.
		Annuitant's Death in Accumulation or Withdrawal Phase	Annuitant's Death in Income Phase
Sole Contract Owner	Sole Annuitant (no Spousal Continuation Option)	The Contract terminates and we will make no payments under the Contract. We will return that portion of the current quarter's Contract Fee attributable to the time period between your death and the end of the current calendar quarter.	We will calculate the remaining amount of transferred Account Value that has not yet been paid to you in the form of Guaranteed Lifetime Income Payments. We will make payments to your beneficiary in the same frequency as the Withdrawal Phase in the amount equal to your Guaranteed Lifetime Withdrawals until that amount has been paid. If all remaining transferred Account Value has already been paid to you at the time of your death in the form of Guaranteed Lifetime Income Payments, we will make no further payments.
Co-Annuitants (spouses with the Spousal Continuation Option)	If the Contract Owner/Co-Annuitant of the Contract dies, the Contract will continue with the surviving Co-Annuitant as the sole Contract Owner and sole Annuitant.	• If the Contract Owner/Co-Annuitant of the Contract dies, we will continue to make Guaranteed Lifetime Income Payments to the surviving Contract Owner/Co-Annuitant for the duration of his or her lifetime.
• Upon the surviving Contract Owner/Co-Annuitant's death, we will calculate the remaining amount of transferred Account Value that has not yet been paid in the form of Guaranteed Lifetime Income Payments. We will make payments to your beneficiary in the same frequency as the Withdrawal Phase in the amount equal to the Guaranteed Lifetime Withdrawals until that amount has been paid.

		Annuitant's Death in Accumulation or Withdrawal Phase	Annuitant's Death in Income Phase
Joint Contract Owners (spouses)	Sole Annuitant (no Spousal Continuation Option)	If a Joint Owner who is the Annuitant dies, the Contract terminates and we will make no payments under the Contract. We will return that portion of the current quarter's Contract Fee attributable to the time period between your death and the end of the current calendar quarter.	If a Joint Owner who is the Annuitant dies, we will calculate the remaining amount of transferred Account Value that has not yet been paid to you in the form of Guaranteed Lifetime Income Payments. We will make payments to your beneficiary in the same frequency as the Withdrawal Phase in the amount equal to your Guaranteed Lifetime Withdrawals until that amount has been paid. If all remaining transferred Account Value has already been paid to you at the time of your death in the form of Guaranteed Lifetime Income Payments, we will make no further payments.
		If a Joint Owner who is not the Annuitant dies, the Contract will continue with the surviving Joint Owner/Annuitant as the sole Contract Owner.	If a Joint Owner who is not the Annuitant dies, the Contract will continue with the surviving Joint Owner/Annuitant as the sole Contract Owner receiving Guaranteed Lifetime Income Payments.
Co-Annuitants (spouses with the Spousal Continuation Option)	If a Joint Owner/Co-Annuitant dies, the Contract will continue with the surviving Joint Owner/Co-Annuitant as the sole Contract Owner and sole Annuitant.	• If a Joint Owner/Co-Annuitant dies, we will continue to make Guaranteed Lifetime Income Payments to the surviving Joint Owner/Co-Annuitant for the duration of his or her lifetime.
• Upon the surviving Joint Owner/Co-Annuitant's death, we will calculate the remaining amount of transferred Account Value that has not yet been paid in the form of Guaranteed Lifetime Income Payments. We will make payments to your beneficiary in the same frequency as the Withdrawal Phase in the amount equal to the Guaranteed Lifetime Withdrawals until that amount has been paid.
Marriage Termination Provisions
In the event of a divorce, dissolution or annulment whose decree or other agreement affects a Contract, we will require written notice in a manner acceptable to us.
Marriage termination in the Accumulation or Withdrawal Phases.
If the marriage terminates during the Accumulation or Withdrawal Phase and you did not elect the Spousal Continuation Option:
•	If you remain the sole owner of Your Account, there will be no change to the Contract.
•	If your former spouse becomes the sole owner of Your Account, the Contract will be issued as a new Contract, with a new Guaranteed Lifetime Withdrawal Base (calculated as of the date the new Contract is issued) with your former spouse as Contract Owner and Annuitant, and the Contract will terminate upon the death of the Annuitant. Alternately, the former spouse may elect to terminate the Contract.
•	If Your Account is divided between you and your former spouse, the Contract will be reissued as two Contracts (one to each of the former spouses). The Guarantee will not carry over and a new Guaranteed Lifetime Withdrawal Base will be established based on the value of each new account as of the date the new Contracts are issued. Each former spouse will be the named Contract Owner and Annuitant of their respective reissued Contract, and each Contract will terminate upon the death of the respective Annuitant. Alternately, each former spouse may elect to terminate their respective Contract.

If the marriage terminates during the Accumulation or Withdrawal Phases and you elected the Spousal Continuation Option:
•	If Your Account is taken over solely by one of the Joint Owners (the "Receiving Joint Owner"), the Receiving Joint Owner may elect whether to have the Contract reissued with him/her as the sole Contract Owner and Annuitant, or continue the Contract with both former spouses remaining as Joint Owners and the Receiving Joint Owner as the annuitant. In either situation, the Contract will terminate upon the death of the Annuitant. Alternately, the Receiving Joint Owner may elect to terminate the Contract.
•	If Your Account is divided between the Joint Owners (the former spouses), the Contract will be reissued as two Contracts (one to each of the former spouses), with the contractual Guarantee divided in proportion to the division of the assets in Your Account and a new Guaranteed Lifetime Withdrawal Base will be established for each Contract based on the value of each account as of the date the new Contracts are issued. The Joint Owners may remain as Joint Owners on each reissued Contract, with one former spouse named as Annuitant on each of the Contracts, or each may become the sole Contract Owner and Annuitant on their respective reissued Contract. In either situation, the Contract will terminate upon the death of the Annuitant. Alternately, each former spouse may elect to terminate their respective Contract.
Marriage termination in the Income Phase.
If, during the Income Phase, the marriage terminates, the Contract will not be reissued. We will make Guaranteed Lifetime Income Payments to one or more payees as set forth in the relevant decree, order, or judgment.
Contract Owners should consult with their own advisors to assess the tax consequences associated with these marriage termination provisions.
Suspension and Termination Provisions
Suspension and termination provisions only apply during the Accumulation and Withdrawal Phases of the Contract.
What does it mean to have a suspended Contract?
Contract suspension will not otherwise change or suspend the calculation of the benefits or charges under your Contract.
If you do not cure the suspension of your Contract, we will terminate your Contract, which will eliminate the Guarantee. You will not receive any benefits of the Guarantee and will not receive any Guaranteed Lifetime Income Payments from us.
What will cause a Contract to be suspended?
There are several events that can cause a Contract to be suspended. Some of them are within your control; some are not. We reserve the right to suspend the Contract if any of the following events occur:
•	You do not comply with any provision of this prospectus, including, but not limited to, the requirement that you maintain Your Account at MSSB and invest the assets as required by an Eligible Portfolio or a Former Eligible Portfolio, and the requirement that you execute an agreement that provides for the deduction and remittance of the Contract Fee;
•	Your Account Value falls below the Minimum Account Value;
•	MSSB no longer manages any Eligible Portfolios or Former Eligible Portfolios; or
•	You make an Additional Deposit to Your Account when Your Account already exceeds $2,000,000 in Total Gross Deposits, or you make an Additional Deposit to Your Account that causes Your Account to exceed $2,000,000 in Total Gross Deposits.
If one of the suspension events occurs, we will provide you with a suspension notice indicating what exactly is triggering the suspension and when the termination will occur. The purpose of this notice is to give you the opportunity to cure the issue that has triggered the suspension. You will have 45 days to correct the suspension event. If you correct the issue within 45 days in a manner acceptable to us, the termination will not take effect.
What can be done to take the Contract out of suspension?
The notice will indicate that there is a specific suspension period, during which you will have the ability to preserve the Guarantee associated with your Contract. The notice will contain a description of one or more actions you can take to take the Contract out of suspension and avoid termination.

If you do not or cannot cure the issue causing the suspension by the end of the suspension period, your Contract will terminate on the date indicated in the notice.
Specific suspension events and their cures.
Your Account Value falls to the Minimum Account Value before the Withdrawal Start Date.
If Your Account Value falls below the Minimum Account Value before your Withdrawal Start Date, your Contract will be suspended. The suspension notification will indicate that you must elect one of three options for the Contract:
(1)	Make Additional Deposits to Your Account to bring Your Account Value above the Minimum Account Value;
(2)	Transfer Your Account Value to the Minimum Account Value Eligible Portfolio. The Minimum Account Value Eligible Portfolio is only available to Contract Owners whose Account Value falls below the Minimum Account Value before the Withdrawal Start Date; or
(3)	Terminate the Contract.
If you choose to invest in the Minimum Account Value Eligible Portfolio under these circumstances, Your Account Value must remain allocated to the Minimum Account Value Eligible Portfolio until your Withdrawal Start Date, at which time Your Account will transition to the Income Phase, as discussed in the Triggering the Income Phase section.
The Minimum Account Value Eligible Portfolio currently available with a Contract Fee Percentage of 1.00% is:
Eligible Portfolio	Target Allocations
	U.S. Equity
Minimum Account Value Eligible Portfolio	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0%	0%	0%	0%	0%	0%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Core Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Duration Bond
100% Fixed	0%	0%	40 - 60%	0 - 20%	5 - 25%	20 - 40%
Investment Strategy: Fixed Income- An all fixed income model for a most conservative investor that seeks conservative risk investments with minimal market volatility. In order to accommodate a lower account value, the portfolio is only comprised of exchange traded funds (ETFs) which have lower minimum investment requirements.
Investment Objective: The investment objective for this Model has a primary emphasis on capital preservation. This Model is classified to have low volatility. It is most suitable for an investor that is comfortable with minimal fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time.
Investment Risk: Fixed income is historically considered less risky than equities. The Minimum Account Value Eligible Portfolio has 100% of the assets in fixed income or cash. Therefore, of all of the Eligible Portfolios, this portfolio provides the most conservative investment risk.
Benchmark: 70% BC Aggregate Bond (U.S. Fixed Income)/30% 90-Day T-Bills (Cash)
For a summary of the asset categories and benchmark indices, please refer to the Eligible Portfolios summary earlier in the prospectus.
If you do not notify us of your election by the end of the suspension period, we will assume that you intend to terminate the Contract.
MSSB no longer manages any Eligible Portfolios or Former Eligible Portfolios.
If MSSB no longer manages any Eligible Portfolios or Former Eligible Portfolios, and Nationwide no longer partners with MSSB, we reserve the right to suspend the Contract. The only way to cure this suspension (to preserve your Guarantee under the Contract) is to transfer Your Account Value to a third party account approved by us or to an annuity contract that we, or one of our affiliates, offer.
•	If you decide to transfer to a third party account approved by us, please keep in mind the following:
❍	The charges for those products may be higher than the Contract Fee Percentage assessed in connection with your Contract;

❍	You will not be charged any transfer fees by us other than the termination fees imposed by your custodian consistent with your custodial agreement; and
❍	The value transferred for the Guarantee will be equal to the Guaranteed Lifetime Withdrawal Base on the Valuation Day of the transfer (a Valuation Day is any day the New York Stock Exchange is open for trading).
•	If you decide to transfer Your Account Value to an annuity contract that we, or one of our affiliates, offer, the amount transferred to the new annuity contract will be equal to the value of Your Account on the Valuation Day of the transfer, and the basis for your Guarantee will be equal to the Guaranteed Lifetime Withdrawal Base on the Valuation Day of the transfer.
•	If you choose not to transfer Your Account Value, or fail to transfer Your Account Value before the end of the suspension period, the Contract and the Guarantee will terminate.
Additional Deposits that exceed $2,000,000 in Total Gross Deposits
We must manage the risk that your Guaranteed Lifetime Payments may become too large for us to guarantee. While we do not manage Your Account, we maintain sole discretion as to how high your Guaranteed Lifetime Withdrawal Base may increase. Therefore, we reserve the right to refuse to accept an Additional Deposit made into Your Account for your Guaranteed Lifetime Withdrawal Base that brings your Total Gross Deposits above $2,000,000. Our decision to accept your Additional Deposit for your Guaranteed Lifetime Withdrawal Base will be based on one or more factors, including but not limited to: age, spouse age (if applicable), Annuitant age, state of issue, total Account Value, election of the Spousal Continuation Option, current market conditions, and current hedging costs. All such decisions will be based on internally established actuarial guidelines and will be applied in a nondiscriminatory manner. Note: If you have more than one MSSB account with this Guarantee, the $2,000,000 limit in Total Gross Deposits applies to the aggregate account value of Your Accounts.
Since you will not independently be able to make the determination as to whether an Additional Deposit will be accepted for your Guaranteed Lifetime Withdrawal Base, you and your Financial Advisor should contact the Service Center prior to making any Additional Deposit that you suspect may exceed $2,000,000 in Total Gross Deposits. We will assist you in determining whether your Additional Deposit will be accepted for your Guaranteed Lifetime Withdrawal Base calculation. This pre-deposit inquiry prevents an inadvertent suspension of your Contract, because submitting Additional Deposits that exceed the $2,000,000 in Total Gross Deposits limit without Nationwide's prior approval will suspend your Contact, which could lead to Contract termination.
More specifically, the following scenarios apply to the Contract:
•	Pre-Deposit Inquiry. If you contact us before you submit an Additional Deposit that you know or suspect will exceed the $2,000,000 in Total Gross Deposits limit, we will perform an analysis and make a determination as to whether we will accept the Additional Deposit for your Guaranteed Lifetime Withdrawal Base. We will notify you of our determination within a reasonable time.
❍	If we permit the application of all or a portion of an Additional Deposit to the Guaranteed Lifetime Withdrawal Base calculation, that amount will be reflected in your Guaranteed Lifetime Withdrawal Base at the time you deposit the Additional Deposit to Your Account, provided such deposit is made within 5 days of our notification of approval and provided that such deposit does not exceed the amount evaluated in the pre-deposit inquiry. If you make such Additional Deposit after the expiration of the permitted time period, or it is for an amount greater than that submitted in the pre-deposit inquiry, we will treat the Additional Deposit as if no pre-deposit inquiry was made (see "No Pre-Deposit Inquiry" below) and will immediately suspend your Contract.
❍	If we exercise our right to refuse to accept all or a portion of an Additional Deposit for the Guaranteed Lifetime Withdrawal Base (and you have not made the Additional Deposit), we will not suspend your Contract. If however, you proceed to make the Additional Deposit after our notification of our refusal to accept the Additional Deposit for your Guaranteed Lifetime Withdrawal Base, we will treat the Additional Deposit as if no pre-deposit inquiry was made (see "No Pre-Deposit Inquiry" below) and will immediately suspend your Contract.
•	No Pre-Deposit Inquiry. If you do not contact us before you submit an Additional Deposit that causes Your Account to exceed the $2,000,000 in Total Gross Deposits limit, we will immediately suspend your Contract. We will notify you of the suspension and the reason for the suspension. Then, we will perform an analysis and make a determination as to whether we will accept the Additional Deposit for your Guaranteed Lifetime Withdrawal Base. We will notify you of our determination within a reasonable time during the suspension period. Note: In the event of multiple Additional Deposits that cause Total Gross Deposits to exceed $2,000,000, each deposit will have its own suspension period and review determination. Multiple Additional Deposits will be evaluated in the order they are deposited.
❍	If we permit the application of all or a portion of an Additional Deposit to the Guaranteed Lifetime Withdrawal Base calculation, that amount will be reflected in your Guaranteed Lifetime Withdrawal Base as of the date you deposited the Additional Deposit to Your Account and we will immediately remove the Contract's suspension. We will notify you that the suspension has been removed.
❍	If we exercise our right to refuse to accept all or a portion of an Additional Deposit for the Guaranteed Lifetime Withdrawal Base, your Contract will continue to be suspended (as of the date of the Additional Deposit). We will notify you and your Financial Advisor immediately of the Contract's suspended status and will request that you remove the Additional Deposit(s) from Your Account. The notification will indicate that the Contract will remain suspended until you remove the Additional Deposit(s) that caused your Total Gross Deposits to exceed $2,000,000 from Your Account, and that if you do not withdraw the necessary amount from Your Account before the end of the suspension period, the Contract will terminate and you will not be eligible for any of the benefits associated with the Contract. During the suspension period, any withdrawal will not constitute an Early Withdrawal or an Excess Withdrawal.
What will cause a Contract to be terminated?
If you fail to cure the cause of a Contract suspension within 45 days, your Contract will terminate. We will provide you with a pre-termination notice indicating what exactly has triggered the termination and when the termination will be effective. The purpose of this pre-termination notice is to give you the opportunity to either cure the issue that has triggered the termination, or to preserve your Guarantee under the Contract by transferring Your Account Value to a third party account approved by us or to an annuity contract we, or one of our affiliates, offer. If you cure the issue before the termination date in a manner acceptable to us, the termination will not take effect.
•	If you decide to transfer to a third party account approved by us, please keep in mind the following:
❍	The charges for those products may be higher than the Contract Fee Percentage assessed in connection with your Contract;
❍	You will not be charged any transfer fees by us other than the termination fees imposed by your custodian consistent with your custodial agreement;
❍	The value transferred for the Guarantee will be equal to the Guaranteed Lifetime Withdrawal Base on the Valuation Day of the transfer.
•	If you decide to transfer Your Account Value to an annuity contract that we, or one of our affiliates, offer, the amount transferred to the new annuity contract will be equal to the value of Your Account on the Valuation Day of the transfer, and the basis for your Guarantee will be equal to the Guaranteed Lifetime Withdrawal Base on the Valuation Day of the transfer.
If you do not cure the issue within the termination cure period, or if you fail to transfer Your Account Value before the end of the termination cure period, the Contract and the Guarantee will terminate. If the Contract does terminate, we will provide you with written notification of the Contract's termination.
Federal Income Tax Considerations
The following discussion is based on our understanding of current United States federal income tax laws. It is a general discussion and does not address all possible circumstances that may be relevant to the tax treatment of a particular Contract Owner. This discussion does not address the tax treatment of transactions involving the investment assets held in Your Account, except to the extent that they may be affected by ownership of the Contract. This discussion does not address matters relating to federal estate and gift tax consequences, or state and local income, estate, inheritance, or other tax consequences of ownership of a Contract.
This Contract is a new and innovative product. The IRS has not yet addressed the tax consequences of ownership of, or distributions from, the Contract (or products similar to the Contract) in any formal ruling or other type of guidance that may be used or cited as precedent. It is possible that the IRS could attempt to apply rules different than the ones described below to the taxation of the distributions from the Contract and/or for transactions taking place within Your Account.
The Contract is in form an annuity contract, and we intend to treat the Contract as an annuity for federal income tax purposes. The Contract will be paid for by periodic payments to Nationwide in exchange for a promise to make periodic payments upon the occurrence of certain events, which payments will cease upon death, with the express purpose of providing long-term income security. Consequently, we intend to report taxable income under the Contract to you consistent with the rules applicable to annuity contracts, and the payments will be treated as being annuity payments made after the annuity starting date. We can give no assurances that the IRS will agree with our interpretation regarding the proper tax treatment of the Contract, or the tax implications to the investments in Your Account that may arise by reason of the Contract, or that a Court would agree with our interpretation if the IRS were to challenge such tax treatments.
Except as provided in the Death Provisions section, we will make no Guaranteed Lifetime Income Payments to your beneficiary. We will not return any fees except for the portion of the current quarter's Fees paid in advance.
Because this is a new and innovative product, there are no binding authorities directly addressing the taxation of distributions from the Contract, or how ownership of the Contract may affect the taxation of transactions within Your Account. Any relevant authorities are susceptible to numerous interpretations, some of which may cause the IRS to disagree with our interpretations. If the IRS were to successfully challenge the tax treatment described herein, it could have a material and adverse effect on the tax consequences of the acquisition, owning, and disposition of investments in Your Account. In addition, it is possible that, due to changes in your circumstances in future years, the tax consequences under the qualified dividend and straddle rule could change. For example, losses may be realized when it has become likely that the value of Your Account has been reduced to the greater of $10,000 or your Guaranteed Lifetime Withdrawal Amount. You should consult with your own tax advisors regarding the potential tax implications of purchasing and/or owning a Contract, based on your individual circumstances.
Tax consequences with respect to Your Account and/or your Contract may also be adversely affected by future changes in the tax law.
The IRS addressed arrangements that are similar to the Contract in Private Letter Rulings 200939018, 200949007, 200949036, 201001016, and 201105004. Pursuant to §6110(k)(3) of the Internal Revenue Code, private letter rulings may not be used or cited as precedent, and therefore cannot be relied upon as authoritative rulings by the IRS. With respect to the arrangements described in those private letter rulings, the IRS concluded that: (a) the annuity contract would be treated as an annuity within the meaning of §72 of the Internal Revenue Code; (b) the annuity would not create a right of reimbursement for losses realized on account assets for purposes of §165 and therefore would not prevent a current deduction for such losses; (c) the annuity would not be treated as diminishing the account owner's risk of loss on account assets for purposes of applying the holding period requirements of §1(h)(11); and (d) the annuity contract and the account assets would not, either at the time of the issuance of the contract or subsequently, be viewed as components of a straddle within the meaning of §1092.
THE FOLLOWING GENERAL DISCUSSION IS BASED ON THE ASSUMPTION THAT THE CONTRACT WILL BE TREATED AS AN ANNUITY FOR INCOME TAX PURPOSES.
Taxation of Distributions from the Contract.
If and when you begin the Income Phase, any Guaranteed Lifetime Income Payments made from the Contract are expected to be substantially equal periodic payments, paid no less frequently than annually, and are to be paid while the Annuitant is living (or, if the Spousal Continuation Option is elected, while either Co-Annuitant is living), and will terminate upon the death of the Annuitant (or, if the Spousal Continuation Option is elected, upon the death of the surviving Co-Annuitant). For federal income tax purposes, Guaranteed Lifetime Income Payments should be treated as amounts received as an annuity, and should be taxed in accordance with the rules applicable to annuity payments. As amounts received as an annuity, the portion of these payments that is allocable to income should be taxable to you as ordinary income, and the portion of the payments that is allocable to your after tax payments of premiums for the Contract, or basis, should be treated as the nontaxable return of basis. The amount excludable from each Guaranteed Lifetime Withdrawal in the Income Phase will be determined by the following calculation:
Excludable Amount	=	Guaranteed Lifetime Withdrawal	X	Contract Owner's investment in the Contract
the expected total amount of Guaranteed Lifetime Income Payments over the life of the Contract*
*	The "expected total amount of the Guaranteed Lifetime Income Payments over the life of the Contract" is equal to the amount of one Guaranteed Lifetime Withdrawal payment multiplied by a factor that is determined by your life expectancy. The life expectancy factor tables appear in Treasury Regulation 1.72-9.

The maximum amount excludable from income is the investment in the Contract; once the entire after-tax investment in the Contract is recovered, all Guaranteed Lifetime Income Payments would be fully includable in income. If payments cease by reason of the death of an Annuitant before the after-tax basis has been fully recovered through Guaranteed Lifetime Income Payments, such unrecovered amounts should be allowable as an income tax deduction in the Contract Owner's last taxable year.
We anticipate that the investment in the Contract will be equal to all amounts paid to us from Your Account. However, it is possible that the IRS could take the position that a portion or all of such payments are nondeductible expenses that are not includible in your investment in the Contract.
Taxation of Eligible Portfolios or Former Eligible Portfolios that are not held by an Individual Retirement Account.
We believe that in both form and substance the Contract is an annuity for income tax purposes and should be taxed in accordance with the rules applicable to annuities. Similarly, we believe that transactions (such as sales, redemptions, exchanges, distributions, etc.) involving the investments in the Eligible Portfolios or Former Eligible Portfolios should receive the same income tax treatment as would be accorded them in the absence of the Contract. The taxation of such transactions is outside the scope of this prospectus, and you should consult with your advisors regarding any matters relating to transactions within Your Account.
The sale of any assets in Your Account in order to pay the Contract Fee for your Contract will be a taxable event, in the same manner as if the assets were sold for any other purpose. Payments of the Contract Fee for your Contract are not on a tax-free basis and are not deductible.
Although the question is not completely free of doubt, we believe that the Eligible Portfolios or Former Eligible Portfolios will not be subject to the "straddle" rules by reason of owning the Contract. The IRS defines straddle as offsetting positions in actively traded personal property. Positions are considered "offsetting" if holding one position substantially diminishes the risk of loss on another position held by a taxpayer. If the straddle rules were to apply to the Eligible Portfolios or Former Eligible Portfolios, the holding period for determining whether the sale of an asset qualifies for long-term capital gain treatment would be suspended, and recognition of losses from the sale of investments could be deferred. To date, there have been no binding published authorities on this matter, and the IRS may seek to impose the straddle tax rules to your Eligible Portfolio or Former Eligible Portfolio, which could result in adverse tax consequences (such as the deferral of the income tax deduction for losses incurred in Your Account) to you.
Additional Medicare Tax.
Effective January 1, 2013, Section 1411 of the Internal Revenue Code imposes a surtax of 3.8% on certain net investment income received by individuals and certain trusts and estates. The surtax is imposed on the lesser of (a) net investment income or (b) the excess of the modified adjusted gross income over a threshold amount. For individuals, the threshold amount is $250,000 (married filing jointly); $125,000 (married filing separately); or $200,000 (single, or head of household with qualifying person, or qualifying widow(er) with dependent child). The threshold for an estate or trust that is subject to the surtax is generally equal to the dollar amount at which the highest tax bracket under Internal Revenue Code Section 1(e) begins for the taxable year which is $7,500.
Modified adjusted gross income is equal to gross income with several modifications. Consult with a qualified tax advisor regarding how to determine modified adjusted gross income for purposes of determining the applicability of the surtax.
Net investment income includes, but is not limited to, interest, dividends, capital gains, rent and royalty income, and income from nonqualified annuities. It may include taxable distributions from, and gain from the sale or surrenders of, life insurance contracts. Net investment income does not include, among other things, distributions from certain qualified plans (such as IRAs, Roth IRAs, and plans described in Internal Revenue Code Sections 401(a), 401(k), 403(a), 403(b) or 457(b)); however, such distributions, to the extent that they are includible in income for federal income tax purposes, are includible in modified adjusted gross income.
The foregoing discussion concerns the surtax’s potential impact to the Contract which we believe is an annuity for income tax purposes and should be taxed in accordance with rules applicable to annuities. This discussion is not intended to address the surtax’s impact on the investments in the Eligible Portfolios or Former Eligible Portfolios. You should consult with your advisors regarding the impact of the tax on the assets in Your Account.

Same-Sex Marriages, Domestic Partnership and Other Similar Relationships.
The Treasury issued final regulations that address what relationships are considered a marriage for federal tax purposes. The final regulations definition of marriage reflects the United States Supreme Court holdings in Windsor and Obergefell, as well as Rev. Proc. 2017-13.
The final regulations define the terms "spouse", "husband", "wife", and "husband and wife" to be gender neutral so that such terms can apply equally to same sex couples and opposite sex couples. The regulations adopt the "place of celebration" rule to determine marital status for federal tax purposes. A marriage of two individuals is recognized for federal tax purposes if the marriage is recognized by a state, possession, or territory of the US in which the marriage was entered into, regardless of the couples place of domicile.
Consistent with Rev. Proc. 2013-17, the final regulations provide that relationships entered into as civil unions, or registered domestic partnerships that is not denominated as marriages under state law are not marriages for federal tax purposes. Therefore, the favorable income-tax deferral options afforded by federal tax law to a married spouse under Code Sections 72 and 401(a)(9) are not available to individuals who have entered into these formal relationships.
Section 1035 Exchanges.
Although Section 1035 of the Internal Revenue Code provides rules that permit the tax-free exchange of annuity contracts under certain conditions, the Contract does not permit any such exchanges, either from or into another annuity, except as stated in the "Suspension and Termination Provisions" and "Marriage Termination Provisions" of this prospectus.
Qualified Retirement Plans: Individual Retirement Accounts.
The Contract is not offered as an Individual Retirement Annuity described in Section 408(b) of the Internal Revenue Code; however, it may be issued to the trustee or custodian of an IRA described in Section 408(a) of the Internal Revenue Code. The Contract is not issued to employer sponsored qualified retirement plans described in section 401 of the Internal Revenue Code, or as a tax sheltered annuity described in Section 403(b) of the Internal Revenue Code.
If the Contract is purchased inside an IRA, then the beneficial owner of the IRA must be an Annuitant under the Contract. Payments from the Contract will be made to the IRA. Income received by an IRA is generally received by it tax free, whereas distributions from the IRA are generally treated as ordinary income (or, in the case of certain distributions from Roth IRAs, as nontaxable income). For questions regarding tax matters related to your IRA, including matters relating to the taxation of distributions and required minimum distributions, please refer to the information provided to you by the custodian or trustee of the IRA.
We have made no determination as to whether this Contract complies with the terms, conditions and requirements of, or applicable law governing, an IRA. It is your responsibility to determine such compliance matters.
We are not responsible for administering any legal or tax requirements applicable to your IRA, including but not limited to determining the timing and amount of any distributions that may be required, designation of beneficiaries, etc. You or your service provider are responsible for all such matters.
The value of your Contract may be required to be considered in determining the amount of the required distributions from your IRA. We will provide a value of the Contract to your custodian or trustee upon request, but will not determine the total required minimum distribution amount that your IRA will be required to make.
You should consult your plan description and with your custodian or trustee to determine the income tax consequences with respect to contributions to, ownership of, and distributions from, your IRA.
Income Tax Withholding.
Distributions of income from the Contract are subject to federal income tax. We will withhold the tax from the distributions unless you request otherwise. However, under some circumstances, the Internal Revenue Code will not permit you to waive withholding. Such circumstances include:
•	if you do not provide us with a taxpayer identification number; or
•	if we receive notice from the Internal Revenue Service that the taxpayer identification number furnished by you is incorrect.
If you are prohibited from waiving withholding, as described above, the distribution will be subject to withholding rates established by Section 3405 of the Internal Revenue Code and is applied against the amount of income that is distributed.

State and Local Tax Considerations.
The tax rules across all states and localities are not uniform and therefore will not be discussed in this prospectus. Tax rules that may apply to contracts issued in U.S. territories such as Puerto Rico and Guam are also not discussed. Prospective purchasers of the Contract should consult a financial consultant, tax advisor or legal counsel to discuss any state or local taxation questions.
Non-Resident Aliens.
Generally, income that is payable to a non-resident alien is subject to federal income tax at a rate of 30%. We are required to withhold this amount and send it to the Internal Revenue Service. Some distributions to non-resident aliens may be subject to a lower (or no) tax if a treaty applies. In order to obtain the benefits of such a treaty, the non-resident alien must:
•	Provide us with a properly completed withholding contract claiming the treaty benefit of a lower tax rate or exemption from tax; and
•	Provide us with an individual taxpayer identification number.
If the non-resident alien does not meet the above conditions, we will withhold 30% of income from the distribution.
Exemption from the 30% withholding is also potentially available for a non-resident alien if the following is provided:
•	sufficient evidence that the distribution is connected to the non-resident alien's conduct of business in the United States;
•	sufficient evidence that the distribution is includable in the non-resident alien's gross income for United States federal income tax purposes; and
•	a properly completed withholding contract claiming the exemption.
Note that for the preceding exemption, the distributions would be subject to the same withholding rules that are applicable to payments to United States persons.
FATCA
Under Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as FATCA), distributions from a Contract to a foreign financial institution or to a nonfinancial foreign entity, each as described by FATCA, may be subject to United States tax withholding at a flat rate equal to 30% of the taxable amount of the distribution, irrespective of the status of any beneficial owner of the Contract or of the distribution. Nationwide may require you to provide certain information or documentation (e.g., Form W-9 or Form W-8BEN) to determine its withholding requirements under FATCA.
Payment of Advisory or Service Fees.
Payment of Advisory or Service Fees in excess of 3.00% of Your Account Value will reduce the Guaranteed Lifetime Withdrawal Base and Guaranteed Lifetime Withdrawals under the Contract. The Withdrawal Exception differs from your Maximum Contract Fee Percentage because the 3% Withdrawal Exception is based on Account Value, while your Maximum Contract Fee Percentage is based on your Guaranteed Lifetime Withdrawal Base. If you pay advisory or service fees for a Contract issued to your IRA from other assets in your IRA, that payment will not be a "distribution" from your IRA under the Internal Revenue Code. If you pay advisory or service fees for a Contract issued to your IRA from other assets held outside your IRA, these fees would generally be treated as an additional contribution to your IRA, would be subject to all of the restrictions and limitations that any other contribution to an IRA would be subject to and, depending on your individual circumstances, may not be a permissible contribution. Such payment may also have other tax consequences to you, and you should consult a tax advisor for further information.
Seek Tax Advice.
The above description of federal income tax consequences of the different types of IRAs which may hold a Contract offered by this prospectus is only a brief summary meant to alert you to the issues and is not intended as tax advice. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences. Any person considering the purchase of a Contract in connection with an IRA should first consult a qualified tax advisor with regard to the suitability of a Contract for the IRA.

We can provide no assurances, in the event the Internal Revenue Service was to challenge the foregoing treatment that a court would agree with the foregoing interpretations of the law. You should consult with your independent tax and legal advisors before purchasing the Contract.
Miscellaneous Provisions
Ownership of the Contract.
If you and any joint Contract Owner are individuals, each Owner is required to be named as a Contract Owner. If the Owner is a trust or other non-natural person, an individual must be named as Annuitant.
Periodic communications to Contract Owners.
Statements regarding Your Account will be provided to you periodically by your Financial Advisor, or a designated third party.
During the Accumulation and Withdrawal Phases, we will send you and your Financial Advisor an annual statement. You and your Financial Advisor will receive automatic confirmation statements containing information about any change in your Guaranteed Lifetime Withdrawal Base, and you may receive these confirmation statements more frequently than annually at no additional charge. For more information, please contact the Service Center.
Amendments to the Contract.
Changes in the Contract may need to be approved by the state insurance departments. The consent of the Contract Owner to an amendment will be obtained to the extent required by law.
Assignment.
You may not assign your interest in the Contract during the Accumulation or Withdrawal Phase. You may not assign your interest in the Contract during the Income Phase without Nationwide’s prior approval.
Misstatements.
If the age of the Annuitant or any Co-Annuitant is misstated, any Contract benefits will be re-determined using the correct age(s). If any overpayments have been made, future payments will be adjusted. Any underpayments will be paid in full.
Distribution (Marketing) of the Contract
Nationwide Investment Services Corporation ("NISC") acts as the national distributor of the Contracts sold through this prospectus. NISC is registered as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and is a member of the Financial Industry Regulatory Authority ("FINRA"). NISC's address is One Nationwide Plaza, Columbus, Ohio 43215. In Michigan only, NISC refers to Nationwide Investment Svcs. Corporation. NISC is a wholly owned subsidiary of Nationwide. We do not pay commissions to NISC or to unaffiliated broker-dealers for the promotion and sale of the Contracts.
NISC does not sell Contracts directly to purchasers. Contracts sold through this prospectus can be purchased through registered representatives, appointed by Nationwide, of FINRA broker-dealer member firms. NISC has entered into a selling agreement with MSSB to sell the Contracts through their registered representatives. Their registered representatives are licensed as insurance agents by applicable state insurance authorities and appointed as agents of Nationwide in order to sell the Contracts. Nationwide offers these Contracts on a continuous basis; however no broker- dealer is obligated to sell any particular amount of Contracts. For limited periods of time, Nationwide may pay additional compensation to broker-dealers as part of special sales promotions. Regardless of any amount paid or received by Nationwide, the amount of expenses you pay under the Contract will not vary because of such payments to or from such selling firms. Nationwide will not pass sales expenses through to the Contract Owner.
Legal Opinion
Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Nationwide, its authority to issue the Contracts under Ohio law, and the validity of the Contracts under Ohio law have been passed on by Nationwide's Office of General Counsel.

About Nationwide
Nationwide is a stock life insurance company organized under Ohio law in March 1929, with its Home Office at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is a provider of life insurance, annuities and retirement products. It is admitted to do business in all states, the District of Columbia, Guam, the U.S. Virgin Islands, and Puerto Rico.
Nationwide is a member of the Nationwide group of companies. Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company (the "Companies") are the ultimate controlling persons of the Nationwide group of companies. The Companies were organized under Ohio law in December 1925 and 1933 respectively. The Companies engage in a general insurance and reinsurance business, except life insurance.
Nationwide is relying on the exemption provided by Rule 12h-7 under the 1934 Act. In reliance on that exemption, Nationwide does not file periodic reports that would be otherwise required under the 1934 Act.
You can request additional information about Nationwide by contacting the Service Center.
Contacting the Service Center
All inquiries, paperwork, information requests, service requests, and transaction requests should be made to the Service Center:
•	by telephone at 1-800-848-6331 (TDD 1-800-238-3035)
•	by mail to P.O. Box 182021, Columbus, Ohio 43218-2021.
Nationwide may be required to provide information about your contract to government regulators. If mandated under applicable law, Nationwide may be required to reject a purchase payment and to refuse to process transaction requests for transfers, withdrawals, loans, and/or death benefits until instructed otherwise by the appropriate regulator.
Nationwide will use reasonable procedures to confirm that instructions are genuine and will not be liable for following instructions that it reasonably determined to be genuine. Nationwide may record telephone requests. Telephone and computer systems may not always be available. Any telephone system or computer, whether yours or Nationwide's, can experience outages or slowdowns for a variety of reasons. The outages or slowdowns could prevent or delay processing. Although Nationwide has taken precautions to support heavy use, it is still possible to incur an outage or delay. To avoid technical difficulties, submit transaction requests by mail.
Experts
The statutory financial statements and schedules of Nationwide Life Insurance Company as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP is located at 191 West Nationwide Blvd., Columbus, Ohio 43215.
The KPMG LLP report dated March 19, 2021 of Nationwide Life Insurance Company includes explanatory language that states that the financial statements are prepared by Nationwide Life Insurance Company using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the KPMG LLP audit report states that the financial statements are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with statutory accounting practices prescribed or permitted by the Ohio Department of Insurance.
Disclosure of Commission Position on Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of Nationwide pursuant to the foregoing provisions, or otherwise, Nationwide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nationwide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
Legal Proceedings
Nationwide Life Insurance Company
Nationwide Financial Services, Inc. (NFS, or collectively with its subsidiaries, (the "Company") was formed in November 1996. NFS is the holding company for Nationwide Life Insurance Company (NLIC), Nationwide Life and Annuity Insurance Company (NLAIC) and other companies that comprise the life insurance and retirement savings operations of the Nationwide group of companies (Nationwide). This group includes Nationwide Financial Network (NFN), an affiliated distribution network that markets directly to its customer base. NFS is incorporated in Delaware and maintains its principal executive offices in Columbus, Ohio.
The Company is subject to legal and regulatory proceedings in the ordinary course of its business. These include proceedings specific to the Company and proceedings generally applicable to business practices in the industries in which the Company operates. The outcomes of these proceedings cannot be predicted due to their complexity, scope, and many uncertainties. The Company believes, however, that based on currently known information, the ultimate outcome of all pending legal and regulatory proceedings is not likely to have a material adverse effect on the Company’s financial position. The Company maintains Professional Liability Insurance and Director and Officer Liability insurance policies that may cover losses for certain legal and regulatory proceedings. The Company will make adequate provision for any probable and reasonably estimable recoveries under such policies.
The various businesses conducted by the Company are subject to oversight by numerous federal and state regulatory entities, including but not limited to the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Department of Labor, the Internal Revenue Service, the Office of the Comptroller of the Currency and state insurance authorities. Such regulatory entities may, in the normal course of business, be engaged in general or targeted inquiries, examinations and investigations of the Company and/or its affiliates. With respect to all such scrutiny directed at the Company or their affiliates, the Company is cooperating with regulators.

Definitions
Accumulation Phase – The phase of the Contract from the time the Contract is issued until the Withdrawal Phase.
Account Value – The value of the assets in Your Account, as determined as of the close of business on a Valuation Day.
Additional Deposit(s) – Payments applied to Your Account after the Contract is issued.
Annuitant – The person whose life span is used to measure the Guarantee during the Accumulation, Withdrawal and Income Phases under the Contract.
Annuity – The supplemental immediate fixed income annuity contract issued to you when you begin the Income Phase of the Contract.
Annuity Commencement Date – The date the Annuity is issued.
Client Agreement – The agreement you sign that authorizes MSSB and the Overlay Manager to provide the specified services to you regarding Your Account.
Co-Annuitant – If the Contract is jointly owned and you elect the Spousal Continuation Option, you must name a spouse as Co-Annuitant, which is the second person whose life span is used to measure the Guarantee during the Accumulation, Withdrawal and Income Phases under the Contract.
Contract – The Guarantee and supplemental immediate fixed income annuity issued by Nationwide, including any endorsements or riders.
Contract Anniversary – The anniversary of the date we issue your Contract.
Contract Fee or Fee – The fee that is assessed quarterly from Your Account during the Accumulation Phase and Withdrawal Phase and remitted to us by MSSB.
Contract Fee Percentage – The percentage that is multiplied by your Guaranteed Lifetime Withdrawal Base to determine your Contract Fee.
Contract Owner or you – The person, entity and/or Joint Owner that maintains all rights under the Contract, including the right to direct who receives Guaranteed Lifetime Income Payments.
Contract Year – The one-year period starting on the date we issue the Contract and each Contract Anniversary thereafter.
Early Withdrawal – Any withdrawal you take from Your Account prior to the Withdrawal Start Date.
Excess Withdrawal – The portion of a withdrawal taken after the Withdrawal Start Date that is in excess of the Guaranteed Lifetime Withdrawal Amount.
General Account – An account that includes Nationwide's assets, which are available to our creditors.
Guarantee – Our obligation to pay you Guaranteed Lifetime Income Payments for the rest of your life, provided that you comply with the terms of the Contract.
Guaranteed Lifetime Income Payments – Payments you receive during the Income Phase from Nationwide.
Guaranteed Lifetime Withdrawals – Withdrawals you make after the Withdrawal Start Date during the Withdrawal Phase. The amount of each Guaranteed Lifetime Withdrawal will be equal to your most recent Guaranteed Lifetime Withdrawal Amount.
Guaranteed Lifetime Withdrawal Amount – The amount that you can withdraw from Your Account each calendar year during the Withdrawal Phase without reducing your Guaranteed Lifetime Withdrawal Base. This amount is non-cumulative, meaning that withdrawals not taken cannot be carried over from one year to the next.
Guaranteed Lifetime Withdrawal Base – The amount multiplied by the Guaranteed Lifetime Withdrawal Percentage to determine the Guaranteed Lifetime Withdrawal Amount. The Guaranteed Lifetime Withdrawal Base may increase or decrease, as described in this prospectus.

Guaranteed Lifetime Withdrawal Percentage – The percentage multiplied by the Guaranteed Lifetime Withdrawal Base to determine the Guaranteed Lifetime Withdrawal Amount, and varies based on age and the time of the withdrawal.
Income Phase – The phase of the Contract during which we are obligated to make Guaranteed Lifetime Income Payments to the Annuitant.
Individual Retirement Account or IRA – An account that qualifies for favorable tax treatment under Section 408(a) of the Internal Revenue Code, but does not include Roth IRAs.
Joint Owner – One of two Contract Owners, each of which owns an undivided interest in the Contract. Joint Owners must be spouses as recognized under applicable federal law.
MSSB – Morgan Stanley Smith Barney, LLC, its affiliates, or any successors.
Nationwide, we or us – Nationwide Life Insurance Company.
Non-Qualified Contract – A Contract that does not qualify for favorable tax treatment under the Internal Revenue Code as an IRA, Roth IRA, SEP IRA, or Simple IRA.
Roth IRA – An account that qualifies for favorable tax treatment under Section 408A of the Internal Revenue Code.
SEC or Commission – Securities and Exchange Commission.
SEP IRA – An account that qualifies for favorable tax treatment under Section 408(k) of the Internal Revenue Code.
Service Center – The department of Nationwide responsible for receiving all service and transaction requests relating to the contract. For service and transaction requests submitted other than by telephone (including fax requests), the Service Center is Nationwide's mail and document processing facility. For service and transaction requests communicated by telephone, the Service Center is Nationwide's operations processing facility. Information on how to contact the Service Center is in the "Contacting the Service Center" provision.
Simple IRA – An account that qualifies for favorable tax treatment under Section 408(p) of the Internal Revenue Code.
Total Gross Deposits – The total of all deposits, including your initial deposit and excluding any withdrawals, made into Your Account.
Valuation Date or Day – Each day the New York Stock Exchange is open for business. The value of Your Account is determined at the end of each Valuation Date, which is generally at 4:00 pm EST, but may be earlier on certain days when the New York Stock Exchange is closed early.
Withdrawal Phase – The phase of the Contract during which you take Guaranteed Lifetime Withdrawals from Your Account.
Withdrawal Start Date – The date we receive at the Service Center your completed Withdrawal Phase election form indicating your eligibility (and the Co-Annuitant's eligibility, if applicable) and desire to enter the Withdrawal Phase and begin taking annual withdrawals of the Guaranteed Lifetime Withdrawal Amount from Your Account.
You – In this prospectus, "you" means the Contract Owner and/or Joint Owners.
Your Account – The Select UMA account you own.

Appendix A
NATIONWIDE LIFE INSURANCE COMPANY
(A Wholly Owned Subsidiary of Nationwide Financial Services, Inc.)
2020 Form S-1 MD&A, Statutory Financial Statements and Supplemental Schedules

BUSINESS
Overview
Nationwide Life Insurance Company ("NLIC," or collectively with its subsidiaries, "the Company") was incorporated in 1929 and is an Ohio domiciled stock life insurance company. The Company is a member of the Nationwide group of companies ("Nationwide"), which is comprised of Nationwide Mutual Insurance Company ("NMIC") and all of its affiliates and subsidiaries.
All of the outstanding shares of NLIC’s common stock are owned by Nationwide Financial Services, Inc. ("NFS"), a holding company formed by Nationwide Corporation ("Nationwide Corp."), a majority-owned subsidiary of NMIC.
The Company is a leading provider of long-term savings and retirement products in the United States of America ("U.S."). The Company develops and sells a diverse range of products and services, including individual and group annuities, individual and group life insurance products, private and public sector group retirement plans, investment products sold to institutions and advisory services.
Wholly-owned subsidiaries of NLIC as of December 31, 2015 include Nationwide Life and Annuity Insurance Company ("NLAIC"), Nationwide Investment Services Corporation ("NISC") and Eagle Captive Reinsurance, LLC ("Eagle"). NLAIC primarily offers individual annuity contracts, universal life insurance, variable universal life insurance, term life insurance and corporate-owned life insurance ("COLI") on a non-participating basis. NISC is a registered broker-dealer. Eagle is an Ohio domiciled special purpose financial captive insurance company.
Business Segments
Management views the Company’s business primarily based on its underlying products and uses this basis to define its four reportable segments: Life Insurance, Annuities, Retirement Solutions and Corporate Solutions and Other.
"Pre-tax operating earnings" used below is defined as income before federal income tax expense and net realized capital losses on investments.
Life Insurance
The Life Insurance segment consists of life insurance products, including individual variable universal life, traditional life insurance products, fixed universal life insurance products and indexed universal life insurance products. Life insurance products provide a death benefit and, for certain products, allow the customer to build cash value on a tax-advantaged basis.
The following table summarizes selected financial data for the Company’s Life Insurance segment for the years ended:
	December 31,
(in millions)	2020	2019	2018
Total revenues	$834	$883	$895
Pre-tax operating earnings	$ (12)	$ 10	$ 28
Annuities
The Annuities segment consists of individual deferred annuity products and immediate annuities. Individual deferred annuity contracts consist of deferred variable annuity contracts, deferred fixed annuity contracts and deferred fixed indexed annuity contracts. Deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, deferred variable annuity contracts provide the customer with access to a wide range of investment options and asset protection features. Deferred fixed annuity contracts offered by the Company generate a return for the customer at a specified interest rate fixed for prescribed periods, while deferred fixed indexed annuity contracts generate a return for the customer based on market performance with caps and floors. Immediate annuities differ from deferred annuities in that the initial premium is exchanged for a stream of income for a certain period and/or for the owner’s lifetime without future access to the original investment.
The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2020	2019	2018
Total revenues	$5,247	$6,010	$5,656

	December 31,
(in millions)	2020	2019	2018
Pre-tax operating earnings	$355	$434	$375
Retirement Solutions
The Retirement Solutions segment is comprised of the private and public sector retirement plans businesses. The private sector business primarily includes Internal Revenue Code ("IRC") Section 401-qualified plans funded through fixed and variable group annuity contracts. The public sector business primarily includes IRC Section 457 (b) and Section 401(a) governmental plans, both in the form of full-service arrangements that provide plan administration along with fixed and variable group annuities, as well as in the form of administration-only business. The Retirement Solutions segment also includes stable value wrap products and solutions.
The following table summarizes selected financial data for the Company’s Retirement Solutions segment for the years ended:
	December 31,
(in millions)	2020	2019	2018
Total revenues	$7,132	$5,470	$5,181
Pre-tax operating earnings	$ 115	$ 128	$ 118
Corporate Solutions and Other
The Corporate Solutions and Other segment includes COLI and bank-owned life insurance ("BOLI") products, small business group life insurance, spread income on Federal Home Loan Bank of Cincinnati ("FHLB") funding agreements and net investment income on invested assets not assigned to other reportable segments. Certain COLI and BOLI products include stable value wrap products and solutions.
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2020	2019	2018
Total revenues	$1,903	$2,089	$2,263
Pre-tax operating earnings	$ 608	$ 461	$ 489
Marketing and Distribution
The Company sells its products through a diverse distribution network. Unaffiliated entities that sell the Company’s products to their own customer bases include independent broker-dealers, financial institutions, wirehouses and regional firms, pension plan administrators, life insurance agencies, life insurance specialists, registered investment advisors, producer groups and independent marketing organizations. Representatives of affiliates who market products directly to a customer base include Nationwide Retirement Solutions, Inc. ("NRS") and Nationwide Financial Network ("NFN") producers, which includes the agency distribution force of the Company’s ultimate parent company, NMIC. NMIC completed the transition away from utilizing the exclusive agent model in 2020. The Company believes its broad range of competitive products, strong distributor relationships and diverse distribution network position it to compete effectively under various economic conditions.
Unaffiliated Distribution
Independent Broker-Dealers, Registered Investment Advisors, Regional Firms, Life Insurance Agencies, Producer Groups and Independent Marketing Organizations. The Company sells individual annuities, mutual funds, group retirement plans and life insurance products through independent broker-dealers, registered investment advisors and agencies (including brokerage general agencies, producer groups and independent marketing organizations in the Life Insurance and Annuities segments) and regional firms in each state and the District of Columbia. The Company believes that it has developed strong relationships based on its diverse product mix, large selection of fund options and administrative technology. In addition to such relationships, the Company believes its financial strength and the Nationwide brand name are competitive advantages in these distribution channels. The Company regularly seeks to expand this distribution network.

Financial Institutions and Wirehouses. The Company markets individual annuities, mutual funds, private sector retirement plans and life insurance products through financial institutions and wirehouses, consisting primarily of banks and their subsidiaries. The Company markets individual annuities and life insurance products under its brand name and on a private-label basis. The Company believes that it has competitive advantages in this distribution channel, including its expertise in training financial institution personnel to sell annuities, life insurance and pension products, its breadth of product offerings, its financial strength, the Nationwide brand name and the ability to offer private-label products.
Pension Plan Administrators. The Company markets group retirement plans organized pursuant to IRC Section 401 and sponsored by employers as part of employee retirement programs through regional pension plan administrators. The Company also has linked pension plan administrators to the financial planning community to sell group pension products. The Company targets employers with 25 to 2,000 employees because it believes that these plan sponsors tend to require extensive record-keeping services from pension plan administrators, and therefore are more likely to become long-term customers.
Life Insurance Specialists. The Company markets COLI and BOLI through life insurance specialists, which are firms that specialize in the design, implementation and administration of executive benefit plans.
Affiliated Distribution
NRS. NRS markets various products and services to the public sector, primarily on a retail basis, through several sales organizations. NRS markets group variable annuities and fixed annuities as well as administration and record-keeping services to state and local governments for use in their IRC Section 457 and Section 401(a) retirement programs. NRS maintains endorsement arrangements with state and local government entities, including the National Association of Counties and the International Association of Fire Fighters.
NFN Producers. NFN producers include independent agents and included Nationwide exclusive agents. All agents appointed with Nationwide may be authorized to distribute Nationwide life insurance, annuity, mutual fund and group annuity products. Nationwide exclusive agents sold traditional, universal and variable universal life insurance products, and individual annuities through the licensed agency distribution force of NMIC and primarily targeted the holders of personal automobile and homeowners’ insurance policies issued by NMIC and affiliated companies. As noted above, NMIC has completed its transition from utilizing the exclusive agent model in 2020.
Reinsurance
The Company follows the industry practice of reinsuring with other companies a portion of its life insurance, annuity and health risks in order to reduce net liability on individual risks, to provide protection against large losses, achieve greater diversification of risks and obtain statutory capital relief. The maximum net amount at risk of individual ordinary life insurance retained by the Company on any one life is $10 million. The Company cedes insurance on both an automatic basis, whereby risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria, and on a facultative basis, whereby the reinsurer’s prior approval is required for each risk reinsured.
The Company has entered into reinsurance contracts with certain unaffiliated reinsurers to cede a portion of its general account life, annuity and health business. Total amounts recoverable under these unaffiliated reinsurance contracts totaled $16 million and $15 million as of December 31, 2020 and 2019, respectively.
Under the terms of certain contracts, specified assets are generally placed in trusts as collateral for the recoveries. The trust assets are invested in investment-grade securities, the fair value of which must at all times be greater than or equal to 100% or 102% of the reinsured reserves, as outlined in each of the underlying contracts. Certain portions of the Company’s variable annuity guaranteed benefit risks are also reinsured. These treaties reduce the Company’s exposure to death benefit and income benefit guarantee risk in the Life Insurance and Annuities segments. The Company has no other material reinsurance arrangements with unaffiliated reinsurers.
The Company’s material reinsurance agreements with affiliates are the modified coinsurance agreement, pursuant to which NLIC cedes to NMIC nearly all of its accident and health insurance business not ceded to unaffiliated reinsurers, the 100% coinsurance agreement with funds withheld with Eagle to cede specified guaranteed minimum death benefits ("GMDB") and guaranteed lifetime withdrawal benefits ("GLWB") obligations provided under substantially all of the variable annuity contracts issued and to be issued by NLIC, the modified coinsurance agreement with NLAIC, pursuant to which NLIC assumes certain inforce and subsequently issued fixed individual deferred annuity contracts, the modified coinsurance agreement with NLAIC, pursuant to which NLIC assumes certain variable universal life insurance, whole life insurance and universal life insurance policies, and the 100% coinsurance agreement with NLAIC, pursuant to which NLIC assumes a certain life insurance contract, as described in Note 11 to the audited statutory financial statements included in the F pages of this report.
Ratings
Ratings with respect to claims-paying ability and financial strength are one factor in establishing the competitive position of insurance companies. These ratings represent each agency’s opinion of an insurance company’s financial strength, operating performance, strategic position and ability to meet its obligations to policyholders. Such factors are important to policyholders, agents and intermediaries. They are not evaluations directed toward the protection of investors and are not recommendations to buy, sell or hold securities. Rating agencies utilize quantitative and qualitative analysis, including the use of key performance indicators, financial and operating ratios and proprietary capital models to establish ratings for the Company and certain subsidiaries. Ratings are continually evaluated relative to performance, as measured using these metrics and the impact that changes in the underlying business in which it is engaged can have on such measures. In an effort to minimize the adverse impact of this risk, the Company maintains regular communications with the rating agencies, performs evaluations utilizing its own calculations of these key metrics and considers such evaluation in the way it conducts its business.
Ratings are important to maintaining public confidence in the Company and its ability to market annuity and life insurance products. Rating agencies continually review the financial performance and condition of insurers, including the Company. Any lowering of the Company’s ratings could have an adverse effect on the Company’s ability to market its products and could increase the rate of surrender of the Company’s products. Both of these consequences could have an adverse effect on the Company’s liquidity and, under certain circumstances, net income. As of December 31, 2020, NLIC has a financial strength rating of "A+g" (Superior) from A.M. Best Company, Inc. ("A.M. Best") and its claims-paying ability/financial strength is rated "A1" (Good) by Moody’s Investors Service, Inc. ("Moody’s") and "A+" (Strong) by Standard & Poor’s Rating Services ("S&P"). The Company’s financial strength is also reflected in the ratings of its commercial paper, which is rated "AMB-1" (Outstanding) by A.M. Best, "P-1" (Superior) by Moody’s and "A-1" (Strong) by S&P.
Competition
The Company competes with many other insurers as well as non-insurance financial services companies, some of which offer alternative products and, with respect to other insurers, have higher ratings than the Company. While no single company dominates the marketplace, many of the Company’s competitors have greater financial resources and larger market share than the Company. Competition in the Company’s lines of business is primarily based on price, product features, commission structure, perceived financial strength, claims-paying ability, customer and producer service and name recognition.
See also "Risk Factors – The Company operates in a highly competitive industry, which can significantly impact operating results."
Regulation
Regulation at State Level
NLIC and NLAIC are each domiciled and licensed in the State of Ohio as life insurers. The Ohio Department of Insurance ("ODI") serves as their domiciliary regulator. NLIC is licensed and regulated as a life insurer in all 50 states, the District of Columbia, Guam, Virgin Islands and Puerto Rico. NLAIC is licensed and regulated as a life insurer in 49 states (excluding New York) and the District of Columbia. JNL is domiciled in the State of Texas, with the Texas Department of Insurance serving as its domiciliary regulator. JNL is licensed as a life insurer in 49 states (excluding New York) and the District of Columbia. JNLNY is domiciled and licensed as a life insurer in the state of New York, with the New York Department of Financial Services ("NY DFS") serving as its domiciliary regulator. Eagle is domiciled in Ohio and is licensed in Ohio as a special purpose financial captive insurance company regulated by ODI. Olentangy is domiciled in Vermont and is licensed in Vermont as a special purpose financial captive insurance company regulated by the Vermont Department of Financial Regulation.
State insurance authorities have broad administrative powers with respect to various aspects of the insurance business. Among other areas, these authorities regulate advertising and marketing; privacy; acquisitions; payment of dividends; the form and content of insurance policies (including pricing); operating and agent licenses; regulation of premium rates; premium tax increases; rating and underwriting restrictions and limitations; asset and reserve valuation requirements; enterprise risk management; surplus requirements; accounting standards; Risk Based Capital ("RBC") requirements; statutory reserve and capital requirements; assessments by guaranty associations; affiliate transactions; unfair trade and claims practices; admittance of assets to statutory surplus; maximum interest rates on life insurance policy loans and minimum accumulation or surrender values; the type, amounts and valuations of investments permitted; reinsurance transactions, including the role of captive reinsurers; and other matters.
The National Association of Insurance Commissioners ("NAIC") is the U.S. standard setting and regulatory support organization created and governed by the chief insurance regulatory authorities of the 50 states, the District of Columbia and the five U.S. territories. A primary mandate of the NAIC is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC also provides standardized insurance industry accounting and reporting guidance through the NAIC Accounting Practices and Procedures Manual ("the Accounting Manual"). However, model insurance laws and regulations are only effective when adopted by the states, and statutory accounting and reporting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the Accounting Manual or modifications by the various state insurance departments may affect the statutory capital and surplus of NLIC, NLAIC, JNL, JNLNY, Olentangy and Eagle.
Insurance Holding Company Regulation
NLIC is a wholly-owned subsidiary of NFS, which in turn is a wholly-owned subsidiary of Nationwide Corp., a majority-owned subsidiary of NMIC. NMIC is the ultimate controlling entity of the Nationwide group of companies. As such, Nationwide is subject to certain insurance laws of each of the states of domicile of its insurance subsidiaries and affiliates. All states have enacted legislation that requires each insurance holding company and each insurance company in an insurance holding company system to register with the insurance regulatory authority of the insurance company’s state of domicile and to furnish annually financial and other information concerning the operations of companies within the holding company system that materially affect the operations, management or financial condition of the insurers within such system (generally referred to as "insurance holding company acts"). Generally, under such laws, among other requirements, transactions within the insurance holding company system to which the Company’s operating insurance companies are a party must be fair and reasonable, and, if material or of a specified category, they require prior notice and approval or non-disapproval by the state of domicile of each insurance company that is party to the transaction. In addition, under such laws, a state insurance authority usually must approve in advance the direct or indirect acquisition of 10% or more of the voting securities of an insurance company domiciled in its state.
Group-Wide Supervision
The NAIC has promulgated model laws for adoption in the United States that would provide for "group-wide" supervision of certain insurance holding companies in addition to the current regulation of insurance subsidiaries. While the timing of their adoption and content will vary by jurisdiction, the following generally represent the areas of focus in these model laws: (1) uniform standards for insurer corporate governance; (2) group-wide supervision of insurance holding companies; (3) adjustments to risk-based capital calculations to account for group-wide risks; and (4) additional regulatory and disclosure requirements for insurance holding companies.
Some laws which facilitate group-wide supervision have already been enacted in the jurisdictions in which the Company operates, such as Own Risk and Solvency Assessment ("ORSA") reporting, which requires larger insurers to assess the adequacy of its and its group’s risk management and current and future solvency position, and Corporate Governance Annual Disclosure reporting, which requires insurance groups to report on their governance structure, policies and practices. In December 2020, the NAIC adopted a U.S. group capital calculation ("GCC") using an RBC aggregation methodology. The GCC is intended to be a financial tool to assist regulators in identifying risks that may emanate from a holding company system and to holistically understand the financial condition of non-insurance entities and how capital is distributed across an entire group. It is a quantitative measure used to complement the view of group-specific risks provided in the ORSA. In addition, the GCC is intended to comply with the requirements under the Covered Agreements with the European Union (EU) and the United Kingdom (UK). The GCC is intended to meet the requirement that the States have a "worldwide group capital calculation" in place by November 7, 2022 in order to avoid the EU or UK from imposing a group capital assessment or requirement at the level of the worldwide parent. It is anticipated that states will adopt the revisions to the NAIC Insurance Holding Company System Model Act (#440) and Insurance Holding Company System Model Regulation (#450) which implements the GCC prior to November 2022 and that the ultimate controlling entity of each group will the file its first GCC with its lead state regulator in 2022. As such, Nationwide anticipates filing its first GCC with ODI in 2022. At this time, we cannot predict what, if any, additional capital requirements, compliance costs or other impacts the GCC will impose on the Company.

Principles-Based Reserving
In June 2016, the NAIC adopted a recommendation that activated a principles-based reserving approach for life insurance products. Principles-based reserving replaces the reserving methods for life insurance products for which the current formulaic basis for reserves may not fully reflect the risks or costs of the liability or obligations of the insurer. The principles-based reserving approach had a three-year phase in period. At the Company’s discretion, it could be applied to new individual life business beginning as early as January 1, 2017, and was required to be applied for all new individual life business issued January 1, 2020 and later. The Company started the application of the principles-based reserving approach on all new individual life business on January 1, 2020. The principles-based reserving approach did not affect reserves for policies in force prior to January 1, 2020 and had no material impact on the Company’s statutory financial statements.
In 2019, the NAIC adopted revisions to the Valuation Manual Requirements for Principle-Based Reserves for Variable Annuities ("VM-21"), which provided comprehensive updates to the Commissioners Annuity Reserve Valuation Method of reserving for variable annuities. VM-21 provided the choice of (1) full adoption beginning January 1, 2020, (2) an election to grade in over 3 years, or (3) an election to grade in over 7 years, subject to commissioner discretion. The Company elected to fully adopt the change in reserving valuation basis, as of January 1, 2020, and recorded an increase to statutory capital and surplus of $78 million.
Captive Reinsurance Regulation
The NAIC continues to consider changes that would regulate more strictly captive reinsurance companies that assume business directly written in more than one state.
The NAIC Model Regulation entitled "Valuation of Life Insurance Policies," commonly known as "Regulation XXX," establishes statutory reserve requirements for term life insurance policies and universal life insurance policies with secondary guarantees, such as those issued by NLAIC and reinsured by its captive, Olentangy. Actuarial Guideline 38 ("AG 38") clarifies the application of Regulation XXX with respect to certain universal life insurance products with secondary guarantees. As the result of an NAIC study on the use of captives and special purpose vehicles to transfer insurance risk-related products subject to Regulation XXX and AG 38, Actuarial Guideline 48 ("AG 48") was created. The purpose and intent of AG48 is to establish uniform, national standards governing Regulation XXX and AG 38 reserve financing arrangements. The provisions of AG 48 apply to new policies that were issued on or after January 1, 2015. The NAIC adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserving Financing Model Regulation in December 2016 to replace AG 48. The model regulation is consistent with AG 48, and will replace AG 48 in a state upon the state’s adoption of the model law and regulation. AG 48 and the model laws and regulations currently have no effect on the Company as policies issued by NLAIC and reinsured by its captive, Olentangy, were issued and ceded prior to January 1, 2015.
In 2018, the NAIC adopted a framework for proposed revisions to the current Actuarial Guideline No. 43 ("AG 43") and RBC "C-3 Phase II" system applicable to variable annuities reserve and capital requirements. Changes included: (i) aligning economically-focused hedge assets with liability valuations; (ii) reforming standard scenarios for AG 43 and C3 Phase II; (iii) revising asset admissibility for derivatives and deferred tax assets; and (iv) standardizing capital market assumptions and aligning total asset requirements and reserves. The revised framework was effective January 1, 2020 and includes an optional three-year phase in. The impact to the Company was minimal due to its continued utilization of a captive which will not be impacted by AG 43 and resulted in a reduction of AG 43-related reserves that were not ceded to the captive. See also "Risk Factors - The Company may be unable to mitigate the impact of Regulation XXX and Actuarial Guideline 38, potentially resulting in a negative impact to its capital position".
Macro-Prudential Supervision
The NAIC has been focused on a Macro-Prudential Initiative ("MPI") to improve state macro-prudential supervisory tools. The MPI focuses on four areas for potential enhancement: (1) liquidity, (2) recovery and resolution, (3) capital stress testing and (4) identifying exposure concentrations. The NAIC explained that the key objectives of the MPI are to better monitor and respond to the impact of external financial and economic risk to supervised firms; better monitor and respond to risks emanating from or amplified by the supervised firms that might be transmitted externally and which may result in significant market impacts or financial, reputational, litigation or regulatory risks for the firm; and increase public awareness of NAIC/state monitoring capabilities regarding macro-prudential trends within the U.S. insurance sector and their implications. In December 2020, the NAIC adopted amendments to the Model Holding Company Act and Regulation that implements requirements related to their proposed stress-testing framework for qualifying life insurers which will have to be adopted by state legislatures to become effective. Given the uncertainty of the ultimate outcome of this initiative, at this time the Company is unable to estimate the expected impact on the Company.

Regulation of Dividends and Other Distributions
See Note 14 to the audited statutory financial statements in the F pages of this report for a discussion of dividend restrictions.
Annual and Quarterly Reports and Statutory Examinations
Insurance companies are required to file detailed annual and quarterly statutory financial statements with state insurance regulators in each of the states in which they do business, in accordance with accounting practices and procedures prescribed or permitted by state insurance regulatory authorities, and their business and accounts are subject to examination by such regulators at any time.
In addition, insurance regulators periodically examine an insurer’s financial condition, adherence to statutory accounting practices, and compliance with insurance department rules and regulations. NLIC, NLAIC, JNL and Eagle each file reports with state insurance departments regarding management’s assessment of internal controls over financial reporting in compliance with the Annual Financial Reporting Model Regulation, as adopted in the states in which they do business.
As part of their routine regulatory oversight process, state insurance regulatory authorities periodically conduct detailed examinations, generally once every three to five years, of the books, records and accounts of insurance companies domiciled in their states. Such examinations generally are conducted in coordination with the insurance departments of other domestic states under guidelines promulgated by the NAIC. The ODI’s most recently completed financial examination of NLIC and NLAIC concluded in 2018 and was for the five-year period ended December 31, 2016. Additionally, the ODI’s most recently completed financial examination of Eagle was as of December 31, 2016 and concluded in 2018.
The most recently completed financial examination of JNL and JNLNY by the Texas Department of Insurance and NY DFS, respectively, was as of December 31, 2016 and concluded in 2018.
Vermont, in coordination with the timing of the ODI exams above, completed an examination of Olentangy in 2018 for the two-year period ended December 31, 2016. The examinations for NLIC, NLAIC, JNL, JNLNY, Eagle and Olentangy were completed during the second quarter of 2018 and did not result in any significant issues or adjustments. The examination reports are available to the public.
Market Conduct
State insurance regulatory authorities regularly make inquiries, hold investigations and administer market conduct examinations with respect to insurers’ compliance with applicable insurance laws and regulations, including among other things, the form and content of disclosure to consumers, advertising, sales practices and complaint handling. State regulators have imposed significant fines on various insurers for improper market conduct. NLIC, NLAIC, JNL and JNLNY continually monitor sales, marketing and advertising practices and related activities of agents and personnel and provide continuing education and training in an effort to ensure compliance with applicable insurance laws and regulations. There can be no guarantee that any non-compliance with such applicable laws and regulations would not have a material adverse effect on the Company.
Guaranty Associations and Similar Arrangements
Each of the 50 states of the U.S. and the District of Columbia have laws requiring insurance companies doing business within its jurisdiction to participate in various types of guaranty associations or other similar arrangements. These arrangements provide certain levels of protection to policy owners from losses arising from insurance policies or annuity contracts issued by insurance companies that become impaired or insolvent. Typically, assessments are levied (up to prescribed limits) on member insurers on a basis which is related to the member insurer’s proportionate share of the business written by all member insurers, in the lines of business in which the impaired or insolvent member insurer was writing. Some jurisdictions permit member insurers to recover assessments paid through full or partial premium tax offsets, usually over a period of years.
Assessments levied against the Company and subsidiaries during the past three years have not been material. The amount and timing of any future assessment on or refund to NLIC, NLAIC, JNL, or JNLNY under these laws are beyond the control of NLIC, NLAIC, JNL, and JNLNY. A portion of the assessments paid by NLIC, NLAIC, JNL, or JNLNY pursuant to these laws may be used as credits for a portion of NLIC, NLAIC, JNL, or JNLNY’s premium taxes. For the years ended December 31, 2020, 2019 and 2018, credits received by the Company have not been material.

Statutory Surplus
As licensed insurers, NLIC, NLAIC, JNL and JNLNY are subject to the supervision of the regulators of each state, and each state has the discretionary authority, in connection with the ongoing licensing of such entity, to limit or prohibit writing new business within its jurisdiction when, in the state’s judgment, such entity is not maintaining adequate statutory surplus or capital or is operating in a hazardous financial condition. The Company does not currently anticipate that any regulator would limit the amount of new business that NLIC, NLAIC, JNL and JNLNY may write due to an inability to meet the levels of statutory surplus required by the regulators. Olentangy is subject to the specific requirements and restrictions of its Licensing Order, as issued by the State of Vermont, and Eagle is subject to the specific requirements and restrictions of its Licensing Order, as issued by the State of Ohio.
Risk-Based Capital
NLIC, NLAIC, JNL, JNLNY, Olentangy and Eagle are subject to the RBC requirements for life insurance companies. All states have adopted the NAIC RBC model law or a substantially similar law. The RBC calculation, which regulators use to assess the sufficiency of an insurer’s statutory surplus, measures the risk characteristics of a company’s assets, liabilities and certain off-balance sheet items. In general, RBC is calculated by applying factors to various asset, premium, claim, expense and reserve items. The requirements result in insurers maintaining, for the protection of policyholders, capital in excess of statutory surplus requirements. Insurers having less statutory surplus than required by the RBC model formula will be subject to varying degrees of regulatory action depending on the level of capital inadequacy. See Note 9 to the audited statutory financial statements included in the F pages of this report for additional discussion of RBC requirements. Olentangy is subject to the separate requirements and restrictions of its Licensing Order, as issued by the State of Vermont. Eagle is subject to the separate requirements and restrictions of its Licensing Order, as issued by the State of Ohio.
Annuity Sales Practices
The Company’s annuity sales practices are subject to strict regulation. State insurance and certain federal regulators are becoming more active in adopting and enforcing suitability standards that create additional responsibilities with respect to sales of annuities, both fixed and variable. Such regulations and responsibilities could increase the Company’s operational costs or compliance costs or burdens, or expose the Company to increased liability for any violation of such regulations and responsibilities.
On February 13, 2020, the NAIC adopted revisions to the model annuity suitability rule to incorporate a heightened standard of care. The adoption of amendments by the NAIC has resulted in subsequent adoption by individual states, which may result in additional activities necessary to comply. Additionally, some state insurance and securities regulators are actively engaged in the development and adoption of rulemaking in this space independent from the NAIC.
Regulation of Investments
The Company is subject to state laws and regulations that require diversification of its investment portfolios and limit the amount of investments in certain investment categories such as below-investment grade fixed income securities, real estate-related equity and common stocks. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring statutory surplus, and, in some instances, could require divestiture of such non-qualifying investments. The Company believes that its investments are in compliance, in all material respects, with such laws and regulations as of December 31, 2020.
Federal Initiatives
Although the U.S. federal government generally has not directly regulated the insurance business, federal legislation and administrative policies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("the Dodd-Frank Act") expand the federal presence in insurance oversight.
The Dodd-Frank Act established the Financial Stability Oversight Counsel ("FSOC"), which has authority to designate non-bank financial companies as systemically important financial institutions ("non-bank SIFIs"), thereby subjecting them to enhanced prudential standards and supervision by the Federal Reserve. The prudential standards for non-bank SIFIs include enhanced RBC requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures and recovery and resolution planning. It is possible, although not likely, that the Company could be designated as a non-bank SIFI by the FSOC. Being so designated would subject the Company to enhanced oversight and prudential standards by the Federal Reserve, beyond those applicable to our competitors not so designated.

On December 4, 2019, the FSOC approved a proposal that would significantly alter its process for making such non-bank SIFI designations. Among other things, the new guidance will: require the FSOC to focus on regulating activities that pose systemic risk, allowing for the involvement of primary regulators, rather than designations of individual firms (also known as an "activities-based approach"); shorten the designation process by removing the first step from what is currently a three-step process; invite participation from firms under consideration for designation earlier in the designation process to provide greater transparency; require a cost-benefit analysis prior to making a designation, which must include a determination of the likelihood of the potential systemic impact actually occurring; and clarify the "off ramp" process for firms who have been designated as SIFIs.
In addition, the Dodd-Frank Act established the Federal Insurance Office ("FIO") within the U.S. Department of the Treasury ("Treasury"), which has the authority to participate on behalf of the U.S. in the negotiations of international insurance agreements with foreign regulators, as well as to collect information about the insurance industry and recommend prudential standards, and, along with the U.S. Trade Representative ("USTR"), to enter into covered agreements with one or more foreign governments which have the ability to preempt inconsistent state insurance measures. While not having general supervisory or regulatory authority over the business of insurance, the director of the FIO will perform various functions with respect to insurance (other than health insurance), including serving as a non-voting member of FSOC and making recommendations to FSOC regarding insurers to be designated for more stringent regulation.
Further, Dodd-Frank Act established the Consumer Financial Protection Bureau ("CFPB") as an independent agency within the Federal Reserve to supervise and regulate institutions that provide certain financial products and services to consumers. Although consumer financial products and services generally exclude the business of insurance, the CFPB does have authority to regulate non-insurance consumer financial products and services.
Securities Laws
Certain of NLIC, NLAIC and JNF’s products, policies and contracts are subject to regulation under the federal securities laws administered by the Securities and Exchange Commission ("SEC") and under certain state securities laws. Certain separate accounts of NLIC, NLAIC, JNL and JNLNY are registered as investment companies under the Investment Company Act of 1940, as amended. Separate account interests under certain variable annuity contracts and variable insurance policies issued by NLIC, NLAIC, JNL and JNLNY are also registered under the Securities Act of 1933 (the "Securities Act"). NISC and JNSC, subsidiaries of the Company, are registered as broker-dealers under the Securities Exchange Act of 1934, and are members of, and subject to regulation by, the Financial Industry Regulatory Authority and are also subject to the SEC’s net capital rules.
NIA, a subsidiary of the Company, is an investment advisor registered under the Investment Advisors Act of 1940, as amended, and under the Securities Act.
All aspects of investment advisory activities are subject to applicable federal and state laws and regulations in the jurisdictions in which they conduct business. These laws and regulations are primarily intended to benefit investment advisory clients and investment company shareholders and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the transaction of business for failure to comply with such laws and regulations. In such events, the possible sanctions which may be imposed include the suspension of individual employees, limitations on the activities in which the investment advisor may engage, suspension or revocation of the investment advisor’s registration as an advisor, censure and fines.
On June 5, 2019, the SEC adopted a package of rulemaking and interpretive guidance regarding the standards of conducts for broker-dealers and investment advisors. Of particular note was the adoption of a new "best interest" standard for broker-dealers when making recommendations to retail customers of any securities transaction or investment strategy involving securities. Also adopted as part of the package was a new "relationship summary" disclosure requirement for broker-dealers and investment advisors that must be provided to "retail investors." Generally, compliance with the SEC’s adopted package of rulemaking and interpretive guidance was required by June 30, 2020.
Derivatives Regulation
The Company’s derivatives use is subject to statutory and regulatory requirements of the states of Ohio, the Company’s domiciliary state, and New York, where the Company is licensed to sell certain products. Each state requires the Company to follow a board-approved derivatives’ use plan. The Company’s derivatives’ use plan meets the requirements of both states. While the statutory constructs and regulatory oversight of Ohio and New York are historically consistent, there is a possibility the two states could diverge in their respective regulation of the Company’s derivatives use creating additional expense or lost opportunity to the Company.

Title VII of the Dodd-Frank Act is a framework to regulate the over-the-counter ("OTC") derivatives markets through the required clearing of certain types of OTC transactions and the posting of collateral, each of which results in additional risk mitigation costs to the Company. NLIC and NLAIC, currently required to clear specified OTC derivatives products, expect to be subject to the posting and collection of initial margin on its non-cleared OTC derivatives portfolios with certain of their counterparties beginning in September of 2021. As a result of the novel coronavirus ("COVID-19") pandemic, the Basel Committee on Banking Supervision ("BCBS") and the International Organization of Securities Commissions ("IOSCO") released a joint statement which encourages local regulators to adopt rule changes that would have the effect of delaying the posting and collection of initial margin from NLIC and NLAIC until September 2022. There is a risk that local regulatory responses to the BCBS-IOSCO statement may be inconsistent and result in different requirements across jurisdictions and across regulators. These increased, and potentially differing, initial margin requirements may require the Company to hold more cash and highly liquid securities with lower yields than it might otherwise hold in the absence of the initial margin requirements; potentially resulting in a reduction of investment income. Furthermore, US and global regulation of the derivatives markets continues to evolve, potentially creating unexpected costs as well as opportunities.
Privacy and Cybersecurity Regulation
The Company is regulated by the federal Gramm-Leach-Bliley Act ("GLBA") and subject to federal and state regulations promulgated thereunder that require financial institutions and other businesses to ensure the privacy, security and confidentiality of nonpublic personal information, including laws that regulate the use and disclosure of, among others, Social Security numbers and health information. Federal and state laws require notice to affected individuals, law enforcement, regulators and others if there is a breach of the security of certain personal information, including Social Security numbers and health information. Federal regulations require financial institutions and creditors to implement effective programs to detect, prevent, and mitigate identity theft. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited commercial e-mail, text or fax messages to consumers and customers. Federal laws and regulations regulate the permissible uses of certain personal information, including consumer report information. Federal and state legislatures and regulatory bodies continue to expand regulation regarding these subjects and the privacy and security of personal information. Despite functionally similar laws and regulations, there is ongoing risk of non-uniform regulatory interpretation and application due to the multiplicity of state and federal regulators examining the Company.
The California Consumer Privacy Act of 2018 ("CCPA") grants all California residents the right to know the information a business has collected from them and the sourcing and sharing of that information, as well as a right to have a business delete their personal information (with some exceptions). The CCPA’s definition of "personal information" is more expansive than those found in other privacy laws applicable to the Company in the United States. Failure to comply with CCPA could result in regulatory fines, further, the law grants a right of action for any unauthorized disclosure of personal information as a result of failure to maintain reasonable security procedures. The CCPA became effective on January 1, 2020 and enforcement by California’s Attorney General began July 1, 2020. Final regulations were promulgated shortly thereafter.
New York’s cybersecurity regulation for financial services institutions, including insurance entities under its jurisdiction, requires entities to establish and maintain a cybersecurity program designed to protect consumer’s private data. The regulation specifically provides for: (i) senior leader and Board oversight of the covered entity’s cybersecurity program; (ii) controls relating to the governance framework for a cybersecurity program; (iii) risk-based minimum standards for technology systems for data protection; (iv) requirements for cyber breach responses, including notice to the NY DFS of material events; and (v) identification and documentation of material deficiencies, remediation plans and annual certification of regulatory compliance with the NY DFS.
In 2017, the NAIC adopted the Insurance Data Security Model Law ("the Cybersecurity Model Law"), which established standards for data security and notification of cybersecurity events in states where adopted. The Cybersecurity Model Law has been adopted in Ohio and several other states. Additional states may follow. The Cybersecurity Model Law could impose significant new regulatory burdens intended to protect the confidentiality, integrity and availability of information systems. The NAIC model law is functionally similar to the NY DFS rule. The NAIC has also established a Big Data working group devoted to ensuring that regulations and regulatory activities appropriately protect consumers from harm which could result from technological developments in the insurance sector. For 2020, the working group has been charged with (i) reviewing current regulatory frameworks used to oversee insurers’ use of consumer and non-insurance data; (ii) proposing a mechanism to provide resources and allow states to share resources to facilitate their ability to conduct technical analysis of, and data collection related to, the review of complex models used by insurers for underwriting, rating and claims; and (iii) assess data needs and required tools for state insurance regulators to appropriately monitor the marketplace and evaluate underwriting, rating, claims and marketing practices.

Compliance with existing and emerging privacy and cybersecurity regulations could result in increased compliance costs and/or lead to changes in business practices and policies, and any failure to protect the confidentiality of client information could adversely affect our reputation and have a material effect on our business, financial condition and results of operations.
Employee Retirement Income Security Act
On June 21, 2018, the United States Court of Appeals for the Fifth Circuit vacated the Department of Labor’s ("DOL") 2016 Fiduciary Rule. As a result, the fiduciary standards under ERISA revert to those in place before the issuance of the regulations, e.g., the "Five Part Test". On June 29, 2020, the DOL released technical amendments that reinstated the Five Part Test for fiduciary status and reverted the DOL fiduciary framework back to the framework prior to the now-defunct 2016 Fiduciary Rule. On December 18, 2020, the DOL adopted a new Prohibited Transaction Class Exemption ("PTE"), "Improving Investment Advice for Workers & Retirees." The new PTE took effect on February 16, 2021.
In addition, ERISA fiduciary obligations are imposed on certain assets in excess of amounts necessary to satisfy guaranteed obligations held by an insurance company in its general account under a participating group annuity contract to the extent that the insurer’s general account is not reserved to pay benefits under guaranteed benefit policies (i.e., benefits whose value would not fluctuate in accordance with the insurer’s investment experience). ERISA requires that fiduciaries perform their duties solely in the interest of ERISA plan participants and beneficiaries and with the care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.
See also "Risk Factors—Changes to regulations under ERISA could adversely affect the Company’s distribution model by restricting the Company’s ability to provide customers with advice."
Tax Matters
Life insurance products may be used to provide income tax deferral and income tax free death benefits. Annuity contracts may be used to provide income tax deferral. The value of these benefits is related to the level of income tax rates and capital gains tax rates. Changes to the income tax rates and the capital gains tax rates can affect the value of these benefits, and therefore the desirability of those products.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security ("CARES") Act was signed into law and includes certain income tax provisions relevant to businesses. The Company is required to recognize the effect for the period the law was enacted. For year ended December 31, 2020, the CARES Act did not have a material impact on the Company’s total tax.
On December 22, 2017, the federal Tax Cuts and Jobs Act ("the Act"), was signed into law. The Act made broad and complex changes to the U.S. tax code, including the reduction of the U.S. corporate income tax rate from 35 percent to 21 percent effective January 1, 2018. The Company continues to monitor and assess, as it is issued, IRS guidance addressing implementation of various provisions of the Act to determine potential impact on the Company’s life and annuity offerings and the resulting financial conditions or results of operations of the Company.
Additional changes to the IRC to address the fiscal challenges currently faced by the federal government may also be made. These changes could include changes to the taxation of life insurance, annuities, mutual funds, retirement savings plans, and other investment alternatives offered by the Company. One example is the passage of the Setting Every Community Up for Retirement Enhancement ("SECURE") Act of 2019 which made changes affecting beneficiaries of retirement accounts including IRAs. Such changes could have an adverse impact on the desirability of the products offered by the Company.
Employees
The Company does not have any employees of its own, but rather is provided personnel by NMIC pursuant to a Cost Sharing Agreement.

Risk Factors
Risks Related to Economic and Financial Market Conditions
Adverse capital and credit market conditions may significantly affect the Company’s ability to meet liquidity needs and access the capital required to operate its business, most significantly its insurance operations.
The Company’s insurance, annuity and investment products, as well as its investment returns and access to and cost of financing, are sensitive to disruptions, uncertainty or volatility in the capital and credit markets, including as a result of the current COVID-19 pandemic thereby ultimately impacting the Company’s profitability and ability to support or grow its businesses. In the insurance industry, liquidity refers to the ability of an enterprise to generate adequate amounts of cash from its normal operations in order to meet its financial commitments. The principal sources of the Company’s liquidity are insurance premiums, annuity considerations, deposit funds and cash, including from its investment portfolio and assets. Sources of liquidity also include surplus notes and a variety of short-term debt instruments, including intercompany borrowings, FHLB programs and commercial paper.
In the event current resources do not satisfy the Company’s needs, the Company may have to seek additional financing. The availability of additional financing will depend on a variety of factors, including market conditions, the availability of credit generally and specifically to the financial services industry, market liquidity, the Company’s credit ratings, as well as the possibility that customers or lenders could develop a negative perception of the Company’s long- or short-term financial prospects if it incurs large investment losses or if its level of business activity decreases. Similarly, the Company’s access to funds may be impaired if regulatory authorities or rating agencies take negative actions against it. The Company’s internal sources of liquidity may prove to be insufficient, and in such a case, it may not be able to successfully obtain additional financing on favorable terms, or at all.
As such, the Company may be forced to issue debt with terms and conditions that may be unfavorable to it, bear an unattractive cost of capital or sell certain assets, any of which could decrease the Company’s profitability and significantly reduce its financial flexibility. The Company’s results of operations, financial condition and cash flows could be materially adversely affected by disruptions in the capital and credit market.
Difficult conditions in the global economy and capital markets could adversely affect the Company’s business and operating results and these conditions may not improve in the near future.
At times throughout the past few years, and currently as a result of impacts of the COVID-19 pandemic, volatile conditions have characterized financial markets. Stressed conditions, volatility and disruptions in global capital markets, particular markets or financial asset classes could adversely affect the Company’s investment portfolio. Disruptions in one market or asset class can also spread to other markets or asset classes.
General economic conditions, including the conditions that result from the COVID-19 pandemic, could also adversely affect the Company by impacting consumer behavior and pressuring investment results. Consumer behavior changes could include decreased demand for the Company’s products. For example, holders of interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in the investment portfolio.
The impact on distributors, vendors and customers of sustained or significant deterioration in economic conditions could adversely affect the Company’s business.
The Company is exposed to risks associated with the potential financial instability of its customers and distributors, many of whom may be adversely affected by volatile conditions in the financial markets or an economic slowdown, including as a result of the COVID-19 pandemic. As a result of uncertainties with respect to financial institutions and the global credit markets, changes in energy costs, and other macroeconomic challenges currently or potentially affecting the economy of the U.S. and other parts of the world, customers and distributors may experience serious cash flow problems and other financial difficulties. In addition, events in the U.S. or foreign markets and political and social unrest in various countries around the world can impact the global economy and capital markets. The impact of such events is difficult to predict. Protectionist trade policy actions, such as tariffs and quotas could adversely affect the Company’s investment results, as an increase in the scope and size of tariffs could disrupt global supply chains and increase inflationary pressures which may have an adverse effect on economic activity. As a result, they may modify, delay, or cancel plans to buy or sell the Company’s products, or make changes in the mix of products bought or sold, that are unfavorable to the Company.

In addition, the Company is susceptible to risks associated with the potential financial instability of the vendors on which the Company relies to provide services or to whom the Company delegates certain functions. The same conditions that may affect the Company’s distributors could also adversely affect the Company’s vendors, causing them to significantly and quickly increase their prices or reduce their output. The Company’s business depends on its ability to perform, in an efficient and uninterrupted fashion, its necessary business functions, and any interruption in the services provided by third parties could also adversely affect the Company’s business, results of operations and financial condition.
Potential changes to the manner in which the London Inter-bank Offered Rate ("LIBOR") is determined and the potential for the replacement or discontinuation of LIBOR as a benchmark interest rate may affect the Company’s cost of capital and net investment income.
LIBOR is an interest rate benchmark which underpins hundreds of trillions of dollars of financial contracts around the world; it is available in five currencies and a range of tenors. On July 27, 2017, the U.K. Financial Conduct Authority announced that it will no longer persuade or compel LIBOR panel banks to submit LIBOR quotes after 2021. It remains unclear if, how and in what form, LIBOR may continue to exist after that date. The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (constituted of major derivative market participants and their regulators), has begun publishing a Secured Overnight Funding Rate ("SOFR") which is intended, but not mandated, to replace U.S. dollar LIBOR, and SOFR-based investment products have been issued in the U.S. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication. There is no broad market consensus on the use of SOFR as a replacement for LIBOR. Cash and derivatives markets continue to slowly develop in response to these new rates and questions around liquidity in these rates and how to appropriately adjust these rates to mitigate or eliminate any economic value transfer at the time of transition remain a significant concern for the Company and others in the marketplace. The effect of any changes or reforms to LIBOR or discontinuation of LIBOR on new or existing financial instruments to which the Company has exposure or the activities in the Company’s businesses will vary depending on a variety of factors. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on certain derivatives and floating rate securities the Company holds, and any other assets, liabilities, models, assumptions, and the cost of capital, as well as contractual rights and obligations, whose value is tied to LIBOR. The value or profitability of these products and instruments may be adversely affected.
Risks Related to Investments
The Company is exposed to significant financial market risk, which may adversely affect its results of operations and financial condition, and may cause the Company’s net investment income to vary from period to period.
The Company is exposed to significant financial market risk, including changes in interest rates, credit spreads, equity prices, real estate values, foreign currency exchange rates, domestic and foreign market volatility, the performance of the economy in general, the performance of specific obligors included in its portfolio and other factors outside the Company’s control. Adverse changes in these rates, spreads and prices may occur due to changes in monetary policy and the economic climate, the liquidity of a market or market segment, investor return expectations and/or risk tolerance, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness.
The Company’s exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. The Company’s investment portfolio contains interest rate sensitive instruments, such as bonds and derivatives, which may be adversely affected by changes in interest rates from governmental monetary policies, domestic and international economic and political conditions and other factors beyond its control. For instance, an event such as the outbreak of the COVID-19 pandemic has adversely impacted the global economy and capital markets and the continuing impact of that event is difficult to predict. U.S. long-term interest rates remain at relatively low levels by historical standards. During periods of low or declining interest rates, as cash becomes available from premiums on insurance and annuity policies and from the maturity, redemption or sale of existing securities or from other sources or as securities are realized prior to maturity, the yield on new investments will be lower than that on existing investments, thus lowering the average yield that the Company earns on its investment portfolio. Although the Company seeks to carefully measure and manage its interest rate risk positions, the Company’s estimate of the liability cash flow profile may be inaccurate, and it might need to sell assets in order to cover the liability, which could adversely affect the Company’s financial position and results of operations.

The Company’s insurance and investment products are also sensitive to interest rate fluctuations and expose the Company to the risk that falling interest rates or credit spreads will reduce the Company’s margin, or the difference between the returns earned on the investments that support the obligations under these products and the amounts that must be paid to policyholders and contractholders. Because the Company may reduce the interest rates credited on most of these products only at limited, pre-established intervals, and because some contracts have guaranteed minimum interest crediting rates, or may be subject to regulatory minimum rates, declines in interest rates may adversely affect the profitability of these products.
There may be economic scenarios, including periods of rising interest rates, that increase the attractiveness of other investments to the Company’s customers, which could increase life insurance policy loan, surrender, and withdrawal activity in a given period. Such situations could result in cash outflows requiring that the Company sell investments at a time when the prices of those investments are adversely affected, which may result in realized investment losses. Unanticipated withdrawals and terminations may also cause the Company to accelerate other expenses, which reduces net income in the period of the acceleration.
The Company’s exposure to credit spreads primarily relates to market price and cash flow variability associated with changes in credit spreads. A widening of credit spreads would increase unrealized losses or decrease unrealized gains in the investment portfolio and, if issuer credit spreads increase as a result of fundamental credit deterioration, would likely result in higher other-than-temporary impairments. Credit spread tightening will reduce net investment income associated with new purchases of fixed securities.
The Company invests or may invest a portion of its portfolio in alternative investments, such as private equity funds, real estate funds, hedge funds and tax credit funds. The capital and surplus of the Company can be affected by changes in the underlying value of the investments. In addition, the timing and amount of distributions from such funds, which depend on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions, can be inherently difficult to predict and can impact the Company’s net realized capital gains and losses.
The Company’s exposure to equity risk relates primarily to the potential for lower earnings associated with certain of the Company’s insurance businesses, such as variable annuities and investment advisory business, in each case where fee income is generally earned based upon the fair value of the assets under management. In addition, certain of the Company’s annuity products offer guaranteed benefits, which increase its potential benefit exposure. Statutory reserve and capital requirements for these products are sensitive to market movements, which could deplete capital. Increased reserve and capital requirements could lead to rating agency downgrades.
The Company is exposed to many different industries, issuers, and counterparties, and routinely executes transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, hedge funds and other investment funds and institutions. Many of these transactions expose the Company to credit risk in the event of default of the counterparty. While counterparty risk is generally secured, the Company’s credit risk may be exacerbated when the collateral held by the Company cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to it. The Company may have further exposure to these issuers in the form of holdings in unsecured debt instruments, derivative transactions and stock investments of these issuers. Realized losses or impairments to the carrying value of these assets may materially and adversely affect the Company’s business, results of operations and financial condition.
For additional information on market risk, see Quantitative and Qualitative Disclosures about Market Risk.
The Company uses derivative instruments to manage exposures and mitigate risks. See Note 2 and Note 6 to the audited statutory financial statements in the F pages of this report for additional information regarding the Company’s use of derivatives instruments.
The Company maintains an Asset Valuation Reserve ("AVR") as prescribed by the NAIC for the purpose of offsetting potential credit related investment losses on each invested asset category, excluding cash, policy loans and income receivable. The Company records an Interest Maintenance Reserve ("IMR") as prescribed by the NAIC, which represents the net deferral for interest-related gains or losses arising from the sale of certain investments, such as bonds, mortgage loans and loan-backed and structured securities sold. See Note 2 to the audited statutory financial statements included in the F pages of this report for additional information regarding the Company’s use of an AVR and IMR.

Some of the Company’s investments are relatively illiquid.
The Company holds certain investments that may lack liquidity, such as privately placed bonds and structured securities based upon residential or commercial mortgage loans or trust preferred securities, commercial mortgage loans, policy loans, consumer loans secured by securities portfolios, equity real estate, including real estate joint ventures and other limited partnership interests.
If the Company requires significant amounts of cash on short notice in excess of normal cash requirements or is required to post or return collateral in connection with the investment portfolio, derivatives transactions or securities lending activities, the Company may have difficulty selling these investments in a timely manner, be forced to sell them for less than the Company otherwise would have been able to realize, or both.
The Company does not have the intent to sell, nor is it more likely than not that it will be required to sell, bonds and stocks in an unrealized loss position. Investment losses, however, may be realized to the extent liquidity needs require the disposition of bonds and stocks in unfavorable interest rate, liquidity or credit spread environments.
The Company has exposure to mortgage-backed securities, which could cause declines in the value of its investment portfolio.
Securities and other capital markets products connected to residential mortgage lending, particularly those backed by non-agency loans, may become less liquid. The value of the Company’s investments in mortgage-backed securities may be negatively impacted by an unfavorable change in or increased uncertainty regarding delinquency rates, foreclosures, home prices, and refinancing opportunities. In addition, securities backed by commercial mortgages are sensitive to the strength of the related underlying mortgage loans, the U.S. economy, and the supply and demand for commercial real estate. Deterioration in the performance of the residential and commercial mortgage sector, including as a result of the COVID-19 pandemic, could cause declines in the value of that portion of the Company’s investment portfolios.
Defaults on commercial mortgage loans and volatility in performance may adversely affect the Company’s results of operations and financial condition.
A decline in the commercial real estate market within the U.S. resulting from changes in interest rates, real estate market conditions or an economic downturn, including as a result of the COVID-19 pandemic, may have a negative impact on the value of the Company’s commercial mortgage loan portfolio. The Company has a broadly diversified commercial mortgage loan portfolio (i.e., property type or geographic location), but negative developments across a certain property type or the occurrence of a negative event within a geographic region may have a significant negative impact, if the Company has some concentration risk within that property type or geographic region. The Company’s operations and financial conditions may be adversely affected from an increase in borrower defaults within the Company’s commercial mortgage loan portfolio.
The determination of the amount of allowances and impairments taken on the Company’s investments is judgmental and could materially impact its results of operations or financial position.
The Company’s determination of the amount of allowances and impairments varies by investment type and is based on its periodic evaluation and assessment of known and inherent risks associated with the relevant asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. The Company updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. Market volatility, including as a result of the COVID-19 pandemic, can make it more difficult to value the Company’s securities if trading in such securities becomes less frequent. In addition, a forced sale by holders of large amounts of a security, whether due to insolvency, liquidity, or other issues with respect to such holders, could result in declines in the price of a security. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.
For additional information on the Company’s allowance and impairment review process, see Note 2 to the audited statutory financial statements included in the F pages of this report.
The Company’s valuation of investments is based on amortized cost, fair value, and the equity method of accounting in the Company’s statutory financial statements, which may be significantly different than the values at which the investments may ultimately be realized.
The Company’s investments primarily consist of bonds, stocks, investments in subsidiaries, mortgage loans, policy loans, cash equivalents, short-term investments and alternative investments. On the basis of accounting practices prescribed or permitted by the ODI the carrying value of such investments is as follows:

•	Bonds are generally stated at amortized cost, except those with an NAIC designation of "6", which are stated at the lower of amortized cost or fair value. Changes in fair value of bonds stated at fair value are charged to capital and surplus.
•	Loan-backed and structured securities, which are included in bonds in the statutory financial statements, are stated in a manner consistent with the bond guidelines, but with additional consideration given to the special valuation rules implemented by the NAIC applicable to residential mortgage-backed securities that are not backed by U.S. government agencies, commercial mortgage-backed securities and certain other structured securities. Under these guidelines, an initial and adjusted NAIC designation is determined for each security. The initial NAIC designation, which takes into consideration the security’s amortized cost relative to an NAIC-prescribed valuation matrix, is used to determine the reporting basis (i.e., amortized cost or lower of amortized cost or fair value).
•	Preferred stocks are generally stated at amortized cost, except those with an NAIC designation of "4" through "6", which are stated at the lower of amortized cost or fair value. Common stocks are stated at fair value. Changes in fair value of stocks stated at fair value are charged to capital and surplus.
•	The investment in the Company’s wholly-owned insurance subsidiaries, NLAIC and Eagle, and wholly-owned noninsurance subsidiaries, NISC and NIA, are carried using the equity method of accounting. The Company’s investment in JNF, an unaudited downstream noninsurance holding company, is based on the individual audited subsidiary, controlled and affiliated entities owned by the holding company in accordance with the "look through" provisions of Statements of Statutory Accounting Principles ("SSAP") No. 97, Investments in Subsidiary, Controlled and Affiliated Entities. Investments in NLAIC, JNF and NISC are included in stocks, and the investment in Eagle is included in other invested assets on the statutory statements of admitted assets, liabilities, capital and surplus.
•	Commercial mortgage loans are recorded at unpaid principal balance, adjusted for premiums and discounts, less a valuation allowance.
•	Policy loans, which are collateralized by the related insurance policy, are carried at the outstanding principal balance and do not exceed the cash surrender value of the policy. As such, no valuation allowance for policy loans is required.
•	Cash equivalents include highly liquid investments with original maturities of less than three months and, effective December 31, 2020, amounts on deposit in internal qualified cash pools.
•	Short-term investments consist primarily of government agency discount notes with maturities of twelve months or less at acquisition and are carried at amortized cost, which approximates fair value. Prior to December 31, 2020, included amounts on deposit in internal qualified cash pools.
•	Alternative investments are generally reported based on the equity method of accounting.
Investments not carried at fair value in the Company’s statutory financial statements (certain bonds and stocks and commercial mortgage loans) may have fair values which are substantially higher or lower than the carrying value reflected in the Company’s statutory financial statements. Each such asset class is regularly evaluated for impairment under the accounting guidance appropriate to the respective asset class.
The Company’s valuation of certain bonds and stocks held at fair value may include methodologies, estimates and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially and adversely affect the Company’s results of operations or financial condition.
See Note 2 to the audited statutory financial statements included in the F pages of this report, for a discussion of the Company’s fair value categories and valuation methodologies.
The determination of fair values in the absence of quoted market prices is based on valuation methodologies, values of securities the Company deems to be comparable and assumptions deemed appropriate given the circumstances. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within the Company’s statutory financial statements, and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on the Company’s results of operations or financial condition.

Risks Related to the Legal and Regulatory Environment of the Insurance Industry
Certain changes in accounting and/or financial reporting standards issued by the National Association of Insurance Commissioners, state insurance departments, the Securities and Exchange Commission or other standard-setting bodies could have a material adverse impact on the Company’s financial condition or results of operations.
The Company’s insurance entities are required to comply with the Statutory Accounting Principles ("SAP") established by the NAIC and adopted and administered by state departments of insurance. The various components of SAP (such as actuarial reserve methodologies) are currently subject to review by the NAIC and its task forces and committees, as well as by state insurance departments, in an effort to address emerging issues and otherwise improve or alter financial reporting. Calculations made in accordance with SAP also govern the ability of the Company’s insurance entities to pay dividends to their respective parent companies. The NAIC is working to reform state regulation in various areas, including comprehensive reforms relating to life insurance reserves and the accounting for such reserves. The Company cannot predict whether or in what form reforms will be enacted and, if so, whether the enacted reforms will positively or negatively affect the Company’s insurance entities.
The Accounting Manual provides that state insurance departments may permit insurance companies domiciled therein to depart from SAP through prescribed practices or by granting them permitted practices. Olentangy was granted a permitted practice from the State of Vermont, allowing Olentangy to carry assets placed in a trust account by Union Hamilton Reinsurance Ltd. and held for the benefit of the ceding insurer, under a reinsurance agreement that increased NLAIC’s valuation of Olentangy by $67 million as of December 31, 2020 and December 31, 2019. Eagle applies prescribed practices from the State of Ohio that allow an alternative reserve basis on assumed obligations, with respect to specified GMDB and GLWB contract riders provided under substantially all of the variable annuity contracts issued and to be issued by NLIC and an alternative reserve basis on assumed obligations with respect to specified GLWB contract riders provided under certain fixed indexed annuity contracts issued and to be issued by NLAIC. The prescribed practice related to NLIC guaranteed risks decreased NLIC’s valuation of this subsidiary by $711 million and $411 million as of December 31, 2020 and December 31, 2019, respectively. The prescribed practice related to NLAIC guaranteed risks increased NLIC’s valuation of this subsidiary by $523 million and $226 million as of December 31, 2020 and December 31, 2019, respectively.
However, the Company cannot predict what permitted and prescribed practices any applicable state insurance department may allow or mandate in the future, nor can the Company predict whether or when the insurance departments of states of domicile of the Company’s competitors may permit them to utilize advantageous accounting practices that depart from SAP. Moreover, although states generally defer to the interpretations of the insurance department of the state of domicile with respect to the application of regulations and guidelines, neither the action of the domiciliary state nor the action of the NAIC is binding on a non-domiciliary state. Accordingly, a state could choose to follow a different interpretation. The Company can give no guarantees that future changes to SAP or components of SAP, or the ability to apply a prescribed practice or the granting of permitted practices to the Company’s competitors, will not have a material impact on the Company’s financial condition or results of operations.
The Company’s insurance entities are subject to extensive regulation.
The Company’s insurance entities are subject to extensive state regulatory oversight in the jurisdictions in which each does business, as well as to federal oversight with respect to certain portions of their business. Insurance companies are regulated by the insurance departments of the states in which they are domiciled or licensed. The primary purpose of such regulatory supervision is to protect policyholders, rather than the Company. State insurance authorities have broad administrative powers with respect to various aspects of the insurance business. Accordingly, the Company could be adversely affected by, among other things, changes in state law relating to advertising and marketing; privacy; acquisitions; payment of dividends; the form and content of insurance policies (including pricing); operating and agent licenses; regulation of premium rates; premium tax increases; rating and underwriting restrictions and limitations; asset and reserve valuation requirements; enterprise risk management; surplus requirements; accounting standards; RBC requirements, statutory reserve and capital requirements; assessments by guaranty associations; affiliate transactions; unfair trade and claims practices; admittance of assets to statutory surplus; maximum interest rates on life insurance policy loans and minimum accumulation or surrender values; the type, amounts and valuations of investments permitted; reinsurance transactions, including the role of captive reinsurances; and other matters. Changes in state regulations, or in the interpretation or application of existing state laws or regulations, including as a result of the COVID-19 pandemic, may adversely impact the Company’s pricing, capital requirements, reserve adequacy or exposure to litigation and could increase the costs of regulatory compliance.

Changes are often implemented by state regulators in order to benefit policyholders to the detriment of insurers. State insurance regulators and the NAIC continually re-examine existing laws and regulations and may impose changes in the future that put further regulatory burdens on the Company, and thus, could have an adverse effect on its results of operations and financial condition.
In addition, state insurance laws, rather than federal bankruptcy laws, govern the liquidation or restructuring of insurance companies. Virtually all states in which the Company operates require the Company bear a portion of the loss suffered by some insureds as a result of impaired or insolvent insurance companies via participation in state guaranty associations.
From time to time, increased scrutiny has been placed upon the U.S. insurance regulatory framework, and a number of state legislatures have considered or enacted legislative measures that alter, and in many cases increase, state authority to regulate insurance and reinsurance companies. In addition to legislative initiatives of this type, the NAIC and insurance regulators are regularly involved in a process of re-examining existing laws and regulations and their application to insurance and reinsurance companies.
At the federal level, the Company could be affected by laws and regulations that may affect certain aspects of the insurance industry. While the federal government in most contexts currently does not directly regulate the insurance business, federal legislation and administrative policies in a number of areas, including limitations on antitrust immunity, minimum solvency requirements, systemic risk regulation, grant of resolution authority to a federal agency, uniform market conduct standards, credit for reinsurance initiatives, other proposals at the federal level to replace or streamline state regulatory processes, employment and employee benefits regulation, financial services regulation, and federal taxation, can significantly affect the insurance business.
This state regulatory oversight and various proposals at the federal level could in the future adversely affect the Company’s ability to sustain adequate returns in certain lines of business. The Company cannot predict the effect any proposed or future legislation or change in the interpretation or application of existing laws or regulations may have on its financial condition or results of operations.
A failure to comply with rules and regulations in a jurisdiction could lead to disciplinary action, the imposition of fines or the revocation of the license, permission or authorization necessary to conduct the Company’s business in that jurisdiction, all of which could have a material adverse effect on the continued conduct of business in a particular jurisdiction.
The Company could be adversely affected if its controls designed to ensure compliance with guidelines, policies and legal and regulatory standards are not effective.
The Company’s business is highly dependent on the ability to engage on a daily basis in a large number of insurance underwriting, claims processing and investment activities, many of which are highly complex. These activities often are subject to internal guidelines and policies, as well as to legal and regulatory standards. A control system, no matter how well-designed and operated, can provide only reasonable assurance that the control system’s objectives will be met. Ineffective controls could lead to financial loss, unanticipated risk exposure (including underwriting, credit and investment risk) or damage to the Company’s reputation.
Litigation or regulatory actions could have a material adverse impact on the Company.
Current and future litigation or regulatory investigations and actions in the ordinary course of operating the Company’s business, including class action lawsuits, may negatively affect the Company by resulting in the payment of substantial awards or settlements, increasing legal and compliance costs, requiring the Company to change certain aspects of its business operations, diverting management attention from other business issues, harming the Company’s reputation with customers or making it more difficult to retain current customers and to recruit and retain agents or Nationwide employees. See Note 13 to the audited statutory financial statements included in the F pages of this report for a description of litigation and regulatory actions.
The amount of statutory capital that the Company and its insurance subsidiaries have and the amount of statutory capital they must hold can vary significantly from time to time and is sensitive to a number of factors outside of the Company’s control, including equity market and credit market conditions and the regulatory environment and rules.
The Company conducts the vast majority of its business through its licensed insurance entities. Insurance regulators and the NAIC prescribe accounting standards and statutory capital and reserve requirements for the Company and its U.S. insurance entities. The NAIC has established regulations that provide minimum capitalization requirements based on RBC formulas for life insurance companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risk, including equity, interest rate, operational and management and expense recovery risks associated with life and annuity products that contain death benefits and/or certain living benefits.
In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by the Company’s insurance entities (which itself is sensitive to equity market and credit market conditions), the amount of additional capital they must hold to support their business growth, changes in equity market levels, changes in reserve requirements, credit market volatility, changes in consumer behavior, the value of certain bonds in their investment portfolios, the value of certain derivative instruments that do not get hedge accounting treatment, changes in interest rates and foreign currency exchange rates, and changes to the NAIC RBC formulas. Nationally Recognized Statistical Rating Organizations ("NRSROs") may also implement changes to their internal models, which differ from the NAIC RBC model, that have the effect of increasing or decreasing the amount of statutory capital that the Company’s insurance entities must hold in order to maintain their current ratings. Increases in the amount of required statutory reserves reduce the statutory surplus used in calculating the Company’s insurance entities’ RBC ratios.
In December 2017, former President Trump signed into law H.R.1, commonly referred to as the Tax Cuts and Jobs Act. Following the reduction in the federal corporate income tax rate pursuant to the Tax Cuts and Jobs Act, the NAIC adopted revisions to certain factors used to calculate life RBC. These revisions to the NAIC’s life RBC calculation have resulted in increases in RBC charges and reductions in the RBC ratios of the Company’s insurance entities. The NAIC is also studying RBC revisions for bonds, real estate, and longevity risk, but the Company is currently unable to project the impact of any potential regulatory changes resulting from such proposals.
The Company’s insurance entities’ statutory surplus and RBC ratios have a significant influence on their financial strength ratings, which, in turn, are important to their ability to compete effectively. To the extent that any of the Company’s insurance entities’ statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, capital may need to be raised. If the Company is unable to raise additional capital in such a scenario, any ratings downgrade that followed could have a material adverse effect on its business, financial condition, results of operations and liquidity. See Note 14 to the audited statutory financial statements included in the F pages of this report for a further discussion of RBC.
Changes in tax laws could adversely affect the Company.
Congress has periodically considered legislation that, if enacted, could materially reduce or eliminate many of the tax advantages of purchasing and owning annuity and life insurance products, such as disallowing a portion of the income tax interest deduction for many businesses that own life insurance. In addition, Congress has considered proposals to further limit contributions to retirement plans and accelerate the distributions from such plans after the death of the participant. If these proposals or other changes affecting the taxation of life insurance and/or annuity contracts, or the qualification requirements for retirement plans, were to be enacted, the Company’s sale of COLI, BOLI, variable annuities, variable life products and other retirement plan products could be adversely affected.
Congress and various state legislatures also have considered proposals to reduce the taxation of certain products or investments that may compete with life insurance. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of the Company’s products, making them less competitive. Such proposals, if adopted, could have a material effect on the Company’s profitability and financial condition or ability to sell such products, and could result in the surrender of some existing contracts and policies.
The products that the Company sells have different tax characteristics, in some cases generating tax deductions for the Company. The level of profitability of certain products is significantly dependent on these characteristics and the Company’s ability to continue to generate taxable income, which is taken into consideration when pricing products and is a component of the Company’s capital management strategies. Accordingly, changes in tax law, the Company’s ability to generate taxable income, or other factors impacting the availability or value of the tax characteristics generated by the Company’s products, could impact product pricing and returns or require the Company to reduce its sales of these products or implement other actions that could be disruptive to the Company’s businesses. In addition, the adoption of "principles-based" approaches for statutory reserves may lead to significant changes to the way tax reserves are determined and thus reduce future tax deductions.
The Company incorporated changes in RBC calculations at year end 2018 as a result of the Tax Cuts and Jobs Act. Changes primarily in asset, insurance and interest rate risk factors increased capital and decreased RBC ratios of the Company’s insurance entities. RBC ratios after the adjustment remain well above required minimums.

See "Business—Tax Matters" for further discussion of other changes in federal tax laws and regulations that may adversely affect the Company’s business, results of operations and financial condition.
Changes to regulations under ERISA could adversely affect the Company’s distribution model, by restricting the Company’s ability to provide customers with advice.
The prohibited transaction rules of ERISA and the IRC generally restrict the provision of investment advice to ERISA plans and participants and Individual Retirement Account ("IRAs") owners, if the investment recommendation results in fees paid to the individual advisor, his or her firm, or their affiliates, that vary according to the investment recommendation chosen. Although the DOL issued final regulations which provide limited relief from these investment advice restrictions, the investment advice restrictions could restrict the ability of the Company’s affiliated broker-dealers and their registered representatives to provide investment advice to ERISA plans and participants and with respect to IRAs. Also, the investment advice restrictions may require the fee and revenue arrangements of certain advisory programs to be revenue neutral, resulting in potential lost revenues for these broker-dealers and their affiliates. However, the DOL’s new proposed 2020 PTE may provide further relief from existing investment advice limitations under ERISA. A final PTE was adopted on December 18, 2020 and took effect on February 16, 2021.
In addition, the DOL has issued a number of regulations that increase the level of disclosure that must be provided to plan sponsors and participants. These ERISA disclosure requirements will increase the Company’s regulatory and compliance burden, resulting in increased costs. See "Business – The Company’s insurance entities are subject to extensive regulation" for further information on the impact of regulations issued by the DOL.
Changes in state insurance laws regarding the suitability of product sales and fiduciary/best interest standards may affect the Company’s operations and profitability.
The Company’s annuity sales practices are currently subject to strict regulation. State insurance regulators are becoming more active in adopting and enforcing suitability standards with respect to sales of annuities, both fixed and variable. Following the NAIC’s February 2020 adoption of amendments to its model annuity suitability rule incorporating a best interest standard, multiple states have adopted or proposed amendments incorporating the updated NAIC model. Some states have already enacted or proposed legislation to impose new or expanded fiduciary/best interest standards on broker-dealers, investment advisors and/or insurance agents providing services to retail investors. Additionally, some state regulators have adopted or signaled they will be pursuing rule-making in this space. For example, on August 1, 2018 the NY DFS adopted "best interest" amendments to its existing annuity suitability regulation and expanded its scope to include "in-force" recommendations and life insurance policies. Any material changes to the standards governing the Company’s sales practices, including applicable state laws and regulations, could affect the Company’s business, results of operations and financial condition. See "Business—Regulation—Annuity Sales Practices."
The Company may be unable to mitigate the impact of Regulation XXX and Actuarial Guideline 38, potentially resulting in a negative impact to NLAIC’s capital position and/or a reduction in sales of NLAIC’S term and universal life insurance products.
The NAIC Model Regulation entitled "Valuation of Life Insurance Policies," commonly known as "Regulation XXX," establishes statutory reserve requirements for term life insurance policies and universal life insurance policies with secondary guarantees, such as those issued by NLAIC. Actuarial Guideline 38 ("AG 38") is intended to clarify the application of Regulation XXX with respect to certain universal life insurance products with secondary guarantees.
In 2014, the NAIC approved a new regulatory framework applicable to the use of captive insurers in connection with Regulation XXX and Guideline AXXX transactions. Among other things, the framework called for more disclosure of an insurer’s use of captives in its statutory financial statements, and narrows the types of assets permitted to back statutory reserves that are required to support the insurer’s future obligations. In 2014, the NAIC implemented the framework through Actuarial Guideline ("AG 48"), which requires the actuary of the ceding insurer that opines on the insurer’s reserves to issue a qualified opinion if the framework is not followed. The requirements of AG 48 became effective as of January 1, 2015 in all states without any further action necessary by state legislatures or insurance regulators to implement them, and apply prospectively to new policies issued and new reinsurance transactions entered into on or after January 1, 2015. In late 2016, the NAIC adopted an update to AG 48 and a model regulation that contains the same substantive requirements as the updated AG 48. The states have started to adopt the model regulation.
The Company’s subsidiary, NLAIC, has implemented reinsurance and capital management transactions to mitigate the capital impact of Regulation XXX and AG 38 for certain term life insurance and universal life insurance policies with secondary guarantees. These arrangements are subject to review by state insurance regulators and rating agencies and, for any new transactions entered into in the future, are subject to AG 48 as well. For those insurance policies where NLAIC has not implemented reinsurance and capital management transactions to mitigate the capital impact of Regulation XXX and AG 38, NLAIC has experienced a negative impact on its financial condition and results of operations. If NLAIC is unable to implement solutions to mitigate the impact of in force Regulation XXX and AG 38 business, this may continue to have a negative impact on its financial condition and results of operations.
Risks Related to the Business and Operations of the Company
The Company is rated by S&P, Moody’s, and A.M. Best, and a decline in ratings could adversely affect the Company’s operations.
Financial strength and claims-paying ability ratings, which various NRSROs publish as indicators of an insurance company’s ability to meet contractholder and policyholder obligations, are important to maintaining public confidence, competitive position and ability to market products. Such factors are important to policyholders, agents and intermediaries; however, they are not evaluations directed towards the protection of investors and are not recommendations to buy, sell or hold securities. Downgrades in NLIC and its subsidiaries’ financial strength ratings could have an adverse effect on their financial condition and certain of their results of operations in many ways, including reducing new sales and renewals of insurance products, annuities, and other investment products, adversely affecting their relationships with their sales force and independent sales intermediaries, materially increasing the number or amount of policy surrenders and withdrawals by contractholders and policyholders, requiring a reduction in prices to remain competitive, and adversely affecting their ability to obtain reinsurance at reasonable prices or at all.
Additionally, various NRSROs also publish credit ratings for NFS and several of its subsidiaries. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner and are important factors in the Company’s overall funding profile and ability to access certain types of liquidity. Downgrades in the credit ratings for NFS and its subsidiaries could have an adverse effect on the Company’s financial condition and results of operations in many ways, including adversely limiting access to capital markets, potentially increasing the cost of debt, and requiring the posting of collateral.
Ratings are subject to ongoing review by A.M. Best, Moody’s, and S&P, and the maintenance of such ratings cannot be assured. If any rating is reduced from its current level, the Company’s financial position and results of operations could be adversely affected. The Company cannot predict what actions rating agencies may take, or what actions it may take in response to the actions of rating agencies, which could adversely affect its business. As with other companies in the financial services industry, the Company’s ratings could be downgraded at any time and without any notice by any NRSRO.
See "Business—Ratings" for further information on current financial strength, claims-paying ability and credit ratings.
Guarantees within certain of the Company’s and its insurance entities’ products may adversely affect the Company’s financial condition or results of operations.
The Company offers guarantees which can include a return of no less than the total deposits made on the contract less any customer withdrawals, total deposits made on the contract less any customer withdrawals plus a minimum return, or the highest contract value on a specified anniversary date minus any customer withdrawals following the contract anniversary. These guarantees can also include benefits payable in the event of death, upon annuitization, upon periodic withdrawal or at specified dates during the accumulation period.
NLIC remains ultimately liable for the specific guaranteed benefits and is subject to the risk that reinsurers are unable or unwilling to pay. In addition, NLIC is subject to the risk that hedging and other risk management procedures prove ineffective, or the estimates and assumptions made in connection with their use fail to reflect or correspond to the actual liability exposure, or that unanticipated policyholder behavior or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed. These risks, individually or collectively, may have a material adverse effect on the Company’s financial condition or results of operations.
An inability to access the Company’s credit facilities could have a material adverse effect on its financial condition and results of operations.
The Company maintains committed unsecured revolving credit facilities. The Company relies on these facilities as a potential source of liquidity, which could be critical in enabling it to meet its obligations as they come due, particularly during periods when alternative sources of liquidity are limited. The Company’s ability to borrow under these facilities is conditioned on the Company’s satisfaction of covenants and other requirements contained in the facilities. The Company’s failure to satisfy the requirements contained in the facilities would, among other things, restrict the Company’s access to the facilities when needed and, consequently, could have an adverse effect on the Company’s financial condition and results of operations.
Deviations from assumptions regarding future persistency, mortality, morbidity, and interest rates used in calculating reserve amounts could have a material adverse impact on the Company’s results of operations or financial condition.
The Company’s earnings significantly depend upon the extent to which the actual experience is consistent with the assumptions the Company uses in setting prices for its products and establishing liabilities for some future policy benefits and claims. Such amounts are established based on estimates by actuaries of how much the Company will need to pay for future benefits and claims. The process of calculating reserve amounts for some products within a life insurance organization involves the use of a number of assumptions, including those related to persistency (how long a contract stays with a company), mortality (the likelihood of death or the likelihood of survival), morbidity (likelihood of sickness or disability) and interest rates (the rates expected to be paid or received on financial instruments, including insurance or investment contracts). In addition, significant changes in mortality or morbidity could emerge gradually over time, due to changes in the natural environment, including climate change, the health habits of the insured population, treatment patterns and technologies for disease or disability, the economic environment, or other factors. Actual results could differ significantly from those assumed. Although the Company may be permitted to increase premiums or adjust other charges and credits during the life of certain policies or contracts, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability or may cause the policies or contracts to lapse. As such, significant deviations from one or more of these assumptions, including as a result of the COVID-19 pandemic, could result in a material adverse impact on the Company’s life insurance entities’ results of operations or financial condition.
Pricing of the Company’s insurance and deferred annuity products are also based in part upon expected persistency of these products, which is the probability that a policy or contract will remain in force from one period to the next. Persistency within the Company’s annuities business may be significantly impacted by the value of guaranteed minimum benefits contained in many of the Company’s annuity products being higher than current account values, in light of poor equity market performance or extended periods of low interest rates, as well as other factors. Persistency could be adversely affected generally by developments affecting client perceptions of the Company, including perceptions arising from adverse publicity. Many of the Company’s products also provide the Company’s customers with wide flexibility with respect to the amount and timing of premium deposits and the amount and timing of withdrawals from the policy’s value. Results may vary based on differences between actual and expected premium deposits and withdrawals for these products, especially if these product features are relatively new to the marketplace. The pricing of certain of the Company’s annuity products that contain certain living benefit guarantees is also based on assumptions about utilization rates, or the percentage of contracts that will utilize the benefit during the contract duration, including the timing of the first lifetime income withdrawal. Results may vary based on differences between actual and expected benefit utilization. The development of a secondary market for life insurance, including life settlements or "viaticals" and investor-owned life insurance, and third-party investor strategies in the annuities business, could adversely affect the profitability of existing business and the Company’s pricing assumptions for new business.
The Company’s risk management policies, practices and procedures could leave it exposed to unidentified or unanticipated risks, which could negatively affect its business or result in losses.
The Company has developed an enterprise-wide risk management framework to mitigate risk and loss to the Company, and maintains policies, procedures and controls intended to identify, measure, monitor, report and analyze the risks to which the Company is exposed. Many of the Company’s risk management strategies or techniques are based upon historical customer and market behavior, and all such strategies and techniques are based to some degree on management’s subjective judgment. The Company cannot provide assurance that its risk management framework, including the underlying assumptions or strategies, will be accurate and effective.
The risk management policies and procedures, including hedge programs at NLIC and NLAIC, utilize derivative financial instruments, and expect to do so in the future. Nonetheless, the Company’s policies and procedures to identify, monitor, and manage both internal and external risks may not effectively mitigate these risks or predict future exposures, which could be different or significantly greater than expected. As the Company’s businesses change and the markets in which the Company operates evolve, the Company’s risk management framework may not evolve at the same pace as those changes. As a result, there is a risk that new products or new business strategies may present risks that are not appropriately identified, monitored or managed. Additional risks and uncertainties not currently known to the Company, or that it currently deems to be immaterial, may adversely affect its business, results of operations and financial condition.

A large-scale pandemic or epidemic, natural and man-made catastrophes, climate change, the continued threat or acts of terrorism, or ongoing military and other actions may result in decreases in the Company’s net income, revenue, and assets under management and may adversely impact its investment portfolio.
A large-scale pandemic or epidemic, natural and man-made catastrophes, climate change, the continued threat or acts of terrorism within the U.S. and abroad, ongoing military and other actions, and heightened security measures in response to these types of threats may cause significant volatility and declines in the U.S., European, and other securities markets, loss of life, property damage, additional disruptions to commerce and reduced economic activity. As a result, the Company’s net income and/or revenue, and some of the assets in the Company’s investment portfolio, may be adversely affected by declines in the securities markets and economic activity.
The Company cannot predict whether or the extent to which industry sectors in which it maintains investments may suffer losses as a result of potential decreased commercial and economic activity, how any such decrease might impact the ability of companies within the affected industry sectors to pay the interest or principal on their securities, or how the value of any underlying collateral might be affected.
The ongoing events resulting from the outbreak of the COVID-19 pandemic and the potential for future similar events, could have an adverse impact on the Company’s financial condition, results of operations, cash flows, liquidity and prospects.
The Company is closely monitoring developments related to the COVID-19 pandemic and assessing its impact on its business. It is not currently possible to accurately estimate the full impact that this pandemic will have on our business. The COVID-19 pandemic and associated economic slowdown has and/or could continue to adversely impact the results of operations, financial condition, cash flows, liquidity and prospects of the Company in a number of ways including:
•	The Company’s investment portfolio (and, specifically, the valuations of investment assets held) has been, and may continue to be, adversely affected as a result of market developments from the COVID-19 pandemic and uncertainty regarding its outcome. Moreover, changes in interest rates, reduced liquidity or a continued slowdown in the U.S. or in global economic conditions may also adversely affect the values and cash flows of these assets. The Company’s investments in mortgages and mortgage-backed securities could be negatively affected by delays or failures of borrowers to make payments of principal and interest when due or delays or moratoriums on foreclosures or enforcement actions with respect to delinquent or defaulted mortgages imposed by governmental authorities. Further, extreme market volatility may leave the Company unable to react to market events in a prudent manner consistent with the Company’s historical investment practices in dealing with more orderly markets;
•	The Company provided COVID-19 hardship assistance to its customers including suspending cancellation of certain policies, deferring premium payment deadlines and waiving certain late fees and may elect to do so again in the future as a result of the COVID-19 pandemic.
•	Potential state or federal legislation and regulation intended to ease the impact of the COVID-19 pandemic on consumers that could mandate waiver of late fees and/or limit or eliminate the ability to cancel policies for non-payment of premiums;
•	Potential impacts to financial product revenues due to the overall economic slowdown, including the decline in economic activity, reductions in the sale of financial products due to the current market conditions, a reduction in fees collected from assets under management, a reduction in new sales, and an increased number of customers experiencing difficulty in paying premiums;
•	While the Company has implemented risk management and contingency plans and taken preventive measures and other precautions, no predictions of specific scenarios can be made with respect to the COVID-19 pandemic and such measures may not adequately predict the impact on the Company’s business from such events. An extended period of remote work arrangements could introduce operational risk and impair the Company’s ability to manage its business.
•	The Company also outsources certain critical business activities to third parties. As a result, the Company relies upon the successful implementation and execution of the business continuity planning of such entities in the current environment. While the Company closely monitors the business continuity activities of these third parties, successful implementation and execution of their business continuity strategies are largely outside the Company’s control. If one or more of the third parties to whom the Company outsources certain critical business activities experience operational failures as a result of the impacts from the spread of COVID-19, or claim that they cannot perform due to a force majeure, it may have a material adverse effect on the Company’s business, financial condition, results of operations, liquidity and cash flows; and
•	Potential impacts to the cost and availability of reinsurance.

Additionally, there is risk that the current efforts underway by governmental and non-governmental organizations to combat the spread and severity of COVID-19 and related public health issues may not be effective or may be prolonged. Finally, the Company cannot predict how legal and regulatory responses to concerns about COVID-19 and related public health issues will impact its business.
The continued spread of COVID-19 has led to disruption and volatility in the global capital markets which could increase the Company’s funding costs, limit its access to the capital markets or result in a decision by lenders not to extend credit. Accordingly, the Company may in the future have difficulty accessing debt and capital on attractive terms, or at all, which could have a material adverse effect on its business, results of operations, financial condition and liquidity.
The duration of the COVID-19 pandemic is uncertain, and the foregoing impacts and other unforeseen impacts not referenced herein, as well as the ultimate impact of the COVID-19 pandemic, are difficult to predict and could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows, liquidity and prospects. To the extent the COVID-19 pandemic adversely affects the Company’s business, financial condition, results of operations, cash flows, liquidity or prospects, it may also have the effect of heightening many of the other risks described herein.
The Company operates in a highly competitive industry, which can significantly impact operating results.
The Company’s ability to compete is based on a number of factors including scale, service, product features, price, investment performance, commission structure, distribution capacity, financial strength ratings and name recognition. The Company competes with a large number of financial services companies such as banks, mutual funds, broker-dealers, insurers and asset managers, many of which have advantages over the Company in one or more of the above competitive factors. The Company’s revenues and profitability could be impacted negatively due to such competition. The competitive landscape in which the Company operates may be further affected by government-sponsored programs and longer-term fiscal policies. Competitors that receive governmental financing or other assistance or subsidies, including governmental guarantees of their obligations, may have or obtain pricing or other competitive advantages. Competitors that are not subject to the same regulatory framework may also have a pricing advantage as a result of lower capital requirements.
See "Business—Competition" for a further description of competitive factors affecting the Company.
The Company’s products and services are complex and are frequently sold through intermediaries, and a failure of such intermediaries to properly perform services, or their misrepresentation of the Company’s products or services, could have an adverse effect on the Company’s business, results of operations and financial condition.
Many of the Company’s products and services are complex and are frequently sold through intermediaries. In particular, the Company is reliant on intermediaries in its unaffiliated distribution channels to describe and explain its products to potential customers. The intentional or unintentional misrepresentation of the Company’s products and services in advertising materials or other external communications, or inappropriate activities by the Company’s personnel or an intermediary, could adversely affect the Company’s reputation and business prospects, as well as lead to potential regulatory actions or litigation.
The Company’s business success depends, in part, on effective information technology systems and on continuing to develop and implement improvements in technology.
The Company depends in large part on technology systems for conducting business and processing claims, as well as for providing the data and analytics it utilizes to manage its business, and thus the Company’s business success is dependent on maintaining the effectiveness of existing technology systems and on continuing to develop and enhance technology systems that support its business processes and strategic initiatives in a cost- and resource- efficient manner. Some system development projects that are long-term in nature, may negatively impact the Company’s expense ratios as it invests in the projects, and may cost more to complete than the Company expects. In addition, system development projects may not deliver the benefits the Company expects once they are complete, or may be replaced or become obsolete more quickly than expected, which could result in accelerated recognition of expenses. If the Company does not effectively and efficiently manage and upgrade its technology portfolio, including with respect to the technology portfolio of its recently acquired businesses, or if the costs of doing so are higher than it expects, the Company’s ability to provide competitive services to new and existing customers in a cost-effective manner and its ability to implement its strategic initiatives could be adversely impacted.

The Company faces a risk of non-availability and increased cost of reinsurance.
Market conditions beyond the Company’s control, including as a result of the COVID-19 pandemic, determine the availability and cost of the reinsurance protection it purchases. The Company can offer no guarantees that reinsurance will remain continuously available to it to the same extent, and with the same terms and rates, as are currently available. If the Company is unable to maintain its current level of reinsurance or purchase new reinsurance protection in amounts that it considers sufficient and at prices that it considers acceptable, the Company would either have to be willing to accept an increase in its net exposures or reduce its insurance writings. A significant reinsurer’s insolvency or inability to make payments under the terms of a reinsurance treaty could subject the Company to credit risk with respect to its ability to recover amounts due from reinsurers. Because of the risks set forth above, the Company may not be able to collect all amounts due to it from reinsurers, and reinsurance coverage may not be available to it in the future at commercially reasonable rates or at all. These risks could have a material adverse effect on the results of operations or financial condition of the Company.
A breach of information security or other unauthorized data access could have an adverse impact on the Company’s business and reputation.
In the ordinary course of business, the Company collects, processes, transmits, and stores large quantities of personally identifiable information, customer financial and health information, and proprietary business information (collectively referred to herein as "Sensitive Information"). The secure processing, storage, maintenance, and transmission of this Sensitive Information are vital to the Company’s operations and business strategy. Although the Company undertakes substantial efforts to reasonably protect Sensitive Information, including internal processes and technological defenses that are preventative or detective, and other commercially reasonable controls designed to provide multiple layers of security, Sensitive Information maintained by the Company may be vulnerable to attacks (including during the COVID-19 pandemic) by computer hackers, to physical theft by other third-party criminals, or to other compromise due to error or malfeasance by an individual providing services. Attacks may include both sophisticated cyber-attacks perpetrated by organized crime groups, "hactivists," or state-sponsored groups, as well as non-technical attacks ranging from sophisticated social engineering to simple extortion or threats, which can lead to access, disclosure, disruption or further attacks. Such events may expose the Company to civil and criminal liability or regulatory action, require consumer and regulatory notification of the unauthorized data access harming its reputation among customers, deter people from purchasing the Company’s products, cause system interruptions, require significant technical, legal and other remediation expenses, and otherwise have an adverse impact on its business. Third parties to whom the Company outsources certain functions are also subject to the risks outlined above, and if such a third party suffers a breach of information security involving the Company’s Sensitive Information, such breach may result in the Company incurring substantial costs and other negative consequences, including a material adverse effect on its business, financial condition, results of operations and liquidity. The Company offers no guarantees that it will be able to implement information security measures to prevent all breaches of information security.
Losses due to system failures or physical locations being unavailable to conduct business could have an adverse impact on the Company’s business and reputation.
Network, utility, telecommunications, business systems, hardware and/or software failures due to a computer virus or cyber-attack, such as a distributed denial of service attack, could prevent the Company from conducting its business for a sustained period of time. The Company’s facilities could be inaccessible due to a disaster, natural or man-made catastrophe, blackout, terrorist attack, pandemic (such as COVID-19) or war. Even if the personnel providing services to the Company are able to report to work, they may be unable to perform their duties for an extended period of time if the Company’s data or systems are disabled or destroyed. There can be no assurance that the Company’s business continuation plans and insurance coverages would be effective in mitigating any negative effects on the Company’s operations or profitability, and the Company could be adversely impacted by any disruption of its ability to conduct business.
Nationwide employee error, misconduct, or excessive risks may be difficult to detect and prevent and could adversely affect the Company.
As an insurance enterprise, the Company is in the business of accepting certain risks. The associates who conduct the Company’s business, including executive officers and other members of management, sales managers, investment professionals, product managers, sales agents, and other personnel, do so in part by making decisions and choices that involve exposing the Company to risk. These include decisions such as setting underwriting guidelines and standards, product design and pricing, determining what assets to purchase for investment and when to sell them, deciding which business opportunities to pursue, and other decisions. Losses may result from, among other things, excessive risk, fraud, errors, failure to document transactions properly, failure to obtain proper internal authorization or failure to comply with regulatory requirements. Although the Company employs controls and procedures designed to monitor individual business decisions and prevent the Company from taking excessive risks, it is not always possible to deter or prevent individual misconduct, and the precautions the Company takes to prevent and detect this activity may not be effective in all cases. The impact of those losses and excessive risks could harm the Company’s reputation and have a material adverse effect on the Company’s financial condition and business operations.
The Company’s business may be adversely affected if Nationwide is unable to hire and retain qualified employees.
There is significant competition from within the financial services and life insurance industries, and from businesses outside those industries, for qualified employees, especially those in key positions and those possessing highly specialized underwriting knowledge. The Company’s performance is largely dependent on the talents, efforts and proper conduct of highly-skilled individuals, including the Company’s senior executives. For many of the Company’s senior positions, it competes for talent not just with insurance or financial service companies, but with other large companies and other businesses. The Company’s continued ability to compete effectively in its business and to expand into new business areas depends on its ability to attract new personnel and to retain and motivate its existing personnel. If the Company is not able to successfully attract, retain, and motivate the personnel that provide services to it, its business, financial results and reputation could be materially and adversely affected.
The Company may be subject to intellectual property risk.
The Company relies on copyright, trademark, patent and trade secret laws, as well as various contractual rights and obligations, to protect its intellectual property. Although the Company uses a broad range of measures to protect its intellectual property rights, third parties may infringe or misappropriate its intellectual property. The Company may resort to litigation in order to enforce its intellectual property rights. Such litigation would represent a diversion of resources that may be significant in amount, and the final outcome of any litigation cannot be predicted with certainty. The Company’s inability to successfully secure or enforce the protection of the Company’s intellectual property assets, despite the Company’s best efforts, could have a material adverse effect on its business and ability to compete.
The Company also may be subject to costly litigation in the event that another party alleges that its operations or activities infringe upon that party’s intellectual property rights. The Company may be subject to claims by third parties for alleged infringement of third-party patents, copyrights, trademarks, trade secrets or breach of any license. If the Company were found to have infringed any third-party intellectual property rights, it could incur substantial liability, and in limited circumstances could be enjoined from providing certain products or services to its customers. Alternatively, the Company could be required to enter into costly licensing arrangements with third parties to resolve any alleged intellectual property infringement claims brought by third parties.
Acquisitions and integration of acquired businesses and dispositions or other structural changes may result in operating difficulties, unforeseen liabilities or asset impairments, and other unintended consequences.
From time to time the Company may investigate and pursue acquisition or disposition opportunities if it believes that such opportunities are consistent with its long-term objectives and that the potential rewards of an acquisition or disposition justify the risks.
The Company’s ability to achieve certain financial benefits it anticipates from its acquisitions will depend in part upon its ability to successfully grow the businesses consistent with its anticipated acquisition economics. The Company’s financial results could be adversely affected by unanticipated performance issues, unforeseen liabilities, transaction-related charges, diversion of management time and resources to acquisition integration challenges or growth strategies, loss of key Nationwide employees, amortization of expenses related to intangibles, charges for impairment of long-term assets or goodwill and indemnifications.
The process of integrating an acquired company or business can be complex and costly and may create unforeseen operating difficulties and expenditures. Acquired businesses may not perform as projected, any cost savings and other synergies anticipated from the acquisition may not materialize and costs associated with the integration may be greater than anticipated. Acquired businesses may not be successfully integrated, resulting in substantial costs or delays and adversely affecting the Company’s ability to compete. Accordingly, the Company’s results of operations might be materially and adversely affected.

The Company faces a risk of noncompliance with and enforcement action under the Bank Secrecy Act and other anti-money laundering, and sanctions statutes and regulations.
A major focus of governmental policy on financial institutions in recent years has been aimed at combating money laundering and terrorist financing. The USA PATRIOT Act of 2001 (the "PATRIOT Act") substantially broadened the scope of United States anti-money laundering laws and regulations by imposing significant new compliance and due diligence obligations, creating new crimes and penalties and expanding the extra-territorial jurisdiction of the United States, and by expanding the categories of financial institutions to which such laws and regulations apply to include some categories of insurance companies. Certain financial institutions are also prohibited from entering into specified financial transactions and account relationships and must use enhanced due diligence procedures in their dealings with certain types of high-risk clients and implement a written client identification program. Financial institutions must take certain steps to assist government agencies in detecting and preventing money laundering and report certain types of suspicious transactions without notifying the affected clients. Similarly, the US government has been escalating the obligations and requirements associated with sanctions laws including those enforced by the Office of Foreign Assets Control ("OFAC"). Regulatory authorities routinely examine financial institutions to ensure that they have policies and procedures reasonably designed to comply with applicable requirements and for compliance with the policies and procedures and these substantive obligations. Failure of a financial institution to maintain and implement adequate programs, including policies and procedures, to combat money laundering and terrorist financing, or to comply with all of the relevant laws or regulations, could have serious legal and reputational consequences for the institution, including causing applicable regulatory authorities not to approve merger or acquisition transactions when regulatory approval is required or to prohibit such transactions even if approval is not required. Regulatory authorities have imposed cease and desist orders and civil money penalties against institutions found to be violating these obligations. The Company and its subsidiaries are subject to OFAC, and anti-money laundering statutes and certain regulations, and its compliance obligations under these rules result in increased costs and allocation of internal resources
Consolidation of distributors of insurance products may adversely affect the insurance industry and the profitability of the Company’s business.
The Company distributes many of its individual products through other financial institutions such as banks and broker−dealers. An increase in bank and broker−dealer consolidation activity could increase competition for access to distributors, result in greater distribution expenses and impair the Company’s ability to expand its customer base. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to the Company
PROPERTIES
Pursuant to an arrangement between NMIC and certain of its subsidiaries, during 2020 the Company occupied on average approximately 557,347 square feet of office space in the five-building home office complex and in other offices in central Ohio. The Company believes that its present and planned facilities are adequate for the anticipated needs of the Company.
LEGAL PROCEEDINGS
See Note 13 to the audited statutory financial statements included in the F pages of this report for a discussion of legal proceedings.
MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES
There is no established public trading market for NLIC’s shares of common stock. All 3,814,779 issued and outstanding shares of NLIC’s common stock are owned by NFS. NLIC did not repurchase any shares of its common stock or sell any unregistered shares of its common stock during 2020.
NLIC did not pay any dividends or return capital to NFS during 2020, 2019 or 2018.
NLIC currently does not have a formal dividend policy.
See Business – Regulation – Regulation of Dividends and Other Distributions and Risk-Based Capital for information regarding dividend restrictions.

SELECTED FINANCIAL DATA
Five-Year Summary
	Year ended or as of December 31,
(in millions)	2020	2019	2018	2017	2016
Statutory Statements of Operations Data
Total revenues	$ 15,116	$ 14,452	$ 13,995	$ 14,802	$ 14,213
Total benefits and expenses	$ 14,050	$ 13,419	$ 12,985	$ 13,817	$ 13,245
Net income	$ 487	$ 629	$ 711	$ 1,039	$ 751
Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus Data
Total invested assets	$ 50,281	$ 48,044	$ 45,020	$ 42,507	$ 41,115
Total admitted assets	$166,217	$155,133	$139,341	$145,670	$133,345
Total liabilities	$157,112	$146,311	$132,496	$139,721	$128,137
Total capital and surplus	$ 9,105	$ 8,822	$ 6,845	$ 5,949	$ 5,208
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE
Forward-Looking Information
The information included herein contains certain forward-looking statements with respect to the results of operations, businesses and financial condition of the Company made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Whenever used in this report, words such as "anticipate," "estimate," "expect," "intend," "plan," "believe," "project," "target," "will," "shall," "could," "may" and other words of similar meaning, and any statement concerning the Company’s potential future response or responses to the COVID-19 pandemic, including any statement concerning the effect of the pandemic on the Company’s business, financial condition, liquidity or results of operations, are intended to identify such forward-looking statements. These forward-looking statements are based on current expectations and involve a number of risks and uncertainties that are difficult to predict. These forward-looking statements are not a guarantee of future performance, and certain important factors that may cause actual results to differ materially from those expressed or implied in such forward-looking statements include, among others, the following possibilities:
(a)	fluctuations in the results of operations or financial condition;
(b)	actual claims losses exceeding reserves for claims;
(c)	difficult economic and business conditions, including financial, capital and credit market conditions as a result of changes in interest rates or prolonged periods of low interest rates, equity prices, volatility, yields and liquidity in the equity and credit markets, as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, epidemics or pandemics (such as the COVID-19 pandemic), impacting financial markets generally and companies in the Company’s investment portfolio specifically;
(d)	the degree to which the Company chooses not to hedge risks, or the potential ineffectiveness or insufficiency of hedging or risk management strategies the Company does implement;
(e)	changes in certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board ("FASB"), SEC, NAIC or other standard-setting bodies;
(f)	the inability to maintain the availability of systems and facilities in the event of a disaster, natural or man-made catastrophe (such as the COVID-19 pandemic), blackout, terrorist attack or war;
(g)	heightened competition that affects the cost of, and demand for, the Company’s products, specifically including the intensification of price competition, the entry of new competitors, consolidation, technological innovation and the development of new products by new and existing competitors;
(h)	adverse state and federal legislation and regulation, including in response to the COVID-19 pandemic, with respect to, among other things, tax law changes impacting the federal estate tax and tax treatment of life insurance and investment products; limitations on premium levels; restrictions on product approval and policy issuance; increases in minimum capital and reserves and other financial viability requirements; restrictions on mutual fund service fee payments; changes affecting sales practices, including investigations and/or claims handling and escheat investigations; and regulatory actions of the DOL under ERISA, in particular proposed rule-making with respect to fiduciary obligations, rule-making adopted by regulatory authorities under the Dodd-Frank Act and the Federal Deposit Insurance Act, including SEC comprehensive rulemaking and guidance regarding standards of conduct for broker dealers and investment advisers;
(i)	the inability to mitigate the capital impact associated with statutory reserving and capital requirements;
(j)	failure to maintain or expand distribution channels;
(k)	possible difficulties in executing, integrating and realizing projected results of acquisitions, divestitures and restructurings;
(l)	loss of key vendor relationships or failure of a vendor to protect confidential and proprietary information or otherwise perform (including as a result of the COVID-19 pandemic);
(m)	changes in interest rates and the equity markets causing a reduction in the market value of the Company’s investment portfolio, investment income and/or asset fees; an acceleration of other expenses; a reduction in separate account assets or a reduction in the demand for the Company’s products; increased liabilities related to living benefits and death benefit guarantees; or an impact on ultimate realizability of deferred tax assets;
(n)	outlook changes and downgrades in the financial strength and claims-paying ability ratings of the Company assigned by NRSROs;
(o)	competitive, regulatory or tax changes that affect the cost of, or demand for, products;
(p)	fluctuations in RBC levels;
(q)	settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheets;
(r)	deviations from assumptions regarding future persistency, mortality and morbidity rates (including as a result of natural and man-made catastrophes, pandemics, including the COVID-19 pandemic, epidemics, malicious acts, terrorist acts and climate change), and interest rates used in calculating reserve amounts and in pricing products;
(s)	adverse results and/or resolution of litigation, arbitration, regulatory investigation and/or inquiry;
(t)	the availability, pricing and effectiveness of reinsurance;
(u)	the effectiveness of policies and procedures for managing risk;
(v)	interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems;
(w)	adverse consequences, including financial and reputational costs, regulatory problems and potential loss of customers resulting from a breach of information security, a failure to meet privacy regulations, or inability to secure and maintain the confidentiality of proprietary or customers’ personal information;
(x)	the inability to protect intellectual property and defend against claims of infringement;
(y)	realized losses with respect to impairments of assets in the investment portfolio of the Company;
(z)	exposure to losses related to variable annuity guarantee benefits, including from downturns and volatility in equity markets;
(aa)	statutory reserve requirements associated with term and universal life insurance policies under Regulation XXX, Guideline AXXX and principles-based reserving requirements;
(ab)	lack of liquidity in certain investments, access to credit facilities, or other inability to access capital; and
(ac)	defaults on commercial mortgages and volatility in their performance.
The Company undertakes no commitment to revise or update any forward-looking statements as a result of new information, future events or development, except as required by law. For a more complete description of the various risks, uncertainties, and other factors that could affect future results, see Risk Factors.
Overview
The following discussion provides an assessment of the financial position and results of operations of the Company for the three years ended December 31, 2020. This discussion and analysis is based on and should be read in conjunction with the audited statutory financial statements and related notes beginning on page F-1 of this report.

See Business – Overview for a description of the Company and its ownership structure.
See Business – Business Segments for a description of the components of each segment and a description of management’s primary profitability measure.
Revenues and Expenses
The Company earns revenues and generates cash primarily from life insurance premiums, annuity considerations, policy charges, health insurance premiums and net investment income. Life insurance premiums are recognized as revenue over the premium paying period of the related polices. Annuity considerations are recognized as revenue when received. Policy charges are comprised of several components including asset fees, which are earned primarily from separate account values generated from the sale of individual and group variable annuities and life insurance products and cost of insurance charges earned on all life insurance products except traditional, which are assessed on the amount of insurance in force in excess of the related policyholder account value. Policy charges also include administrative fees, which include fees charged per contract on a variety of the Company's products and premium loads on universal life insurance products and surrender fees which are charged as a percentage of premiums/deposits withdrawn during a specified period for annuity and certain life insurance contracts. Health insurance premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Net investment income includes earnings on investments supporting fixed annuities, FHLB funding agreements, certain life insurance products and earnings on invested assets not allocated to product segments, all net of related investment expenses.
Management makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors. All realized gains and losses generated by these sales are reported in net realized capital gains and losses. Also included in net realized investment gains and losses are the impact of exercised, matured or terminated derivatives. All charges related to other-than-temporary impairments of bonds, specific commercial mortgage loans, other investments, and changes in the valuation allowance not related to specific commercial mortgage loans are reported in net realized capital gains and losses.
The Company’s primary expenses include benefits to policyholders and beneficiaries, commissions and other business expenses. Policy benefits and claims that are expensed include interest credited to policy account balances, benefits and claims incurred in the period in excess of related policy reserves and other changes in future policy benefits. Commissions include commissions paid by the Company to affiliates and non-affiliates on sales of products. See Business – Marketing and Distribution for a description of the Company’s unaffiliated and affiliated distribution channels.
Profitability
The Company’s profitability largely depends on its ability to effectively price and manage risk on its various products, administer customer funds and control operating expenses. Lapse rates on existing contracts also impact profitability. The lapse rate and distribution of lapses affect surrender charges.
In particular, the Company’s profitability is driven by premiums and annuity considerations for life and accident and health contracts, fee income on separate account products, general and separate account asset levels and management’s ability to manage interest spread income. Premiums and annuity considerations for life and accident and health contracts can vary based on a variety of market, business and other factors. While asset fees are largely at guaranteed annual rates, amounts earned vary directly with the underlying performance of the separate accounts. Interest spread income is comprised of net investment income, excluding any applicable allocated charges for invested capital, less interest credited to policyholder accounts. Interest spread income can vary depending on crediting rates offered by the Company, performance of the investment portfolio, including the rate of prepayments, changes in market interest rates and the level of invested assets, the competitive environment and other factors.
In addition, life insurance profits are significantly impacted by mortality, morbidity and persistency experience. Asset impairments and the tax position of the Company also impact profitability.
Fair Value Measurements
See Note 2 and Note 7 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s policies for fair value measurements of certain assets and liabilities.
Credit Risk Associated with Derivatives
See Note 6 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s evaluation of credit risk associated with derivatives.

Significant Accounting Estimates and Significant Accounting Policies
The preparation of the statutory financial statements requires the Company to make estimates and assumptions that affect the amounts reported in the statutory financial statements and accompanying notes. Significant estimates include legal and regulatory reserves, certain investment and derivative valuations, future policy benefits and claims, provision for income taxes and valuation of deferred tax assets. Actual results could differ significantly from those estimates.
Note 2 to the audited statutory financial statements included in the F pages of this report provide a summary of significant accounting policies.
Results of Operations
2020 Compared to 2019
The following table summarizes the Company’s results of operations for the years ended:
	December 31,
(in millions)	2020	2019	Change
Revenues
Premiums and annuity considerations	$10,637	$10,168	5%
Net investment income	2,107	1,974	7%
Amortization of interest maintenance reserve	-	(2)	100%
Other revenues	2,372	2,312	3%
Total revenues	$15,116	$14,452	5%
Benefits and expenses
Benefits to policyholders and beneficiaries	$15,013	$14,782	2%
Increase in reserves for future policy benefits and claims	1,627	1,501	8%
Net transfers from separate accounts	(3,544)	(3,747)	5%
Commissions	646	674	(4%)
Dividends to policyholders	36	38	(5%)
Reserve adjustment on reinsurance assumed	(172)	(246)	30%
Other expenses	444	417	6%
Total benefits and expenses	$14,050	$13,419	5%
Income before federal income tax expense and net realized capital losses on investments	$ 1,066	$ 1,033	3%
Federal income tax expense (benefit)	4	(73)	105%
Income before net realized capital losses on investments	$ 1,062	$ 1,106	(4%)
Net realized capital losses on investments, net of tax and transfers to the interest maintenance reserve	(575)	(477)	(21%)
Net income	$ 487	$ 629	(23%)
The Company recorded lower net income for the year ended December 31, 2020 compared to 2019, primarily due to higher benefits to policyholders and beneficiaries, a larger increase in reserves for future policy benefits and claims, increased net realized capital losses on investments, net of tax and transfers, lower net transfers from separate accounts and lower reserve adjustment on reinsurance assumed, partially offset by increases in premiums and annuity considerations and net investment income.
The increase in benefits to policyholders and beneficiaries was primarily related to public sector retirement plans surrender benefits and withdrawals, partially offset by lower surrender benefits in individual variable annuities and fixed annuities.
Increases in reserves for future policy benefits and claims were principally related to larger reserve increases in private sector retirement plans driven by plan acquisitions, that were partially offset by smaller increases in COLI and BOLI product reserves due to the effect of lower premiums and higher paid death benefits.
Net realized capital losses on investments, net of tax and transfers were primarily driven by higher losses in the derivative hedging program period over period.
The decrease in net transfers from separate accounts primarily reflect the lower annuity considerations and benefits to policyholders and beneficiaries for individual variable annuity products.

The lower reserve adjustment on reinsurance assumed was primarily due to a decrease in assumed annuity and surrender benefits on the fixed annuity modified coinsurance agreement with NLAIC.
The increase in premiums and annuity considerations was primarily related to private sector and public sector retirement plans, partially offset by declines in individual annuity products and COLI and BOLI products.
The increase in net investment income was principally due to an increase in invested assets not assigned to other reportable segments.
2019 Compared to 2018
The following table summarizes the Company’s results of operations for the years ended:
	December 31,
(in millions)	2019	2018	Change
Revenues
Premiums and annuity considerations	$10,168	$ 9,829	3%
Net investment income	1,974	1,927	2%
Amortization of interest maintenance reserve	(2)	(1)	(100%)
Other revenues	2,312	2,240	3%
Total revenues	$14,452	$13,995	3%
Benefits and expenses
Benefits to policyholders and beneficiaries	$14,782	$13,961	6%
Increase in reserves for future policy benefits and claims	1,501	736	104%
Net transfers from separate accounts	(3,747)	(2,468)	(52%)
Commissions	674	670	1%
Dividends to policyholders	38	40	(5%)
Reserve adjustment on reinsurance assumed	(246)	(352)	30%
Other expenses	417	398	5%
Total benefits and expenses	$13,419	$12,985	3%
Income before federal income tax expense and net realized capital losses on investments	$ 1,033	$ 1,010	2%
Federal income tax (benefit) expense	(73)	64	(214%)
Income before net realized capital losses on investments	$ 1,106	$ 946	17%
Net realized capital losses on investments, net of tax and transfers to the interest maintenance reserve	(477)	(235)	(103%)
Net income	$ 629	$ 711	(12%)
The Company recorded lower net income for the year ended December 31, 2019 compared to 2018, primarily due to higher increase in reserves for future policy benefits and claims, net realized capital losses on investments, net of tax and transfers and lower reserve adjustment on reinsurance assumed, partially offset by an increase in net transfers from separate accounts and premiums and annuity considerations.
Higher increase in reserves for future policy benefits and claims was due to change in aggregate reserves driven by larger increases in public sector retirement plan reserves and Corporate Solutions’ product reserves and lower decrease in fixed annuity product reserves. The change for public sector products was primarily due to plan sponsor acquisitions in 2019. The change for Corporate Solutions’ products was primarily due to premiums growth.
Net realized capital losses on investments, net of tax and transfers were primarily driven by higher losses in the derivative hedging program period over period.
Reserve adjustment on reinsurance assumed increased mainly due to change in reserves as a result of decreases in assumed annuity and surrender benefits on the fixed annuity modified coinsurance agreement with NLAIC.
The increase in net transfers from separate accounts was driven by higher net transfers from separate accounts in public sector retirement plan products and lower net transfers to separate accounts in Corporate Solutions’ products.
Business Segments

Life Insurance
2020 Compared to 2019
The following table summarizes selected financial data for the Company’s Life Insurance segment for the years ended:
	December 31,
(in millions)	2020	2019	Change
Results of Operations
Revenues
Premiums and annuity considerations	$394	$ 413	(5%)
Net investment income	247	262	(6%)
Other revenues	193	208	(7%)
Total revenues	$834	$ 883	(6%)
Benefits and expenses
Benefits to policyholders and beneficiaries	$689	$ 756	(9%)
Increase in reserves for future policy benefits and claims	62	21	195%
Net transfers from separate accounts	(85)	(105)	19%
Commissions	21	30	(30%)
Dividends to policyholders	36	38	(5%)
Other expenses	123	133	(8%)
Total benefits and expenses	$846	$ 873	(3%)
Pre-tax operating earnings	$ (12)	$ 10	(220%)
Pre-tax operating earnings decreased for the year ended December 31, 2020 compared to the year ended December 31, 2019, primarily due to lower net premiums, higher increase in reserves for future policy benefits and claims and lower net transfers from separate accounts, partially offset by lower benefits to policyholders and beneficiaries.
Lower net premiums were due to individual variable life insurance, individual universal life and traditional life insurance products.
The increase in reserves for future policy benefits and claims was driven by individual universal life and individual variable life insurance products.
The decrease in net transfers from separate accounts reflect the decrease in benefits to policyholders and beneficiaries, lower premiums and the increase in reserves for future policy benefits and claims for individual variable life insurance products.
The decrease in benefits to policyholders and beneficiaries were related to individual variable life and individual universal life insurance products.
2019 Compared to 2018
The following table summarizes selected financial data for the Company’s Life Insurance segment for the years ended:
	December 31,
(in millions)	2019	2018	Change
Results of Operations
Revenues
Premiums and annuity considerations	$ 413	$410	1%
Net investment income	262	270	(3%)
Amortization of interest maintenance reserve	-	1	(100%)
Other revenues	208	214	(3%)
Total revenues	$ 883	$895	(1%)
Benefits and expenses
Benefits to policyholders and beneficiaries	$ 756	$713	6%
Increase in reserves for future policy benefits and claims	21	4	425%
Net transfers from separate accounts	(105)	(71)	(48%)
Commissions	30	27	11%

	December 31,
(in millions)	2019	2018	Change
Dividends to policyholders	38	40	(5%)
Other expenses	133	154	(14%)
Total benefits and expenses	$873	$867	1%
Pre-tax operating earnings	$ 10	$ 28	(64%)
Pre-tax operating earnings decreased for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to higher benefits to policyholders and beneficiaries and increase in reserves for future policy benefits and claims, partially offset by an increase in net transfers from separate accounts.
The increase in reserves for future policy benefits and claims was driven by individual universal life insurance products.
The increase in net transfers from separate accounts was due to higher net transfers from separate accounts for individual variable life insurance.
Annuities
2020 Compared to 2019
The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2020	2019	Change
Results of Operations
Revenues
Premiums and annuity considerations	$ 3,407	$ 4,202	(19%)
Net investment income	338	319	6%
Amortization of interest maintenance reserve	4	1	300%
Other revenues	1,498	1,488	1%
Total revenues	$ 5,247	$ 6,010	(13%)
Benefits and expenses
Benefits to policyholders and beneficiaries	$ 7,140	$ 7,993	(11%)
(Decrease) increase in reserves for future policy benefits and claims	(78)	25	(412%)
Net transfers from separate accounts	(2,490)	(2,695)	8%
Commissions	437	442	(1%)
Reserve adjustment on reinsurance assumed	(172)	(246)	30%
Other expenses	55	57	(4%)
Total benefits and expenses	$ 4,892	$ 5,576	(12%)
Pre-tax operating earnings	$ 355	$ 434	(18%)
Pre-tax operating earnings decreased for the year ended December 31, 2020 compared to the year ended December 31, 2019, primarily due to lower annuity considerations, net transfers from separate accounts and reserve adjustment on reinsurance assumed, partially offset by a decline in benefits to policyholders and beneficiaries and a higher decrease in reserves for future policy benefits and claims.
Annuity considerations decreased due to lower sales of individual variable annuities, immediate annuities and fixed annuities.
The decrease in net transfers from separate accounts primarily reflect the lower annuity considerations and benefits to policyholders and beneficiaries for individual variable annuity products.
The lower reserve adjustment on reinsurance assumed was primarily due to a decrease in assumed annuity and surrender benefits on the fixed annuity modified coinsurance agreement with NLAIC.
The decline in benefits to policyholders and beneficiaries was principally driven by lower surrender benefits in individual variable annuities and fixed annuities.
The higher decrease in reserves for future policy benefits and claims was driven by individual immediate annuities, partially offset increased guaranteed benefit reserves in individual variable annuity products.

2019 Compared to 2018
The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2019	2018	Change
Results of Operations
Revenues
Premiums and annuity considerations	$ 4,202	$ 3,868	9%
Net investment income	319	319	0%
Amortization of interest maintenance reserve	1	1	0%
Other revenues	1,488	1,468	1%
Total revenues	$ 6,010	$ 5,656	6%
Benefits and expenses
Benefits to policyholders and beneficiaries	$ 7,993	$ 7,980	0%
Increase (decrease) in reserves for future policy benefits and claims	25	(211)	112%
Net transfers from separate accounts	(2,695)	(2,618)	(3%)
Commissions	442	434	2%
Reserve adjustment on reinsurance assumed	(246)	(352)	30%
Other expenses	57	48	19%
Total benefits and expenses	$ 5,576	$ 5,281	6%
Pre-tax operating earnings	$ 434	$ 375	16%
Pre-tax operating earnings increased for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to higher annuity considerations, partially offset by a decrease in the reserve adjustment on reinsurance assumed and a higher increase in reserves for future policy benefits and claims.
Annuity considerations increased due to higher sales of variable annuities, immediate annuities, fixed annuities and in-plan guarantees.
The lower reserve adjustment on reinsurance assumed was primarily due to a decrease in assumed annuity and surrender benefits on the fixed annuity modified coinsurance agreement with NLAIC.
The higher increase in reserves for future policy benefits and claims was driven by fixed annuity products and variable annuity products.
Retirement Solutions
2020 Compared to 2019
The following table summarizes selected financial data for the Company’s Retirement Solutions segment for the years ended:
	December 31,
(in millions)	2020	2019	Change
Results of Operations
Revenues
Premiums and annuity considerations	$ 5,939	$ 4,324	37%
Net investment income	843	824	2%
Amortization of interest maintenance reserve	(4)	(4)	0%
Other revenues	354	326	9%
Total revenues	$ 7,132	$ 5,470
Benefits and expenses
Benefits to policyholders and beneficiaries	$ 6,582	$ 5,308	24%
Increase in reserves for future policy benefits and claims	1,582	1,135	39%
Net transfers from separate accounts	(1,372)	(1,319)	(4%)
Commissions	94	96	(2%)
Other expenses	131	122	7%

	December 31,
(in millions)	2020	2019	Change
Total benefits and expenses	$7,017	$5,342	31%
Pre-tax operating earnings	$ 115	$ 128	(10%)
Pre-tax operating earnings decreased for the year ended December 31, 2020 compared to the year ended December 31, 2019, primarily due to an increase in benefits to policyholders and beneficiaries and a higher increase in reserves for future policy benefits and claims, partially offset by higher annuity considerations and increases in net transfers from separate accounts.
Benefits to policyholders and beneficiaries increased primarily due to public sector retirement plans surrender benefits and withdrawals.
The increase in reserves for future policy benefits and claims was primarily driven by larger reserve increases in private sector retirement plan products, partially offset by lower reserve increases in public sector retirement plan products. Current year increases for private sector retirement plans was primarily driven by plan acquisitions.
Annuity considerations increased primarily due to sales of private and public sector retirement plans and transfers into public sector retirement plans from Nationwide Trust Company, FSB, an affiliate.
The increase in net transfers from separate accounts primarily reflect the higher benefits to policyholders and beneficiaries for variable public and private sector retirement plans, partially offset by their increased variable annuity considerations.
2019 Compared to 2018
The following table summarizes selected financial data for the Company’s Retirement Solutions segment for the years ended:
	December 31,
(in millions)	2019	2018	Change
Results of Operations
Revenues
Premiums and annuity considerations	$ 4,324	$4,095	6%
Net investment income	824	798	3%
Amortization of interest maintenance reserve	(4)	(3)	(33%)
Other revenues	326	291	12%
Total revenues	$ 5,470	$5,181	6%
Benefits and expenses
Benefits to policyholders and beneficiaries	$ 5,308	$4,685	13%
Increase in reserves for future policy benefits and claims	1,135	876	30%
Net transfers from separate accounts	(1,319)	(725)	(82%)
Commissions	96	95	1%
Other expenses	122	132	(8%)
Total benefits and expenses	$ 5,342	$5,063	6%
Pre-tax operating earnings	$ 128	$ 118	8%
Pre-tax operating earnings increased for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to higher annuity considerations and increase in net transfers from separate accounts, partially offset by increase in benefits to policyholders and beneficiaries and a higher increase in reserves for future policy benefits and claims.
Annuity considerations increased primarily due to sales of private sector retirement plans.
The increase in net transfers from separate accounts was primarily driven by public sector retirement plan products from account rebalancing from variable to fixed due to market growth.
The increase in reserves for future policy benefits and claims was primarily driven by larger reserve increases in public sector retirement plan products, partially offset by lower reserve increases in private sector retirement plan products. Current year increases for public sector retirement plans was primarily driven by plan sponsor acquisitions.
Corporate Solutions and Other

2020 Compared to 2019
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2020	2019	Change
Results of Operations
Revenues
Premiums and annuity considerations	$ 897	$1,229	(27%)
Net investment income	679	569	19%
Amortization of interest maintenance reserve	-	1	0%
Other revenues	327	290	13%
Total revenues	$1,903	$2,089	(9%)
Benefits and expenses
Benefits to policyholders and beneficiaries	$ 602	$ 725	(17%)
Increase in reserves for future policy benefits and claims	61	320	(81%)
Net transfers to separate accounts	403	372	8%
Commissions	94	106	(11%)
Other expenses	135	105	29%
Total benefits and expenses	$1,295	$1,628	(20%)
Pre-tax operating earnings	$ 608	$ 461	32%
Pre-tax operating earnings increased for the year ended December 31, 2020 compared to the year ended December 31, 2019, primarily due to higher net investment income, a smaller increase in reserves for future policy benefits and claims and lower benefits to policyholders and beneficiaries, partially offset by a decrease in premiums.
The increase in net investment income was principally due to an increase in invested assets not assigned to other reportable segments.
The lower increase in reserves for future policy benefits and claims was primarily driven by COLI and BOLI products due to lower premiums, partially offset by lower paid benefits.
The decrease in benefits to policyholders and beneficiaries was driven by lower COLI and BOLI product surrender benefits paid, partially offset by higher paid death benefits.
Premiums decreased primarily due to lower current year case acquisitions in COLI and BOLI products.
2019 Compared to 2018
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2019	2018	Change
Results of Operations
Revenues
Premiums and annuity considerations	$1,229	$1,456	(16%)
Net investment income	569	540	5%
Amortization of interest maintenance reserve	1	-	0%
Other revenues	290	267	9%
Total revenues	$2,089	$2,263	(8%)
Benefits and expenses
Benefits to policyholders and beneficiaries	$ 725	$ 583	24%
Increase in reserves for future policy benefits and claims	320	67	378%
Net transfers to separate accounts	372	946	(61%)
Commissions	106	114	(7%)
Other expenses	105	64	64%

	December 31,
(in millions)	2019	2018	Change
Total benefits and expenses	$1,628	$1,774	(8%)
Pre-tax operating earnings	$ 461	$ 489	(6%)
Pre-tax operating earnings decreased for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to a decrease in premiums, higher increase in reserves for future policy benefits and claims and increased benefits to policyholders and beneficiaries, partially offset by lower net transfers to separate accounts.
Premiums decreased primarily due to lower current year case acquisitions in COLI and BOLI products.
Higher increase in reserves for future policy benefits and claims was primarily driven by COLI and BOLI product current year premiums and transfers into fixed from variable.
The increase in benefits to policyholders and beneficiaries was driven by increases in COLI and BOLI products.
Net transfers to separate accounts decreased due to variable COLI and BOLI products which was driven by a decline in premiums received and an increase in surrender benefits paid.
Liquidity and Capital Resources
Liquidity and capital resources demonstrate the overall financial strength of the Company and its ability to generate cash flows from its operations and borrow funds at competitive rates to meet operating and growth needs. The Company’s operations have historically provided substantial cash flow. The Company has sufficient cash resources to meet all current obligations for policyholder benefits, withdrawals, surrenders and policy loans. The Company also participates in inter-company repurchase agreements or other borrowing arrangements with affiliates to satisfy short-term cash needs.
The Company purchases investments with durations to match the expected durations of the liabilities they support. To mitigate the risks that actual withdrawals may exceed anticipated amounts or that rising interest rates may cause a decline in the value of the Company’s bond investments, the Company imposes market value adjustments or surrender charges on the majority of its products and offers products where the investment risk is transferred to the contractholder. Liabilities related to separate accounts, where the investment risk is typically borne by the contractholder, comprised 72.8% of total liabilities as of December 31, 2020 and 72.2% as of December 31, 2019.
A primary liquidity concern with respect to annuity and life insurance products is the risk of early policyholder withdrawal. The Company attempts to mitigate this risk by offering variable products where the investment risk is transferred to the policyholder, charging surrender fees at the time of withdrawal for certain products, applying a market value adjustment to withdrawals for certain products in the Company’s general account and monitoring and matching anticipated cash inflows and outflows.
For individual annuity products, surrender charges generally are calculated as a percentage of deposits and are assessed at declining rates during the first seven years after a deposit is made.
For group annuity products, surrender charge amounts and periods can vary significantly depending on the terms of each contract and the compensation structure for the producer. Generally, surrender charge percentages for group products are less than individual products because the Company incurs lower expenses at contract origination for group products. In addition, the majority of general account group annuity reserves are subject to a market value adjustment at withdrawal.
Life insurance policies are less susceptible to withdrawal than annuity products, because policyholders generally must undergo a new underwriting process and may incur a surrender fee in order to obtain a new insurance policy.
The short-term and long-term liquidity requirements of the Company are monitored regularly to match cash inflows with cash requirements. The Company reviews its short-term and long-term projected sources and uses of funds, investment and cash flow assumptions underlying these projections. The Company periodically adjusts to its investment policies to reflect changes in short-term and long-term cash needs and changing business and economic conditions.
Given the Company’s historical cash flows from operating and investing activities and current financial results, the Company believes that cash flows from activities over the next year will provide sufficient liquidity for the operations of the Company and sufficient funds for interest payments.

Borrowed Money
The Company and NMIC maintain a $750 million credit facility that expired on April 2, 2020, with an option to convert outstanding balances at expiration into a one-year term loan. This credit facility was renewed on April 1, 2020 with a maturity date of April 1, 2025. The Company had no amounts outstanding under this credit facility as of December 31, 2020 and 2019.
The Company participates in a commercial paper program with a limit of $750 million. The Company had no commercial paper balance outstanding as of December 31, 2020 and $200 million as of December 31, 2019.
The Company has an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program. This is an uncommitted facility contingent on the liquidity of the securities lending program. The borrowing facility was established to fund commercial mortgage loans that were originated with the intent of sale through securitization. The maximum amount available under the agreement is $350 million. The borrowing rate on this program is equal to one-month London Interbank Offered Rate. The Company had no amounts outstanding under this agreement as of December 31, 2020 and 2019.
As of December 31, 2019, the Company had access to borrow up to $300 million from the FHLB that expired in March 2020. In March 2020, the Company renewed the agreement with the FHLB until March 19, 2021. The Company had no amounts outstanding under the agreement as of December 31, 2020 and 2019. In February 2021, the Company terminated the agreements and entered into new agreements with the FHLB, which expire February 4, 2022, and allow the Company and NLAIC access to collectively borrow up to $1.1 billion, which would be collateralized by pledged securities. It is part of the Company’s strategy to use these funds for operations and any funds obtained from the FHLB for use in general operations would be accounted for as borrowed money.
See Note 9 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s usage of short-term debt and FHLB funding agreement.
Surplus Notes
The surplus notes below were issued in accordance with Section 3901.72 of the Ohio Revised Code. The principal and interest on these surplus notes shall not be a liability or claim against the Company, or any of its assets, except as provided in Section 3901.72 of the Ohio Revised Code. ODI must approve interest and principal payments before they are paid.
On December 17, 2001, the Company issued a $300 million surplus note to NFS, with an interest rate of 7.5%, and a maturity date of December 17, 2031. Interest on the note is subject to prior approval of the ODI and is payable semi-annually on June 17 and December 17. The Company received approval from the ODI and made all interest payments as scheduled.
On June 27, 2002, the Company issued an additional $300 million surplus note to NFS, with an interest rate of 8.15%, and a maturity date of June 27, 2032. Interest on the note is subject to prior approval of the ODI and is payable semi-annually on April 15 and October 15. The Company received approval from the ODI and made all interest payments as scheduled.
On December 23, 2003, the Company issued an additional $100 million surplus note to NFS, with an interest rate of 6.75%, and a maturity date of December 23, 2033. Interest on the note is subject to prior approval of the ODI and is payable semi-annually on January 15 and July 15. The Company received approval from the ODI and made all interest payments as scheduled.
On December 20, 2019, the Company issued an additional $400 million surplus note to NFS, with an interest rate of 4.21%, and a maturity date of December 19, 2059. Interest on the note is subject to prior approval of the ODI and is payable semi-annually on June 1 and December 1. The Company received approval from the ODI and made all interest payments as scheduled.
See Note 10 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s usage of surplus notes.
Regulatory Risk-based Capital
Each insurance company’s state of domicile imposes minimum RBC requirements that were developed by the NAIC. RBC is used to evaluate the adequacy of an insurer’s statutory capital and surplus in relation to the risks inherent in the insurer’s business related to asset quality, asset and liability matching, mortality and morbidity, and other business factors. Regulatory compliance is determined annually based on a ratio of a company’s regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Companies with a ratio below 200% (or below 250% with negative trends) are required to take corrective action steps. The Company exceeded the minimum RBC requirements for all annual periods presented. See Note 14 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s regulatory RBC.
Contractual Obligations and Commitments
The following table summarizes the Company’s contractual obligations and commitments as of December 31, 2020 expected to be paid in the periods presented. Payment amounts reflect the Company’s estimate of undiscounted cash flows related to these obligations and commitments.
	Payments due by period
(in millions)	Less than 1 year	1-3 years	More 3-5 years	than 5 years	Total
Future policy benefits and claims[1,2,3,4]	$5,710	8,878	7,987	82,011	104,586
Policyholders dividends accumulation[5]	430	-	-	-	430
Short-term debt[6]	3	-	-	-	3
Securities lending payable[7]	102		102
Surplus notes[8]	71	141	141	2,029	2,382
Total	$6,316	$9,019	$8,128	$84,040	$107,503
[1]	A significant portion of policy contract benefits and claims to be paid do not have stated contractual maturity dates and may not result in any ultimate payment obligation. Amounts reported represent estimated undiscounted cash flows out of the Company’s general account related to death, surrender, annuity and other benefit payments under policy contracts in force as of December 31, 2020. Separate account payments are not reflected due to the matched nature of these obligations and because the contract owners bear the investment risk of such deposits. Estimated payment amounts were developed based on the Company’s historical experience and related contractual provisions. Significant assumptions incorporated in the reported amounts include future policy lapse rates (including the impact of customer decisions to make future premium payments to keep the related policies in force); coverage levels remaining unchanged from those provided under contracts in force as of December 31, 2020; future interest crediting rates; and estimated timing of payments. Actual amounts will vary, potentially by a significant amount, from the amounts indicated due to deviations between assumptions and actual results and the addition of new business in future periods.
[2]	Contractual provisions exist which could adjust the amount and/or timing of those obligations reported. Key assumptions related to payments due by period include customer lapse and withdrawal rates (including timing of death), exchanges to and from the fixed and separate accounts of the variable annuities, claim experience with respect to guarantees, and future interest crediting levels. Assumptions for future interest crediting levels were made based on processes consistent with the Company’s past practices, which are at the discretion of the Company, subject to guaranteed minimum crediting rates in many cases and/or subject to contractually obligated increases for specified time periods. Many of the contracts with potentially accelerated payments are subject to surrender charges, which are generally calculated as a percentage of deposits made and are assessed at declining rates during the first seven years after a deposit is made. Amounts disclosed include an estimate of those accelerated payments, net of applicable surrender charges. See Note 2 to the audited statutory financial statements included in the F pages of this report for a description of the Company’s method for establishing life and annuity reserves.
[3]	Certain assumptions have been made about mortality experience and retirement patterns in the amounts reported. Actual deaths and retirements may differ significantly from those projected, which could cause the timing of the obligations reported to vary significantly. In addition, contractual surrender provisions exist on an immaterial portion of these contracts that could accelerate those obligations presented. Amounts disclosed do not include an estimate of those accelerated payments. Most of the contracts with potentially accelerated payments are subject to surrender charges, which are generally calculated as a percentage of the commuted value of the remaining term certain benefit payments and are assessed at declining rates during the first seven policy years.
[4]	Contractual provisions exist that could increase those obligations presented. The process for determining future interest crediting rates, as described in Note 2 above, was used to develop the estimates of payments due by period.
[5]	The provision for policyholders' dividends payable represents the liabilities related to dividends payable in the following year on participating policies. As such, the obligations related to these liabilities are presented in the table above in the less than one year category in the amounts of the liabilities presented in the Company's Statement of Admitted Assets, Liabilities, Capital and Surplus.
[6]	No contractual provisions exist that could create, increase or accelerate those obligations presented. The amount presented includes interest accrued based on rates in effect during 2020. See Note 9 to the audited statutory financial statements, included in the F pages of this report for more details.
[7]	Since the timing of the return is uncertain, these obligations have been reflected in payments due in less than one year.
[8]	See Note 10 to the audited statutory financial statements included in the F pages of this report for a discussion of the Company’s surplus notes.

Investments
General
The Company’s assets are divided into separate account and general account assets. Of the Company’s total assets, $114.4 billion (69%) and $105.7 billion (68%) were held in separate accounts as of December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, the Company held assets of $51.8 billion (31%) and $49.5 billion (32%) in general accounts, respectively, including $50.3 billion of general account invested assets as of December 31, 2020 compared to $48.0 billion as of December 31, 2019.
Separate account assets primarily consist of investments made with deposits from the Company’s variable annuity and variable life insurance business. Most separate account assets are invested in various mutual funds. After deducting fees or expense charges, the investment performance in the Company’s separate account assets is passed through to the Company’s customers.
The following table summarizes the Company’s general account investments by asset category, as of the dates indicated:
	December 31, 2020		December 31, 2019
(in millions)	Carrying value	% of total	Carrying value	% of total
Invested assets:
Bonds	$37,207	74%	$35,124	73%
Stocks	2,835	6%	2,622	6%
Mortgage loans, net of allowance	7,783	15%	7,655	16%
Policy loans	888	2%	903	2%
Derivative assets	51	0%	94	0%
Cash, cash equivalents and short-term investments	461	1%	556	1%
Securities lending collateral assets	101	0%	132	0%
Other invested assets	955	2%	958	2%
Total invested assets	$50,281	100%	$48,044	100%
See Note 5 to the Company’s audited statutory financial statements included in the F pages for further information regarding the Company’s investments.
Bonds
The NAIC assigns securities quality ratings and uniform valuations (called NAIC designations), which are used by insurers when preparing their annual statements. For most securities, NAIC ratings are derived from ratings received from nationally recognized rating agencies. The NAIC also assigns ratings to securities that do not receive public ratings. The designations assigned by the NAIC range from class 1 (highest quality) to class 6 (lowest quality). Of the Company’s bonds, 94% and 95% were in the two highest NAIC designations as of December 31, 2020 and December 31, 2019, respectively.
Bonds are generally stated at amortized cost, except those with an NAIC designation of "6", which are stated at the lower of amortized cost or fair value. Changes in the fair value of bonds stated at fair value are charged to surplus.
The following table displays the NAIC designation of the Company’s investment in bonds, as of the dates indicated:
(in millions)	December 31, 2020			December 31, 2019
NAIC designation	Carrying value	Fair value	% of total statement value	Carrying value	Fair value	% of total statement value
1	$20,212	$22,806	54%	$19,561	$21,185	55%
2	14,886	16,833	40%	13,933	14,919	40%
3	1,635	1,695	5%	1,115	1,119	3%
4	353	347	1%	296	299	1%
5	113	109	0%	199	170	1%
6	8	20	0%	20	43	0%
7	$ 37,20	$41,810	100%	$35,124	$37,735	100%

See Note 2 to the Company’s audited statutory financial statements included in the F pages for the policy for valuation of bonds and stocks.
Loan-backed structured securities
Loan-backed and structured securities include residential mortgage-backed securities, commercial mortgage-backed securities and certain other asset-backed securities.
The following table displays the NAIC designation of the Company’s investment in loan-backed structured securities, as of the dates indicated:
(in millions)	December 31, 2020			December 31, 2019
NAIC designation	Statement Value	Fair Value	% of total statement value	Statement Value	Fair Value	% of total statement value
1	$6,759	7,024	95%	$5,035	5,200	94%
2	191	223	3%	231	260	4%
3	111	105	2%	67	62	1%
4	55	51	0%	63	60	1%
5	20	19	0%	19	18	0%
6	5	18	0%	18	40	0%
	$7,141	$7,440	100%	$5,433	$5,640	100%
Stocks
Stocks are largely comprised of investments in affiliated entities. Refer to Note 2 and Note 5 to the Company’s audited statutory financial statements included in the F pages for information on the valuation methodology and investment in subsidiaries.
Other Invested Assets
The Company’s other invested assets consist of primarily of alternative investments in private equity funds, tax credit funds, real estate partnership and investment in Eagle accounted for under the equity method, and derivatives collateral and receivables.
The following table summarizes the composition of the Company’s carrying value of other invested assets, as of the dates indicated:
	December 31,
(in millions)	2020	2019
Alternative investments:
Private equity funds	$321	$267
Real estate partnerships	366	299
Tax credit funds	177	192
Investment in Eagle	52	65
Total alternative investments	$916	$823
Derivatives collateral and receivables	39	135
Total other invested assets	$955	$958
Mortgage Loans, Net of Allowance
As of December 31, 2020, commercial mortgage loans were $7.8 billion (15%) of the statement value of investments, compared to $7.7 billion (16%) as of December 31, 2019. Commitments to fund commercial mortgage loans of $114 million were outstanding as of December 31, 2020 compared to $147 million as of December 31, 2019.
As of December 31, 2020 and December 31, 2019, the Company has a diversified mortgage loan portfolio with no more than 24% and 23%, respectively, in a geographic region in the U.S., no more than 39% and 40% in a property type, respectively and no more than 1% with any one borrower.
See Note 5 to the Company’s audited statutory financial statements included in the F pages for the additional information on the mortgage loan portfolio.

Other Investment Information
See Note 5 to the Company’s audited statutory financial statements included in the F pages for the additional information on the Company’s investment in subsidiaries, real estate, and securities lending agreements. See Note 6 to the Company’s audited statutory financial statements included in the F pages for the additional information on the Company’s derivative instruments.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Market Risk Sensitive Financial Instruments
The Company is subject to potential fluctuations in earnings and the fair value of some of its assets and liabilities, as well as variations in expected cash flows due to changes in interest rates and equity markets. The following discussion focuses on specific interest rate, foreign currency and equity market risks to which the Company is exposed and describes strategies used to manage these risks. This discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.
Interest Rate Risk
Fluctuations in interest rates can impact the Company’s earnings, cash flows and the fair value of some of its assets and liabilities. In a declining interest rate environment, the Company may be required to reinvest the proceeds from maturing and prepaying investments at rates lower than the overall portfolio yield, which could reduce future interest spread income. In addition, minimum guaranteed crediting rates on certain life and annuity contracts could prevent the Company from lowering its interest crediting rates to levels commensurate with prevailing market interest rates, resulting in a reduction to the Company’s interest spread income.
The following table presents account values by range of minimum guaranteed crediting rates and the current weighted average crediting rates for certain of the Company’s products, as of the dates indicated:
	Life Insurance[1]		Annuities [2]		Retirement Solutions[3]		Corporate Solutions and Other
(in millions)	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate
December 31, 2020
Minimum guaranteed crediting rate of 3.51% or greater	$594	4.00%	$ -	-%	$ 38	3.95%	$ -	-%
Minimum guaranteed crediting rate of 3.01% to 3.50%	$ -	-%	$ 210	3.64%	$ 6,346	3.42%	$ -	-%
Minimum guaranteed crediting rate of 2.01% to 3.00%	$575	3.05%	$1,451	3.04%	$ 4,172	2.83%	$2,306	3.04%
Minimum guaranteed crediting rate of 0.01% to 2.00%	$ 55	2.56%	$ 553	1.12%	$10,548	2.92%	$ 979	3.07%
No minimum guaranteed crediting rate[4]	$ -	-%	$ 56	0.55%	$ 1,246	2.39%	$ -	-%

December 31, 2019
Minimum guaranteed crediting rate of 3.51% or greater	$607	4.00%	$ -	-%	$ 280	3.66%	$ -	-%
Minimum guaranteed crediting rate of 3.01% to 3.50%	$ -	-%	$ 203	3.54%	$13,800	3.31%	$ -	-%
Minimum guaranteed crediting rate of 2.01% to 3.00%	$562	3.13%	$1,459	3.01%	$ 2,195	2.80%	$2,336	3.12%
Minimum guaranteed crediting rate of 0.01% to 2.00%	$ 37	2.79%	$ 539	1.22%	$ 1,610	2.47%	$ 919	3.25%
No minimum guaranteed crediting rate[4]	$ -	-%	$ 10	2.27%	$ 2,882	2.29%	$ -	-%
[1]	Includes universal life products and the fixed investment options selected within variable life products.
[2]	Includes individual fixed annuity products and the fixed investment options selected within variable annuity and indexed products.
[3]	Includes group fixed annuity products.
[4]	Includes certain products with a stated minimum guaranteed crediting rate of 0%.

The Company attempts to mitigate this risk by managing the maturity and interest-rate sensitivities of certain of its assets to be consistent with those of liabilities. In recent years, management has taken actions to address low interest rate environments and the resulting impact on interest spread margins, including reducing commissions on fixed annuity sales, launching new products with new guaranteed rates, issuing contract amendments with new guaranteed rates on certain group fixed annuity products, discontinuing the sale of its annual reset fixed annuities and invoking contractual provisions that limit the amount of variable annuity deposits allocated to the guaranteed fixed option. In addition, the Company adheres to a strict discipline of setting interest crediting rates on new business at levels believed to be adequate to provide returns consistent with management expectations.
A rising interest rate environment could also result in a reduction of interest spread income or an increase in policyholder surrenders. Existing general account investments supporting annuity liabilities had a weighted average maturity of approximately eight years as of December 31, 2020. Therefore, a change in portfolio yield will lag changes in market interest rates. This lag increases if the rate of prepayments of securities slows. To the extent the Company sets renewal rates based on current market rates, this will result in reduced interest spreads. Alternatively, if the Company sets renewal crediting rates while attempting to maintain a desired spread from the portfolio yield, the rates offered by the Company may be less than new money rates offered by competitors. This difference could result in an increase in surrender activity by policyholders. If unable to fund surrenders with cash flow from its operations, the Company might need to sell assets. The Company mitigates this risk by offering products that assess surrender charges and/or market value adjustments at the time of surrender, and by managing the maturity and interest-rate sensitivities of assets to approximate those of liabilities.
The Company issues a variety of insurance products that expose the Company to equity risks, including variable annuity products with guaranteed benefit features and fixed life and annuity products with indexed features. See Equity Market Risk for further explanation.
Asset/Liability Management Strategies to Manage Interest Rate Risk
The Company employs an asset/liability management approach tailored to the specific requirements of each of its products. Each line of business has an investment policy based on its specific characteristics. The policy establishes asset maturity and duration, quality and other relevant guidelines.
An underlying pool or pools of investments support each general account line of business. These pools consist of whole assets purchased specifically for the underlying line of business. In general, assets placed in any given portfolio remain there until they mature (or are called), but active management of specific securities and sectors may result in portfolio turnover or transfers among the various portfolios.
Investment strategies are executed by dedicated investment professionals based on the investment policies established for the various pools. To assist them in this regard, they receive periodic projections of investment needs from each line’s management team. Line of business management teams, investment portfolio managers and finance professionals periodically evaluate how well assets purchased and the underlying portfolio match the underlying liabilities for each line. In addition, sophisticated Asset/Liability Management models are employed to project the assets and liabilities over a wide range of interest rate scenarios to evaluate the efficacy of the strategy for a line of business.
Using this information, in conjunction with each line’s investment strategy, actual asset purchases or commitments are made. In addition, plans for future asset purchases are formulated when appropriate. This process is repeated frequently so that invested assets for each line match its investment needs as closely as possible. The primary objectives are to ensure that each line’s liabilities are invested in accordance with its investment strategy and that over- or under- investment is minimized.
As part of this process, the investment portfolio managers provide each line’s management team with forecasts of anticipated rates that the line’s future investments are expected to produce. This information, in combination with yields attributable to the line’s current investments and its investment "rollovers," gives the line management team data to use in computing and declaring interest crediting rates for their lines of business.
The Company’s risk management process includes modeling both the assets and liabilities over multiple stochastic scenarios, as well as certain deterministic scenarios. The Company considers a range of potential policyholder behavior as well as the specific liability crediting strategy. This analysis, combined with appropriate risk tolerances, drives the Company’s investment policy.

Use of Derivatives to Manage Interest Rate Risk
See Note 6 to the audited statutory financial statements included in the F pages of this report for a discussion of the Company’s use of derivatives to manage interest rate risk.
Characteristics of Interest Rate Sensitive Financial Instruments
In accordance with SAP and as noted above, the majority of the Company’s assets and liabilities are carried at amortized cost and not at fair value. As a result, the elements of market risk discussed above do not generally have a significant direct impact on the financial position or results of operations of the Company. See Note 7 to the audited statutory financial statements included in the F pages of this report for a summary of the Company’s assets and liabilities held at fair value.
Foreign Currency Risk
As part of its regular investing activities, the Company may purchase foreign currency denominated investments. These investments and the associated income expose the Company to volatility associated with movements in foreign exchange rates. In an effort to mitigate this risk, the Company uses cross-currency swaps. As foreign exchange rates change, the increase or decrease in the cash flows of the derivative instrument generally offsets the changes in the functional-currency equivalent cash flows of the hedged item.
Credit Risk
Credit risk is the risk the Company assumes if its debtors, customers, reinsurers, or other counterparties and intermediaries may be unable or unwilling to pay their contractual obligations when they come due and may manifest itself through the downgrading of credit ratings of counterparties. It is the Company’s policy to monitor credit exposure within the investment portfolio to enable it to provide for future policy obligations and to minimize undue concentrations of assets in any single geographic area, industry, or entity.
See Note 6 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s evaluation of credit risk associated with derivatives.
Equity Market Risk
Asset fees calculated as a percentage of separate account assets are a significant source of revenue to the Company. As of December 31, 2020 and 2019, approximately 85% and 87% of separate account assets were invested in equity mutual funds, respectively. Gains and losses in the equity markets result in corresponding increases and decreases in the Company’s separate account assets and asset fee revenue.
Many of the Company’s individual variable annuity contracts offer GMDB features. A GMDB generally provides a benefit if the annuitant dies and the contract value is less than a specified amount, which may be based on premiums paid less amounts withdrawn or contract value on a specified anniversary date. A decline in the stock market causing the contract value to fall below this specified amount, which varies from contract to contract based on the date the contract was entered into as well as the GMDB feature elected, will increase the net amount at risk, which is the GMDB in excess of the contract value. This could result in additional GMDB claims.
The Company issues variable annuity contracts through its separate accounts, for which investment income and gains and losses on investments accrue directly to, and investment risk is borne by, the contractholder. The Company also provides various forms of guarantees to benefit the related contractholders. The Company’s primary guarantees for variable annuity contracts include GMDB and GLWB.
The Company offers certain indexed life insurance and annuity products for which the policyholders’ interest credits are based on market performance with caps and floors, and which may also include GMDB and GLWB. See Note 2 to the audited statutory financial statements included in the F pages of this report for further information regarding these indexed features and guarantees.
Equity market and interest rate risk management: These variable annuity and indexed products and related obligations expose the Company to various market risks, predominately interest rate and equity risk. To mitigate these risks, the Company enters into a variety of derivatives including interest rate swaps, equity index futures, options and total return swaps. See Note 6 to the audited statutory financial statements included in the F pages of this report for a discussion of the Company’s use of derivatives to manage these risks.

Inflation
The rate of inflation did not have a material effect on the revenues or operating results of the Company during 2020, 2019 or 2018.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Directors of the Registrant
Name	Age	Date Service Began
John L. Carter	58	February 2013
Timothy G. Frommeyer	56	January 2009
Steven A. Ginnan	53	June 2018
Eric S. Henderson	58	March 2012
Mark R. Thresher	64	January 2009
Kirt A. Walker	57	November 2009
For biographical information on Messrs. Carter, Frommeyer, Ginnan, Henderson, Thresher, and Walker, please see the information provided below in Executive Officers of the Registrant.
Executive Officers of the Registrant
Name	Age	Position with NLIC
Gale V. King	64	Executive Vice President-Chief Administrative Officer
Mark R. Thresher	64	Executive Vice President
James R. Fowler	49	Executive Vice President-Chief Information Officer
Tina Ambrozy	50	Senior Vice President-NF Strategic Customer Solutions
Ann S. Bair	58	Senior Vice President-Marketing Management-Financial Services
Pamela A. Biesecker	59	Senior Vice President-Head of Taxation
John L. Carter	58	President and Chief Operating Officer
Joel L. Coleman	55	Senior Vice President-Chief Investment Officer
Rae Ann Dankovic	53	Senior Vice President-Nationwide Financial Services Legal
Steven M. English	46	Senior Vice President-External Affairs
Timothy G. Frommeyer	56	Senior Vice President-Chief Financial Officer
Steven A. Ginnan	53	Senior Vice President-Chief Financial Officer-Nationwide Financial
Mia S. Hairston	52	Senior Vice President-Human Resources – NF
Craig A. Hawley	53	Senior Vice President-Annuity Distribution
Eric S. Henderson	58	Senior Vice President-Nationwide Annuity
David LaPaul	55	Senior Vice President and Treasurer
Kevin G. O’Brien	52	Senior Vice President-IT Chief Financial Officer, Procurement & BTO
Juan J. Perez	40	Senior Vice President-Corporate Solutions
Scott Ramey	49	Senior Vice President-Retirement Plan Sales
Sandra L. Rich	60	Senior Vice President
Michael A. Richardson	52	Senior Vice President-Chief Technology Officer - Nationwide Financial
Kristi L. Rodriquez	47	Senior Vice President-Nationwide Retirement Institute
Denise L. Skingle	50	Senior Vice President-Finance & Strategy Legal and Corporate Secretary
Holly R. Snyder	53	Senior Vice President-Nationwide Life
Michael S. Spangler	55	Senior Vice President-Investment Management Group
Business experience for each of the individuals listed in the previous table is set forth below:
Kirt A. Walker has been a Director of NLIC since November 2009 and has been Chief Executive Officer of NMIC since October 2019. Immediately prior to that, Mr. Walker was President and Chief Operating Officer of NLIC from December 2009 to October 2019 and President and Chief Operating Officer-Nationwide Financial for NMIC from October 2009 to October 2019. Previously, he served as President and Chief Operating Officer-Nationwide Insurance for NMIC from February 2009 through October 2009, Division President-NI Eastern Operations for NMIC from March 2006 to February 2009, and President-Allied Insurance Operations from August 2003 through March 2006. Mr. Walker has been with Nationwide since 1986.

Gale V. King has been Executive Vice President–Chief Administrative Officer of NLIC since July 2015. Previously, she was Senior Vice President–Property and Casualty Human Resources of NMIC from October 2003 to January 2008. Ms. King has been with Nationwide since 1983.
Mark R. Thresher has been Executive Vice President of NLIC since December 2009 and has served as a Director of NLIC since January 2009. Prior to that time, he was President and Chief Operating Officer of NLIC from May 2004 to December 2009.
James R. Fowler has been Executive Vice President-Chief Information Officer of NLIC since August 2018 and as well as several other Nationwide companies.
Tina Ambrozy has been Senior Vice President-NF Strategic Customer Solutions since October 2019. Previously, Ms. Ambrozy was Senior Vice President-NF Sales and Distribution of NLIC from December 2016 to October 2019. Currently, Ms. Ambrozy serves as President of NFS Distributors, Inc. and Nationwide Financial Assignment Company since December 2016 and President of Nationwide Investment Services Corporation since April 2017. Ms. Ambrozy also serves as Director of other Nationwide companies. Ms. Ambrozy has been with Nationwide since 1996.
Ann Bair has been Senior Vice President-Marketing Management - Financial Services since October 2020. Ms. Bair has been with Nationwide since 2006 in various marketing roles.
Pamela A. Biesecker has been Senior Vice President-Head of Taxation of NLIC since May 2007. Currently, she serves as Senior Vice President-Head of Taxation for other Nationwide companies. Ms. Biesecker has been with Nationwide since November 2006.
John L. Carter has been President and Chief Operating Officer-Nationwide Financial since October 2019. Previously, Mr. Carter was Senior Vice President–Nationwide Retirement Plans of NLIC from April 2013 to October 2019, President of Nationwide Retirement Solutions, Inc. from July 2015 to October 2019and President and Chief Operating Officer of Nationwide Retirement Solutions, Inc. from July 2013 to July 2015. He has also served as a Director of NLIC since February 2013. Prior to that time, Mr. Carter served as Senior Vice President of other Nationwide companies from November 2005 to April 2013.
Joel L. Coleman has been Senior Vice President-Chief Investment Officer since August 2020. Mr. Coleman has held various finance and investment roles. Mr. Coleman has been with Nationwide since June 2020.
Rae Ann Dankovic has been Senior Vice President-Nationwide Financial Services Legal of NLIC since February 2013. Ms. Dankovic has been with Nationwide since 1993.
Steven M. English has been Senior Vice President-External Affairs since June 2020. Mr. English has been with Nationwide since 2005.
Timothy G. Frommeyer has been Senior Vice President–Chief Financial Officer of NLIC and several other Nationwide companies since November 2005, and has served as a Director of NLIC since January 2009.
Steven A. Ginnan has been Senior Vice President-Chief Financial Officer-Nationwide Financial of NLIC and several other Nationwide companies since 2018 and has served as Director of NLIC since June 2018.
Mia Hairston has been Senior Vice President-Human Resources - NF since December 2019. Ms. Hairston has been with Nationwide since November 1992.
Craig Hawley has been Senior Vice President-Annuity Distribution since October 2019. Mr. Hawley has been with Nationwide since March 2017 and was previously with Jefferson National Life Insurance Company in a legal role.
Eric S. Henderson has been Senior Vice President–Nationwide Annuity of NLIC and several other companies within Nationwide since November 2019. He has also served as a Director of NLIC since March 2012. Previously, Mr. Henderson served as Senior Vice President–Individual Products & Solutions from October 2011 to November 2019, Senior Vice President-Individual Investments Business Head from August 2007 to October 2011 and as Vice President-CFO-Individual Investments from August 2004 to August 2007.
David LaPaul has been Senior Vice President and Treasurer of NLIC since November 2010. Currently, Mr. LaPaul serves as Senior Vice President and Treasurer for other Nationwide companies. He is also a Director for several Nationwide companies. Mr. LaPaul has been with Nationwide since 2010.
Kevin O’Brien has been Senior Vice President-IT Chief Financial Officer, Procurement & BTO since February 2020. Previously, Mr. O’Brien served in various financial roles as well as mergers and acquisitions. Mr. O’Brien has been with Nationwide since April 1998.

Juan J. Perez has been Senior Vice President-Corporate Solutions since February 2021. Mr. Perez has been with Nationwide since 2009.
Scott Ramey has been Senior Vice President-Retirement Plan Sales since September 2019. Mr. Ramey has been with Nationwide since 2019.
Sandra L. Rich has been Senior Vice President of NLIC since July 2015. Currently, Ms. Rich serves as Senior Vice President-Chief Compliance Officer of NMIC. Ms. Rich has been with Nationwide since 1999.
Michael A. Richardson has been Senior Vice President-Chief Technology Officer-Nationwide Financial of NLIC since February 2020. Mr. Richardson has been with Nationwide since 2004.
Kristi L. Rodriquez has been Senior Vice President-Nationwide Retirement Institute since November 2020. Ms. Rodriquez has been with Nationwide since 2015.
Denise Skingle has been Senior Vice President-Finance & Strategy Legal and Corporate Secretary since June 2020. Ms. Skingle has been with Nationwide since September 2005.
Holly Snyder has been Senior Vice President-Nationwide Life since October 2019. Ms. Snyder has been with Nationwide since 2003 in various product, financial, business development roles.
Michael S. Spangler has been Senior Vice President–Investment Management Group of NLIC since February 2010. Previously, Mr. Spangler was Managing Director at Morgan Stanley from May 2004 to June 2008.
Joseph D. Sprague has been Senior Vice President-Business/Corporate Solutions of NLIC since October 2019. Mr. Sprague has been with Nationwide since 2006.
Eric Stevenson has been Senior Vice President-Retirement Plan Sales of NLIC and several other Nationwide companies since January 2019.
EXECUTIVE COMPENSATION
Executive Compensation
Nationwide Life Insurance Company ("NLIC") does not have any employees of its own, but rather is provided its executive officers and other personnel by Nationwide Mutual Insurance Company ("NMIC"), pursuant to the Third Amended and Restated Cost Sharing Agreement, dated January 1, 2014, among NMIC, Nationwide Mutual Fire Insurance Company, and their respective direct and indirect subsidiaries and affiliates including NLIC (the "Cost Sharing Agreement"). All personnel providing services to NLIC are employees of NMIC, except for a small number of personnel who are employees of an NLIC subsidiary. As a result of the Cost Sharing Agreement, NLIC does not determine or pay any compensation to its executive officers or any other personnel providing services to NLIC. Accordingly, NLIC is not responsible for determining or paying any compensation awarded to, earned by, or paid to its executive officers. NMIC determines and pays the salaries, bonuses, and awards earned by NLIC’s executive officers. NMIC also determines whether and to what extent NLIC’s executive officers may participate in any employee benefit plans. NLIC does not have any employment agreements or compensation plans with or related to its executive officers and does not provide pension or retirement benefits, perquisites, or other personal benefits to its executive officers. NLIC does not have arrangements to make payments to its executive officers upon their termination or in the event of a change in control of the company.
Under the Cost Sharing Agreement, NLIC’s executive officers receive compensation for providing services to multiple Nationwide companies, including NLIC. NLIC reimburses NMIC for the portion of the total compensation allocable to NLIC, as determined by NMIC under the Cost Sharing Agreement. See Certain Relationships and Related Transactions for more information about the Cost Sharing Agreement and other related party transactions.
Director Compensation
The directors of NLIC are also executive officers of NLIC and are not separately compensated for their service on the NLIC board of directors.
Compensation Policies and Practices as they Relate to Risk Management
We believe that our compensation programs do not provide incentives for excessive risk taking and do not lead to risks that are reasonably likely to have a material adverse effect on the company.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information regarding beneficial ownership as of March 16, 2021, of the holders of our common stock. Our directors and executive officers do not beneficially own any of our common stock.

Common Stock
The following table sets forth the number of issued and outstanding shares of our common stock owned by each person or entity known by us to be the beneficial owner of more than five percent of such common stock.
Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Nationwide Financial Services, Inc. 1 Nationwide Plaza Columbus, Ohio 43215	3,814,779 shares	100%
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
NLIC has entered into significant, recurring transactions and agreements with NMIC, other affiliates and subsidiaries as a part of its ongoing operations. These include annuity and life insurance contracts, office space cost sharing arrangements, and agreements related to reinsurance, cost sharing, tax sharing, administrative services, marketing, intercompany loans, intercompany repurchases, cash management services and software licensing. Measures used to determine the allocation among companies includes individual employee estimates of time spent, special cost studies, the number of full-time employees and other methods agreed to by the participating companies.
See Note 12 (Transactions with Affiliates) to the audited financial statements included in the F pages of this report for further discussion of related party transactions, including amounts specifically allocated to NLIC under the Cost Sharing Agreement.
License to Use Nationwide Name and Service Marks
We have a license to use the "Nationwide" trade name and certain other service marks solely for the purpose of identifying and advertising our long-term savings and retirement business and related activities.
Policies and Procedures for Review and Approval of Related Person Transactions
We have a written conflict of interests policy that is administered by the Office of Ethics. All executive officers and directors are subject to the policy, which is designed to cover related persons transactions with executive officers, directors and their immediate family members. The policy prohibits:
•	using position at Nationwide or affiliation with any Nationwide company for personal gain or advantage; and
•	any interest or association that interferes with independent exercise of judgment in the best interest of Nationwide.
We require our executive officers and directors to annually complete a conflict of interests certificate. This certificate requires the executive officers and directors to represent that they have read the conflict of interests policy and disclose any conflicts of interests. Each reported possible conflict of interest is reviewed by the Office of Ethics and addressed by appropriate action. The Office of Ethics submits an annual summary report to the Audit Committee covering each conflict of interest reported by a director or an executive officer who reports to Mr. Walker, and the disposition of each matter. An annual summary report of the matters disclosed by other elected officers is submitted to the Chief Legal Officer.

NATIONWIDE LIFE INSURANCE COMPANY

FOR THE YEAR ENDED DECEMBER 31, 2020

Independent Auditors’ Report

Audit Committee of the Board of Directors Nationwide Life Insurance Company:

We have audited the accompanying financial statements of Nationwide Life Insurance Company (the Company), which comprise the statutory statements of admitted assets, liabilities, capital and surplus as of December 31, 2020 and 2019, and the related statutory statements of operations, changes in capital and surplus, and cash flow for each of the years in the three-year period ended December 31, 2020, and the related notes to the statutory financial statements (“statutory financial statements”).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with statutory accounting practices prescribed or permitted by the Ohio Department of Insurance (the Department). Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company using statutory accounting practices prescribed or permitted by the Department, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the financial statements are not intended to be presented in accordance with U.S. generally accepted accounting principles.

The effects on the financial statements of the variances between the statutory accounting practices described in Note 2 and U.S. generally accepted accounting principles, although not reasonably determinable, are presumed to be material.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the variances between statutory accounting practices and U.S. generally accepted accounting principles discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles paragraph, the financial statements referred to above do not present fairly, in accordance with U.S. generally accepted accounting principles, the financial position of the Company as of December 31, 2020 and 2019, or the results of its operations or its cash flows for each of the years in the three-year period ended December 31, 2020.

Opinion on Statutory Basis of Accounting

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, capital and surplus of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flow for each of the years in the three-year period ended December 31, 2020, in accordance with statutory accounting practices prescribed or permitted by the Department described in Note 2.

Other Matter

Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information included in Schedule I Consolidated Summary of Investments – Other Than Investments in Related Parties, Schedule III Supplementary Insurance Information, Schedule IV Reinsurance and Schedule V Valuation and Qualifying Accounts is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Securities and Exchange Commission’s Regulation S-X. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Columbus, Ohio

March 19, 2021

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus

	December 31,
(in millions, except share amounts)	2020	2019

Admitted assets
Invested assets
Bonds	$37,207	$35,124
Stocks	2,835	2,622
Mortgage loans, net of allowance	7,783	7,655
Policy loans	888	903
Derivative assets	51	94
Cash, cash equivalents and short-term investments	461	556
Securities lending collateral assets	101	132
Other invested assets	955	958
Total invested assets	$50,281	$48,044
Accrued investment income	692	573
Deferred federal income tax assets, net	642	601
Federal income tax receivable	11	108
Other assets	184	152
Separate account assets	114,407	105,655
Total admitted assets	$166,217	$155,133

Liabilities, capital and surplus
Liabilities
Future policy benefits and claims	$41,002	$39,139
Policyholders dividend accumulation	430	452
Short-term debt	3	203
Asset valuation reserve	466	479
Payable for securities	177	113
Derivative liabilities	87	23
Securities lending payable	101	132
Other liabilities	1,929	1,682
Accrued transfers from separate accounts	(1,490)	(1,567)
Separate account liabilities	114,407	105,655
Total liabilities	$157,112	$146,311

Capital and surplus
Capital shares ($1 par value; authorized - 5,000,000 shares, issued and outstanding - 3,814,779 shares)	$4	$4
Surplus notes	1,100	1,100
Additional paid-in capital	1,998	1,998
Unassigned surplus	6,003	5,720
Total capital and surplus	$9,105	$8,822
Total liabilities, capital and surplus	$166,217	$155,133

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Operations

	Year ended December 31,
(in millions)	2020	2019	2018

Revenues
Premiums and annuity considerations	$10,637	$10,168	$9,829
Net investment income	2,107	1,974	1,927
Amortization of interest maintenance reserve	-	(2)	(1)
Other revenues	2,372	2,312	2,240
Total revenues	$15,116	$14,452	$13,995

Benefits and expenses
Benefits to policyholders and beneficiaries	$15,013	$14,782	$13,961
Increase in reserves for future policy benefits and claims	1,627	1,501	736
Net transfers from separate accounts	(3,544)	(3,747)	(2,468)
Commissions	646	674	670
Dividends to policyholders	36	38	40
Reserve adjustment on reinsurance assumed	(172)	(246)	(352)
Other expenses	444	417	398
Total benefits and expenses	$14,050	$13,419	$12,985

Income before federal income tax expense and net realized capital losses on investments	$1,066	$1,033	$1,010
Federal income tax expense (benefit)	4	(73)	64

Income before net realized capital losses on investments	$1,062	$1,106	$946
Net realized capital (losses) on investments, net of federal income tax (benefit) expense of $(26), $7 and $8 in 2020, 2019 and 2018, respectively, and excluding $(4), $0 and $(1) of net realized capital (losses) transferred to the interest maintenance reserve in 2020, 2019 and 2018, respectively	(575)	(477)	(235)
Net income	$487	$629	$711

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Changes in Capital and Surplus

(in millions)	Capital shares	Surplus notes	Additional paid-in capital	Unassigned surplus	Capital and surplus
Balance as of December 31, 2017	$4	$700	$963	$4,282	$5,949

Net income	-	-	-	711	711
Change in asset valuation reserve	-	-	-	(12)	(12)
Change in deferred income taxes	-	-	-	72	72
Change in net unrealized capital gains and losses, net of tax expense of $88	-	-	-	(304)	(304)
Change in nonadmitted assets	-	-	-	(6)	(6)
Capital contribution from Nationwide
Financial Services, Inc.	-	-	435	-	435
Balance as of December 31, 2018	$4	$700	$1,398	$4,743	$6,845

Net income	-	-	-	629	629
Change in asset valuation reserve	-	-	-	(107)	(107)
Change in deferred income taxes	-	-	-	(29)	(29)
Change in net unrealized capital gains and losses, net of tax (benefit) of ($29)	-	-	-	426	426
Change in nonadmitted assets	-	-	-	59	59
Change in surplus notes	-	400	-	-	400
Capital contribution from Nationwide Financial Services, Inc.	-	-	600	-	600
Other, net	-	-	-	(1)	(1)
Balance as of December 31, 2019	$4	$1,100	$1,998	$5,720	$8,822

Change in reserve on account of change in valuation basis	-	-	-	78	78
Cumulative effect of change in accounting principle	-	-	-	5	5
Balance as of January 1, 2020	$4	$1,100	$1,998	$5,803	$8,905

Net income	-	-	-	487	487
Change in asset valuation reserve	-	-	-	13	13
Change in deferred income taxes	-	-	-	41	41
Change in net unrealized capital gains and losses, net of tax (benefit) of ($3)	-	-	-	(313)	(313)
Change in nonadmitted assets	-	-	-	(21)	(21)
Other, net	-	-	-	(7)	(7)
Balance as of December 31, 2020	$4	$1,100	$1,998	$6,003	$9,105

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Cash Flow

	Years ended December 31,
(in millions)	2020	2019	2018

Cash flows from operating activities:
Premiums collected, net of reinsurance	$10,648	$10,184	$9,812
Net investment income	2,034	1,825	2,041
Other revenue	2,664	2,708	2,329
Policy benefits and claims paid	(14,886)	(14,778)	(13,947)
Commissions, operating expenses and taxes, other than federal income tax paid	(885)	(847)	(710)
Net transfers from separate accounts	3,620	3,805	2,606
Policyholders’ dividends paid	(38)	(40)	(45)
Federal income taxes recovered	121	87	74
Net cash provided by operating activities	$3,278	$2,944	$2,160

Cash flows from investing activities:
Proceeds from investments sold, matured or repaid:
Bonds	$3,404	$3,547	$3,366
Stocks	37	58	1
Mortgage loans	640	910	580
Derivative assets	-	4	560
Other assets	905	381	190
Total investment proceeds	$4,986	$4,900	$4,697
Cost of investments acquired:
Bonds	$(5,527)	$(6,327)	$(4,499)
Stocks	(517)	(454)	(608)
Mortgage loans	(769)	(800)	(762)
Derivative assets	(580)	(687)	-
Other assets	(837)	(340)	(610)
Total investments acquired	$(8,230)	$(8,608)	$(6,479)
Net decrease in policy loans	15	2	36
Net cash used in investing activities	$(3,229)	$(3,706)	$(1,746)

Cash flows from financing activities and miscellaneous sources:
Surplus notes	$-	$400	$-
Capital contribution from Nationwide Financial Services, Inc.	-	600	435
Net change in deposits on deposit-type contract funds and other insurance liabilities	160	(714)	228
Net change in short-term debt	(200)	(162)	365
Derivative liabilities	65	2	(135)
Other cash (used) provided	(169)	93	(172)
Net cash (used in) provided by financing activities and miscellaneous	$(144)	$219	$721

Net (decrease) increase in cash, cash equivalents and short-term investments	$(95)	$(543)	$1,135
Cash, cash equivalents and short-term investments at beginning of year	556	1,099	(36)
Cash, cash equivalents and short-term investments at end of year	$461	$556	$1,099
Supplemental disclosure of non-cash activities:
Exchange of bond investments	$799	$592	$573
Intercompany transfer of securities	$-	$6	$108
Intercompany transfer of mortgages	$-	$-	$155

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

(1)	Nature of Operations

Nationwide Life Insurance Company (“NLIC” or “the Company”) was incorporated in 1929 and is an Ohio domiciled stock life insurance company. The Company is a member of the Nationwide group of companies (“Nationwide”), which is comprised of Nationwide Mutual Insurance Company (“NMIC”) and all of its subsidiaries and affiliates.

All of the outstanding shares of NLIC’s common stock are owned by Nationwide Financial Services, Inc. (“NFS”), a holding company formed by Nationwide Corporation, a majority-owned subsidiary of NMIC.

The Company is a leading provider of long-term savings and retirement products in the United States of America (“U.S.”). The Company develops and sells a wide range of products and services, which include fixed and variable individual annuities, private and public sector group retirement plans, life insurance, investment advisory services and other investment products. The Company is licensed to conduct business in all fifty states, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands.

The Company sells its products through a diverse distribution network. Unaffiliated entities that sell the Company’s products to their own customer bases include independent broker-dealers, financial institutions, wirehouses and regional firms, pension plan administrators, life insurance agencies, life insurance specialists and registered investment advisors. Representatives of affiliates who market products directly to a customer base include Nationwide Retirement Solutions, Inc. and Nationwide Financial Network producers, which includes the agency distribution force of the Company’s ultimate parent company, NMIC. NMIC completed the transition away from utilizing the exclusive agent model in 2020. The Company believes its broad range of competitive products, strong distributor relationships and diverse distribution network position it to compete effectively under various economic conditions.

Wholly-owned subsidiaries of NLIC as of December 31, 2020 include Nationwide Life and Annuity Insurance Company (“NLAIC”) and its wholly-owned subsidiaries, Olentangy Reinsurance, LLC (“Olentangy”) and Nationwide SBL, LLC (“NWSBL”), Jefferson National Financial Corporation (“JNF”) and its wholly-owned subsidiaries, Jefferson National Securities Corporation (“JNSC”) and Jefferson National Life Insurance Company (“JNLIC”), and its wholly-owned subsidiary, Jefferson National Life Insurance Company of New York (“JNLNY”), Eagle Captive Reinsurance, LLC (“Eagle”), Nationwide Investment Services Corporation (“NISC”) and Nationwide Investment Advisor, LLC (“NIA”). NLAIC primarily offers fixed indexed annuity contracts and individual annuity contracts, universal life insurance, variable universal life insurance, term life insurance and corporate-owned life insurance on a non-participating basis. Olentangy is a Vermont domiciled special purpose financial captive insurance company. NWSBL offers a securities-based lending product and is an Ohio limited liability company and nonadmitted subsidiary. JNF is a distributor of tax-advantaged investing solutions for registered investment advisors, fee-based advisors and the clients they serve. JNSC is a registered broker-dealer. JNLIC and JNLNY are licensed to underwrite both fixed and variable annuity products. Eagle is an Ohio domiciled special purpose financial captive insurance company. NISC is a registered broker-dealer. NIA is a registered investment advisor.

The Company is subject to regulation by the insurance departments of states in which it is domiciled and/or transacts business and undergoes periodic examinations by those departments.

As of December 31, 2020 and 2019, the Company did not have a significant concentration of financial instruments in a single investee, industry or geographic region. Also, the Company did not have a concentration of business transactions with a particular customer, lender, distribution source, market or geographic region in which a single event could cause a severe impact on the Company’s financial position after considering insurance risk that has been transferred to external reinsurers.

(2)	Summary of Significant Accounting Policies

Use of Estimates

The preparation of the statutory financial statements requires the Company to make estimates and assumptions that affect the amounts reported in the statutory financial statements and accompanying notes. Significant estimates include legal and regulatory reserves, certain investment and derivative valuations, future policy benefits and claims, provision for income taxes and valuation of deferred tax assets. Actual results could differ significantly from those estimates.

Basis of Presentation

The statutory financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the Ohio Department of Insurance (“the Department”). Prescribed statutory accounting practices are those practices incorporated directly or by reference in state laws, regulations and general administrative rules applicable to all insurance enterprises domiciled in a particular state. Permitted statutory accounting practices include practices not prescribed by the domiciliary state, but allowed by the domiciliary state regulatory authority.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

The Company’s subsidiary, Eagle, applies a prescribed practice which values assumed guaranteed minimum death benefits (“GMDB”) and guaranteed lifetime withdrawal benefits (“GLWB”) risks on variable annuity contracts from NLIC and GLWB risks on fixed indexed annuity contracts from NLAIC using separate alternative reserving bases from the Statutory Accounting Principles detailed within the National Association of Insurance Commissioners (“NAIC”) Accounting Practices and Procedures manual (“NAIC SAP”) pursuant to Ohio Revised Code Chapter 3964 and approved by the Department. The prescribed practice related to NLIC guaranteed risks decreased the Company’s subsidiary valuation of Eagle, included in other invested assets on the statutory statements of admitted assets, liabilities, capital and surplus, by $711 million and $411 million as of December 31, 2020 and 2019, respectively. The prescribed practice related to NLAIC guaranteed risks, increased the Company’s subsidiary valuation of Eagle, included in other invested assets on the statutory statements of admitted assets, liabilities, capital and surplus, by $523 million and $226 million as of December 31, 2020 and 2019, respectively.

Olentangy was granted a permitted practice from the State of Vermont allowing Olentangy to carry the assets placed into a trust account by Union Hamilton Reinsurance Ltd. (“UHRL”) on its statutory statements of admitted assets, liabilities, capital and surplus at net admitted asset value. This permitted practice increased NLAIC’s valuation of this subsidiary, included in stocks on the statutory statements of admitted assets, liabilities, capital and surplus, by $67 million as of December 31, 2020 and 2019.

There was no difference in the Company’s net income as a result of prescribed or permitted practices. If the prescribed or permitted practices were not applied, the Company’s risk-based capital would continue to be above regulatory action levels. A reconciliation of the Company’s capital and surplus between NAIC SAP and prescribed and permitted practices is shown below:

(in millions)	SSAP #	F/S Page	State of domicile	As of December 31, 2020	As of December 31, 2019

Capital and Surplus
Statutory Capital and Surplus			OH	$9,105	$8,822
State Prescribed Practice:
Subsidiary valuation - Eagle: NLIC risks ceded	52	3	OH	711	411
Subsidiary valuation - Eagle: NLAIC risks ceded	52	3	OH	(523)	(226)
State Permitted Practice:
Subsidiary valuation - Olentangy	20	3	VT	(67)	(67)
Statutory Capital and Surplus, NAIC SAP				$9,226	$8,940

Statutory accounting practices vary in some respects from U.S. generally accepted accounting principles (“GAAP”), including the following practices:

Financial Statements

●	Statutory financial statements are prepared using language and groupings substantially the same as the annual statements of the Company filed with the NAIC and state regulatory authorities;

●

assets must be included in the statutory statements of admitted assets, liabilities, capital and surplus at net admitted asset value and nonadmitted assets are excluded through a charge to capital and surplus;

●

an asset valuation reserve (“AVR”) is established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies and is reported as a liability, and changes in the AVR are reported directly in capital and surplus;

●

an interest maintenance reserve (“IMR”) is established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies and is reported as a liability, and the amortization of the IMR is reported as revenue;

●	the expense allowance associated with statutory reserving practices for investment contracts held in the separate accounts is reported in the general account as a negative liability;

●	accounting for contingencies requires recording a liability at the midpoint of a range of estimated possible outcomes when no better estimate in the range exists;

●	surplus notes are accounted for as a component of capital and surplus;

●	costs related to successful policy acquisitions are charged to operations in the year incurred;

●	negative cash balances are reported as negative assets;

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

●	certain income and expense items are charged or credited directly to capital and surplus;

●	amounts on deposit in internal qualified cash pools are reported as cash equivalents;

●	the statutory statements of cash flows are presented on the basis prescribed by the NAIC; and

●	the statutory financial statements do not include accumulated other comprehensive income.

Future Policy Benefits and Claims

●	Deposits to universal life contracts, investment contracts and limited payment contracts are included in revenue; and

●	future policy benefit reserves are based on statutory requirements.

Reinsurance Ceded

●	Certain assets and liabilities are reported net of ceded reinsurance balances; and

●	provision is made for amounts receivable and outstanding for more than 90 days through a charge to capital and surplus.

Investments

●	Investments in bonds are generally stated at amortized cost, except those with an NAIC designation of “6”, which are stated at the lower of amortized cost or fair value;

●	investments in preferred stocks are generally stated at amortized cost, except those with an NAIC designation of “4” through “6”, which are stated at the lower of amortized cost or fair value;

●	other-than-temporary impairments on bonds, excluding loan-backed and structured securities, are measured based on fair value and are not reversible;

●	the proportional amortized cost method is utilized to determine the liquidation value of Low-Income Housing Tax Credit Funds (“Tax Credit Funds”);

●

admitted subsidiary, controlled and affiliated entities are not consolidated; rather, those investments are generally carried at audited statutory capital and surplus or GAAP equity, as appropriate, and are recorded as an equity investment in stocks or other invested assets;

●

equity in earnings of subsidiary companies is recognized directly in capital and surplus as net unrealized capital gains or losses, while dividends from unconsolidated companies are recorded in operations as net investment income;

●

undistributed earnings and valuation adjustments from investments in joint ventures, partnerships and limited liability companies are recognized directly in capital and surplus as net unrealized capital gains or losses;

●	changes in non-specific mortgage loan reserves are measured under an incurred loss model and are recorded directly in capital and surplus as net unrealized capital gains or losses; and

●	gains on sales of investments between affiliated companies representing economic transactions are deferred at the parent level until the related assets are paid down or an external sale occurs.

Separate Accounts

●	Assets and liabilities of guaranteed separate accounts are reported as separate account assets and separate account liabilities, respectively.

Derivative Instruments

●	Derivatives used in effective hedging transactions are valued in a manner consistent with the hedged asset or liability;

●	unrealized gains and losses on derivatives that are not considered to be effective hedges are charged to capital and surplus;

●	interest earned on derivatives is charged to net investment income; and

●	embedded derivatives are not separated from the host contract and accounted for separately as a derivative instrument.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

Goodwill

●	Goodwill is limited to 10% of the prior reporting period’s adjusted statutory surplus, with any goodwill in excess of this limitation nonadmitted through a charge to surplus; and

●	goodwill is amortized and charged to surplus.

Federal Income Taxes

●

Changes in deferred federal income taxes are recognized directly in capital and surplus with limitations on the amount of deferred tax assets that can be reflected as an admitted asset (15% of surplus); and

●	uncertain tax positions are subject to a “more likely than not” standard for federal and foreign income tax loss contingencies only.

Nonadmitted Assets

●

In addition to the nonadmitted assets described above, certain other assets are nonadmitted and charged directly to capital and surplus. These include prepaid assets, certain software, disallowed IMR and other receivables outstanding for more than 90 days.

The financial information included herein is prepared and presented in accordance with SAP prescribed or permitted by the Department. Certain differences exist between SAP and GAAP, which are presumed to be material.

Revenues and Benefits

Life insurance premiums are recognized as revenue over the premium paying period of the related policies when due. Annuity considerations are recognized as revenue when received. Health insurance premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Policy benefits and claims that are expensed include interest credited to policy account balances, benefits and claims incurred in the period in excess of related policy reserves and other changes in future policy benefits.

Future Policy Benefits and Claims

Future policy benefits for traditional products are based on statutory mortality and interest requirements without consideration of withdrawals. The principal statutory mortality tables and interest assumptions used on policies in force are the 1958 Commissioner’s Standard Ordinary (“CSO”) table at interest rates of 2.5%, 3.0%, 3.5%, 4.0% and 4.5%, the 1941 CSO table at an interest rate of 2.5%, the 1980 CSO table at interest rates of 4.0%, 4.5%, 5.0% and 5.5%, the 2001 CSO table at an interest rate of 4.0% and 3.5% and the 2017 CSO table at an interest rate of 3.5% and 4.5%. Beginning January 1, 2020, the Company has applied principles-based reserving to all new individual life business. For business subject to principles-based reserving, additional reserves may be held where the deterministic and/or stochastic reserves are in excess of net premium reserves, as defined by Valuation Manual 20, Requirements for Principle-Based Reserves for Life Products (“VM-20”).

Future policy benefits for universal life and variable universal life contracts have been calculated based on participants’ contributions plus interest credited on any funds in the fixed account less applicable contract charges. These policies have been adjusted for possible future surrender charges in accordance with the Commissioner’s Reserve Valuation Method (“CRVM”). For business subject to principles-based reserving, the Company has calculated reserves under VM-20.

Future policy benefits for annuity products have been established based on contract term, interest rates and various contract provisions. Individual deferred annuity contracts issued in 1990 and after have been adjusted for possible future surrender charges in accordance with the Commissioner’s Annuity Reserve Valuation Method (“CARVM”).

As of 2019, the Company calculated its reserves for variable annuity products with guaranteed minimum death, accumulation and withdrawal benefits and other contracts involving guaranteed benefits similar to those offered with variable annuities under the standard scenario of Actuarial Guideline XLIII “CARVM for Variable Annuities”, which exceeded the stochastic 70th percentile Conditional Tail Expectations scenario. Effective January 1, 2020, the Company changed its reserve valuation basis for variable annuities due to changes to Valuation Manual 21, Requirements for Principle-Based Reserves for Variable Annuities (“VM-21”) and as a result, the Company calculated its reserves using a stochastic reserve, which is floored at the cash surrender value.

The aggregate reserves for individual accident and health policies consist of active life reserves, disabled life reserves and unearned premium reserves. The active life reserves for disability income are reserved for on the net level basis, at a 3.0% interest rate, using either the 1964 Commissioner’s Disability Table (for policies issued prior to 1982) or the 1985 Commissioner’s Individual Disability Table A (for policies issued after 1981). The active life reserves for major medical insurance (both scheduled and unscheduled benefits) are based on the benefit ratio method for policies issued after 1981.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

The active life reserves for accident and health policies are reserved for on the net level basis, at a 3.0% interest rate, using either the 1956 Inter-Company Hospital-Surgical tables, the 1974 Medical Expense tables or the 1959 Accidental Death Benefits table.

The disabled life reserves for accident and health policies are calculated using the 1985 Commissioner’s Individual Disability Table A at a 3.0% interest rate. Unearned premium reserves are based on the actual gross premiums and actual days.

The aggregate reserves for group accident and health and franchise accident and health policies consist of disabled life reserves and unearned premium reserves. Reserves for benefits payable on disabled life claims are based on the 2012 Group Long-Term Disability (GLTD) Valuation Table, at varying interest rates of 2.75% - 6.0%, for group policies and the 1987 Commissioner’s Group Disability Table, at varying interest rates of 2.75% - 10.25%, for franchise policies.

Future policy benefits and claims for group long-term disability policies are the present value (discounted between 2.75% and 6.00%) of amounts not yet due on reported claims and an estimate of amounts to be paid on incurred but unreported claims. Future policy benefits and claims on other group health policies are not discounted.

The Company issues fixed and floating rate funding agreements to the Federal Home Loan Bank of Cincinnati (“FHLB”). The liabilities for such funding agreements are treated as annuities under Ohio law for life insurance companies and recorded in future policy benefits and claims. Refer to Note 9 for additional details.

Separate Accounts

Separate account assets represent contractholders’ funds that have been legally segregated into accounts with specific investment objectives. Separate account assets are primarily recorded at fair value, with the value of separate account liabilities set to equal the fair value of separate account assets. Separate account assets are primarily comprised of public, privately-registered and non-registered mutual funds, whose fair value is primarily based on the funds’ net asset value. Other separate account assets are recorded at fair value based on the methodology that is applicable to the underlying assets. In limited circumstances, other separate account assets are recorded at book value when the policyholder does not participate in the underlying portfolio experience.

Separate account liabilities, in conjunction with accrued transfers from separate accounts, represent contractholders’ funds adjusted for possible future surrender charges in accordance with the CARVM and the CRVM, respectively. The difference between full account value and CARVM/CRVM is reflected in accrued transfers to separate accounts, as prescribed by the NAIC, in the statutory statements of admitted assets, liabilities, capital and surplus. The annual change in the difference between full account value and CARVM/CRVM and its applicable federal income tax is reflected in the statutory statements of operations as part of the net transfers to separate accounts and federal income tax, respectively.

Retained Assets

The Company does not retain beneficiary assets. During a death benefit claim, the death benefit settlement method is payment to the beneficiary in the form of a check or electronic funds transfer.

Investments

Bonds and stocks of unaffiliated companies. Bonds are generally stated at amortized cost, except those with an NAIC designation of “6”, which are stated at the lower of amortized cost or fair value. Preferred stocks are generally stated at amortized cost, except those with an NAIC designation of “4” through “6”, which are stated at the lower of amortized cost or fair value. Common stocks are stated at fair value. Changes in the fair value of bonds and stocks stated at fair value are charged to capital and surplus.

Loan-backed and structured securities, which are included in bonds in the statutory financial statements, are stated in a manner consistent with the bond guidelines, but with additional consideration given to the special valuation rules implemented by the NAIC applicable to residential mortgage-backed securities that are not backed by U.S. government agencies, commercial mortgage-backed securities and certain other structured securities. Under these guidelines, an initial and adjusted NAIC designation is determined for each security. The initial NAIC designation, which takes into consideration the security’s amortized cost relative to an NAIC-prescribed valuation matrix, is used to determine the reporting basis (i.e., amortized cost or lower of amortized cost or fair value).

Interest income is recognized when earned, while dividends are recognized when declared. The Company nonadmits investment income due and accrued when amounts are over 90 days past due.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

For investments in loan-backed and structured securities, the Company recognizes income and amortizes discounts and premiums using the effective-yield method based on prepayment assumptions, generally obtained using a model provided by a third-party vendor, and the estimated economic life of the securities. When actual prepayments differ significantly from estimated prepayments, the effective-yield is recalculated to reflect actual payments to date and anticipated future payments. Any resulting adjustment is included in net investment income in the period the estimates are revised. All other investment income is recorded using the effective-yield method without anticipating the impact of prepayments.

Purchases and sales of bonds and stocks are recorded on the trade date, with the exception of private placement bonds, which are recorded on the funding date. Realized gains and losses are determined on a specific identification method on the trade date.

Independent pricing services are most often utilized, and compared to pricing from additional sources, to determine the fair value of bonds and stocks for which market quotations or quotations on comparable securities are available. For these bonds and stocks, the Company obtains the pricing services’ methodologies and classifies the investments accordingly in the fair value hierarchy.

A corporate pricing matrix is used in valuing certain corporate bonds. The corporate pricing matrix was developed using publicly available spreads for privately-placed corporate bonds with varying weighted average lives and credit quality ratings. The weighted average life and credit quality rating of a particular bond to be priced using the corporate pricing matrix are important inputs into the model and are used to determine a corresponding spread that is added to the appropriate U.S. Treasury yield to create an estimated market yield for that bond. The estimated market yield and other relevant factors are then used to estimate the fair value of the particular bond.

Non-binding broker quotes are also utilized to determine the fair value of certain bonds when deemed appropriate or when valuations are not available from independent pricing services or a corporate pricing matrix. These bonds are classified with the lowest priority in the fair value hierarchy as only one broker quote is ordinarily obtained, the investment is not traded on an exchange, the pricing is not available to other entities and/or the transaction volume in the same or similar investments has decreased. Inputs used in the development of prices are not provided to the Company by the brokers as the brokers often do not provide the necessary transparency into their quotes and methodologies. At least annually, the Company performs reviews and tests to ensure that quotes are a reasonable estimate of the investments’ fair value. Price movements of broker quotes are subject to validation and require approval from the Company’s management. Management uses its knowledge of the investment and current market conditions to determine if the price is indicative of the investment’s fair value.

For all bonds, the Company considers its ability and intent to hold the security for a period of time sufficient to allow for the anticipated recovery in value, the expected recovery of principal and interest and the extent to which the fair value has been less than amortized cost. If the decline in fair value to below amortized cost is determined to be other-than-temporary, a realized loss is recorded equal to the difference between the amortized cost of the investment and its fair value.

The Company periodically reviews loan-backed and structured securities in an unrealized loss position by comparing the present value of cash flows, including estimated prepayments, expected to be collected from the security to the amortized cost basis of the security. If the present value of cash flows expected to be collected, discounted at the security’s effective interest rate, is less than the amortized cost basis of the security, the impairment is considered other-than-temporary and a realized loss is recorded.

All other bonds in an unrealized loss position are periodically reviewed to determine if a decline in fair value to below amortized cost is other-than-temporary. Factors considered during this review include timing and amount of expected cash flows, ability of the issuer to meet its obligations, financial condition and future prospects of the issuer, amount and quality of any underlying collateral and current economic and industry conditions that may impact an issuer.

Stocks may experience other-than-temporary impairment based on the prospects for full recovery in value in a reasonable period of time and the Company’s ability and intent to hold the stock to recovery. If a stock is determined to be other-than-temporarily impaired, a realized loss is recorded equal to the difference between the cost basis of the investment and its fair value.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

Investments in subsidiaries. The investment in the Company’s wholly-owned insurance subsidiaries, NLAIC and Eagle, are carried using the equity method of accounting applicable to U.S. insurance subsidiary, controlled and affiliated (“SCA”) entities. This requires the investment to be recorded based on the value of its underlying audited statutory surplus. Furthermore, the equity method of accounting would be discontinued if the investment is reduced to zero, unless the Company has guaranteed obligations of the subsidiary or otherwise committed to provide further financial support. In accordance with the “look through” provisions of Statements of Statutory Accounting Principles (“SSAP”) No. 97, Investments in Subsidiary, Controlled and Affiliated Entities, the valuation of JNF, an unaudited downstream noninsurance holding company, is based on the individual audited SCA entities owned by the holding company. Additionally, all non-affiliated liabilities, commitments, contingencies, guarantees or obligations of the holding company are reflected in the determination of the carrying value of the investments. The Company’s investment in NISC and NIA, wholly-owned non-insurance subsidiaries, are carried using the equity method of accounting applicable to U.S. non-insurance subsidiary, controlled and affiliated entities. This requires the investment to be recorded based on its underlying audited GAAP equity. Investments in NLAIC, JNF and NISC are included in stocks, and the investment in Eagle is included in other invested assets on the statutory statements of admitted assets, liabilities, capital and surplus.

Mortgage loans, net of allowance. The Company holds commercial mortgage loans that are collateralized by properties throughout the U.S. Mortgage loans are held at unpaid principal balance adjusted for premiums and discounts, less a valuation allowance. The Company also holds commercial mortgage loans of these property types that are under development. Mortgage loans under development are collateralized by the borrower’s common stock.

As part of the underwriting process, specific guidelines are followed to ensure the initial quality of a new mortgage loan. Third-party appraisals are obtained to support loaned amounts as the loans are collateral dependent or guaranteed.

The collectability and value of a mortgage loan is based on the ability of the borrower to repay and/or the value of the underlying collateral. Many of the Company’s mortgage loans are structured with balloon payment maturities, exposing the Company to risks associated with the borrowers’ ability to make the balloon payment or refinance the property. Loans are considered delinquent when contractual payments are 90 days past due.

Mortgage loans require a loan-specific reserve when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When management determines that a loan requires a loan-specific reserve, a provision for loss is established equal to the difference between the carrying value and the fair value of the collateral less costs to sell. Loan-specific reserve charges are recorded in net realized capital gains and losses. In the event a loan-specific reserve charge is reversed, the recovery is also recorded in net realized capital gains and losses.

In addition to the loan-specific reserves, the Company maintains a non-specific reserve based primarily on loan surveillance categories and property type classes, which reflects management’s best estimates of probable credit losses inherent in the portfolio of loans without specific reserves as of the date of the statutory statements of admitted assets, liabilities, capital and surplus. Management’s periodic evaluation of the adequacy of the non-specific reserve is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect a group of borrowers’ ability to repay, the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. Non-specific reserve changes are recorded directly in capital and surplus as net unrealized capital gains and losses.

Management evaluates the credit quality of individual mortgage loans and the portfolio as a whole through a number of loan quality measurements, including, but not limited to, loan-to-value (“LTV”) and debt service coverage (“DSC”) ratios. The LTV ratio is calculated as a ratio of the amortized cost of a loan to the estimated value of the underlying collateral. DSC is the amount of cash flow generated by the underlying collateral of the mortgage loan available to meet periodic interest and principal payments of the loan. These loan quality measurements contribute to management’s assessment of relative credit risk in the mortgage loan portfolio. Based on underwriting criteria and ongoing assessment of the properties’ performance, management believes the amounts, net of valuation allowance, are collectible. This process identifies the risk profile and potential for loss individually and in the aggregate for the commercial mortgage loan portfolios. These factors are updated and evaluated at least annually. Due to the nature of the collateral underlying mortgage loans under development, these loans are not evaluated using the LTV and DSC ratios described above.

Interest income on performing mortgage loans is recognized in net investment income over the life of the loan using the effective-yield method. Loans in default or in the process of foreclosure are placed on non-accrual status. Interest received on non-accrual status mortgage loans is included in net investment income in the period received. Loans are restored to accrual status when the principal and interest is current and it is determined the future principal and interest payments are probable or the loan is modified.

Policy loans. Policy loans, which are collateralized by the related insurance policy, are held at the outstanding principal balance and do not exceed the net cash surrender value of the policy. As such, no valuation allowance for policy loans is required.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

Cash and cash equivalents. Cash and cash equivalents include highly liquid investments with original maturities of less than three months and, effective December 31, 2020, amounts on deposit in internal qualified cash pools. The Company and various affiliates maintain agreements with Nationwide Cash Management Company (“NCMC”), an affiliate, under which NCMC acts as a common agent in handling the purchase and sale of short-term securities for the respective accounts of the participants in the internal qualified cash pool.

Short-term investments. Short-term investments consist primarily of government agency discount notes with maturities of twelve months or less at acquisition. Short-term investments also include outstanding promissory notes with initial maturity dates of one-year or less with certain affiliates. The Company carries short-term investments at amortized cost, which approximates fair value. As of December 31, 2019, short-term investments also included amounts on deposit with NCMC.

Other invested assets. Other invested assets consist primarily of alternative investments in private equity funds, private debt funds, tax credit funds, real estate partnerships and the investment in Eagle. Except for investments in certain tax credit funds, these investments are recorded using the equity method of accounting. Changes in carrying value as a result of the equity method are reflected as net unrealized capital gains and losses as a direct adjustment to capital and surplus. Gains and losses are generally recognized through income at the time of disposal or when operating distributions are received. Partnership interests in tax credit funds are held at amortized cost with amortization charged to net investment income over the period in which the tax benefits, primarily credits, are earned. Tax credits are recorded as an offset to tax expense in the period utilized.

The Company has sold $2.3 billion, $2.2 billion and $2.0 billion in Tax Credit Funds to unrelated third parties with outstanding guarantees as of December 31, 2020, 2019 and 2018, respectively. The Company has guaranteed after-tax benefits to the third-party investors through periods ending in 2037. These guarantees are in effect for periods of approximately 15 years each. The Tax Credit Funds provide a stream of tax benefits to the investors that will generate a yield and return of capital. If the tax benefits are not sufficient to provide these cumulative after-tax yields, the Company must fund any shortfall. The maximum amount of undiscounted future payments that the Company could be required to pay the investors under the terms of the guarantees is $1.4 billion, but the Company does not anticipate making any material payments related to the guarantees. The Company’s risks are mitigated in the following ways: (1) the Company has the right to buyout the equity related to the guarantee under certain circumstances, (2) the Company may replace underperforming properties to mitigate exposure to guarantee payments, (3) the Company oversees the asset management of the deals and (4) changes in tax laws are explicitly excluded from the Company’s guarantees of after-tax benefits.

Securities Lending. The Company has entered into securities lending agreements with a custodial bank whereby eligible securities are loaned to third parties, primarily major brokerage firms. These transactions are used to generate additional income in the securities portfolio. The Company is entitled to receive from the borrower any payments of interest and dividends received on loaned securities during the loan term. The agreements require a minimum of 102% of the fair value of the loaned securities to be held as collateral. Cash collateral is invested by the custodial bank in investment-grade securities, which are included in the total invested assets of the Company. Periodically, the Company may receive non-cash collateral, which would be recorded off-balance sheet. The Company recognizes loaned securities in bonds. A securities lending payable is recorded in other liabilities for the amount of cash collateral received. If the fair value of the collateral received (cash and/or securities) is less than the fair value of the securities loaned, the shortfall is nonadmitted. Net income received from securities lending activities is included in net investment income. Because the borrower or the Company may terminate a securities lending transaction at any time, if loans are terminated in advance of the reinvested collateral asset maturities, the Company would repay its securities lending obligations from operating cash flows or the proceeds of sales from its investment portfolio, which includes significant liquid securities.

Derivative Instruments

The Company uses derivative instruments to manage exposures and mitigate risks primarily associated with interest rates, equity markets and foreign currency. These derivative instruments primarily include interest rate swaps, cross-currency swaps, futures and options.

Derivative instruments used in hedging transactions considered to be effective hedges are reported in a manner consistent with the hedged items. Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are accounted for at fair value with changes in fair value recorded in capital and surplus as unrealized gains or losses.

The fair value of derivative instruments is determined using various valuation techniques relying predominantly on observable market inputs. These inputs include interest rate swap curves, credit spreads, interest rates, counterparty credit risk, equity volatility and equity index levels.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

The Company’s derivative transaction counterparties are generally financial institutions. To reduce the credit risk associated with open contracts, the Company enters into master netting agreements which permit the closeout and netting of transactions with the same counterparty upon the occurrence of certain events. In addition, the Company attempts to reduce credit risk by obtaining collateral from counterparties. The determination of the need for and the levels of collateral vary based on an assessment of the credit risk of the counterparty. The Company accepts collateral in the forms of cash and marketable securities. Non-cash collateral received is recorded off-balance sheet.

Cash flows and payment accruals on derivatives are recorded in net investment income.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources while unobservable inputs reflect the Company’s view of market assumptions in the absence of observable market information. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. In determining fair value, the Company uses various methods, including market, income and cost approaches.

The Company categorizes its financial instruments into a three-level hierarchy based on the priority of the inputs to the valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument in its entirety.

The Company categorizes assets and liabilities held at fair value in the statutory statements of admitted assets, liabilities, capital and surplus as follows:

Level 1. Unadjusted quoted prices accessible in active markets for identical assets or liabilities at the measurement date and mutual funds where the value per share (unit) is determined and published daily and is the basis for current transactions.

Level 2. Unadjusted quoted prices for similar assets or liabilities in active markets or inputs (other than quoted prices) that are observable or that are derived principally from or corroborated by observable market data through correlation or other means. Primary inputs to this valuation technique may include comparative trades, bid/asks, interest rate movements, U.S. Treasury rates, London Interbank Offered Rate (“LIBOR”), prime rates, cash flows, maturity dates, call ability, estimated prepayments and/or underlying collateral values.

Level 3. Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Inputs reflect management’s best estimates of the assumptions market participants would use at the measurement date in pricing the asset or liability. Consideration is given to the risk inherent in both the method of valuation and the valuation inputs. Primary inputs to this valuation technique include broker quotes and comparative trades.

The Company reviews its fair value hierarchy classifications for assets and liabilities quarterly. Changes in observability of significant valuation inputs identified during these reviews may trigger reclassifications. Reclassifications are reported as transfers at the beginning of the period in which the change occurs.

Asset Valuation Reserve

The Company maintains an AVR as prescribed by the NAIC for the purpose of offsetting potential credit related investment losses on each invested asset category, excluding cash, policy loans and income receivable. The AVR contains a separate component for each category of invested assets. The change in AVR is charged or credited directly to capital and surplus.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

Interest Maintenance Reserve

The Company records an IMR as prescribed by the NAIC, which represents the net deferral for interest-related gains or losses arising from the sale of certain investments, such as bonds, mortgage loans and loan-backed and structured securities sold. The IMR is applied as follows:

•

for bonds, the designation from the NAIC Capital Markets and Investments Analysis Office must not have changed more than one designation between the beginning of the holding period and the date of sale;

•	the bond must never have been classified as a default security;

•

for mortgage loans, during the prior two years, they must not have had interest more than 90 days past due, been in the process of foreclosure or in the course of voluntary conveyance, nor had restructured terms; and

•	for loan-backed and structured securities, all interest-related other-than-temporary impairments and interest-related realized gains or losses on sales of the securities.

The realized gains or losses, net of related federal income tax, from the applicable bonds and mortgage loans sold, have been removed from the net realized gain or loss amounts and established as a net liability. This liability is amortized into income such that the amount of each capital gain or loss amortized in a given year is based on the excess of the amount of income which would have been reported that year, if the asset had not been disposed of over the amount of income which would have been reported had the asset been repurchased at its sale price. In the event the unamortized IMR liability balance is negative, the balance is reclassified as an asset and fully nonadmitted. The Company utilizes the grouped method for amortization. Under the grouped method, the liability is amortized into income over the remaining period to expected maturity based on the groupings of the individual securities into five-year bands.

Goodwill

For companies whose operations are primarily insurance related, goodwill is the excess of the cost to acquire a company over the Company’s share of the statutory book value of the acquired entity. Goodwill is recorded in stocks in the statutory statements of admitted assets, liabilities and surplus. Goodwill is amortized on a straight-line basis over the period of economic benefit, not to exceed ten years, with a corresponding charge to surplus.

Unamortized goodwill totaled $100 million and $116 million as of December 31, 2020 and 2019, respectively. All unamortized goodwill as of December 31, 2020 and 2019, is related to the acquisition of JNF, which represents 55% and 69%, respectively, of JNF’s gross SCA value. All goodwill was admitted as of December 31, 2020 and 2019. Amortization of goodwill totaled $16 million for the years ended December 31, 2020, 2019 and 2018. No goodwill was impaired during these periods.

Federal Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets, net of any nonadmitted portion and statutory valuation allowance, and deferred tax liabilities, are recognized for the expected future tax consequences attributable to differences between the statutory financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income or loss in the years in which those temporary differences are expected to be recovered or settled. The change in deferred taxes, excluding the impact of taxes on unrealized capital gains or losses and nonadmitted deferred taxes, is charged directly to surplus.

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to change the provision for federal income taxes recorded in the statutory financial statements, which could be significant.

Tax reserves are reviewed regularly and are adjusted as events occur that the Company believes impact its liability for additional taxes, such as lapsing of applicable statutes of limitations, conclusion of tax audits or substantial agreement with taxing authorities on the deductibility/nondeductibility of uncertain items, additional exposure based on current calculations, identification of new issues, release of administrative guidance or rendering of a court decision affecting a particular tax issue. The Company believes its tax reserves reasonably provide for potential assessments that may result from Internal Revenue Service (“IRS”) examinations and other tax-related matters for all open tax years.

The Company is included in the NMIC consolidated federal income tax return.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

Reinsurance Ceded

The Company cedes insurance to other companies in order to limit potential losses and to diversify its exposures. Such agreements do not relieve the Company of its primary obligation to the policyholder in the event the reinsurer is unable to meet the obligations it has assumed. Reinsurance premiums ceded and reinsurance recoveries on benefits and claims incurred are deducted from the respective income and expense accounts. Assets and liabilities related to reinsurance ceded are reported in the statutory statements of admitted assets, liabilities, capital and surplus on a net basis within the related future policy benefits and claims of the Company.

Participating Business

Participating business, which refers to policies that participate in profits through policyholder dividends, represented approximately 4% of the Company’s life insurance in force in 2020 and 2019, and 50% of the number of life insurance policies in force in 2020 and 2019. The provision for policyholder dividends was based on the respective year’s dividend scales, as approved by the Board of Directors. Policyholder dividends are recognized when declared. No additional income was allocated to participating policyholders during 2020 and 2019.

Accounting Changes and Corrections of Errors

During 2020, the Company identified and corrected an error in the variable annuity ceded premium calculation under the intercompany 100% coinsurance agreement with Eagle. The error resulted in an understatement of ceded premiums for the years ended December 31, 2019 and 2018. In accordance with SSAP No. 3, Accounting Changes and Corrections of Errors, the total prior period correction of $9 million was reported in 2020 as a negative adjustment to unassigned funds (surplus) and consisted of $11 million of ceded premiums, offset by $2 million of taxes.

Effective January 1, 2020, the Company changed its reserve valuation basis for variable annuities due to changes to VM-21. As a result of this change, the Company records stochastic reserves, floored at the cash surrender value, instead of reserves using the standard scenario previously required under Actuarial Guideline XLIII “CARVM for Variable Annuities”. The impacts of the valuation basis change were recognized as of January 1, 2020, resulting in an increase to statutory capital and surplus of $78 million. In addition, the Company changed its reserve valuation basis for stable value wraps covering certain group life insurance policies from Separate Accounts Funding Guaranteed Minimum Benefits Under Group Contracts, to VM-21. There was no impact to statutory capital and surplus as a result of this change.

During 2020, the Company modified its approach used to schedule the reversals of its deferred tax assets for policyholder reserves under SSAP No. 101, Income Taxes (“SSAP No. 101”). Prior to 2020 the Company scheduled the reversals of its deferred tax assets for policyholder reserves by estimating the reserve reversal using the aggregate policyholder reserve. As of January 1, 2020, the Company is now taking a disaggregate approach and calculates reversal of the deferred tax assets for policyholder reserves on a product-by-product basis. The new method is more precise and better reflects how the deferred tax assets for policyholder reserves moves with the underlying reserve liability. SSAP No. 101 permits a company to modify its scheduling method so long as the modification is treated as change in accounting principle. The impact of the change increases the Company’s net admitted deferred tax asset $6 million and $5 million as of December 31, 2020 and January 1, 2020, respectively, with a commensurate increase in capital and surplus. There was no impact on net income.

Recently Adopted Accounting Standard

In December 2020, the Company adopted revisions to SSAP No. 2R, Cash, Cash Equivalents, Drafts and Short-Term Investments (“SSAP No. 2R”). The adopted revisions require internal cash pooling arrangements to meet certain criteria to be considered qualified cash pools, with investments in qualifying pools reported as cash equivalents on the statutory statements of admitted assets, liabilities, capital and surplus. The Company’s cash pool meets the criteria to be considered a qualified cash pool under SSAP No. 2R. The internal cash pooling arrangement with NCMC was historically classified as short-term investments, resulting in a change in classification to cash equivalents.

COVID-19

On March 11, 2020, the World Health Organization declared the novel coronavirus (“COVID-19”) a pandemic. The COVID-19 pandemic conditions create financial market volatility and uncertainty regarding whether and when certain customer behaviors will return to historical patterns, including sales of new and retention of existing policies, life insurance mortality and credit allowance exposure. Although impacting certain sales and revenues, none of the aforementioned items have had a material impact on the overall financial condition of the Company. The extent to which the COVID-19 pandemic may impact the Company’s ongoing operations and financial condition will depend on future developments that are evolving and uncertain.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

Subsequent Events

The Company evaluated subsequent events through March 19, 2021, the date the statutory financial statements were issued.

The Department is in the process of implementing Ohio Administrative Code 3901-1-67, Alternative Derivative and Reserve Accounting Practices (“the Rule”). Once adopted and implemented, the Rule will constitute a prescribed practice as contemplated by the NAIC SAP. The prescribed practice is to allow Ohio-domiciled insurance companies to utilize certain alternative derivative and reserve accounting practices for eligible derivative instruments and indexed products, respectively, in order to better align the measurement of indexed product reserves and the derivatives that hedge them. Effective March 15, 2021, the Department allows Ohio-domiciled insurance companies the option to immediately utilize the alternative derivative and reserve accounting practices contemplated by the Rule. The Company plans to adopt the prescribed practice allowed under the Rule effective January 1, 2021. The Company continues to evaluate the impact of the adoption.

On March 9, 2021, the Company’s Board of Directors declared an ordinary dividend of up to $550 million payable to NFS on or around March 24, 2021.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

(3)	Analysis of Actuarial Reserves and Deposit Liabilities by Withdrawal Characteristics

The following table summarizes the analysis of individual annuities actuarial reserves by withdrawal characteristics, as of the dates indicated:

(in millions)	General account	Separate account with guarantees	Separate account non- guaranteed	Total	% of Total
December 31, 2020
Subject to discretionary withdrawal:
With market value adjustment	$190	$162	$-	$352	0%
At book value less current surrender charge of 5% or more	219	-	-	219	0%
At fair value	-	-	65,990	65,990	92%
Total with market value adjustment or at fair value	$409	$162	$65,990	$66,561	92%
At book value without adjustment (minimal or no charge or adjustment)	3,480	-	8	3,488	5%
Not subject to discretionary withdrawal	1,755	-	62	1,817	3%
Total, gross	$5,644	$162	$66,060	$71,866	100%
Less: Reinsurance ceded	(112)	-	-	(112)
Total, net	$5,532	$162	$66,060	$71,754
Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$67	$-	$-	$67

December 31, 2019
Subject to discretionary withdrawal:
With market value adjustment	$19	$181	$29	$229	0%
At book value less current surrender charge of 5% or more	270	-	-	270	1%
At fair value	-	-	61,535	61,535	91%
Total with market value adjustment or at fair value	$289	$181	$61,564	$62,034	92%
At book value without adjustment (minimal or no charge or adjustment)	3,587	-	11	3,598	5%
Not subject to discretionary withdrawal	1,761	-	56	1,817	3%
Total, gross	$5,637	$181	$61,631	$67,449	100%
Less: Reinsurance ceded	(104)	-	-	(104)
Total, net	$5,533	$181	$61,631	$67,345
Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$128	$-	$-	$128

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

The following table summarizes the analysis of group annuities actuarial reserves by withdrawal characteristics, as of the dates indicated:

(in millions)	General account	Separate account with guarantees	Separate account non- guaranteed	Total	% of Total
December 31, 2020
Subject to discretionary withdrawal:
With market value adjustment	$17,393	$2,483	$-	$19,876	43%
At book value less current surrender charge of 5% or more	3	-	-	3	0%
At fair value	-	-	19,670	19,670	43%
Total with market value adjustment or at fair value	$17,396	$2,483	$19,670	$39,549	86%
At book value without adjustment (minimal or no charge or adjustment)	6,000	-	-	6,000	13%
Not subject to discretionary withdrawal	591	-	3	594	1%
Total, gross	$23,987	$2,483	$19,673	$46,143	100%
Less: Reinsurance ceded	(58)	-	-	(58)
Total, net	$23,929	$2,483	$19,673	$46,085
Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$3	$-	$-	$3

December 31, 2019
Subject to discretionary withdrawal:
With market value adjustment	$16,485	$2,166	$-	$18,651	44%
At book value less current surrender charge of 5% or more	1	-	-	1	0%
At fair value	-	-	18,284	18,284	43%
Total with market value adjustment or at fair value	$16,486	$2,166	$18,284	$36,936	87%
At book value without adjustment (minimal or no charge or adjustment)	5,354	-	-	5,354	12%
Not subject to discretionary withdrawal	584	2	-	586	1%
Total, gross	$22,424	$2,168	$18,284	$42,876	100%
Less: Reinsurance ceded	(60)	-	-	(60)
Total, net	$22,364	$2,168	$18,284	$42,816
Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$1	$-	$-	$1

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

The following table summarizes the analysis of deposit-type contracts and other liabilities without life or disability contingencies by withdrawal characteristics, as of the dates indicated:

(in millions)	General account	Separate account non- guaranteed	Total	% of Total
December 31, 2020
Subject to discretionary withdrawal:
With market value adjustment	$2	$-	$2	0%
At fair value	12	-	12	0%
Total with market value adjustment or at fair value	$14	$-	$14	0%
At book value without adjustment (minimal or no charge or adjustment)	728	3	731	22%
Not subject to discretionary withdrawal	2,540	13	2,553	78%
Total, gross	$3,282	$16	$3,298	100%
Less: Reinsurance ceded	-	-	-
Total, net	$3,282	$16	$3,298

December 31, 2019
Subject to discretionary withdrawal:
With market value adjustment	$3	$-	$3	0%
At fair value	13	-	13	0%
Total with market value adjustment or at fair value	$16	$-	$16	0%
At book value without adjustment (minimal or no charge or adjustment)	775	4	779	25%
Not subject to discretionary withdrawal	2,331	12	2,343	75%
Total, gross	$3,122	$16	$3,138	100%
Less: Reinsurance ceded	-	-	-
Total, net	$3,122	$16	$3,138

The following table is a reconciliation of total annuity actuarial reserves and deposit fund liabilities, as of the dates indicated:

	December 31,
(in millions)	2020	2019
Life, accident and health annual statement:
Annuities, net (excluding supplemental contracts with life contingencies)	$29,445	$27,880
Supplemental contracts with life contingencies, net	16	17
Deposit-type contracts	3,282	3,122
Subtotal	$32,743	$31,019
Separate accounts annual statement:
Annuities, net (excluding supplemental contracts with life contingencies)	$88,378	$82,264
Other contract deposit funds	16	16
Subtotal	$88,394	$82,280
Total annuity actuarial reserves and deposit fund liabilities, net	$121,137	$113,299

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

The following table summarizes the analysis of life actuarial reserves by withdrawal characteristics, as of the dates indicated:

	General account			Separate account - nonguaranteed[1]
(in millions)	Account value	Cash value	Reserve	Account value	Cash value	Reserve
December 31, 2020
Subject to discretionary withdrawal, surrender values or policy loans:
Term policies with cash value	$-	$11	$11	$-	$-	$-
Universal life	2,585	2,600	2,764	-	-	-
Universal life with secondary guarantees	360	288	720	-	-	-
Indexed universal life with secondary guarantees	179	130	191	-	-	-
Other permanent cash value life insurance	-	1,300	2,607	-	-	-
Variable life	1,887	1,965	2,060	24,591	24,581	24,582
Miscellaneous reserves	-	-	-	-	-	9
Subtotal	$5,011	$6,294	$8,353	$24,591	$24,581	$24,591
Not subject to discretionary withdrawal or no cash value:
Term policies without cash value	-	-	275	-	-	-
Accidental death benefits	-	-	1	-	-	-
Disability - active lives	-	-	13	-	-	-
Disability - disabled lives	-	-	58	-	-	-
Miscellaneous reserves	-	-	30	-	-	-
Total, gross	$5,011	$6,294	$8,730	$24,591	$24,581	$24,591
Less: reinsurance ceded	(10)	(10)	(240)	-	-	-
Total, net	$5,001	$6,284	$8,490	$24,591	$24,581	$24,591
1

In 2020, the classification of certain group life insurance policies was changed from separate accounts with guarantees to separate accounts nonguaranteed as a result of a change in the reserve valuation basis, as described in Note 2.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

	General account			Separate account - nonguaranteed
(in millions)	Account value	Cash value	Reserve	Account value	Cash value	Reserve
December 31, 2019
Subject to discretionary withdrawal, surrender values or policy loans:
Term policies with cash value	$-	$11	$11	$-	$-	$-
Universal life	2,549	2,561	2,728	-	-	-
Universal life with secondary guarantees	335	265	613	-	-	-
Indexed universal life with secondary guarantees	140	99	146	-	-	-
Other permanent cash value life insurance	-	1,328	2,676	-	-	-
Variable life	1,903	1,992	2,080	21,853	21,840	19,596
Subtotal	$4,927	$6,256	$8,254	$21,853	$21,840	$19,596
Not subject to discretionary withdrawal or no cash value:
Term policies without cash value	-	-	299	-	-	-
Accidental death benefits	-	-	1	-	-	-
Disability - active lives	-	-	12	-	-	-
Disability - disabled lives	-	-	57	-	-	-
Miscellaneous reserves	-	-	36	-	-	-
Total, gross	$4,927	$6,256	$8,659	$21,853	$21,840	$19,596
Less: reinsurance ceded	(10)	(10)	(272)	-	-	-
Total, net	$4,917	$6,246	$8,387	$21,853	$21,840	$19,596

The following table is a reconciliation of life actuarial reserves, as of the dates indicated:

	December 31,
(in millions)	2020	2019
Life, accident and health annual statement:
Life Insurance, net	$8,400	$8,292
Accidental death benefits, net	1	1
Disability - active lives, net	12	10
Disability - disabled lives, net	51	52
Miscellaneous reserves, net	26	32
Subtotal	$8,490	$8,387
Separate accounts annual statement:
Life insurance[1]	$24,884	$22,138
Miscellaneous reserves	9	5
Subtotal	$24,893	$22,143
Total life actuarial reserves, net	$33,383	$30,530
1

In 2020, life insurance account value, cash value and reserve includes separate accounts with guarantees of $302 million for universal life. In 2019, life insurance account value, cash value and reserve includes separate accounts with guarantees of $297 million and $2.2 billion for universal life and variable life, respectively.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

Direct Premium Written by Managing General Agents and Third Party Administrators

The following table summarizes direct premium written by managing general agents and third party administrators as of December 31, 2020:

(in millions)
Managing general agent/ third party reserve	FEIN number	Exclusive contract	Types of business written	Types of authority granted[1]	Total Direct Premium
Meridian Management Group, LLC	22-3713596	Not Exclusive	Accident & health	U / P / B	$42
RMTS - Manufacturers & Traders Trust Co.	20-1049240	Not Exclusive	Accident & health	C / CA / B / P / U	26
Fringe Insurance Benefits, Inc.	74-2616364	Not Exclusive	Accident & health	B / P / U	41
Star Line Group	04-3499188	Not Exclusive	Accident & health	C / CA / B / P / U	7
AccuRisk Solutions, LLC	31-1777676	Not Exclusive	Accident & health	C / CA / B / P /U	90
Merchants Benefit Administration, Inc.	86-0875918	Exclusive	Accident & health	B / C / CA / P	14
Roundstone Management, Ltd.	27-0371422	Not Exclusive	Accident & health	C / CA / B / P / U	75
Gilsbar, Inc.	72-0519951	Not Exclusive	Accident & health	B / P / U	75
Matrix	01-0544915	Not Exclusive	Accident & health	C / CA / B / P / U	19
IRC	74-2824053	Not Exclusive	Accident & health	C / CA / B / P / U	28
TMS RE Inc	65-0644164	Not Exclusive	Accident & health	C / CA / B / P / U	70
United Group Programs Inc.	59-1896277	Not Exclusive	Accident & health	C / CA / B / P / U	9
USMGU	46-4619917	Not Exclusive	Accident & health	C / CA / B / P / U	1
Total Direct Premiums Written and Produced					$497
1	Authority code key includes: C– claims payment, CA– claims adjustment, B- binding authority, P-premium collection, U- underwriting.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

(4)	Separate Accounts

The Company’s separate account statement includes assets legally insulated from the general account as of the dates indicated, attributed to the following product lines:

	December 31, 2020		December 31, 2019
(in millions)	Separate account assets legally insulated	Separate account assets (not legally insulated)	Separate account assets legally insulated	Separate account assets (not legally insulated)
Product / Transaction:
Individual annuities	$71,875	$-	$67,222	$-
Group annuities	17,550	-	16,187	-
Life insurance	24,982	-	22,246	-
Total	$114,407	$-	$105,655	$-

The following table summarizes amounts paid towards separate account guarantees by the general account and related risk charges paid by the separate account for the years ended:

(in millions)	Total paid toward separate account guarantees	Risk charges paid to general account
2020	$26	$631
2019	$58	$612
2018	$18	$594
2017	$13	$559
2016	$36	$507

The Company does not engage in securities lending transactions within its separate accounts.

Most separate accounts held by the Company relate to individual and group variable annuity and variable universal life insurance contracts of a non-guaranteed return nature. The net investment experience of the separate accounts is credited directly to the contract holder and can be positive or negative. The individual variable annuity contracts generally provide an incidental death benefit of the greater of account value or premium paid (net of prior withdrawals). However, many individual variable annuity contracts also provide death benefits equal to (i) the most recent fifth-year anniversary account value, (ii) the highest account value on any previous anniversary, (iii) premiums paid increased 5% or certain combinations of these, all adjusted for prior withdrawals. The death benefit and cash value under the variable universal life policies may vary with the investment performance of the underlying investments in the separate accounts. The assets and liabilities of these separate accounts are carried at fair value and are non-guaranteed.

Certain other separate accounts offered by the Company contain groups of variable universal life policies wherein the assets supporting account values on the underlying policies reside in Private Placement Separate Accounts. They provide a quarterly interest rate based on a crediting formula that reflects the market value to book value ratio of the investments, investment portfolio yield and a specified duration.

Certain other separate accounts relate to a guaranteed term option, which provides a guaranteed interest rate that is paid over certain maturity durations ranging from three to ten years, so long as certain conditions are met. If amounts allocated to the guaranteed term option are distributed prior to the maturity period, a market value adjustment can be assessed. The assets and liabilities of these separate accounts are carried at fair value.

Another separate account offered by the Company contains a group of universal life policies wherein the assets supporting the account values on the underlying policies reside in a Private Placement Separate Account. It provides an annual interest rate guarantee, subject to a minimum guarantee of 3%. The interest rate declared each year reflects the anticipated investment experience of the account. The business has been included as a nonindexed guarantee less than or equal to 4%.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

The following tables summarize the separate account reserves of the Company, as of the dates indicated:

(in millions)	Indexed	Nonindexed guarantee less than or equal to 4%	Nonindexed guarantee more than 4%	Nonguaranteed separate accounts	Total
December 31, 2020
Premiums, considerations or deposits	$-	$417	$-	$5,392	$5,809
Reserves
For accounts with assets at:
Fair value	$-	$2,480	$166	$110,340	$112,986
Amortized cost	-	302	-	-	302
Total reserves	$-	$2,782	$166	$110,340	$113,288
By withdrawal characteristics:
With market value adjustment	$-	$2,480	$166	$-	$2,646
At book value without market value adjustment and with current surrender charge of 5% or more	-	-	-	-	-
At fair value	-	-	-	110,252	110,252
At book value without market value adjustment and with current surrender charge less than 5%	-	302	-	11	313
Subtotal	$-	$2,782	$166	$110,263	$113,211
Not subject to discretionary withdrawal	-	-	-	77	77
Total reserves[1]	$-	$2,782	$166	$110,340	$113,288
1

The total reserves balance does not equal the liabilities related to separate accounts of $114.4 billion in the statutory statements of admitted assets, liabilities, capital and surplus by $1.1 billion, due to an adjustment for CARVM/CRVM reserves and other liabilities that have not been allocated to the categories outlined above.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

		Nonindexed	Nonindexed
		guarantee	guarantee	Nonguaranteed
		less than or	more than	separate
(in millions)	Indexed	equal to 4%	4%	accounts	Total
December 31, 2019
Premiums, considerations or deposits	$-	$135	$-	$6,007	$6,142
Reserves
For accounts with assets at:
Fair value	$-	$2,202	$146	$99,612	$101,960
Amortized cost	-	2,463	-	-	2,463
Total reserves	$-	$4,665	$146	$99,612	$104,423
By withdrawal characteristics:
With market value adjustment	$-	$2,202	$146	$29	$2,377
At book value without market value adjustment and with current surrender charge of 5% or more	-	-	-	-	-
At fair value	-	-	-	99,499	99,499
At book value without market value adjustment and with current surrender charge less than 5%	-	2,463	-	13	2,476
Subtotal	$-	$4,665	$146	$99,541	$104,352
Not subject to discretionary withdrawal	-	-	-	71	71
Total reserves[1]	$-	$4,665	$146	$99,612	$104,423

1

The total reserves balance does not equal the liabilities related to separate accounts of $105.7 billion in the statutory statements of admitted assets, liabilities, capital and surplus by $1.2 billion, due to an adjustment for CARVM/CRVM reserves and other liabilities that have not been allocated to the categories outlined above.

The following table is a reconciliation of net transfers to (from) separate accounts, as of the dates indicated:

		December 31,
(in millions)	2020	2019	2018
Transfers as reported in the statutory statements of operations of the separate accounts:
Transfers to separate accounts	$5,809	$6,142	$6,392
Transfers from separate accounts	(8,921)	(9,470)	(8,461)
Net transfers from separate accounts	$(3,112)	$(3,328)	$(2,069)
Reconciling adjustments:
Exchange accounts offsetting in the general account	(337)	(321)	(303)
Fees not included in general account transfers	(67)	(68)	(58)
Other miscellaneous adjustments not included in the general account balance	(28)	(30)	(38)
Transfers as reported in the statutory statements of operations	$(3,544)	$(3,747)	$(2,468)

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

(5)	Investments

Bonds and Stocks

The following table summarizes the carrying value, the excess of fair value over carrying value, the excess of carrying value over fair value and the fair value of bonds and stocks, as of the dates indicated:

(in millions)	Carrying value	Fair value in excess of carrying value	Carrying value in excess of fair value	Fair value
December 31, 2020
Bonds:
U.S. Government	$7	$-	$-	$7
States, territories and possessions	370	59	-	429
Political subdivisions	343	71	-	414
Special revenues	2,763	564	-	3,327
Industrial and miscellaneous	26,583	3,656	46	30,193
Loan-backed and structured securities	7,141	336	37	7,440
Total bonds	$37,207	$4,686	$83	$41,810
Common stocks unaffiliated	$142	$-	$-	$142
Preferred stocks unaffiliated	97	12	-	109
Total unaffiliated stocks[1]	$239	$12	$-	$251
Total bonds and unaffiliated stocks[1]	$37,446	$4,698	$83	$42,061

December 31, 2019
Bonds:
U.S. Government	$7	$-	$-	$7
States, territories and possessions	398	42	1	439
Political subdivisions	344	52	1	395
Special revenues	2,702	370	5	3,067
Industrial and miscellaneous	26,240	2,012	65	28,187
Loan-backed and structured securities	5,433	238	31	5,640
Total bonds	$35,124	$2,714	$103	$37,735
Common stocks unaffiliated	$181	$-	$-	$181
Preferred stocks unaffiliated	55	4	-	59
Total unaffiliated stocks[1]	$236	$4	$-	$240
Total bonds and unaffiliated stocks[1]	$35,360	$2,718	$103	$37,975

1

Excludes affiliated common stocks with a carrying value of $2.6 billion and $2.4 billion as of December 31, 2020 and 2019, respectively. Affiliated common stocks includes investment in NLAIC and JNF of $2.4 billion and $180 million as of December 31, 2020, respectively, and $2.2 billion and $169 million as of December 31, 2019, respectively.

The carrying value of bonds on deposit with various states as required by law or special escrow agreement was $3 million as of December 31, 2020 and 2019.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

The following table summarizes the carrying value and fair value of bonds, by contractual maturity, as of December 31, 2020. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without early redemption penalties:

(in millions)	Carrying value	Fair value
Bonds:
Due in one year or less	$1,314	$1,331
Due after one year through five years	7,925	8,441
Due after five years through ten years	9,450	10,557
Due after ten years	11,377	14,041
Total bonds excluding loan-backed and structured securities	$30,066	$34,370
Loan-backed and structured securities	7,141	7,440
Total bonds	$37,207	$41,810

The following table summarizes the fair value and unrealized losses on bonds and stocks (amount by which cost or amortized cost exceeds fair value), for which other-than-temporary declines in value have not been recognized, based on the amount of time each type of bond or stock has been in an unrealized loss position, as of the dates indicated:

	Less than or equal to one year		More than one year		Total
(in millions)	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
December 31, 2020
Bonds:
States, territories and possessions	$1	$-	$-	$-	$1	$-
Special revenues	14	-	-	-	14	-
Industrial and miscellaneous	636	27	408	38	1,044	65
Loan-backed and structured securities	1,454	15	870	23	2,324	38
Total bonds	$2,105	$42	$1,278	$61	$3,383	$103
Common stocks unaffiliated	21	4	-	-	21	4
Preferred stocks unaffiliated	9	-	-	-	9	-
Total bonds and stocks	$2,135	$46	$1,278	$61	$3,413	$107

December 31, 2019
Bonds:
States, territories and possessions	$23	$1	$-	$-	$23	$1
Political subdivisions	65	1	-	-	65	1
Special revenues	397	5	-	-	397	5
Industrial and miscellaneous	852	9	911	103	1,763	112
Loan-backed and structured securities	704	6	1,124	28	1,828	34
Total bonds	$2,041	$22	$2,035	$131	$4,076	$153
Common stocks unaffiliated	32	-	16	1	48	1
Preferred stocks unaffiliated	1	-	-	-	1	-
Total bonds and stocks	$2,074	$22	$2,051	$132	$4,125	$154

As of December 31, 2020, management evaluated securities in an unrealized loss position and all non-marketable securities for impairment. As of the reporting date, the Company has the intent and ability to hold these securities until the fair value recovers, which may be maturity, and therefore, does not consider the securities to be other-than-temporarily impaired.

There was no intent to sell other-than-temporary impairments on loan-backed and structured securities for the years ended December 31, 2020 and 2019.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

Mortgage Loans, Net of Allowance

The following table summarizes the amortized cost of mortgage loans by method of evaluation for credit loss, and the related valuation allowances by type of credit loss, as of the dates indicated:

	December 31,
(in millions)	2020	2019
Amortized cost:
Loans with non-specific reserves	$7,819	$7,675
Loans with specific reserves	12	14
Total amortized cost	$7,831	$7,689
Valuation allowance:
Non-specific reserves	$45	$31
Specific reserves	3	3
Total valuation allowance[1]	$48	$34
Mortgage loans, net of allowance	$7,783	$7,655

1	Changes in the valuation allowance are due to current period provisions. These changes in the valuation allowance for the years ended December 31, 2020, 2019, and 2018 were immaterial.

As of December 31, 2020 and 2019, the Company’s mortgage loans classified as delinquent and/or in non-accrual status were immaterial in relation to the total mortgage loan portfolio.

The following table summarizes the LTV ratio and DSC ratio of the mortgage loan portfolio as of the dates indicated:

	LTV ratio			DSC ratio
(in millions)	Less than 90%	90% or greater	Total	Greater than 1.00	Less than or equal to 1.00	Total
December 31, 2020
Apartment	$2,988	$25	$3,013	$2,993	$20	$3,013
Industrial	1,026	-	1,026	1,005	21	1,026
Office	1,307	-	1,307	1,304	3	1,307
Retail	2,155	27	2,182	2,169	13	2,182
Other	218	-	218	218	-	218
Total[1]	$7,694	$52	$7,746	$7,689	$57	$7,746
Weighted average DSC ratio	2.21	1.52	2.20	2.21	0.91	2.20
Weighted average LTV ratio	57%	98%	57%	57%	65%	57%

December 31, 2019
Apartment	$2,906	$124	$3,030	$3,018	$12	$3,030
Industrial	906	-	906	905	1	906
Office	1,306	-	1,306	1,291	15	1,306
Retail	2,162	9	2,171	2,151	20	2,171
Other	205	-	205	205	-	205
Total[1]	$7,485	$133	$7,618	$7,570	$48	$7,618
Weighted average DSC ratio	2.13	1.19	2.11	2.12	0.90	2.11
Weighted average LTV ratio	54%	95%	54%	54%	72%	54%

1	Excludes $85 million and $71 million of commercial mortgage loans that were under development as of December 31, 2020 and 2019, respectively.

As of December 31, 2020 and 2019, the Company has a diversified mortgage loan portfolio with no more than 24% and 23%, respectively, in a geographic region in the U.S. and no more than 1% with any one borrower. The maximum and minimum lending rates for mortgage loans originated or acquired during 2020 were 4.3% and 1.9%, respectively, and for those originated or acquired during 2019 were 12.0% and 3.1%, respectively. As of December 31, 2020 and 2019, the maximum LTV ratio of any one loan at the time of loan origination was 80% and 82%, respectively. As of December 31, 2020 and 2019, the Company did not hold mortgage loans with interest 90 days or more past due. Additionally, there were no taxes, assessments or any amounts advanced and not included in the mortgage loan portfolio.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

Securities Lending

The fair value of loaned securities was $244 million and $306 million as of December 31, 2020 and 2019, respectively. The Company held $101 million and $132 million of cash collateral on securities lending as of December 31, 2020 and 2019, respectively. As of December 31, 2020, the carrying value and fair value of reinvested collateral assets was $101 million. As of December 31, 2019, the carrying value and fair value of reinvested collateral assets was $133 million. The fair value of bonds acquired with reinvested collateral assets was $103 million and $134 million as of December 31, 2020 and 2019, respectively. There are no securities lending transactions that extend beyond one year as of the reporting date. The Company received $148 million and $180 million of non-cash collateral on securities lending as of December 31, 2020 and 2019, respectively.

Net Investment Income

The following table summarizes net investment income by investment type, for the years ended:

	December 31,
(in millions)	2020	2019	2018
Bonds	$1,419	$1,408	$1,378
Mortgage loans	339	353	335
Other invested assets	384	225	228
Policy loans	43	45	54
Other	41	51	41
Gross investment income	$2,226	$2,082	$2,036
Investment expenses	(119)	(108)	(109)
Net investment income	$2,107	$1,974	$1,927

There was no investment income due and accrued that was nonadmitted as of December 31, 2020 and 2019.

Net Realized Capital Gains and Losses

The following table summarizes net realized capital gains and losses for the years ended:

	December 31,
(in millions)	2020	2019	2018
Gross gains on sales	$36	$71	$22
Gross losses on sales	(42)	(21)	(16)
Net realized (losses) gains on sales	$(6)	$50	$6
Net realized derivative losses	(521)	(515)	(226)
Other-than-temporary impairments	(78)	(5)	(8)
Total net realized losses on sales	$(605)	$(470)	$(228)
Tax (benefit) expense on net losses	(26)	7	8
Net realized capital losses, net of tax	$(579)	$(477)	$(236)
Less: Realized losses transferred to the IMR	(4)	-	(1)
Net realized capital losses, net of tax and transfers to the IMR	$(575)	$(477)	$(235)

For the year ended December 31, 2020, gross realized gains and gross realized losses on sales of bonds were $26 million and $38 million, respectively. For the year ended December 31, 2019, gross realized gains and gross realized losses on sales of bonds were $56 million and $19 million, respectively. For the year ended December 31, 2018, gross realized gains and gross realized losses on sales of bonds were $15 million and $13 million, respectively.

The Company did not enter into any material repurchase transactions that would be considered wash sales during the years ended December 31, 2020 and 2019.

Investment Commitments

The Company had unfunded commitments related to its investment in limited partnerships and limited liability companies totaling $483 million and $496 million as of December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, there were $21 million and $45 million of commitments to purchase private placement bonds and $114 million and $147 million of outstanding commitments to fund mortgage loans, respectively.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

(6)	Derivative Instruments

The Company is exposed to certain risks related to its ongoing business operations which are managed using derivative instruments.

Interest rate risk management. In the normal course of business, the Company enters into transactions that expose it to interest rate risk arising from mismatches between assets and liabilities. The Company may use interest rate swaps and futures to reduce or alter interest rate exposure.

Interest rate contracts are used by the Company in association with fixed and variable rate investments to achieve cash flow streams that support certain financial obligations of the Company and to produce desired investment returns. As such, interest rate contracts are generally used to convert fixed rate cash flow streams to variable rate cash flow streams or vice versa.

Equity market risk management. The Company issues a variety of insurance products that expose it to equity risks. To mitigate these risks, the Company enters into a variety of derivatives including equity index futures and options.

Other risk management. As part of its regular investing activities, the Company may purchase foreign currency denominated investments. These investments and the associated income expose the Company to volatility associated with movements in foreign exchange rates. As foreign exchange rates change, the increase or decrease in the cash flows of the derivative instrument are intended to mitigate the changes in the functional-currency equivalent cash flows of the hedged item. To mitigate this risk, the Company uses cross-currency swaps.

Credit risk associated with derivatives transactions. The Company periodically evaluates the risks within the derivative portfolios due to credit exposure. When evaluating this risk, the Company considers several factors which include, but are not limited to, the counterparty credit risk associated with derivative receivables, the Company’s own credit as it relates to derivative payables, the collateral thresholds associated with each counterparty and changes in relevant market data in order to gain insight into the probability of default by the counterparty. The Company also considers the impact credit exposure could have on the effectiveness of the Company’s hedging relationships. As of December 31, 2020 and 2019, the impact of the exposure to credit risk on the fair value measurement of derivatives and the effectiveness of the Company’s hedging relationships was immaterial.

The following table summarizes the fair value, carrying value and related notional amounts of derivative instruments, as of the dates indicated:

(in millions)	Notional amount	Net Carrying Value	Fair value asset	Fair value liability	Average fair value
December 31, 2020
Interest rate swaps	$7	$(1)	$-	$(1)	$(1)
Options	-	-	-	-	-
Cross currency swaps	1,524	(36)	75	(49)	-
Futures	3,342	-	-	-	-
Total	$4,873	$(37)	$75	$(50)	$(1)

December 31, 2019
Interest rate swaps	$7	$(1)	$-	$(1)	$-
Options	202	6	6	-	1
Cross currency swaps	1,537	66	99	(19)	1
Futures	3,153	-	-	-	-
Total	$4,899	$71	$105	$(20)	$2

Of the $75 million and $105 million of fair value of derivative assets as of December 31, 2020 and 2019, $24 million and $14 million were subject to master netting agreements as of December 31, 2020 and 2019, the Company received $35 million and $68 million of cash collateral and $22 million and $45 million in pledged securities, respectively, resulting in an immaterial uncollateralized position as of December 31, 2020 and 2019. Of the $50 million and $20 million of fair value of derivative liabilities as of December 31, 2020 and 2019, $24 million and $14 million were subject to master netting agreements as of December 31, 2020 and 2019, the Company posted $28 million and $3 million of cash collateral, respectively, resulting in an immaterial uncollateralized position as of December 31, 2020 and 2019. Securities received as collateral are recorded off-balance sheet and exclude initial margin posted on derivatives of $280 million and $128 million as of December 31, 2020 and 2019, respectively.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

The following table summarizes net gains and losses on derivatives programs by type of derivative instrument, as of the dates indicated:

	Net realized (losses) gains recorded in operations			Unrealized (losses) gains recorded in capital and surplus
	December 31,			December 31,
(in millions)	2020	2019	2018	2020	2019	2018
Interest rate swaps	$-	$-	$(5)	$-	$-	$35
Options	-	3	(313)	(1)	4	244
Cross currency swaps	4	(1)	-	(102)	(13)	65
Futures	(525)	(517)	92	1	(169)	132
Total	$(521)	$(515)	$(226)	$(102)	$(178)	$476

(7)	Fair Value Measurements

The following table summarizes assets and liabilities held at fair value as of December 31, 2020:

(in millions)	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets
Bonds	$-	$4	$1	$-	$5
Common stocks unaffiliated	53	88	1	-	142
Separate account assets	109,265	2,047	58	2,720	114,090
Assets at fair value	$109,318	$2,139	$60	$2,720	$114,237
Liabilities
Derivative liabilities	$-	$1	$-	$-	$1
Liabilities at fair value	$-	$1	$-	$-	$1

The following table presents the rollforward of Level 3 assets and liabilities held at fair value during the year ended December 31, 2020:

(in millions)	Bonds	Common stocks unaffiliated	Derivative assets[1]	Separate account assets	Assets at fair value
Balance as of December 31, 2019	$6	$1	$6	$87	$100
Net gains (losses):
In operations	(2)	-	-	-	(2)
In surplus	5	-	(1)	(17)	(13)
Purchases	2	-	-	-	2
Sales	(9)	-	(5)	(12)	(26)
Transfers into Level 3	1	-	-	-	1
Transfers out of Level 3	(2)	-	-	-	(2)
Balance as of December 31, 2020	$1	$1	$-	$58	$60
1	Non-binding broker quotes are utilized to determine fair value of all Level 3 derivative assets.

Bonds transfers into and/or out of Level 3 during the year ended December 31, 2020 are due to the changes in observability of pricing inputs and changes resulting from application of the lower of amortized cost or fair value rules based on the security’s NAIC designation.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

The following table summarizes assets and liabilities held at fair value as of December 31, 2019:

(in millions)	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets
Bonds	$-	$3	$6	$-	$9
Common stocks unaffiliated	68	112	1	-	181
Derivative assets	-	-	6	-	6
Separate account assets	101,312	1,857	87	2,091	105,347
Assets at fair value	$101,380	$1,972	$100	$2,091	$105,543
Liabilities
Derivative liabilities	$-	$1	$-	$-	$1
Liabilities at fair value	$-	$1	$-	$-	$1

The following table presents the rollforward of Level 3 assets and liabilities held at fair value during the year ended December 31, 2019:

(in millions)	Bonds	Common stocks unaffiliated	Derivative assets[1]	Separate account assets	Assets at fair value
Balance as of December 31, 2018	$8	$1	$2	$80	$91
Net gains (losses):
In operations	-	-	3	-	3
In surplus	(4)	-	4	7	7
Purchases	3	-	6	-	9
Sales	(5)	-	(9)	-	(14)
Transfers into Level 3	24	-	-	-	24
Transfers out of Level 3	(20)	-	-	-	(20)
Balance as of December 31, 2019	$6	$1	$6	$87	100

1	Non-binding broker quotes are utilized to determine fair value of all Level 3 derivative assets.

Bond transfers into and/or out of Level 3 during the year ended December 31, 2019 are due to the changes in observability of pricing inputs and changes resulting from application of the lower of amortized cost or fair value rules based on the security’s NAIC designation.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

The following table summarizes the carrying value and fair value of the Company’s assets and liabilities not held at fair value as of the dates indicated. The valuation techniques used to estimate these fair values are described below or in Note 2.

	Fair Value
(in millions)	Level 1	Level 2	Level 3	Total fair value	Carrying value
December 31, 2020
Assets:
Bonds[1]	$1,366	$39,072	$1,367	$41,805	$37,202
Preferred stocks unaffiliated	-	104	5	109	97
Mortgage loans, net of allowance	-	-	7,952	7,952	7,783
Policy loans	-	-	888	888	888
Derivative assets	-	75	-	75	51
Cash, cash equivalents and short-term investments	(90)	551	-	461	461
Securities lending collateral assets	101	-	-	101	101
Separate account assets	7	368	-	375	317
Total assets	$1,384	$40,170	$10,212	$51,766	$46,900
Liabilities:
Investment contracts	$-	$-	$1,249	$1,249	$2,076
Derivative liabilities	-	48	-	48	86
Total liabilities	$-	$48	$1,249	$1,297	$2,162

December 31, 2019
Assets:
Bonds[1]	$1,494	$35,302	$930	$37,726	$35,115
Preferred stocks unaffiliated	-	59	-	59	55
Mortgage loans, net of allowance	-	-	7,856	7,856	7,655
Policy loans	-	-	903	903	903
Derivative assets	-	99	-	99	88
Short-term investments	7	615	-	622	622
Securities lending collateral assets	132	-	-	132	132
Separate account assets	3	334	-	337	308
Total assets	$1,636	$36,409	$9,689	$47,734	$44,878
Liabilities:
Investment contracts²	$-	$-	$953	$953	$1,801
Derivative liabilities	-	19	-	19	22
Total liabilities	$-	$19	$953	$972	$1,823

1	Level 3 is primarily composed of industrial and miscellaneous bonds.
2	Prior period balances updated to conform to current period presentation.

Mortgage loans, net of allowance. The fair values of mortgage loans are estimated using discounted cash flow analyses based on interest rates currently being offered for similar loans to borrowers with similar credit ratings.

Policy loans. The carrying amount reported in the statutory statements of admitted assets, liabilities, capital and surplus approximates fair value as policy loans are fully collateralized by the cash surrender value of underlying insurance policies.

Securities lending collateral assets. These assets are comprised of bonds and short-term investments and the respective fair values are estimated based on the fair value methods described in Note 2.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

Investment contracts. For investment contracts without defined maturities, fair value is the amount payable on demand, net of surrender charges. For investment contracts with known or determined maturities, fair value is estimated using discounted cash flow analysis. Interest rates used in this analysis are similar to currently offered contracts with maturities consistent with those remaining for the contracts being valued. The fair value of adjustable rate contracts approximates their carrying value.

(8)	Federal Income Taxes

The following tables summarize the net admitted deferred tax assets, as of the dates indicated:

	December 31, 2020
(in millions)	Ordinary	Capital	Total
Total gross deferred tax assets	$770	$16	$786
Statutory valuation allowance adjustment	-	-	-
Adjusted gross deferred tax assets	$770	$16	$786
Less: Deferred tax assets nonadmitted	(41)	-	(41)
Net admitted deferred tax assets	$729	$16	$745
Less: Deferred tax liabilities	(94)	(9)	(103)
Net admitted deferred tax assets	$635	$7	$642

	December 31, 2019
(in millions)	Ordinary	Capital	Total
Total gross deferred tax assets	$730	$44	$774
Statutory valuation allowance adjustment	-	-	-
Adjusted gross deferred tax assets	$730	$44	$774
Less: Deferred tax assets nonadmitted	(13)	(24)	(37)
Net admitted deferred tax assets	$717	$20	$737
Less: Deferred tax liabilities	(134)	(2)	(136)
Net admitted deferred tax assets	$583	$18	$601

The following table summarizes components of the change in deferred income taxes reported in capital and surplus before consideration of nonadmitted assets and changes from the prior year, as of the dates indicated:

	December 31,
(in millions)	2020	2019	Change
Adjusted gross deferred tax assets	$786	$774	$12
Total deferred tax liabilities	(103)	(136)	33
Net deferred tax assets	$683	$638	$45
Less: Tax effect of unrealized gains			3
Change in deferred income tax			$42

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

The following tables summarize components of the admitted deferred tax assets calculation, as of the dates indicated:

	December 31, 2020
(in millions)	Ordinary	Capital	Total
Federal income taxes recoverable through loss carryback	$-	$7	$7
Adjusted gross deferred tax assets expected to be realized[1]	633	2	635
Adjusted gross deferred tax assets offset against existing gross deferred tax liabilities	96	7	103
Admitted deferred tax assets	$729	$16	$745

	December 31, 2019
(in millions)	Ordinary	Capital	Total
Federal income taxes recoverable through loss carryback	$-	$6	$6
Adjusted gross deferred tax assets expected to be realized[1]	583	12	595
Adjusted gross deferred tax assets offset against existing gross deferred tax liabilities	134	2	136
Admitted deferred tax assets	$717	$20	$737
1

Note that this amount is calculated as the lesser of the adjusted gross deferred tax assets expected to be realized following the balance sheet due date or the adjusted gross deferred tax assets allowed per the limitation threshold. For the years ended December 31, 2020 and 2019, the threshold limitation for adjusted capital and surplus was $1.3 billion and $1.2 billion, respectively.

The adjusted capital and surplus used to determine the recovery period and adjusted gross deferred tax assets allowed per the limitation threshold was $8.4 billion and $8.1 billion as of December 31, 2020 and 2019, respectively. The ratio percentage used to determine the recovery period and adjusted gross deferred tax assets allowed per the limitation threshold was 1,176% and 1,296% as of December 31, 2020 and 2019, respectively.

The following tables summarize the impact of tax planning strategies, as of the dates indicated:

	December 31, 2020
	Ordinary	Capital	Total
Adjusted gross deferred tax assets	0.00%	0.00%	0.00%
Net admitted adjusted gross deferred tax assets	32.64%	0.00%	32.64%

	December 31, 2019
	Ordinary	Capital	Total
Adjusted gross deferred tax assets	0.00%	0.00%	0.00%
Net admitted adjusted gross deferred tax assets	35.23%	0.00%	35.23%

The Company’s tax planning strategies included the use of affiliated reinsurance for the years ended December 31, 2020 and 2019.

There are no temporary differences for which deferred tax liabilities are not recognized for the years ended December 31, 2020 and 2019.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

The following table summarizes the tax effects of temporary differences and the change from the prior year, for the years ended:

	December 31,
(in millions)	2020	2019	Change
Deferred tax assets
Ordinary:
Future policy benefits and claims	$108	$108	$-
Investments	116	88	28
Deferred acquisition costs	202	201	1
Policyholders’ dividends accumulation	5	5	-
Compensation and benefits accrual	10	10	-
Tax credit carry-forward	316	303	13
Other	13	15	(2)
Subtotal	$770	$730	$40
Nonadmitted	(41)	(13)	(28)
Admitted ordinary deferred tax assets	$729	$717	$12
Capital:
Investments	16	44	(28)
Subtotal	$16	$44	$(28)
Nonadmitted	-	(24)	24
Admitted capital deferred tax assets	$16	$20	$(4)
Admitted deferred tax assets	$745	$737	$8

Deferred tax liabilities
Ordinary:
Investments	$(2)	$(26)	$24
Deferred and uncollected premium	(6)	(6)	-
Future policy benefits and claims	(57)	(58)	1
Deferred acquisition costs	(28)	(43)	15
Other	(1)	(1)	-
Subtotal	$(94)	$(134)	$40
Capital:
Investments	(9)	(2)	(7)
Subtotal	$(9)	$(2)	$(7)
Deferred tax liabilities	$(103)	$(136)	$33
Net deferred tax assets	$642	$601	$41

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion of the total deferred tax assets will not be realized. Valuation allowances are established when necessary to reduce the deferred tax assets to amounts expected to be realized. Based on the Company’s analysis, it is more likely than not that the results of future operations and the implementation of tax planning strategies will generate sufficient taxable income to enable the Company to realize all deferred tax assets. Therefore, no valuation allowances have been established as of December 31, 2020 and 2019.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

The following table summarizes the Company’s income tax incurred and change in deferred income tax. The total income tax and change in deferred income tax differs from the amount obtained by applying the federal statutory rate to income (loss) before tax as follows, for the years ended:

	December 31,
(in millions)	2020	2019	2018
Current income tax (benefit) expense	$(22)	$(66)	$73
Change in deferred income tax (without tax on unrealized gains and losses)	(41)	29	(72)
Total income tax (benefit) expense reported	$(63)	$(37)	$1

Income before income and capital gains taxes	$465	$563	$783
Federal statutory tax rate	21%	21%	21%
Expected income tax expense at statutory tax rate	$98	$118	$164
Decrease in actual tax reported resulting from:
Dividends received deduction	(117)	(101)	(99)
Change in tax reserves	16	-	16
Tax credits	(48)	(53)	(51)
Tax (benefit) expense related to the Tax Cuts and Jobs Act[1]	-	-	(26)
Loss carryback rate differential	(10)	-	-
Other	(2)	(1)	(3)
Total income tax (benefit) expense reported	$(63)	$(37)	$1
1	Prior year amount represents the remeasurement of deferred tax assets revised after return filing as a result of the Tax Cuts and Jobs Act.

The Company incurred $6 million in federal income tax expense in 2019 which is available for recoupment in the event of future net losses.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security (CARES) Act was signed into law and includes certain income tax provisions relevant to businesses. The Company is required to recognize the effect on the financial statements in the period the law was enacted. For year ended December 31, 2020, the CARES Act did not have a material impact on the Company’s financial statements.

The CARES Act amended the Tax Cuts and Jobs Act, to accelerate the ability of companies to fully recover AMT credits in 2020 versus 2021. The Company had $159 million of an income tax receivable that was previously AMT credit carryforwards as of December 31, 2019. In 2020, the Company received a refund of $158 million of its AMT credits.

The following table summarizes operating loss or tax credit carry-forwards available as of December 31, 2020:

(in millions)	Amount	Origination	Expiration
Business credits	$5	2011	2031
Business credits	$9	2012	2032
Business credits	$6	2013	2033
Business credits	$39	2014	2034
Business credits	$47	2015	2035
Business credits	$62	2016	2036
Business credits	$62	2017	2037
Business credits	$30	2018	2038
Business credits	$27	2019	2039
Business credits	$29	2020	2040

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

The Company is included in the NMIC consolidated federal income tax return which includes the following entities:

Nationwide Mutual Insurance Company

AGMC Reinsurance, Ltd

Allied Group, Inc.

Allied Holding (Delaware), Inc.

Allied Insurance Company of America

Allied Property & Casualty Insurance Company

Allied Texas Agency, Inc.

AMCO Insurance Company

American Marine Underwriters

Crestbrook Insurance Company

Depositors Insurance Company

DVM Insurance Agency, Inc.

Eagle Captive Reinsurance, LLC

Freedom Specialty Insurance Company

Harleysville Group Inc.

Harleysville Insurance Co. of New York

Harleysville Insurance Company

Harleysville Insurance Company of New Jersey

Harleysville Lake States Insurance Company

Harleysville Life Insurance Company

Harleysville Preferred Insurance Company

Harleysville Worcester Insurance Company

Jefferson National Financial Corporation

Jefferson National Securities Corporation

Lone Star General Agency, Inc.

National Casualty Company

Nationwide Advantage Mortgage Company

Nationwide Affinity Insurance Company of America

Nationwide Agent Risk Purchasing Group. Inc.

Nationwide Agribusiness Insurance Company

Nationwide Assurance Company

Nationwide Cash Management Company

Nationwide Corporation

Nationwide Financial Assignment Company

Nationwide Financial General Agency, Inc.

Nationwide Financial Services, Inc.

Nationwide General Insurance Company

Nationwide Global Holdings, Inc.

Nationwide Indemnity Company

Nationwide Insurance Company of America

Nationwide Insurance Company of Florida

Nationwide Investment Services Corporation

Nationwide Life and Annuity Ins. Company

Nationwide Life Insurance Company

Nationwide Lloyds

Nationwide Property & Casualty Ins. Company

Nationwide Retirement Solutions, Inc.

Nationwide Sales Solutions, Inc.

Nationwide Trust Company, FSB

NBS Insurance Agency, Inc.

NFS Distributors, Inc.

NWD Investment Management, Inc.

Registered Investment Advisors Services, Inc.

Scottsdale Indemnity Company

Scottsdale Insurance Company

Scottsdale Surplus Lines Insurance Company

THI Holdings (Delaware), Inc.

Titan Insurance Company

Titan Insurance Services, Inc.

Veterinary Pet Insurance Company

Victoria Fire & Casualty Company

Victoria National Insurance Company

Victoria Select Insurance Company

VPI Services, Inc.

The method of allocation among the companies is based upon separate return calculations with current benefit for tax losses and credits utilized in the consolidated return.

The Company did not have any protective tax deposits under Section 6603 of the Internal Revenue Code as of December 31, 2020 and 2019.

The Company does not have any tax loss contingencies for which it is reasonably possible that the total liability will significantly increase within twelve months of the reporting date.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

(9)	Short-Term Debt and Federal Home Loan Bank Funding Agreement

Short-Term Debt

The following table summarizes the carrying value of short-term debt and weighted average annual interest rates, as of the dates indicated:

	December 31,
(in millions)	2020	2019
$750 million commercial paper program (0.00%)	$-	$200
Accrued interest payable	3	3
Total short-term debt	$3	$203

The Company participates in a commercial paper program with a limit of $750 million. The rating agency guidelines recommend that the Company maintain minimum liquidity backup, which includes cash and liquid assets, as well as committed bank lines, equal to 50% of any amounts outstanding under the commercial paper program. The commercial paper will not be redeemed prior to maturity or be subject to voluntary prepayment. Proceeds from the sale of the commercial paper will be used to meet working capital requirements and for general corporate purposes, including the funding of acquisitions.

As of December 31, 2019, the Company had access to borrow up to $300 million from the FHLB to provide financing for operations that expired on March 22, 2020. In March 2020, the Company renewed the agreement with the FHLB until March 19, 2021. The Company had $4.3 billion and $4.0 billion in eligible collateral and no amounts outstanding under the agreement as of December 31, 2020 and 2019, respectively. In February 2021, the Company terminated this agreement and entered into a new agreement with the FHLB, which expires February 4, 2022, that allows the Company and NLAIC access to collectively borrow up to $1.1 billion in the aggregate, which would be collateralized by pledged securities.

The Company has entered into an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program. The maximum amount available under the agreement is $350 million. The borrowing rate on this program is equal to one-month U.S. LIBOR. The Company had no amounts outstanding under this agreement as of December 31, 2020 and 2019.

The terms of certain debt instruments contain various restrictive covenants, including, but not limited to, minimum statutory surplus defined in the agreements. The Company was in compliance with all covenants as of December 31, 2020 and 2019.

The amount of interest paid on short-term debt was immaterial in 2020, 2019 and 2018.

Federal Home Loan Bank Funding Agreements

The Company is a member of the FHLB. Through its membership, the FHLB established the Company’s capacity for short-term borrowings and cash advances under the funding agreement program at up to 50% of total admitted assets.

The Company’s Board of Directors has authorized the issuance of funding agreements up to $4.0 billion to the FHLB, shared between the Company and NLAIC, in exchange for cash advances, which are collateralized by pledged securities. The Company uses these funds in an investment spread strategy, consistent with its other investment spread operations. As such, the Company applies SSAP No. 52, Deposit-Type Contracts, accounting treatment to these funds, consistent with its other deposit-type contracts. It is not part of the Company’s strategy to utilize these funds for operations, and any funds obtained from the FHLB for use in general operations would be accounted for consistent with SSAP No. 15, Debt and Holding Company Obligations, as borrowed money. Membership requires the Company to purchase and hold a minimum amount of FHLB capital stock plus additional stock based on outstanding advances. The Company has $30 million in membership stock as of December 31, 2020 and 2019. As part of the agreement, the Company purchased and held an additional $58 million and $53 million in activity stock as of December 31, 2020 and 2019, respectively, which is included in the general account in stocks on the statutory statements of admitted assets, liabilities, capital and surplus. The Company’s liability for advances from the FHLB was $2.1 billion and $1.8 billion as of December 31, 2020 and 2019, respectively, which is included in future policy benefits and claims on the statutory statements of admitted assets, liabilities, capital and surplus. The advances were collateralized by bonds and mortgage loans with carrying values of $2.4 billion (1.5% of total admitted assets) as of December 31, 2020 and $2.2 billion (1.4% of total admitted assets) as of December 31, 2019, which are included in the general account in bonds and mortgage loans on the statutory statements of admitted assets, liabilities, capital and surplus.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

(10)	Surplus Notes

The following table summarizes the carrying value of surplus notes issued by the Company to NFS, as of the dates indicated:

(in millions)
Date issued	Interest rate	Par value	Carrying value	Interest and/ or principal paid in current year	Total interest and/ or principal paid	Unapproved interest and/ or principal	Date of maturity
December 31, 2020
12/19/2001	7.50%	$300	$300	$22	$428	$-	12/31/2031
6/27/2002	8.15%	300	300	25	448	-	6/27/2032
12/23/2003	6.75%	100	100	7	112	-	12/23/2033
12/20/2019	4.21%	400	400	17	17	-	12/19/2059
Total		$1,100	$1,100	$71	$1,005	$-

December 31, 2019
12/19/2001	7.50%	$300	$300	$23	$406	$-	12/31/2031
6/27/2002	8.15%	300	300	24	423	-	6/27/2032
12/23/2003	6.75%	100	100	7	105	-	12/23/2033
12/20/2019	4.21%	400	400	-	-	-	12/19/2059
Total		$1,100	$1,100	$54	$934	$-

The surplus notes were issued in accordance with Section 3901.72 of the Ohio Revised Code. The principal and interest on these surplus notes shall not be a liability or claim against NLIC, or any of its assets, except as provided in Section 3901.72 of the Ohio Revised Code. The Department must approve interest and principal payments before they are paid.

(11)	Reinsurance

The Company has a 100% coinsurance agreement with funds withheld with Eagle to cede specified GMDB and GLWB obligations provided under substantially all of the variable annuity contracts issued and to be issued by NLIC. While the GMDB and GLWB contract riders are ceded by NLIC to Eagle, the base annuity contracts and any non-reinsured risks will be retained by NLIC.

Amounts ceded to Eagle during 2020, 2019 and 2018 included premiums of $627 million, $529 million and $506 million, respectively, benefits and claims, net of third party reinsurance recoveries of $23 million, $17 million, and $14 million respectively, net investment earnings on funds withheld assets of $49 million, $33 million and $20 million, respectively, and an expense allowance for third party reinsurance premiums of $1 million, $1 million and $1 million, respectively. As of December 31, 2020 and 2019, the carrying value of the funds withheld assets was $965 million and $795 million, respectively, which consists of bonds and short-term investments that had a carrying value of $856 million and $722 million, respectively, and mortgage loans that had a carrying value of $108 million and $73 million, respectively. As of December 31, 2020 and 2019, the Company’s reserve credit for guaranteed benefits ceded under the reinsurance agreement was $65 million and $275 million, respectively. Amounts payable to Eagle related to the reinsurance agreement were $402 million and $248 million as of as of December 31, 2020 and December 31, 2019, respectively.

The Company has a reinsurance agreement with NMIC whereby nearly all of the Company’s accident and health business not ceded to unaffiliated reinsurers is ceded to NMIC on a modified coinsurance basis. Either party may terminate the agreement on January 1 of any year with prior notice. Under a modified coinsurance agreement, the ceding company retains invested assets, and investment earnings are paid to the reinsurer. Under the terms of the Company’s agreement, the investment risk associated with changes in interest rates is borne by the reinsurer. Risk of asset default is retained by the Company, although a fee is paid to the Company for the retention of such risk. The ceding of risk does not discharge the Company, as the original insurer, from its primary obligation to the policyholder. Amounts ceded to NMIC include revenues of $281 million, $279 million and $257 million for the years ended December 31, 2020, 2019 and 2018, respectively, while benefits, claims and expenses ceded were $260 million, $273 million and $237 million, respectively.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

The Company has an intercompany reinsurance agreement with NLAIC whereby certain inforce and subsequently issued fixed individual deferred annuity contracts are assumed on a modified coinsurance basis. Under modified coinsurance agreements, the ceding company retains invested assets and investment earnings are paid to the reinsurer. Under terms of the agreement, the Company bears the investment risk associated with changes in interest rates. Risk of asset default remains with NLAIC, and the Company pays a fee to NLAIC for the retention of such risk. The agreement will remain inforce until all contract obligations are settled. The ceding of risk does not discharge the original insurer from its primary obligation to the contractholder. Amounts assumed from NLAIC are included in the Company’s statutory statement of operations for 2020, 2019 and 2018 and include premiums of $12 million, $14 million and $14 million, respectively, net investment income of $46 million, $49 million and $58 million, respectively, and benefits, change in reserves and other expenses of $171 million, $251 million and $358 million, respectively. The reserve adjustment for 2020, 2019 and 2018 of $(172) million, $(246) million and $(352) million, respectively, represents changes in reserves related to this fixed block of business, offset by investment earnings on the underlying assets. Policy reserves assumed under this agreement totaled $1.1 billion and $1.2 billion as of December 31, 2020 and 2019, respectively, and amounts payable related to this agreement were $8 million and $0.4 million, respectively.

The Company has an intercompany reinsurance agreement with NLAIC whereby certain variable universal life insurance, whole life insurance and universal life insurance policies are assumed on a modified coinsurance basis. Total policy reserves under this treaty were $37 million and $39 million as of December 31, 2020 and 2019, respectively. Total premiums assumed under this treaty were $8 million, $11 million and $8 million during 2020, 2019 and 2018, respectively.

The Company has an intercompany reinsurance agreement with NLAIC whereby a certain life insurance contract is assumed on a 100% coinsurance basis. Policy reserves assumed under this agreement totaled $158 million and $157 million as of December 31, 2020 and 2019, respectively.

The Company has entered into reinsurance contracts to cede a portion of its individual annuity and life insurance business to unrelated reinsurers. Total reserve credits taken as of December 31, 2020 and 2019 were $420 million and $438 million, respectively. The three largest contracts are with Security Benefit Life Insurance Company (“SBL”), SCOR Global Life Americas Reinsurance (“SGLAR”), and Security Life of Denver Insurance Company (“SLD”) as of December 31, 2020. Total reserve credits taken on these contracts as of December 31, 2020 and 2019 totaled $100 million and $90 million for each year, from SBL, $44 million and $0, respectively, from SGLAR and $36 million and $41 million, respectively, from SLD. The ceding of risk does not relieve the Company, as the original insurer, from its primary obligation to the policyholder. Under the terms of the contracts, SBL has established a trust as collateral for the recoveries, whereby the trust assets are invested in investment grade securities, the fair value of which must at all times be greater or equal to 100% of the reinsured reserves.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

(12)	Transactions with Affiliates

The Company has entered into significant, recurring transactions and agreements with NMIC, other affiliates and subsidiaries as a part of its ongoing operations. These include annuity and life insurance contracts, office space cost sharing arrangements, and agreements related to reinsurance, cost sharing, tax sharing, administrative services, marketing, intercompany loans, intercompany repurchases, cash management services and software licensing. In addition, several benefit plans sponsored by NMIC are available to Nationwide employees, for which the Company has no legal obligations. Measures used to determine the allocation among companies includes individual employee estimates of time spent, special cost studies, the number of full-time employees and other methods agreed to by the participating companies.

In addition, Nationwide Services Company, LLC (“NSC”), a subsidiary of NMIC, provides data processing, systems development, hardware and software support, telephone, mail and other services to the Company, based on specified rates for units of service consumed pursuant to the Enterprise Cost Sharing Agreement. For the years ended December 31, 2020, 2019 and 2018, the Company was allocated costs from NMIC and NSC totaling $281 million, $220 million and $235 million, respectively.

The Company has issued group annuity and life insurance contracts and performs administrative services for various employee benefit plans sponsored by NMIC or its affiliates. Total account values of these contracts were $3.7 billion, $3.5 billion and $3.4 billion as of December 31, 2020, 2019 and 2018, respectively. Total revenues from these contracts were $122 million, $120 million and $119 million for the years ended December 31, 2020, 2019 and 2018, respectively, and include policy charges, net investment income from investments backing the contracts and administrative fees. Total interest credited to the account balances were $115 million, $112 million and $107 million for the years ended December 31, 2020, 2019 and 2018, respectively.

The Company may underwrite insurance policies for its officers, directors, and/or other personnel providing services to the Company. The Company may offer discounts on certain products that are subject to applicable state insurance laws and approvals.

Under the Enterprise Cost Sharing Agreement, the Company has a cost sharing arrangement with NMIC to occupy office space. For the years ended December 31, 2020, 2019 and 2018, the Company was allocated costs from NMIC of $13 million, $11 million and $10 million, respectively.

The Company receives an annual fee payable from the Tax Credit Funds, for which it is a guarantor and Managing Member, for its services in connection with the oversight of the performance of the Investee Partnerships and the compliance by their managing members and managing agents thereof with the provisions of the various operating level agreements and applicable laws. The Company earned $2 million for the years ended December 31, 2020, 2019 and 2018.

Funds of Nationwide Funds Group (“NFG”), a group of Nationwide businesses that develops, sells and services mutual funds, are offered to the Company’s customers as investment options in certain of the Company’s products. As of December 31, 2020, 2019 and 2018, customer allocations to NFG funds totaled $69.2 billion, $66.8 billion and $60.7 billion, respectively. For the years ended December 31, 2020, 2019 and 2018, NFG paid the Company $229 million, $227 million and $227 million, respectively, for the distribution and servicing of these funds.

Amounts on deposit with NCMC for the benefit of the Company were $551 million and $616 million as of December 31, 2020 and 2019, respectively. As of December 31, 2020, amounts on deposit with NCMC were comprised of $547 million of cash equivalents, with remaining amounts in short-term investments.

Certain annuity products are sold through affiliated companies, which are also subsidiaries of NFS. Total commissions and fees paid to these affiliates for the years ended December 31, 2020, 2019 and 2018 was $69 million, $71 million and $72 million, respectively.

The Company provides financing to Nationwide Realty Investors, LTD, a subsidiary of NMIC with interest rates ranging from 3.3% to 5.0% and maturity dates ranging from January 2022 to June 2041. As of December 31, 2020 and 2019, the Company had mortgage loans outstanding of $414 million and $348 million, respectively.

The Company also participates in intercompany repurchase agreements with affiliates whereby the seller transfers securities to the buyer at a stated value. Upon demand or after a stated period, the seller repurchases the securities from the buyer at the original sales price plus interest. As of December 31, 2020 and 2019, the Company had no outstanding borrowings from affiliated entities under such agreements. During 2020 and 2019, there was no outstanding borrowings from affiliated entities at any given time. The amount the Company incurred for interest expense on intercompany repurchase agreements during 2020, 2019 and 2018 were immaterial.

During 2020, 2019 and 2018, the Company received capital contributions of $0, $600 million and $435 million, respectively, from NFS.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

During 2020, the Company sold securities of $59 million to Nationwide Mutual Fire Insurance Company for cash, which resulted in a realized loss of $2 million.

During 2020, 2019 and 2018, the Company paid capital contributions of $500 million, $400 million and $565 million, respectively, to NLAIC.

On February 11, 2020, the Company entered into an unsecured promissory note and revolving line of credit with JNLNY whereby JNLNY can borrow up to $5 million. As of December 31, 2020, no amounts were drawn on the note.

On November 21, 2019, NFS and the Company entered into a promissory note, where the Company borrowed $386 million from NFS at 1-month LIBOR plus 0.785%. This note was fully repaid on December 20, 2019.

During 2018, NLAIC borrowed $340 million from the Company at interest rates ranging from 3-month LIBOR plus 0.785% to 3.57% with maturity dates ranging from January 16, 2019 to March 21, 2019. During 2019, NLAIC made payments of principal and interest and, as of March 21, 2019, the promissory notes were repaid in full.

Pursuant to financial support agreements, the Company has agreed to provide NLAIC and JNLIC with the minimum capital and surplus required by each state in which NLAIC and JNLIC does business. These agreements do not constitute the Company as guarantor of any obligation or indebtedness of NLAIC or JNLIC or provide any creditor of NLAIC or JNLIC with recourse to or against any of the assets of the Company.

Eagle’s surplus position is evaluated quarterly to determine if an additional surplus contribution is required from the Company or if a distribution to the Company can be declared as of each quarter end.

During 2020 and 2019, the Company made surplus contributions to Eagle. On March 31, 2020 and April 17, 2020, the Company made surplus contributions to Eagle of $555 million and $50 million, respectively. On October 17, 2019, the Company made a surplus contribution to Eagle of $9 million.

During 2020 and 2019 Eagle declared distributions to the Company based on their earned surplus position. On February 10, 2021, the Company received a dividend distribution of $292 million from Eagle that was declared on December 31, 2020. The dividend receivable was recorded in accrued investment income on the December 31, 2020 statutory statement of admitted assets, liabilities, capital and surplus. On November 10, 2020 the Company received a total distribution of $267 million from Eagle that was declared on September 30, 2020 and consisted of a return of contributed surplus of $184 million and a dividend of $83 million. On August 10, 2020 the Company received a return of contributed surplus distribution of $421 million from Eagle that was declared on June 30, 2020. On February 10, 2020, the Company received a total distribution of $180 million from Eagle that was declared on December 31, 2019 and consisted of a return of contributed surplus of $9 million and a dividend of $171 million. The return of contributed surplus was recorded in other assets and the dividend receivable was recorded in accrued investment income on the December 31, 2019 statutory statement of admitted assets, liabilities, capital and surplus. On August 9, 2019, the Company received a dividend distribution of $41 million from Eagle that was declared on June 28, 2019. On May 10, 2019, the Company received a total distribution of $212 million from Eagle that was declared on March 26, 2019 and consisted of a return of contributed surplus of $190 million and a dividend of $22 million.

The Company utilizes the look-through approach in valuing its investment in Nationwide Real Estate Investors (NLIC), LLC (“NW REI (NLIC)”), a subsidiary of NMIC, at $90 million and $69 million as of December 31, 2020 and 2019, respectively. NW REI (NLIC)’s financial statements are not audited and the Company has limited the value of its investment in NW REI (NLIC) to the value contained in the audited statutory financial statements of the underlying investments. All liabilities, commitments, contingencies, guarantees or obligations of the NW REI (NLIC), which are required under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in NW REI (NLIC), if not already recorded in the financial statements of NW REI (NLIC).

(13) Contingencies

Legal and Regulatory Matters

The Company is subject to legal and regulatory proceedings in the ordinary course of its business. These include proceedings specific to the Company and proceedings generally applicable to business practices in the industries in which the Company operates. The outcomes of these proceedings cannot be predicted due to their complexity, scope, and many uncertainties. The Company believes, however, that based on currently known information, the ultimate outcome of all pending legal and regulatory proceedings is not likely to have a material adverse effect on the Company’s financial condition.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2020, 2019 and 2018 Statutory Financial Statements

The various businesses conducted by the Company are subject to oversight by numerous federal and state regulatory entities, including but not limited to the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Department of Labor, the IRS, the Office of the Comptroller of the Currency and state insurance authorities. Such regulatory entities may, in the normal course of business, be engaged in general or targeted inquiries, examinations and investigations of the Company and/or its affiliates. With respect to all such scrutiny directed at the Company or its affiliates, the Company is cooperating with regulators.

Guarantees

In accordance with SSAP No. 5R, Liabilities, Contingencies and Impairments of Assets, for all guarantees made to or on behalf of wholly-owned subsidiaries, no initial liability recognition has been made and there is no net financial statement impact related to these guarantees.

The contractual obligations under NLAIC’s single premium deferred annuity (“SPDA”) contracts in force and issued before September 1, 1988 are guaranteed by the Company. Total SPDA contracts affected by this guarantee in force as of December 31, 2020 and 2019 were approximately $8 million and $9 million, respectively.

The Company has guaranteed the obligations and liabilities of NISC, including, without limitation, the full and prompt payment of all accounts payable to any party now or in the future. If for any reason NISC fails to satisfy any of its obligations, the Company will cause such obligation, loss or liability to be fully satisfied.

Indemnifications

In the normal course of business, the Company provides standard indemnifications to contractual counterparties. The types of indemnifications typically provided include breaches of representations and warranties, taxes and certain other liabilities, such as third-party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated, and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

(14)	Regulatory Risk-Based Capital, Dividend Restrictions and Unassigned Surplus

The NAIC Risk-Based Capital (“RBC”) model law requires every insurer to calculate its total adjusted capital and RBC requirement to ensure insurer solvency. Regulatory guidelines provide for an insurance commissioner to intervene if the insurer experiences financial difficulty, as evidenced by a company’s total adjusted capital falling below established relationships to required RBC. The model includes components for asset risk, liability risk, interest rate exposure and other factors. The State of Ohio, where the Company is domiciled, imposes minimum RBC requirements that are developed by the NAIC. The formulas in the model for determining the amount of RBC specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of total adjusted capital to authorized control level RBC, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, all of which require specified corrective action. The Company exceeded the minimum RBC requirements for all periods presented.

The State of Ohio insurance laws require insurers to seek prior regulatory approval to pay a dividend or distribution of cash or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding twelve months, exceeds the greater of (i) 10% of statutory-basis capital and surplus as of the prior December 31 or (ii) the statutory-basis net income of the insurer for the prior year. During the years ended December 31, 2020, 2019 and 2018, the Company did not pay any dividends to NFS. The Company’s statutory capital and surplus as of December 31, 2020, was $9.1 billion and statutory net income for 2020 was $487 million. As of January 1, 2021, the Company has the ability to pay dividends to NFS totaling $911 million without obtaining prior approval.

The State of Ohio insurance laws also require insurers to seek prior regulatory approval for any dividend paid from other than earned capital and surplus. Earned capital and surplus is defined under the State of Ohio insurance laws as the amount equal to the Company’s unassigned funds as set forth in its most recent statutory financial statements, including net unrealized capital gains and losses or revaluation of assets. Additionally, following any dividend, an insurer’s policyholder capital and surplus must be reasonable in relation to the insurer’s outstanding liabilities and adequate for its financial needs. The payment of dividends by the Company may also be subject to restrictions set forth in the insurance laws of the State of New York that limit the amount of statutory profits on the Company’s participating policies (measured before dividends to policyholders) available for the benefit of the Company and its stockholders.

The Company currently does not expect such regulatory requirements to impair the ability to pay operating expenses and dividends in the future.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule I     Summary of Investments – Other Than Investments in Related Parties

As of December 31, 2020:

(in millions)	Column A	Column B	Column C	Column D
	Type of investment	Cost	Fair value	Amount at which is shown in the statutory statements of admitted assets, liabilities, capital and surplus
	Bonds:
	U.S. Treasury securities and obligations of U.S. government corporations	$2	$2	$2
	U.S. government and agencies	120	150	120
	Obligations of states and political subdivisions	3,323	3,988	3,323
	Foreign governments	63	71	63
	Public utilities	3,784	4,280	3,790
	All other corporate, mortgage-backed and asset-backed securities	29,876	33,319	29,909
	Total fixed maturity securities	$37,168	$41,810	$37,207
	Equity securities:
	Common Stocks:
	Banks, trust and insurance companies	30	33	33
	Industrial, miscellaneous and all other	113	109	109
	Nonredeemable preferred stocks	97	109	97
	Total equity securities[1]	$240	$251	$239
	Mortgage loans[2]	7,831		7,783
	Short-term investments	461		461
	Policy loans	888		888
	Other long-term investments[3]	950		950
	Total invested assets	$47,538		$47,528
1	Amount does not agree to the statutory statements of admitted assets, liabilities, capital and surplus as investments in related parties of $2.6 billion are excluded.
2	Difference from Column B is attributable to valuation allowances on mortgage loans (see Note 5 to the audited statutory financial statements).
3

Includes derivatives, securities lending reinvested collateral assets and other invested assets. Amount does not agree to the statutory statements of admitted assets, liabilities, capital and surplus as investments in related parties of $157 million are excluded.

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule III    Supplementary Insurance Information

As of December 31, 2020, 2019 and 2018 and for each of the years then ended (in millions):

Column A	Column B	Column C	Column D	Column E	Column F
Year: Segment	Deferred policy acquisition costs[1]	Future policy benefits, losses, claims and loss expenses	Unearned premiums[2]	Other policy claims and benefits payable[2]	Premium revenue
2020
Life Insurance		$5,204			$394
Annuities		7,837			3,443
Retirement Solutions		22,362			5,939
Corporate Solutions and Other		5,599			861

Total		$41,002			$10,637
2019
Life Insurance		$5,125			$413
Annuities		7,955			4,202
Retirement Solutions		20,781			4,324
Corporate Solutions and Other		5,278			1,229

Total		$39,139			$10,168

2018
Life Insurance		$5,087			$410
Annuities		7,934			3,868
Retirement Solutions		19,646			4,095
Corporate Solutions and Other		5,670			1,456

Total		$38,337			$9,829

Column A	Column G	Column H	Column I	Column J	Column K
Year: Segment	Net investment income[3]	Benefits, claims, losses and settlement expenses[4]	Amortization of deferred policy acquisition costs[1]	Other operating expenses	Premiums written
2020
Life Insurance	$247	$772		$123
Annuities	338	7,539		55
Retirement Solutions	843	8,258		131
Corporate Solutions and Other	679	717		135

Total	$2,107	$17,286		$444

2019
Life Insurance	$262	$807		$133
Annuities	319	8,460		57
Retirement Solutions	824	6,539		122
Corporate Solutions and Other	569	1,151		105

Total	$1,974	$16,957		$417

2018
Life Insurance	$270	$744		$154
Annuities	319	8,203		48
Retirement Solutions	798	5,656		132
Corporate Solutions and Other	540	764		64

Total	$1,927	$15,367		$398

1	Deferred policy acquisition costs and amortization of deferred policy acquisition costs are not applicable for statutory basis of accounting.
2	Unearned premiums and other policy claims and benefits payable are included in Column C amounts.
3

Allocations of net investment income and certain operating expenses are based on numerous assumptions and estimates and reported segment operating results would change if different methods were applied.

4	Benefits to policyholders and beneficiaries, reserves for future policy benefits and claims and commissions are included in Column H amounts.

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule IV     Reinsurance

As of December 31, 2020, 2019 and 2018 and each of the years then ended:

(in millions)
Column A	Column B	Column C	Column D	Column E
		Ceded to	Assumed
	Gross	other	from other	Net
	amount	companies	companies	amount
2020
Life insurance in force	$146,855	$(31,055)	$686	$116,486
Premiums:
Life Insurance[1]	$1,378	$(133)	$8	$1,253
Accident and health insurance	441	(440)	-	1
Total	$1,819	$(573)	$8	$1,254

2019
Life insurance in force	$146,044	$(31,691)	$728	$115,081
Premiums:
Life Insurance[1]	$1,761	$(661)	$10	$1,110
Accident and health insurance	444	(445)	2	1
Total	$2,205	$(1,106)	$12	$1,111

2018
Life insurance in force	$141,650	$(32,380)	$788	$110,058
Premiums:
Life Insurance[1]	$1,985	$(130)	$8	$1,863
Accident and health insurance	289	(373)	85	1
Total	$2,274	$(503)	$93	$1,864
1	Primarily represents premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment and universal life insurance products.

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule V     Valuation and Qualifying Accounts

Years ended December 31, 2020, 2019 and 2018:

(in millions)
Column A	Column B	Column C	Column D	Column E
	Balance at	Charged to		Balance at
	beginning	costs and		end of
Description	of period	expenses	Deductions[1]	period
2020
Valuation allowances - mortgage loans	$34	$14	$-	$48

2019
Valuation allowances - mortgage loans	$25	$9	$-	$34

2018
Valuation allowances - mortgage loans	$23	$2	$-	$25
1	Amounts generally represent recoveries, payoffs and sales.

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

Dealer Prospectus Delivery Obligations
All dealers that effect transactions in these securities are required to deliver a prospectus.
Available Information
The SEC maintains a website (www.sec.gov) that contains the prospectus and other information.

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution
The expenses in connection with the issuance and distribution of the contracts are as follows (except for the Securities and Exchange Commission Registration Fee, all amounts shown are estimates):
Securities and Exchange Commission Registration Fee: $168.11
Printing Costs: $54
Accounting Expenses: $30,000
Legal Expenses: $19,970
Cost of Independent Registered Public Accounting Firm Consent: $5,000
Cost of Independent Registered Public Accounting Firm Audit of Registrant’s Financial Statements: $4,365,087
Item 14.	Indemnification of Directors and Officers
Ohio's General Corporation Law expressly authorizes and Nationwide's Amended and Restated Code of Regulations provides for indemnification by Nationwide of any person who, because such person is or was a director, officer or employee of Nationwide, was or is a party, or is threatened to be made a party to:
•	any threatened, pending or completed civil action, suit or proceeding;
•	any threatened, pending or completed criminal action, suit or proceeding;
•	any threatened, pending or completed administrative action or proceeding;
•	any threatened, pending or completed investigative action or proceeding.
The indemnification will be for actual and reasonable expenses, including attorney's fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by Ohio's General Corporation Law. Nationwide has been informed that in the opinion of the Securities and Exchange Commission, the indemnification of directors, officers or persons controlling Nationwide for liabilities arising under the Securities Act of 1933 ("Act") is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. Nationwide and its directors, officers and/or controlling persons will be governed by the final adjudication of such issue. Nationwide will not be required to seek the court's determination if, in the opinion of Nationwide's counsel, the matter has been settled by controlling precedent.
However, the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is permitted.
Item 15.	Recent Sales of Unregistered Securities.
Not Applicable
Item 16.	Exhibits and Financial Statement Schedules
(a)	Exhibits

(1)	Form of Underwriting Agreement - filed previously on October 2, 2008, with Pre-Effective Amendment 3 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-149613.
(2)	Articles of Merger of Nationwide Life Insurance Company of America with and into Nationwide Life Insurance Company effective December 4, 2009 – filed previously on January 4, 2010, with N-4 Registration No. 333-164125.

(3)	(a) Amended Articles of Incorporation Nationwide Life Insurance Company - filed previously on October 2, 2008, with Pre-Effective Amendment 3 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-149613.
(3)	(b) Nationwide Life Insurance Company Amended and Restated Code of Regulations - filed previously on January 4, 2010, with N-4 Registration No. 333-164125.
(4)	(a) Individual Single Purchase Payment Immediate Fixed Income Annuity Non-Participating Contract - filed previously on February 10, 2009 with Pre-Effective Amendment 1 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-155368.
(4)	(b) Form of Supplemental Option To The Individual Single Purchase Payment Immediate Fixed Income Annuity - filed previously on February 10, 2009 with Pre-Effective Amendment 1 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-155368.
(4)	(c) Form of Application for Individual Single Purchase Payment Immediate Fixed Income Annuity - filed previously on February 10, 2009 with Pre-Effective Amendment 1 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-155368.
(5)	Opinion Regarding Legality – Attached hereto.
(6)	Not applicable
(7)	Not applicable
(8)	None.
(9)	Not applicable
(10)	(a) Form of Administrative Services Agreement – filed previously on February 10, 2009 with Pre-Effective Amendment 1 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-155368.
(10)	(b) Tax Sharing Agreement dated as of January 2, 2009 between Nationwide Life Insurance Company and any corporation that is or may hereafter become a subsidiary of Nationwide Life Insurance Company – filed previously on March 27, 2012 with Post-Effective Amendment No. 5 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-155368.
(10)	(c) Third Amended and Restated Cost Sharing Agreement dated January 1, 2014 by and among Nationwide Mutual Insurance Company, Nationwide Mutual Fire Insurance Company, and their respective direct and indirect subsidiaries and affiliates.
(11)	Not applicable
(12)	Not applicable
(13)	Not applicable
(14)	Not applicable
(15)	Not applicable
(16)	Not applicable
(17)	Not applicable
(18)	Not applicable
(19)	Not applicable
(20)	Not applicable
(21)	Subsidiaries of the Registrant - Attached hereto.
(22)	Not applicable
(23)	(a) Consent of Independent Registered Public Accounting Firm - Attached hereto.
(23)	(b) Consent of Counsel – Attached hereto as Exhibit 5.
(24)	Power of Attorney - Attached hereto.
(25)	Not applicable
(26)	Not applicable
(27)	Not applicable
(101)	Not applicable
(b)	Financial Statement Schedules

All required financial statement schedules of Nationwide Life Insurance Company are included in Part I of this registration statement.
Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(A)
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
As required by the Securities Act of 1933, the Registrant certifies that it has caused this Registration Statement to be signed by the undersigned, duly authorized, in the City of Columbus, and State of Ohio, on April 28, 2021.
NATIONWIDE LIFE INSURANCE COMPANY
(Registrant)
By: /s/ JAMIE RUFF CASTO
Jamie Ruff Casto Attorney-in-Fact
As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on April 28, 2021.
JOHN L. CARTER
John L. Carter, President and Chief Operating Officer, and Director
MARK R. THRESHER
Mark R. Thresher, Executive Vice President and Director
TIMOTHY G. FROMMEYER
Timothy G. Frommeyer, Senior Vice President-Chief Financial Officer and Director
ERIC S. HENDERSON
Eric S. Henderson, Senior Vice-Nationwide Annuity and Director
STEVEN A. GINNAN
Steven A. Ginnan, Senior Vice President-Chief Financial Officer-Nationwide Financial and Director
KIRT A. WALKER
Director
By /s/ Jamie Ruff Casto
Jamie Ruff Casto Attorney-in-Fact